     As filed with the Securities and Exchange Commission on August 14, 1998

                            Registration No. 333-7979

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 7 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        ---------------------------------

                         WELLS REAL ESTATE FUND X, L.P.
                                       and
                         WELLS REAL ESTATE FUND XI, L.P.
      (Exact name of Registrant as Specified in Its Governing Instruments)

                            3885 Holcomb Bridge Road
                             Norcross, Georgia 30092
                                 (770) 449-7800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             Donald Kennicott, Esq.
                             Michael K. Rafter, Esq.
                              Holland & Knight LLP
                         One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3400
                                 (404) 817-8500
            (Name, Address Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                        ---------------------------------

                 Georgia                        58-2250093/58-2250094
             (State or other                       (I.R.S. Employer
     Jurisdiction of Incorporation)            Identification Numbers)

                        ---------------------------------

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         WELLS REAL ESTATE FUND XI, L.P.
         CROSS REFERENCE SHEET PURSUANT TO ITEM 501(b) OF REGULATION S-K

       Form Number and Caption                Location of Heading in Prospectus
       -----------------------                ---------------------------------

1.     Forepart of
       Registration Statement
       and Outside Front Cover
       Page of Prospectus...................  Facing Page, Cover Page

2.     Inside Front and
       Outside Back Cover                     Inside Front Cover and Outside
       Pages of Prospectus..................  Back Cover Page of Prospectus

                                              Outside Front Cover Page; Summary
3.     Summary Information,                   of the Offering; Risk Factors;
       Risk Factors and Ratio                 Compensation of the General
       of Earnings to Fixed                   Partners and Affiliates; Estimated
       Charges..............................  Use of Proceeds


4.     Determination of
       Offering Price.......................  Risk Factors

5.     Dilution.............................  Risk Factors

6.     Selling Security
       Holders..............................  *

7.     Plan of Distribution.................  Outside Front Cover Page; Summary
                                              of the Offering; Estimated Use of
                                              Proceeds; Plan of Distribution

8.     Use of Proceeds......................  Estimated Use of Proceeds;
                                              Investment Objectives and Criteria

9.     Selected Financial Data..............  *

10.    Management's Discussion                Management's Discussions and
       and Analysis of                        Analysis of Financial Conditions
       Financial Condition and                and Results of Operations;
       Results of Operations................  Supplement No. 1; Supplement No.
                                              2; Supplement No. 3

11.    General Information as                 Summary of the Offering; Summary
       to Registrant........................  of Partnership Agreement;
                                              Management

12.    Policy with Respect to                 Investment Objectives and
       Certain Activities...................  Criteria; Reports to Investors

13.    Investment Policies of                 Investment Objectives and
       Registrant...........................  Criteria; Real Property
                                              Investments; Conflicts of
                                              Interest; Supplement No. 2;
                                              Supplement No. 3

14.    Description of Real                    Investment Objectives and
       Estate...............................  Criteria; Real Property
                                              Investments; Supplement No. 2;
                                              Supplement No. 3

15.    Operating Data.......................  *

16.    Tax Treatment of                       Federal Income Tax Consequences;
       Registrant and its                     Investment by Tax-Exempt Entities
       Security Holders.....................  and ERISA Considerations

17.    Market Price of and
       Dividends on the
       Registrant's Common
       Entry and Related
       Stockholder Matters..................  *

18.    Description of                         Description of the Units;
       Registrant's Securities..............  Distributions and Allocations;
                                              Summary of the Partnership
                                              Agreement

19.    Legal Proceedings....................  Management

20.    Security Ownership of
       Certain Beneficial                     Management; Compensation of the
       Owners and Management................  General Partners and Affiliates

21.    Directors and Executive
       Officers.............................  Management

22.    Executive Compensation...............  Conflicts of Interest;
                                              Compensation of the General
                                              Partners and Affiliates;
                                              Management

23.    Certain Relationships                  Conflicts of Interest;
       and Related                            Compensation of the General
       Transactions.........................  Partners and Affiliates;
                                              Management; Supplement No. 2;
                                              Supplement No. 3

24.    Selection, Management                  Management; Compensation of the
       and Custody of                         General Partners and Affiliates;
       Registrant's                           Conflicts of Interest; Custodial
       Investments..........................  Agency Agreement; Investment
                                              Objectives and Criteria; Real
                                              Property Investments; Supplement
                                              No. 2; Supplement No. 3

25.    Policies with Respect                  Conflicts of Interest;
       to Certain Transactions..............  Compensation of the General
                                              Partners and Affiliates;
                                              Management

26.    Limitations of                         Fiduciary Duty of the General
       Liability............................  Partners; Summary of Partnership
                                              Agreement

27.    Financial Statements                   Appendix I; Exhibit A; Supplement
       and Information......................  No. 1; Supplement No. 2;
                                              Supplement No. 3

28.    Interests of Named                     Conflicts of Interest, Experts,
       Experts and Counsel..................  Legal Opinions; Supplement No. 1

29.    Disclosure of
       Commission Position on
       Indemnification for
       Securities Act                         Fiduciary Duty of the General
       Liabilities..........................  Partners

*Not Applicable.

[The following is text to a sticker to be attached to the front cover page of the Prospectus in a manner that will not obscure the Risk Factors:]

      SUPPLEMENTAL INFORMATION - The Prospectus of Wells Real Estate Fund XI, L.P. consists of this sticker, the Prospectus dated December 31, 1997, Supplement No. 1 dated April 1, 1998, Supplement No. 2 dated June 30, 1998 and Supplement No. 3 dated August 12, 1998 (the Supplements are contained inside the back cover page of the Prospectus). Supplement No. 1 includes updated financial statements and Prior Performance Tables. Supplement No. 2 includes descriptions of the acquisition of ownership interests in certain real properties. Supplement No. 3 includes descriptions of transactions involving joint ventures with Affiliates and acquisitions of certain real properties.

                        WELLS REAL ESTATE FUND XI, L.P.
                          $1,250,000 MINIMUM OFFERING
                     --------------------------------------
                        Class A and Class B Status Units
                     at a purchase price of $10.00 per Unit
                     --------------------------------------

    Wells Real Estate Fund XI, L.P. (the "Partnership") is a newly organized Georgia limited partnership which has been formed to acquire and operate commercial properties on an all cash basis, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The General Partners of the Partnership are Leo F. Wells, III ("Wells") and Wells Partners, L.P., a Georgia limited partnership ("Wells Partners"; Wells and Wells Partners are collectively referred to as the "General Partners").

    The Partnership hereby offers for sale to the public 3,500,000 units of limited partnership interest (the "Units"). Each holder of Units may elect to have them treated as Class A Status Units (entitled to distributions of cash flow from operations) or Class B Status Units (entitled to a higher percentage of appreciation of the Partnership's real property investments and tax allocations). The Partnership will offer the Class A Status Units and Class B Status Units in combination, such that the Partnership will not sell more than an aggregate of 3,500,000 Units. The minimum purchase is 100 Units ($1,000) (except in certain states as described herein). The purchasers of the Units will become the Limited Partners of the Partnership. It is estimated that approximately 84% of the proceeds from the sale of Units will be used to acquire properties and the balance will be used to pay fees and expenses.

    AN INVESTMENT IN UNITS INVOLVES SIGNIFICANT RISKS INCLUDING THE FOLLOWING:

 . The Partnership Agreement imposes restrictions on transfers of Units. No public market for the Units currently exists or is likely to develop. If investors are able to sell their Units at all, they will likely be able to sell their Units only at a discount. (See "SUMMARY OF PARTNERSHIP AGREEMENT-- Transferability of Units.")

 . The number of properties that the Partnership will acquire and diversification of its investments will be reduced to the extent that less than the maximum number of Units are sold.

 . This Offering involves payment of substantial fees to the General Partners and their Affiliates, which will be payable regardless of the success or failure of the Partnership.

 . Certain real estate programs previously sponsored by the General Partners and their Affiliates have experienced fluctuating financial performance.

 . The Partnership does not own any real property, and the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the ability of the General Partners with respect to the acquisition of properties. The unspecified nature of the offering may impair the ability of investors to make an informed decision as to whether to elect Class A Status or Class B Status for their Units in light of the different features of Class A Status Units and Class B Status Units.

 . It is anticipated that the Partnership will not be liquidated until at least ten to twelve years after the date the Partnership invests in its final property.

 . There are no restrictions as to the mix of Class A Status Units and Class B
  Status Units, and, accordingly, holders of Class A Status Units may receive lower cash distributions than otherwise anticipated if the percentage of Class A Status Units outstanding is substantially greater than the percentage of Class B Status Units, and holders of Class B Status Units may receive smaller tax allocations and a lesser amount of appreciation on investments than otherwise anticipated if the percentage of Class B Status Units outstanding is substantially greater than the percentage of Class A Status Units.

 . The effect of any advantage associated with the election of Class A Status
  Units or Class B Status Units may be significantly reduced (or eliminated), depending upon the ratio of each class outstanding.

 . Some or all of the proceeds available for investment in real properties may be invested in the acquisition and construction of undeveloped properties, which would involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables.

 . The General Partners are involved in other real estate programs and activities and, accordingly, will face certain conflicts of interest in managing the Partnership's operations.

    FOR A DISCUSSION OF THE RISK FACTORS CONCERNING THIS INVESTMENT, SEE "RISK FACTORS" (PAGE 7).

    WELLS REAL ESTATE FUND XI, L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AND IS NOT REGISTERED OR SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

==========================================================================
                                    SELLING COMMISSIONS
                      PRICE TO          AND DEALER         PROCEEDS TO
                     PUBLIC (1)       MANAGER FEE (1)    PARTNERSHIP (2)
                   --------------   -------------------  ---------------
  Per Unit.....    $        10.00    $        0.95       $         9.05
  MINIMUM......    $ 1,250,000.00    $  118,750.00       $ 1,131,250.00
  MAXIMUM......    $35,000,000.00    $3,325,000.00       $31,675,000.00
==========================================================================
(See footnotes on following page)

                       ---------------------------------
                       WELLS INVESTMENT SECURITIES, INC.
                       ---------------------------------

               THE DATE OF THIS PROSPECTUS IS DECEMBER 31, 1997.

                   (Cover Page Continued From Previous Page)
Footnotes:
(1) Price to Public and Selling Commissions may be reduced in connection with certain large volume purchases and under other circumstances described herein; however, in no event will the proceeds to the Partnership be reduced thereby. In addition to Selling Commissions in the amount of up to 7% of the Gross Offering Proceeds, the Partnership will pay a dealer manager fee in the amount of 2.5% of the Gross Offering Proceeds and may reimburse nonaffiliated broker-dealers participating in this Offering expenses paid for due diligence purposes up to a maximum of .5% of the Gross Offering Proceeds. Selling commissions are payable to Wells Investment Securities, Inc., the Dealer Manager of the Offering and an Affiliate of the General Partners, except to the extent reallowed to other broker-dealers participating in the Offering. (See "PLAN OF DISTRIBUTION.")
(2) These figures are before deducting other expenses of the Offering to be paid by the Partnership in the estimated amount of $1,050,000, assuming the sale of all 3,500,000 Units. The General Partners or their Affiliates will pay Organization and Offering Expenses (not including underwriting compensation) in excess of 3% of Gross Offering Proceeds. (See "ESTIMATED USE OF PROCEEDS" and footnote 3 thereto.)

    The offering of Units of the Partnership will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all $35,000,000 in Units of the Partnership have been sold. Subscription proceeds will be placed in an interest-bearing escrow account with The Bank of New York, Atlanta, Georgia until subscriptions aggregating at least $1,250,000 (125,000 Units) (the "Minimum Offering") have been received and accepted by the General Partners, at which time the proceeds will be released to the Partnership to be held in trust for the benefit of investors. If the Minimum Offering is not met by June 30, 1998, the Offering will be terminated and subscribers' funds (plus interest net of escrow expenses) will be promptly refunded.

    PROSPECTIVE INVESTORS ARE ENCOURAGED TO READ THE ENTIRE PROSPECTUS WHICH CONTAINS A COMPLETE COPY OF THE PARTNERSHIP AGREEMENT AND WHICH INCLUDES THE CURRENT SUPPLEMENT, IF ANY, INSIDE THE BACK COVER PAGE.

    THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM ARE NOT PERMITTED.

                             FOR FLORIDA RESIDENTS

    DISTRIBUTION REINVESTMENT PLAN.  UNITS PURCHASED PURSUANT TO THE
    ------------------------------
DISTRIBUTION REINVESTMENT PLAN WHICH ARE UNITS OF A SUBSEQUENT REAL ESTATE LIMITED PARTNERSHIP MUST BE REGISTERED OR EXEMPT FROM REGISTRATION IN FLORIDA. OFFERS AND SALES OF SUCH UNITS MUST BE CONDUCTED THROUGH BROKER-DEALERS WHICH ARE REGISTERED IN FLORIDA OR EXEMPT FROM REGISTRATION IN FLORIDA. (SEE "SUMMARY OF PARTNERSHIP AGREEMENT--DISTRIBUTION REINVESTMENT PLAN.")

    INDETERMINATE MIX OF UNITS.  LIMITED PARTNERS MUST ELECT TO HAVE EACH UNIT
    --------------------------
TREATED EITHER AS A CLASS A STATUS UNIT OR CLASS B STATUS UNIT. THERE ARE NO RESTRICTIONS AS TO THE MIX OF THE CLASS A STATUS UNITS AND CLASS B STATUS UNITS AND, THEREFORE, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL IMPACT OF THE SPECIAL RIGHTS AND PRIORITIES TO WHICH HOLDERS OF THE TWO CLASSES OF UNITS ARE RESPECTIVELY ENTITLED. THE EFFECT OF ANY ADVANTAGE ASSOCIATED WITH THE ELECTION OF CLASS A OR CLASS B STATUS UNITS MAY BE SIGNIFICANTLY REDUCED (OR ELIMINATED), DEPENDING UPON THE RATIO OF CLASS A STATUS UNITS TO CLASS B STATUS UNITS WHICH ARE OUTSTANDING. (SEE "RISK FACTORS.")

                           FOR PENNSYLVANIA RESIDENTS

    BECAUSE THE MINIMUM OFFERING IS LESS THAN $5,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PARTNERSHIP'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PARTNERSHIP SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
SUMMARY OF THE OFFERING........................................    1
RISK FACTORS...................................................    7
  Investment Risks.............................................    7
    Limited Transferability and Lack
     of Liquidity of the Units.................................    7
    Risks Regarding Reliance on the General Partners...........    7
    Risks Relating to Conflicts of Interest....................    8
    Limited and Illiquid Net Worth of the General Partners.....    8
    Limitations of Rights of the Limited Partners..............    8
    Possible Lack of Diversification Resulting from
     Subscriptions for Less than the Maximum Number of Units...    8
    Potential Conflict Relating to the General Partners'
     Right to Purchase Units...................................    9
    Restrictions and Limitations on Repurchase Reserve.........    9
    Potential Liability of Limited Partners....................    9
    Offering Price Arbitrarily Established.....................    9
    Risks Relating to Management Compensation..................    9
    Risks Relating to the Availability
     and Timing of Cash Distributions..........................   10
    Risk of Lack of Sources for Funding of Future
     Capital Needs.............................................   10
    Risks Relating to Joint Ventures...........................   10
    Risks Relating to Acquisition of Properties from Wells
     Development Corporation...................................   11
  Special Risks Regarding Classes of Units.....................   12
    Special Risks Relating to an Election of
      Class A Status Units.....................................   12
    Special Risks Relating to an Election of
      Class B Status Units.....................................   12
    Effect of Unspecified Nature of Offering on Relative
     Performance of Class A Status Units and
     Class B Status Units......................................   12
    Risks Regarding Indeterminate Ratio of Class A
     Status Units to Class B Status Units......................   13
  Real Estate Risks............................................   13
    Fluctuating Financial Performance of Previously
     Sponsored Partnerships....................................   13
    Potential Adverse Economic and Regulatory Changes..........   13
    Risks Relating to Blind Pool Offerings.....................   13
    Risks Regarding Development and Construction of
     Unimproved Properties.....................................   13
    Risks Resulting from Competition for Investments...........   14
    Potential Adverse Effects of Delays in Investments.........   14
    Uncertainty of Timing of and Market Conditions on Future
     Disposition of Properties.................................   14
    Environmental Matters......................................   14
  Federal Income Tax Risks.....................................   15
    Risk of Failure of Counsel to Form an Opinion on Certain
     Material Tax Issues.......................................   15
    Potential Adverse Income Tax Effects relating to
     Limited Partners holding Class A Status Units.............   15
    Potential Loss of Partnership Tax Status...................   16
    Potential Publicly Traded Partnership Classification.......   16
    Limitations on Deductibility of Losses.....................   16
    Possibility of IRS Challenge to Allocations of
     Profit and Loss...........................................   16
    Risk of Potential Dealer Status............................   16
    Possibility of Disallowance of Deductibility of Fees and
     Expenses Paid by the Partnership..........................   17
    Risk of Taxable Income Without Cash Distributions..........   17
    Risks Regarding Characterization
     of Sale-Leaseback Transactions............................   17
    Applicability of Anti-Abuse Rules..........................   17
    Potential Application of Alternative Minimum Tax...........   17
    Audit Risk, Interest and Penalties.........................   18
    Risks Regarding State and Local Taxation and Requirements to
     Withhold State Taxes......................................   18
    Risk of Legislative or Regulatory Action...................   18
  Risks Relating to Retirement Plan Investors..................   19
    Plan Assets Risk...........................................   19
    Risks Relating to Minimum Distribution Requirements........   19
    Unrelated Business Taxable Income ("UBTI").................   20
SUITABILITY STANDARDS..........................................   20
DESCRIPTION OF THE UNITS.......................................   24
  Election of Class A Status or Class B Status.................   24
  Summary of Distributions.....................................   25
  Summary of Allocations.......................................   26
  Class A Status Units.........................................   27
  Class B Status Units.........................................   28
  Effect of Change of Status of Units..........................   28
ESTIMATED USE OF PROCEEDS......................................   28
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES............   30
CONFLICTS OF INTEREST..........................................   32
FIDUCIARY DUTY OF THE GENERAL PARTNERS.........................   36
PRIOR PERFORMANCE SUMMARY......................................   37
  Publicly Offered Unspecified Real Estate Programs............   38
MANAGEMENT.....................................................   42
  The General Partners.........................................   42
  Management...................................................   45
INVESTMENT OBJECTIVES AND CRITERIA.............................   46
  General......................................................   46
  Acquisition and Investment Policies..........................   47
  Development and Construction of Properties...................   49
  Acquisition of Properties from Wells
   Development Corporation.....................................   49
  Terms of Leases and Lessee Creditworthiness..................   51
  Borrowing Policies...........................................   51
  Joint Venture Investments....................................   52
  Disposition Policies.........................................   53
  Other Policies...............................................   54
CUSTODIAL AGENCY AGREEMENT.....................................   55
REAL PROPERTY INVESTMENTS......................................   56
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.....................................   57
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.....   57
  Plan Assets - Generally......................................   58
  Plan Assets..................................................   58
  Exemptions Under Plan Asset Regulations......................   59

                                      (i)

  Plan Asset Consequences -
   Prohibited Transaction Excise Tax...........................   60
  Annual Valuation.............................................   61
FEDERAL INCOME TAX CONSEQUENCES................................   62
  Tax Opinion..................................................   62
  Partnership Status Generally.................................   64
  Publicly Traded Partnerships.................................   65
  General Principles of Partnership Taxation...................   66
  Anti-Abuse Rules.............................................   66
  Basis Limitations............................................   67
  Passive Loss Limitations.....................................   67
  At Risk Limitations..........................................   68
  Allocations of Profit and Loss...............................   68
  Risk of Taxable Income Without Cash Distributions............   70
  Investment by Qualified Plans and Other
   Tax-Exempt Entities.........................................   70
  Investment by Charitable Remainder Trusts....................   72
  Depreciation and Cost Recovery...............................   72
  Syndication and Organizational Expenses......................   72
  Activities Not Engaged in for Profit.........................   72
  Federal Income Tax Consequences Relating to the Custodial
   Agency Agreement and Other Potential Uses of Nominee
   Corporations................................................   73
  Characterization of Leases...................................   74
  Property Held Primarily for Sale.............................   74
  Sales of Partnership Properties..............................   75
  Sales of Limited Partnership Units...........................   75
  Dissolution and Liquidation of the Partnership...............   75
  Capital Gains and Losses.....................................   75
  Election for Basis Adjustments...............................   76
  Alternative Minimum Tax......................................   76
  Penalties....................................................   76
  Tax Shelter Registration.....................................   77
  Audits.......................................................   77
  Foreign Investors as Limited Partners........................   78
  Tax Legislation and Regulatory Proposals.....................   78
  State and Local Taxes........................................   79
SUMMARY OF PARTNERSHIP AGREEMENT...............................   79
  Powers of the General Partners...............................   80
  Liabilities of the Limited Partners..........................   80
  Other Activities of the General Partners.....................   80
  Rights and Obligations of Limited Partners;
   Nonassessability of Units...................................   80
  Voting Rights of the Limited Partners........................   80
  Mergers and Consolidations...................................   81
  Special Partnership Provisions...............................   81
  Removal of General Partners..................................   81
  Assignability of General Partners' Interests.................   82
  Books and Records; Rights to Information; Annual Audits......   82
  Meetings of Limited Partners.................................   82
  Transferability of Units.....................................   82
  Partnership Borrowing........................................   83
  Repurchase of Units..........................................   84
  Distribution Reinvestment Plan...............................   85
  Proxy to Liquidate...........................................   87
  Dissolution and Termination..................................   87
DISTRIBUTIONS AND ALLOCATIONS..................................   88
  Distributions of Net Cash From Operations....................   88
  Distribution of Net Sale Proceeds............................   88
  Liquidating Distributions....................................   90
  Return of Unused Capital Contributions.......................   90
  Partnership Allocations......................................   90
  Monthly Distributions........................................   92
REPORTS TO INVESTORS...........................................   93
PLAN OF DISTRIBUTION...........................................   94
SUPPLEMENTAL SALES MATERIAL....................................   99
LEGAL OPINIONS.................................................   99
EXPERTS........................................................   99
ADDITIONAL INFORMATION.........................................  100
GLOSSARY.......................................................  100

                                 ------------

FINANCIAL STATEMENTS...........................................  APPENDIX I
PRIOR PERFORMANCE TABLES.......................................  EXHIBIT A
FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
 OF WELLS REAL ESTATE FUND XI, L.P.............................  EXHIBIT B
FORM OF SUBSCRIPTION AGREEMENT AND SUBSCRIPTION AGREEMENT
 SIGNATURE PAGE................................................  EXHIBIT C

                                     (ii)

                            SUMMARY OF THE OFFERING

    THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL INVESTORS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS IN ORDER TO EVALUATE AN INVESTMENT IN THE PARTNERSHIP. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS. ALL MATERIAL TERMS OF THE SUPPORTING DOCUMENTS ARE DESCRIBED IN THE PROSPECTUS. TERMS THAT APPEAR WITH AN INITIAL CAPITAL LETTER ARE MORE FULLY DEFINED IN THE GLOSSARY.

THE PARTNERSHIP:    The Partnership is a newly formed Georgia limited
                    partnership whose principal place of business and registered office is located at the office of its General Partners, 3885 Holcomb Bridge Road, Norcross, Georgia 30092.
                    (Telephone: 770-449-7800 or 800-448-1010 - outside of
                    Georgia.)

GENERAL PARTNERS:   Leo F. Wells, III and Wells Partners, L.P., a Georgia
                    limited partnership, are the General Partners and will make all investment decisions for the Partnership. (See
                    "MANAGEMENT--The General Partners.") For information regarding the previous experience of the General Partners and their Affiliates in the management of real estate limited partnerships, see "PRIOR PERFORMANCE SUMMARY."

SECURITIES OFFERED: A minimum of 125,000 Units (the "Minimum Offering") and a maximum of 3,500,000 Units in the Partnership are being offered at $10 per Unit. Upon subscription for Units, investors will elect to have their Units treated as either Class A Status Units or Class B Status Units.

DIFFERENCES BETWEEN Class A Status Units and Class B Status Units are entitled
CLASS A STATUS      to different rights and priorities as to allocations of
UNITS AND CLASS B   depreciation, amortization, cost recovery and net loss
STATUS UNITS:       deductions and cash distributions.  Holders of Class A
                    Status Units will be entitled to receive annual distributions of operating cash flow but will be allocated a lower percentage return on the potential appreciation of the Partnership's real estate investments. However, since Class
                    A Status Units will be allocated substantially all of the Partnership's net income without being allocated any deductions for depreciation, amortization, cost recovery or net losses, it is expected that Limited Partners holding
                    Class A Status Units will be allocated taxable income in excess of distributions of cash flow from operations received. Although holders of Class B Status Units will not be allocated any current cash distributions, they will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net loss, and will be allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments. However, since all such losses allocated to holders of Class B Status Units will be treated as "passive" losses, which may only be used to offset "passive" income and, thus, may not be used to offset active or portfolio income, such allocation of losses may have no current benefit to holders of Class B Status
                    Units unless such holders of Class B Status Units are being allocated passive income from other sources with respect to such year. The effect of any advantage associated with the election of Class A Status or Class B Status may be significantly reduced (or eliminated), depending upon the ratio of Class A Status Units to Class B Status Units outstanding during any given period. There are no restrictions as to the mix of Class A Status Units to Class
                    B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio. Therefore, there can be no assurance as to the actual impact of the special rights and priorities to which holders of the two classes of Units are respectively entitled. To the extent that there are fewer Class A Status Units outstanding in relation to the number of Class B Status Units outstanding, in the event that the General Partners or their Affiliates purchase Units, they would benefit, along with other Class A
                    Limited Partners, in terms of increased distributions of operating cash flow, due to the fact that the General
                    Partners and their Affiliates may only acquire and own Class
                    A Status Units. Limited Partners will have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status
                    Units one time during each quarterly accounting period, unless prohibited by applicable state law. Any such changed election shall be effective commencing as of the first day of the next succeeding accounting period following notice to the Partnership. Limited Partners converting from Class A
                    Status to Class B Status will be entitled from the effective date of the changed election to deductions for depreciation, amortization, cost recovery and net losses but no distributions of cash flow from operations, and Limited
                    Partners converting from Class B Status to Class A Status will be entitled from the effective date of the changed election to receive annual distributions of net cash flow from operations. Distributions of proceeds from the sale of properties will be prorated to Limited Partners based on the number of days during which such Units were treated as Class
                    A Status Units and the number of days during which such Units were treated as Class B Status Units (Class B Status
                    Units being allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments). (See "DESCRIPTION OF THE UNITS," "RISK
                    FACTORS" and "DISTRIBUTIONS AND ALLOCATIONS.")

RISK FACTORS:       Investment in the Units involves various risks including the following:

                    . The Partnership Agreement imposes restrictions on
                      transfers of Units. No public market for the Units currently exists or is likely to develop. If investors are able to sell their Units at all, they will likely be able to sell their Units only at a discount. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Transferability of Units.")

                    . Limited Partners will have limited voting rights and,
                      therefore, will have minimal control over the Partnership's operations.

                    . The Limited Partners must rely on the General Partners and their Affiliates, who will have full responsibility for the day-to-day management of the Partnership.

                    . The net worth of the General Partners is limited in
                      amount, substantially illiquid and not readily marketable. Accordingly, there can be no guarantee that the General Partners will be able to fulfill their financial obligations and responsibilities to the Partnership.

                    . The number of properties that the Partnership will acquire and diversification of its investments will be reduced to the extent that less than the maximum number of Units are sold. Lack of diversification of the Partnership's investments will have the effect of increasing the risks associated with an investment in the Units.

                    . This Offering involves payment of substantial fees to the
                      General Partners and their Affiliates, which will be payable regardless of the success or failure of the Partnership.

                    . Holders of Class A Status Units will be allocated
                      substantially all of the Partnership's net income, while substantially all deductions for depreciation, amortization, cost recovery and net losses will be allocated to holders of Class B Status Units. As a result, it is expected that Limited Partners holding Class A Status Units will be allocated taxable income in excess of distributions of Cash Flow From Operations received, although the General Partners expect that cash distributions will be sufficient to cover the income tax liability resulting from such allocations.

                    . Potential investors who plan to elect Class B Status for their Units should be aware that they will not receive any distributions of Cash Flow From Operations from the Partnership, but will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net losses.

                    . Certain real estate programs previously sponsored by the
                      General Partners and their Affiliates have experienced fluctuating financial performance, and there are no assurances that properties acquired by the Partnership will be profitable.

                    . The Partnership will be subject to market risks associated with investments in real estate, which means that both the amount of cash the Partnership will receive from the lessees of its properties and the future value of its properties cannot be predicted. Accordingly, the extent to which investors will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

                    . This is a "blind pool" offering in that the Partnership
                      does not own any real property and the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the ability of the General Partners with respect to the acquisition of properties.

                    . Some or all of the proceeds available for investment in
                      real properties may be invested in the acquisition and construction of undeveloped properties, which would involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables, thus potentially subjecting the Partnership to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may have the effect of reducing returns to Limited Partners, while construction delays may have the effect of delaying distributions of cash flow from operations.

                    . As a result of the fact that the General Partners are also involved in other real estate programs and will continue to engage in other business activities, the General Partners will have conflicts of interest in allocating their time between the Partnership and such other real estate programs and activities. They will also have conflicts of interest when evaluating potential investments for the Partnership in deciding which entity will acquire a particular property, and in leasing properties in the event that the Partnership and another program managed by the General Partners were to compete for the same tenants in negotiating leases.

                    . The Partnership is authorized to borrow amounts up to 25%
                      of the total purchase price of Partnership Properties in order to finance the maintenance and repair or improvement of Partnership Properties under certain conditions; provided, however, that (i) the Partnership will be acquiring properties only on an all cash basis and the General Partners do not intend to cause the Partnership to borrow any funds and (ii) the Partnership will not borrow any funds until it first obtains an opinion that more likely than not the indebtedness to be obtained will not cause its income to be taxed as unrelated business taxable income (UBTI). (See "INVESTMENT OBJECTIVES AND CRITERIA-- Borrowing Policies.")

                    See the "RISK FACTORS" section of this Prospectus for a discussion of the risk factors relating to an investment in the Units.

TERMS OF THE        The offering of Units of the Partnership will commence upon
OFFERING:           the date of this Prospectus and will continue until and
                    terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all $35,000,000 in Units of the Partnership have been sold. Subscription proceeds will be held in escrow until subscriptions for at least $1,250,000
                    (125,000 Units) have been received and accepted by the General Partners.

PROPERTIES:         The Partnership will seek to acquire and operate commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, on an all cash basis, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Partnership alone or jointly with another party. The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition of properties. In this connection, the Partnership may enter into joint ventures for the acquisition of properties with prior or future real estate programs or other publicly registered entities sponsored by the General Partners or their Affiliates. As of the date of this Prospectus, the Partnership has neither purchased nor contracted to purchase any properties, nor have the General Partners identified any properties in which there is a reasonable probability that the Partnership will invest. (See "REAL PROPERTY INVESTMENTS," "INVESTMENT
                    OBJECTIVES AND CRITERIA" and "CONFLICTS OF INTEREST.")

ESTIMATED USE       It is anticipated that approximately 84% of the proceeds of
OF PROCEEDS OF      this Offering will actually be invested in Partnership
OFFERING:           Properties, and the remainder will be used to pay selling
                    commissions and fees and expenses relating to the selection and acquisition of properties and the costs of organizing the Partnership and the Offering. (See "ESTIMATED USE OF
                    PROCEEDS" for a breakdown of the Partnership's estimated use of the capital raised in the Offering. See also
                    "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" regarding the compensation and fees to be paid to the General Partners and their Affiliates.)

INVESTMENT          The Partnership's objectives are: (i) to maximize Net Cash
OBJECTIVES:         From Operations; (ii)  to preserve, protect and return the
                    Capital Contributions of the Partners; and (iii) to realize capital appreciation upon the ultimate sale of Partnership
                    Properties. These investment objectives may not be changed except upon approval of a majority in interest of the Limited Partners.
                    Certain real estate programs previously sponsored by the General Partners and their Affiliates, each of which have investment objectives similar to those of the Partnership, have experienced fluctuating financial performance, as shown in the tables included in Exhibit "A" hereto. Many of the real properties in which such prior programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. These prior programs have not yet sold any real property investments and thus no evaluation can be made as to whether these prior programs will achieve their objectives of returning Capital
                    Contributions or realizing capital appreciation upon the sale of such properties. (See "INVESTMENT OBJECTIVES AND
                    CRITERIA" and "PRIOR PERFORMANCE SUMMARY.")

CONFLICTS OF        The General Partners and their Affiliates will experience
INTEREST:           conflicts of interest in connection with the management of the Partnership, including the following:

                    . The General Partners and their Affiliates are also
                      involved with other real estate programs and expect that they will organize additional real estate programs in the future. As a result, investors should be aware that the General Partners and their Affiliates will have to allocate their time between the Partnership and such other real estate programs and activities and may have conflicts of interest in deciding which real estate program or other entity will acquire a particular property.

                    . The Partnership may acquire properties in the same
                      geographic areas where other properties owned or managed by the General Partners and their Affiliates are located, resulting in potential conflicts in the leasing or resale of the Partnership's properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to attempt to compete for the same tenants in negotiating leases or to sell similar properties at the same time.

                    . Since it is anticipated that the Partnership's properties will be managed by an Affiliate of the General Partners, the Partnership will not have the benefit of independent property management, and investors must rely on the General Partners and their Affiliates for management of the Partnership's properties.

                    . The Partnership is likely to enter into one or more joint ventures for the acquisition and operation of specific properties with Affiliates of the General Partners, resulting in potential conflicts of interest in determining which real estate program or other entity should enter into a particular joint venture, in structuring the terms of the relationship and in managing the joint venture.

                    . Fees payable to the General Partners and their Affiliates in connection with Partnership transactions involving the purchase, management and sale of Partnership Properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Partnership.

                      See the "CONFLICTS OF INTEREST" section of this Prospectus for a discussion of the various conflicts of interest relating to an investment in the Units.

PRIOR OFFERING      The General Partners and their Affiliates have previously
SUMMARY:            sponsored eleven publicly offered real estate limited
                    partnerships on an unspecified property or "blind pool" basis. The total amount of funds raised from the approximately 24,156 investors in these limited partnerships as of October 31, 1997 was approximately $262,525,733.
                    Certain of these previously sponsored real estate programs have experienced fluctuating financial performance in recent years. The "PRIOR PERFORMANCE SUMMARY" section of this Prospectus contains a discussion of the public real estate limited partnerships sponsored previously by the General
                    Partners and their Affiliates. Certain statistical data relating to prior public limited partnerships with investment objectives similar to those of the Partnership are contained in the "PRIOR PERFORMANCE TABLES" included as Exhibit "A" to this Prospectus.

COMPENSATION TO     The General Partners and their Affiliates will receive
GENERAL PARTNERS    compensation and fees for services relating to this Offering
AND AFFILIATES:     and in connection with the investment and management of the
                    Partnership's assets which are not the result of arm's-length negotiations and will be paid regardless of the quality of the property acquired or the services provided to the Partnership. The most significant items of compensation are:

                    Offering Stage: Sales commissions of 7% of Gross Offering Proceeds payable to an Affiliate of the General Partners, all or a part of which may be reallowed to unaffiliated participating broker-dealers; a dealer manager fee of 2.5% of Gross Offering Proceeds payable to an Affiliate of the General Partners, a portion of which may be reallowed to unaffiliated participating broker-dealers as a marketing fee; and up to 3% of Gross Offering Proceeds as a reimbursement of costs and expenses of organizing the Partnership, including legal, accounting, printing, marketing and other offering expenses, a majority of which will be paid to third parties unaffiliated with the General Partners.

                    Acquisition Stage: A fee of up to 3% of Gross Offering Proceeds in connection with the selection, valuation and acquisition of properties (subject to certain overall limitations), which is payable regardless of the quality of the properties acquired by the Partnership; and reimbursement of costs and expenses for the acquisition of properties.

                    Operational Stage: A property management and leasing fee in the amount of up to 4.5% of gross revenues plus a one-time initial rent-up or leasing-up fee for the leasing of newly constructed properties in an amount not to exceed the customary fee payable in an arm's-length transaction; and, after Limited Partners holding Class A Status Units have received cash distributions equal to 10% of their remaining capital invested in the Partnership, 10% of current cash flow distributions of the Partnership.

                    Liquidation Stage: After (i) each Limited Partner holding Units which at any time have been treated as Class B Status Units has received cash distributions in an amount which, when added to any cash previously distributed to such Limited Partner, will equal the amount of cash distributions previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units, (ii) Limited Partners have received a return of their invested capital, and (iii) Limited Partners holding Class A Status Units have received a 10% per annum return on their invested capital and Limited Partners holding Class B Status Units have received a 15% per annum return on their invested capital, then the General Partners are entitled to receive the following amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions: (a) an amount equal to their Capital Contributions, and (b) 20% of remaining amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions available for distribution (provided, however, that in no event will the General Partners receive in the aggregate more than the NASAA Guidelines Resale Proceeds Maximum Amount); and a real estate brokerage commission of up to 3% of the sale price of properties sold by the Partnership, the payment of which is subordinated to distributions to Limited Partners in aggregate amounts so that Limited Partners will receive a return of their remaining capital invested in the Partnership plus a 6% per annum return on their remaining capital invested in the Partnership.

                    There may be a number of other smaller items of incidental expense reimbursement that the General Partners and their Affiliates may receive during the operation and liquidation stages of the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" and "CONFLICTS OF INTEREST.")

DEPRECIATION AND    For income tax purposes, the Partnership intends to use the
COST RECOVERY       straight-line method of depreciation for the real properties
METHOD:             to be acquired. (See "FEDERAL INCOME TAX CONSEQUENCES.")

PARTNERSHIP TERM:   The Partnership was formed on June 20, 1996, and will
                    continue in existence until all the Partnership's properties have been sold or the occurrence of certain other events but, in any event, will terminate no later than December 31, 2026.

                    The Partnership will be liquidated upon the ultimate disposition of the Partnership's Properties, which the General Partners currently anticipate will occur a minimum of ten to twelve years after acquisition and development of the last Partnership Property acquired. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Dissolution and Termination.")

REPURCHASE RESERVE: One year following the termination of this Offering, the
                    General Partners will have the option, in their sole discretion, of establishing a Repurchase Reserve in an amount of up to 5% of Cash Flow on an annual basis, pursuant to which the Limited Partners may be able to resell their Units to the Partnership at a discount. The General Partners may also terminate the Repurchase Reserve at any time in their sole discretion. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

DISTRIBUTION        The General Partners may establish a Distribution
REINVESTMENT PLAN:  Reinvestment Plan which will be available for Limited
                    Partners who wish to participate, pursuant to which distributions of Net Cash From Operations from the Partnership may be automatically invested in (a) Units of the Partnership during the Offering period of the Partnership, or (b) units of subsequent real estate limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership following the expiration of the Offering period. The General Partners in their discretion may elect not to provide a Distribution
                    Reinvestment Plan. Limited Partners who participate in the Distribution Reinvestment Plan will be allocated their share of the Partnership's taxable income even though such Partners will receive no cash distributions from the Partnership, which may result in tax liability for such participants even though they would receive no cash distributions with which to pay such tax liability. (See
                    "SUMMARY OF PARTNERSHIP AGREEMENT--Distribution Reinvestment
                    Plan" and "RISK FACTORS--Federal Income Tax Risks.")

DISTRIBUTIONS AND   See the "DESCRIPTION OF THE UNITS" and "DISTRIBUTIONS AND
ALLOCATIONS:        ALLOCATIONS" sections of this Prospectus for a description of the allocation and distribution of current cash flow from operations and the net proceeds from the sale or exchange of Partnership Properties and the allocation of taxable income and loss of the Partnership.

                    Distributions of cash flow from operations to Limited Partners holding Class A Status Units are expected to commence no later than the end of the sixth full quarter of Partnership operations. No distributions of cash flow from operations will be allocated to Limited Partners holding Class B Status Units.

PARTNERSHIP         The respective rights and obligations of the Partners and
AGREEMENT:          the relationship between the Limited Partners and the
                    General Partners will be governed by the Partnership's
                    Amended and Restated Agreement of Limited Partnership (the
                    "Partnership Agreement"). Some of the significant features of the Partnership Agreement include the following:

                    . Voting Rights. Limited Partners owning a majority of the
                      Units may vote to: (a) amend the Partnership Agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, and
                      (c) remove a General Partner. In the event of any such vote, Limited Partners not voting with the majority will nonetheless be bound by the majority vote.

                    . Mergers and Consolidations. The Partnership Agreement
                      prohibits the General Partners from initiating any transaction wherein the Partnership is merged or consolidated with any other partnership or corporation, and the General Partners are not authorized to merge or consolidate the Partnership with any other partnership or corporation unless such action is approved by Limited Partners owning a majority of the Units.

                    . Restrictions on Transferability of Units. While the
                      Partnership Agreement does allow certain transfers, there are a number of significant restrictions on the transferability of Units, including: (a) securities laws restrictions, (b) the application of suitability standards to the proposed transferees of Units, (c) restrictions regarding the potential of the Partnership becoming a "publicly traded partnership" (generally a partnership whose interests are publicly traded or frequently transferred), and (d) restrictions regarding potential termination of the Partnership for tax purposes. No public market for the Units currently exists or is expected to develop.

                    For a more detailed discussion concerning the terms of the Partnership Agreement, please refer to the "SUMMARY OF PARTNERSHIP AGREEMENT" section of this Prospectus. All statements made herein and elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement which is set forth in its entirety as Exhibit "B" to this Prospectus.

GLOSSARY:           Certain terms which have initial capital letters in this
                    Prospectus are defined under the caption "GLOSSARY."

                                 RISK FACTORS

    The purchase of Units involves a number of risk factors. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider specifically the following:

INVESTMENT RISKS

    LIMITED TRANSFERABILITY AND LACK OF LIQUIDITY OF THE UNITS. Except for intra-family transfers by gift or inheritance, the Units have limited transferability, including transfer limitations under the provisions of the Partnership Agreement relating to the Repurchase Reserve. The Partnership and certain state regulatory agencies have imposed certain restrictions relating to the number of Units which may be transferred by a Limited Partner and, with the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, the suitability standards applied to initial purchasers of the Units may also be applied to assignees as a condition to their substitution as Limited Partners. It is not anticipated that a public trading market will develop for the Units and, in fact, the Partnership Agreement restricts the ability of the Partnership to participate in a public trading market or the substantial equivalent thereof. Specifically, the Partnership Agreement provides that any transfer which may cause the Partnership to be classified as a "publicly traded partnership" shall be deemed void and shall not be recognized by the Partnership. Because of the fact that the classification of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their rights to prohibit transfers of Units which could cause the Partnership to be classified as a "publicly traded partnership." Limited Partners may not, therefore, be able to liquidate their investment in the event of an emergency, and the Units may not be readily accepted as collateral for a loan. Consequently, Units in the Partnership should be considered only as a long-term investment. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Transferability of
Units.")

    RISKS REGARDING RELIANCE ON THE GENERAL PARTNERS. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. The Limited Partners will have no right or power to take part in the management of the Partnership except through the exercise of their voting rights, which are limited. The General Partners may be removed under certain conditions, as set forth in the Partnership Agreement, subject to their receipt of payment equal to the fair market value of their interests in the Partnership. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

    RISKS RELATING TO CONFLICTS OF INTEREST. The Partnership will be subject to various conflicts of interest arising out of its relationship with the General Partners and their Affiliates. The General Partners of the Partnership are Leo
F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager) and Wells Management Company, Inc. (the Property Manager). The General Partners and their Affiliates are also general partners and sponsors of other real estate limited partnerships and programs having investment objectives and legal and financial obligations similar to those of the Partnership. As a result of the General Partners and their Affiliates having interests in other partnerships and programs, and the fact that they engage in other business activities, the General Partners and their Affiliates will have conflicts of interest in allocating their time between the Partnership and the other activities in which they are involved. The Partnership may be in the market for properties at the same time as one or more of such other partnerships and programs are in the market for similar properties. In addition, the Partnership may acquire properties in geographic areas where the General Partners and their Affiliates own properties resulting in a potential conflict of interest whereby the Partnership and another program managed by the General Partners or their Affiliates are competing for the same tenants in negotiating leases or selling similar properties at the same time. (See "CONFLICTS OF INTEREST" and "MANAGEMENT.")

    LIMITED AND ILLIQUID NET WORTH OF THE GENERAL PARTNERS. The General Partners have represented that, as of August 31, 1997, they have a combined net worth on an estimated fair market value basis in excess of $3,308,000 (exclusive of home, automobiles and home furnishings). When the net worth of Wells Partners is calculated on a generally accepted accounting principles (GAAP) basis (i.e., Wells Partners' investments are valued at cost instead of estimated fair market value) as of August 31, 1997, the combined net worth of the General Partners is approximately $2,268,000. The net worth of the General Partners, however, consists primarily of interests in real estate and interests in retirement plans and closely-held businesses, and thus such net worth is substantially illiquid and not readily marketable. The limited net worth of the General Partners and illiquid nature of such net worth, together with the other commitments of the General Partners, may be relevant in evaluating the ability of the General Partners to fulfill their financial obligations and responsibilities to the Partnership, including but not limited to, the General Partners' obligation to advance on an interest-free basis an amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties to the extent that the Partnership has insufficient funds for such purposes. Such commitments include those relating to other real estate programs which have been formed in the past and other real estate programs which the General Partners may organize in the future. (See "CONFLICTS OF INTEREST--Interests in Other Partnerships," "PRIOR PERFORMANCE SUMMARY" and "MANAGEMENT.")

    LIMITATIONS OF RIGHTS OF THE LIMITED PARTNERS. The Partnership is a limited partnership formed under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"), and accordingly, the rights of the Limited Partners are limited to rights provided either under GRULPA or contained in the Partnership Agreement. In this regard, the Partnership Agreement provides that Limited Partners owning a majority of the outstanding Units may exercise certain voting rights, including the right to amend the Partnership Agreement, to change the business purpose or investment objectives of the Partnership, to remove the General Partners, or to authorize a merger or a consolidation of the Partnership under certain circumstances. Because Limited Partners owning a majority of the Units may approve any of the foregoing actions, Limited Partners not voting with the majority will nonetheless be bound by the majority vote. (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT.")

    POSSIBLE LACK OF DIVERSIFICATION RESULTING FROM SUBSCRIPTIONS FOR LESS THAN THE MAXIMUM NUMBER OF UNITS. To the extent that less than the maximum number of Units are sold, the diversification of the Partnership's investments will be decreased and the extent to which the Partnership's profitability will be affected by any one of its investments will increase. For example, in the event that the gross proceeds from the Offering of Units of the Partnership total only $1,250,000 (the minimum amount needed for the Partnership to release initial funds from escrow and commence operations), the Partnership may acquire an interest in only one property and, therefore, would not achieve diversification of its investments. Lack of diversification of the Partnership's investments will have the effect of increasing the risks associated with an investment in the Units.

    POTENTIAL CONFLICT RELATING TO THE GENERAL PARTNERS' RIGHT TO PURCHASE UNITS. Pursuant to the terms of the Offering, the General Partners or their Affiliates may purchase Units for their own account. In addition, as set forth above, the General Partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance between the Class A Status Units and the Class B Status Units. Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units. Accordingly, in the event the General Partners or their Affiliates do purchase Units, they would then have an incentive to acquire properties which would produce more favorable results for the Class A Status Units, which could adversely affect Limited Partners electing Class B Status for their Units. (See "INVESTMENT OBJECTIVES AND CRITERIA" and "PLAN OF DISTRIBUTION.")

    RESTRICTIONS AND LIMITATIONS ON REPURCHASE RESERVE. The Partnership may establish a Repurchase Reserve of up to 5% of Cash Flow annually, whereby the Partnership may, in the sole discretion of the General Partners and upon the request of a Limited Partner, repurchase the Units held by such Limited Partner. The Repurchase Reserve may be established only after the expiration of one year following the termination of the Offering, and if established, the Repurchase Reserve may be terminated at any time in the sole discretion of the General Partners. Since the establishment of a Repurchase Reserve is in the sole discretion of the General Partners, the Partnership is under no obligation to establish a Repurchase Reserve or to repurchase Units from any Limited Partner. In addition, even if a Repurchase Reserve is established, the Partnership Agreement limits repurchases out of the Repurchase Reserve to an aggregate of not more than 2% of Gross Offering Proceeds throughout the life of the Partnership (excluding repurchases relating to death or legal incapacity of the owner and repurchases relating to a substantial reduction in the owner's net worth or income). Accordingly, in considering an investment in the Partnership, prospective investors should not assume that they will be able to sell any of their Units back to the Partnership. However, in the event that the Partnership does establish a Repurchase Reserve, the purchase price per Unit will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement and 90% of the fair market value of the Units thereafter. Fair market value will be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership. Accordingly, Limited Partners liquidating their Units by selling them back to the Partnership may receive less than they would receive if the Partnership's real estate investments were sold for their estimated value and such proceeds were distributed in a liquidation of the Partnership. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Repurchase of Units.")

    POTENTIAL LIABILITY OF LIMITED PARTNERS. A Limited Partner's liability, in general, will be limited to the amount he agrees to contribute to the capital of the Partnership plus his share of any undistributed profits and assets. While GRULPA provides that Limited Partners would retain their limited liability even if they exercise their rights under the Partnership Agreement, including without limitation, the right to vote on certain matters such as the right to remove General Partners and elect successor general partners, this provision of GRULPA has not yet been interpreted by a court, and accordingly, no assurance can be given that courts will ultimately uphold the limited liability of Limited Partners in this regard. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Voting Rights of the Limited Partners.")

    OFFERING PRICE ARBITRARILY ESTABLISHED. The selling price of the Units offered hereby was determined arbitrarily by the General Partners and bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time.

    RISKS RELATING TO MANAGEMENT COMPENSATION. The General Partners and their Affiliates will perform services for the Partnership in connection with the offer and sale of Units, the selection and acquisition of the Partnership's properties, and the management and leasing of the Partnership's properties, and will receive substantial compensation from the Partnership in consideration for these services. Such compensation includes (i) Acquisition and Advisory Fees in a maximum amount of up to $1,050,000, (ii) reimbursement of Organizational and Offering Expenses in a maximum amount of up to $1,050,000, and (iii) Selling Commissions and dealer manager fees in the maximum amount of up to $3,325,000, a majority of which will be reallowed to unrelated broker-dealers participating in the Offering. The foregoing does not include all of the compensation to be paid to the General Partners and their Affiliates. For a complete description of such compensation, see "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" on page 30 of this Prospectus. The amount of such compensation has not been determined in arm's-length negotiations, and such amounts will be payable regardless of the quality of services provided to the Partnership and prior to any distributions to Limited Partners. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" and "CONFLICTS OF INTEREST.")

    RISKS RELATING TO THE AVAILABILITY AND TIMING OF CASH DISTRIBUTIONS. There is no assurance as to when or whether sufficient cash will be available for distributions to the Limited Partners from either Net Cash From Operations or Sale Proceeds. The Partnership bears all expenses incurred in its operations, which are deducted from cash funds generated by operations prior to computing the amount of Net Cash From Operations to be distributed to the General and Limited Partners. In addition, the General Partners, in their discretion, may retain any portion of such funds for working capital purposes of the Partnership. Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, there can be no assurance as to the ability of the Partnership to realize gains on the resales of its properties, and, in any event, distribution of such proceeds should not be expected to occur during the early years of Partnership operations. Sales of properties developed by the Partnership generally will not occur until after completion of the development and construction of the properties and a period of ownership of at least ten years thereafter. Further, receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. In addition, the amount of taxable gain allocated to a Limited Partner with respect to the sale of a Partnership Property could exceed the cash proceeds received from such sale. While Sale Proceeds will generally be distributed to Partners, Sale Proceeds need not be distributed to the Partners if such proceeds are, in the discretion of the General Partners, (i) used to purchase land underlying any of the Partnership's Properties, (ii) used to buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned, (iii) held as working capital reserves, or (iv) used to make capital improvements in existing Partnership Properties. Notwithstanding the foregoing, reinvestment of Sale Proceeds will not occur unless sufficient cash will be distributed to pay any federal or state income tax (assuming Limited Partners will be subject to a 35% combined federal and state tax bracket) created by the sale of the property. (See "INVESTMENT OBJECTIVES AND CRITERIA--Disposition Policies" and "FEDERAL INCOME TAX CONSEQUENCES--Sales of Partnership Properties.")

    RISK OF LACK OF SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS. As the Partnership raises capital from investors, substantially all of the gross proceeds of the Offering will be used for investment in Partnership Properties and for payment of various fees and expenses. (See "ESTIMATED USE OF PROCEEDS.") In addition, it is not anticipated that the Partnership will maintain any permanent working capital reserves. Accordingly, in the event that the Partnership develops a need for additional capital in the future for the improvement of its properties or for any other reason, no sources for such funding have been identified, and no assurance can be made that such sources of funding will be available to the Partnership for potential capital needs in the future.

    RISKS RELATING TO JOINT VENTURES. The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties. In this regard, the Partnership may enter into joint ventures with Prior Wells Public Programs, future real estate programs or other publicly registered entities sponsored by the General Partners or their Affiliates. The Partnership may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with Affiliates of the General Partners, the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present, including, for example, the possibility that the Partnership's co-venturer, co-tenant or partner in an investment might become bankrupt, that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with the business interests or goals of the Partnership, or that such co-venturer, co-tenant or partner may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing returns to Limited Partners. In addition, the General Partners and their Affiliates are currently also sponsoring a public offering on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"), an unspecified real estate program which intends to qualify as a real estate investment trust. (See "PRIOR PERFORMANCE SUMMARY.") In the event that the Partnership enters into a joint venture with the Wells REIT, certain additional risks and potential conflicts of interest may arise. For example, upon becoming listed on a securities exchange, the Wells REIT will automatically become a perpetual life entity, which may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange within ten years, the organizational documents of the Wells REIT provide for an immediate orderly liquidation of its assets, in which event any joint venture between the Partnership and the Wells REIT may also be required to sell its properties at such time notwithstanding the fact that the General Partners might not otherwise desire to do so. Although the terms of any joint venture agreement between the Partnership and the Wells REIT would grant the Partnership a right of first refusal to buy such properties, it is unlikely that the Partnership would have sufficient funds to exercise its right of first refusal under these circumstances. Further, since there is no requirement that any joint venture partner, co-tenant or other co-owner of properties purchased jointly with the Partnership be subject to a custodial agency agreement, such investments may not be afforded the same protections as investments in properties made directly by the Partnership or in joint ventures with Affiliates of the General Partners. Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, possibly detrimentally impacting the success of the joint venture and decreasing potential returns to Limited Partners. In the event a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for the Partnership to sell its interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that the Partnership's co-venturer or partner is an Affiliate of the General Partners, certain conflicts of interest will exist. (See "CONFLICTS OF INTEREST--Joint Ventures with Affiliates of the General Partners.")

    RISKS RELATING TO ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT CORPORATION. The Partnership may enter into one or more contracts, either directly or indirectly through joint ventures with Affiliates, to acquire real property from Wells Development Corporation, an Affiliate of the General Partners ("Wells Development"). The properties to be acquired from Wells Development would be either existing income-producing properties or properties to be developed or under development. It is anticipated that contracts to acquire properties between the Partnership and Wells Development will obligate the Partnership to pay a substantial earnest money deposit at the time of contracting and, in the case of properties to be developed by Wells Development, would require the Partnership to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by the Partnership, Wells Development will not have acquired title to any real property, but will have only a contract to acquire land, development agreements to develop a building on the land, and an agreement with a tenant to lease the property upon its completion. The Partnership may enter into such a contract notwithstanding the fact that at the time of contracting the Partnership has not yet raised sufficient proceeds in its Offering to enable it to close the purchase of such property. In the event that Wells Development fails to develop the property or the tenant fails to take possession under its lease for any reason, or in the event that the Partnership is unable to raise sufficient proceeds in its Offering to pay the purchase price at closing, the Partnership would not be required to close, and Wells Development would be obligated to refund the amount of the earnest money deposit to the Partnership. Such obligation is unsecured, however, and it is unlikely that the Partnership would be able to collect its earnest money deposit from Wells Development under such circumstances since Wells Development is a newly formed entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to the Partnership under such circumstances will be guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees and, therefore, there are no assurances that Wells Management would be able to refund to the Partnership all of the earnest money deposit in a lump sum. If the Partnership were forced to collect its earnest money deposit by enforcing the guaranty of Wells Management, it is likely that the Partnership would be required to accept installment payments over time from Wells Management out of the revenues of Wells Management's property management and leasing operations. There is no assurance that the Partnership would be able to collect the entire amount of its earnest money deposit under such circumstances. (See "INVESTMENT OBJECTIVES AND CRITERIA-- Acquisition of Properties from Wells Development Corporation.")

SPECIAL RISKS REGARDING CLASSES OF UNITS

    SPECIAL RISKS RELATING TO AN ELECTION OF CLASS A STATUS UNITS. Since holders of Class A Status Units will be allocated substantially all of the Partnership's net income, while substantially all deductions for depreciation, amortization, cost recovery and net losses will be allocated to holders of Class B Status Units, it is expected that Limited Partners holding Class A Status Units will be allocated taxable income in excess of distributions of cash flow from operations received. However, while there is no assurance that cash flow will be available for distribution to Class A Limited Partners in any year, based upon the cash distributions and taxable income allocations to Class A Limited Partners in Prior Wells Public Programs, the General Partners expect that cash distributions to Limited Partners holding Class A Status Units will be sufficient to cover the income tax liability resulting from allocations of taxable income of the Partnership. In addition, potential investors who plan to elect Class A Status for their Units should be aware that, in the event that the Partnership sells substantially more Class A Status Units than Class B Status Units, Limited Partners purchasing Class A Status Units in the Partnership may not receive appreciably greater cash flow distributions from the Partnership due to the capital raised from the sale of Class B Status Units. There are no restrictions as to the mix between Class A Status Units and Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio between Class A Status Units and Class B Status Units.

    SPECIAL RISKS RELATING TO AN ELECTION OF CLASS B STATUS UNITS. Potential investors who plan to elect Class B Status for their Units should be aware that they will not receive any distributions of cash flow from operations from the Partnership. Further, although Limited Partners holding Class B Status Units will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net losses, all such losses will be treated as "passive" losses, which may only be used to offset "passive" income and may not be used to offset active or portfolio income. Accordingly, a Class B Status Limited Partner's pro rata share of the Partnership's passive losses may have no current benefit to such Class B Status Limited Partner unless he is being allocated passive income from other sources with respect to such year. Further, there are no assurances that any such losses will be available to be allocated to Class B Status Limited Partners.

    EFFECT OF UNSPECIFIED NATURE OF OFFERING ON RELATIVE PERFORMANCE OF CLASS A STATUS UNITS AND CLASS B STATUS UNITS. As set forth above, the General
Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. In addition, the General Partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between Class A Status Units and Class B Status Units. It is anticipated that holders of Class A Status Units would potentially benefit to a greater extent than holders of Class B Status Units if the majority of the Partnership's investments are in properties which generate relatively high cash flows but have lower potential for appreciation; conversely, a greater percentage of investments in properties generating less current cash flow but having greater potential for appreciation in value may benefit holders of Class B Status Units to a greater extent than holders of Class A Status Units. The unspecified nature of the Offering may impair the ability of investors to make an informed decision as to whether to elect Class A Status or Class B Status in light of the different features of Class A Status Units and Class B Status Units. (See "INVESTMENT OBJECTIVES AND CRITERIA.")

    RISKS REGARDING INDETERMINATE RATIO OF CLASS A STATUS UNITS TO CLASS B STATUS UNITS. Class A Status Units and Class B Status Units each entitle the holder thereof to different rights and priorities as to allocation of depreciation, amortization and cost recovery deductions and as to Net Cash From Operations. However, the effect of any advantage associated with the election of Class A Status or Class B Status may be significantly reduced (or eliminated), depending upon the ratio of Class A Status Units to Class B Status Units outstanding during any given period. There are no restrictions as to the mix of Class A Status Units to Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio. Therefore, there can be no assurance as to the actual impact of the special rights and priorities to which holders of the two classes of Units are respectively entitled.

REAL ESTATE RISKS

    FLUCTUATING FINANCIAL PERFORMANCE OF PREVIOUSLY SPONSORED PARTNERSHIPS.
The real properties in which partnerships previously sponsored by the General Partners and their Affiliates have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. The historical fluctuations in net income of partnerships previously sponsored by the General Partners and their Affiliates were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. Specifically, certain of the prior public partnerships suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in real estate markets in particular. Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. There are no assurances that properties acquired by the Partnership will not also experience fluctuating financial performance. (See "PRIOR PERFORMANCE SUMMARY" and the "PRIOR PERFORMANCE TABLES" included in Exhibit "A" hereto.)

    POTENTIAL ADVERSE ECONOMIC AND REGULATORY CHANGES. The Partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. For these and other reasons, no assurance of profitable operation or realization of gains from the sales of Partnership Properties can be given.

    RISKS RELATING TO BLIND POOL OFFERINGS. This offering is commonly referred to as a "blind pool" offering in that the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Investors must rely upon the ability of the General Partners with respect to the investment and management of the unspecified properties and will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific properties in which the proceeds of this Offering will be invested. Accordingly, the risk of investing in the Units may be increased. While the Partnership is required to obtain an independent appraisal for each property purchased reflecting an appraised value at least equal to the purchase price paid for such property, it should be noted that appraisals are merely estimates of value and should not be relied upon as precise measures of true worth or realizable value. No assurance can be given that the Partnership will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Partnership will be achieved.

    RISKS REGARDING DEVELOPMENT AND CONSTRUCTION OF UNIMPROVED PROPERTIES. The Partnership may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which it will develop and construct improvements at a fixed contract price, provided that the Partnership may not invest more than 15% of the net offering proceeds available for Investment in Properties in properties which are not expected to produce income within two years of their acquisition. In this regard, the Partnership will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by the Partnership to rescind its purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. Additional risks may be incurred where the Partnership makes periodic progress payments or other advances to such builders prior to completion of construction. However, the Partnership will make such payments only after having received a certification from an independent architect or an independent engineer, or both, as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Partnership's working capital reserves or loss of the Partnership's investment. In addition, the Partnership will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction which are not certain until after a number of months of actual operation.

    RISKS RESULTING FROM COMPETITION FOR INVESTMENTS. The Partnership will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment partnerships, real estate investment trusts and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing returns to Limited Partners.

    POTENTIAL ADVERSE EFFECTS OF DELAYS IN INVESTMENTS. Delays which may take place in the selection, acquisition and development of properties could adversely affect the return to an investor as a result of corresponding delays in the commencement of distributions to Limited Partners holding Class A Status Units and in the availability to the holders of Class B Status Units of income tax deductions for depreciation, amortization and cost recovery. Also, where properties are acquired prior to the commencement of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.

    UNCERTAINTY OF TIMING OF AND MARKET CONDITIONS ON FUTURE DISPOSITION OF PROPERTIES. The Partnership generally will hold the various real properties in which it invests until such time as the General Partners determine that the sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. The General Partners intend to sell properties acquired for development after holding such properties for a minimum period of ten years from the date the development is completed, and intend to sell existing income-producing properties within ten to twelve years after their acquisition, or as soon thereafter as market conditions permit. However, the General Partners may exercise their discretion as to whether and when to sell a property, and the Partnership will have no obligation to sell properties at any particular time, except in the event that Limited Partners holding a majority of the Units vote to liquidate the Partnership in response to a formal proxy to liquidate. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Proxy to Liquidate.") It is impossible to predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the Partnership's properties, there are no assurances that the Partnership will be able to sell its properties at a profit in the future. Accordingly, the timing of liquidation of the Partnership and the extent to which Limited Partners will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

    ENVIRONMENTAL MATTERS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of the Partnership Properties, the Partnership may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Partnership and, consequently, amounts available for distribution to the Limited Partners.

FEDERAL INCOME TAX RISKS

    An investment in Units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether an investor elects Class A Status or Class B Status. Each prospective purchaser of Units is urged to consult with his own tax advisor with respect to the federal (as well as state and foreign) tax consequences of an investment in either class of Units. The Partnership will not seek any rulings from the Internal Revenue Service (the "IRS") regarding any of the tax issues discussed herein. Although, as described in the "FEDERAL INCOME TAX CONSEQUENCES" section of this Prospectus, the Partnership has obtained an opinion from Holland & Knight LLP ("Counsel") regarding the material federal income tax issues relating to an investment in the Partnership (the "Tax Opinion"), investors should be aware that an opinion of Counsel represents only Counsel's best legal judgment. The Tax Opinion has no binding effect on the IRS or any court, is based upon representations and assumptions referred to therein and is conditioned upon the existence of certain facts. No assurance can be given that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, as set forth below, Counsel in the Tax Opinion is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided. Moreover, Counsel in the Tax Opinion gives no opinion or conclusion as to the tax consequences to Limited Partners with regard to tax issues which impact at the individual or partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in the Partnership, see "FEDERAL INCOME TAX CONSEQUENCES.")

    RISK OF FAILURE OF COUNSEL TO FORM AN OPINION ON CERTAIN MATERIAL TAX ISSUES. As set forth above, Counsel in the Tax Opinion is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided, including (i) the deductibility of and timing of deductions for certain payments made by the Partnership, (ii) the issue of whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business, and (iii) whether the Partnership will be classified as a "tax shelter" for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Code. An adverse outcome of an IRS challenge to one or more of the foregoing material tax issues attributable to the transactions contemplated by the Partnership could have the effect of reducing returns to Limited Partners from an investment in the Partnership.

    POTENTIAL ADVERSE INCOME TAX EFFECTS RELATING TO LIMITED PARTNERS HOLDING CLASS A STATUS UNITS. Since items of depreciation, amortization and cost recovery will be specially allocated to Limited Partners holding Class B Status Units, and Partnership Net Income (defined in the Partnership Agreement to mean generally the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale) in excess of the amount of Net Cash From Operations distributed will be allocated to the Limited Partners on a per Unit basis, Limited Partners holding Class A Status Units may be allocated Net Income, and thus be subject to income tax liability, without receiving any distributions of Net Cash From Operations from the Partnership. Furthermore, it is likely that Limited Partners holding Class A Status Units will be allocated taxable Net Income in excess of any distributions of Net Cash From Operations to such Limited Partners. Such adverse income tax effects to Limited Partners holding Class A Status Units may vary significantly depending on the ratio of Class A Status Units to Class B Status Units outstanding. As set forth above, there are no restrictions as to the mix of Class A Status Units to Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio.

    POTENTIAL LOSS OF PARTNERSHIP TAX STATUS. Even though Counsel in the Tax Opinion has given its opinion that it is more likely than not that the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation, this opinion is based upon certain representations made by the General Partners and other matters, and it is possible that the IRS could challenge the conclusion that the Partnership should be treated as a partnership for tax purposes. Any contest by the Partnership of such an IRS determination may impose representation expenses payable from Partnership funds otherwise available for investment or distribution to Limited Partners. The ability to obtain the income tax attributes anticipated from an investment in Units of the Partnership depends upon the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. If the Partnership were reclassified as an association taxable as a corporation, its net income would be taxable (at rates up to 35% under current tax law), all items of income, gain, loss, deduction and credit would be reflected only on its tax returns and would not be passed through to the Limited Partners, and distributions to the Limited Partners would be treated as ordinary dividend income to the extent of earnings and profits of the Partnership. In such event, cash distributions to Limited Partners would be reduced and the potential tax liability of Limited Partners with respect to distributions received from the Partnership would be increased.

    POTENTIAL PUBLICLY TRADED PARTNERSHIP CLASSIFICATION. Even though Counsel in the Tax Opinion has given its opinion that it is more likely than not that the Partnership will not be classified as a "publicly traded partnership" (generally a partnership whose interests are publicly traded or frequently transferred) based in part upon certain representations of the General Partners and the provisions in the Partnership Agreement attempting to comply with certain safe harbor provisions adopted by the IRS, due to the complex nature of such safe harbor provisions and the lack of interpretive guidance with respect to such provisions and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurances can be given that the IRS will not challenge this conclusion in the future or that the Partnership will not, at some time in the future, be treated as a publicly traded partnership. Classification of the Partnership as a "publicly traded partnership" could result in the Partnership being taxable as a corporation and the treatment of net income of the Partnership as portfolio income rather than passive income.

    LIMITATIONS ON DEDUCTIBILITY OF LOSSES. Provisions of the Code enacted as part of the Tax Reform Act of 1986 limit the allowance of deductions for losses attributable to "passive activities" (generally activities in which the taxpayer does not materially participate). Since tax losses from the Partnership, if any, allocated to Limited Partners holding Class B Status Units will be characterized as passive losses, the deductibility of such losses will be subject to these and other limitations.

    POSSIBILITY OF IRS CHALLENGE TO ALLOCATIONS OF PROFIT AND LOSS. Even though Counsel in the Tax Opinion has given its opinion that it is more likely than not that Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement, no assurance can be given that the IRS will not successfully challenge the allocations in the Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to Limited Partners electing Class B Status or increases the income allocated to Limited Partners electing Class A Status.

    RISK OF POTENTIAL DEALER STATUS. In the event the Partnership were deemed for tax purposes to be a "dealer" (one who holds property primarily for sale to customers in the ordinary course of business) with respect to one or more Partnership Properties, any gain recognized upon a sale of such real property would be taxable as ordinary income and would constitute UBTI to Limited Partners who are tax-exempt entities. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, Counsel in the Tax Opinion is unable to render an opinion as to whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

    POSSIBILITY OF DISALLOWANCE OF DEDUCTIBILITY OF FEES AND EXPENSES PAID BY THE PARTNERSHIP. Disallowance by the IRS of any material portion of the fees and expenses payable by the Partnership would result in an increase in the taxable income of the Partnership allocable to its Partners with no associated increase in Net Cash From Operations. Since the appropriate classification of fees and expenses paid by the Partnership into proper categories and the determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the times the services are to be rendered to the Partnership, Counsel in the Tax Opinion is unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility or timing of deduction or amortization of those fees and expenses.

    RISK OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS. A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a Limited Partner electing Class A Status who participates in the Distribution Reinvestment Plan will be allocated his share of the Partnership's Net Income and Gain on Sale (including Net Income and Gain on Sale allocable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partner would receive no cash distributions from the Partnership. In addition, a Limited Partner electing Class A Status who purchases Units pursuant to the Deferred Commission Option will be allocated his share of the Partnership's Net Income with respect to such Units even though Net Cash From Operations otherwise distributable to such Limited Partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of seven years after the termination of the Offering. (See "PLAN OF DISTRIBUTION.")

    RISKS REGARDING CHARACTERIZATION OF SALE-LEASEBACK TRANSACTIONS. In the event that the Partnership enters into any sale-leaseback transaction which is characterized as a financing, the Partnership would likely lose depreciation and cost recovery deductions with respect to the property purchased and income generated from such property would be deemed portfolio income which could not be offset by passive losses. Although the General Partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and the Partnership will be treated as the owner of the property in question for federal income tax purposes, the Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. Accordingly, no assurance can be given that any such transaction would not be recharacterized as a financing transaction for federal income tax purposes, which would have the result of depriving Limited Partners holding Class B Status Units of potential deductions for depreciation and cost recovery with respect to the property in question.

    APPLICABILITY OF ANTI-ABUSE RULES. In December 1994, the IRS adopted Regulations setting forth "anti-abuse" rules under Code provisions applicable to partnerships which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships to either reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of a provision of the Code. In this regard, the General Partners are unaware of any facts or circumstances which would cause the IRS to exercise its authority to recast any transaction entered into by the Partnership; however, the applicability of such rules to the Partnership's activities is very uncertain, and no assurance can be given that the Commissioner would not, in the future, attempt to recast or restructure certain of the Partnership's activities or transactions.

    POTENTIAL APPLICATION OF ALTERNATIVE MINIMUM TAX. The application of the alternative minimum tax to a Limited Partner could reduce certain tax benefits associated with the purchase of Units in the Partnership. The effect of the alternative minimum tax upon a Limited Partner depends upon his particular overall tax situation, and each Limited Partner should consult with and must rely upon his own tax advisor with respect to the possible application of the alternative minimum tax provisions of the Code.

    AUDIT RISK, INTEREST AND PENALTIES. The federal income tax returns of the Partnership may be audited by the IRS. In this regard, the Commissioner of Internal Revenue has announced that increased emphasis is being placed on partnership audit activities. Any audit of the Partnership could also result in an audit of a Limited Partner's own tax return causing adjustments of items unrelated to an investment in the Partnership, as well as an adjustment to various Partnership items. In the event of any such adjustments, a Limited Partner might incur attorneys' fees, court costs and other expenses contesting protested deficiencies asserted by the IRS, in addition to interest on the underpayment and certain penalties from the date the tax originally was due. In addition, in the event of an audit, the tax treatment of all Partnership items would be determined at the Partnership level in a single proceeding rather than in separate proceedings with each Partner, and the General Partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the General Partners may extend the statute of limitations as to all Partners and, in certain circumstances, may bind the Limited Partners to a settlement with the IRS. In addition, in the event that the General Partners cause the Partnership to elect to be treated as an "Electing Large Partnership" under the newly enacted Taxpayer Relief Act of 1997 ("TRA 97"), which would enable the Partnership to take advantage of simplified flow-through reporting of partnership items, adjustments to partnership items would continue to be determined at the Partnership level; however, such adjustments would be accounted for in the year they take effect, rather than the year to which such adjustments relate. To the extent that elections to change the status of Units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of Units may suffer a disproportionate adverse impact with respect to any such adjustment. Further, the General Partners will have the discretion in such circumstances either to pass along adjustments to the Partners or to bear such adjustments at the Partnership level, thereby potentially adversely impacting the holders of a particular class of Units disproportionately to holders of the other class of Units.

    RISKS REGARDING STATE AND LOCAL TAXATION AND REQUIREMENTS TO WITHHOLD STATE TAXES. The state in which a Limited Partner is a resident may impose an income tax upon his share of taxable income of the Partnership. Further, states in which the Partnership will own Partnership Properties may impose income taxes upon a Limited Partner's share of the Partnership's taxable income allocable to any Partnership Property located in that state. In addition, many states have implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and the Partnership may be required to withhold state taxes from cash distributions otherwise payable to Limited Partners. In the event the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operations otherwise payable to such Limited Partners may be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses which would have the effect of reducing cash available for distribution to the Limited Partners. Prospective Limited Partners are urged to consult with their own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in the Partnership.

    RISK OF LEGISLATIVE OR REGULATORY ACTION. In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in Units in the Partnership. The Taxpayer Relief Act of 1997 ("TRA 97"), which was enacted August 5, 1997, contained numerous provisions affecting the real estate industry and the operations of partnerships such as the Partnership. Such changes are likely to continue to occur in the future, and no assurances can be given that any such changes will not adversely affect the taxation of a Limited Partner. Any such changes could have an adverse effect on an investment in Units in the Partnership or on the market value or the resale potential of Partnership Properties. Each potential investor is urged to consult with his own tax advisor with respect to the impact of TRA 97 on an investment in Units in the Partnership and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Units. It should also be noted that the Tax Opinion assumes that no legislation will be enacted after the date of this Prospectus which will be applicable to an investment in Units in the Partnership.

RISKS RELATING TO RETIREMENT PLAN INVESTORS

    In considering an investment in Units of a portion of the assets of a Retirement Plan, the plan fiduciary should consider applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including in particular the following factors: (i) whether the investment is made in accordance with the plan documents and instruments governing such plan, including the plan's investment policy; (ii) whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA; (iii) whether the investment will result in sufficient liquidity for the plan; (iv) the need to value the assets of the plan annually; and (v) whether the investment would constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For a more complete discussion of the foregoing issues and other risks associated with an investment in the Units by Retirement Plans, see "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS."

    PLAN ASSETS RISK. While the General Partners do not intend that the assets of the Partnership will be deemed to be assets of the Qualified Plans investing as Limited Partners ("Plan Assets") and have used their best efforts to structure the Partnership so that the assets of the Partnership will not be deemed to be Plan Assets, in the event that the assets of the Partnership were deemed to be Plan Assets, the General Partners would be considered to be plan fiduciaries and certain contemplated transactions described herein may be deemed to be "prohibited transactions" subject to excise taxation under the Code. Additionally, if the assets of the Partnership were deemed to be Plan Assets, the standards of prudence and other provisions of ERISA would extend (as to all plan fiduciaries) to the General Partners with respect to investments made by the Partnership. The Partnership has not requested an opinion of counsel regarding whether or not the assets of the Partnership would constitute Plan Assets under ERISA nor has it obtained or sought any rulings from the U.S. Department of Labor regarding classification of the Partnership's assets as Plan Assets. However, U.S. Department of Labor Regulations defining Plan Assets for purposes of ERISA contain exemptions which, if satisfied, would preclude assets of a limited partnership from being treated as Plan Assets. While there can be no assurance that the Partnership Agreement and the Offering have been structured so that the exemptions in such Regulations would apply to the Partnership, the General Partners intend to use their best efforts to take such actions as may be required to insure that the assets of the Partnership will not be deemed to be Plan Assets. Accordingly, an investment by a Qualified Plan in Units should not be deemed an investment in the assets of the Partnership, but no representations or warranties of any kind can be made regarding the consequences of an investment in Units by Qualified Plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to ERISA issues which, if decided adversely to the Partnership, could result in prohibited transactions, the imposition of excise taxation and the imposition of co-fiduciary liability under the provisions of ERISA in the event of actions undertaken by the Partnership which are deemed to be non-prudent investments or prohibited transactions. In the event the Partnership's assets constitute Plan Assets or certain transactions of the Partnership constitute "prohibited transactions" under ERISA or the Code and no exemption for such transactions is obtainable by the Partnership, the General Partners have the right, but not the obligation (upon notice to all Limited Partners, but without the consent of any Limited Partner), to (i) terminate the Offering of Units,
(ii) compel a termination and dissolution of the Partnership or (iii) restructure the Partnership's activities to the extent necessary to comply with any exception in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.")

    RISKS RELATING TO MINIMUM DISTRIBUTION REQUIREMENTS. Any potential investor who intends to purchase Units in his Individual Retirement Account ("IRA") and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should consider particularly the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code. If the Units are still held and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations will likely require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

    UNRELATED BUSINESS TAXABLE INCOME ("UBTI"). The Partnership will under no circumstances incur indebtedness to acquire Partnership Properties. Accordingly, it is not intended or anticipated that the Partnership will generate income derived from an unrelated trade or business, which is generally referred to as "UBTI." Notwithstanding the foregoing, the General Partners have limited authority to borrow funds deemed necessary to finance improvements to protect capital previously invested in a property, to protect the value of the Partnership's investment in a property, or to make a property more attractive for sale or lease; however, the General Partners have represented that they will not cause the Partnership to incur indebtedness unless the Partnership obtains an opinion of counsel or an opinion from its tax accountants that the proposed indebtedness more likely than not will not cause the income of the Partnership to be characterized as UBTI. It should be noted, however, that any such opinion will have no binding effect on the IRS or any court and, accordingly, although the General Partners will use their best efforts to avoid characterization of the Partnership's income as UBTI, some risk remains that the Partnership may generate UBTI in connection with any such financing (or in the event that the Partnership were deemed to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business)). (See "FEDERAL INCOME TAX CONSEQUENCES--Investment by Qualified Plans and Other Tax-Exempt Entities.")


                             SUITABILITY STANDARDS

    Investment in the Partnership involves some degree of risk. It may be difficult to resell Units due to the restrictions on transferability contained in the Partnership Agreement and because no public market for the Units currently exists or is likely to develop. Investors who are able to sell their Units at all will likely be able to sell such Units only at a discount. (See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Limited Transferability of Units.") In addition, it is contemplated that properties to be purchased by the Partnership will be held for at least ten years. Accordingly, the Units are suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity. Further, because the Class A Status Units and the Class B Status Units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of the Partnership Properties, prospective investors should consider carefully the information set forth under "DESCRIPTION OF THE UNITS" in determining whether to elect Class A Status or Class B Status, or some combination of each, with respect to the Units to be purchased.

    If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement attached as Exhibit "C" to this Prospectus, including the following:

    (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

    (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

    Transferees will also be required to comply with applicable standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution. In the case of purchases of Units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of Units, by such fiduciary.

    The minimum purchase is 100 Units ($1,000) (except in certain states as described below). No transfers will be permitted of less than the minimum required purchase, nor (except in very limited circumstances) may an investor transfer, fractionalize or subdivide such Units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $25. It should be noted, however, that an investment in the Partnership will not, in itself, create a Retirement Plan for any investor and that, in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units set forth above, but in no event less than 2.5 Units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 Units ($25), except for
(i) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and
(ii) purchases of Units pursuant to the Distribution Reinvestment Plan, which may be in lesser amounts.

    Various states have established suitability standards for individual investors and subsequent transferees different from those set by the Partnership. Those requirements are set forth below.

    ARIZONA - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

    CALIFORNIA - California requires the following legend to be placed on each certificate evidencing the Units:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    IOWA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement. IRAs investing in the Partnership must purchase a minimum of 250 Units ($2,500).

    MAINE - Investors shall have either (i) current annual gross income of at least $50,000 and a net worth (excluding home, furnishings and automobiles) of at least $50,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $200,000.

    A husband and wife may not jointly contribute funds from separate IRAs in satisfaction of the minimum investment requirement. Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

    Investors other than IRAs must purchase a minimum of 250 Units ($2,500).

    MASSACHUSETTS - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

    MICHIGAN - An investor may not invest in excess of 10% of his, her or its net worth (excluding home, furnishings and automobiles).

    MINNESOTA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement. Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

    Investors other than IRAs and Qualified Plans must purchase a minimum of 250 Units ($2,500). IRAs and Qualified Plans must purchase a minimum of 200 Units ($2,000).

    Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

    MISSISSIPPI - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

    MISSOURI - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000. A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.

    NEBRASKA - Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 500 Units ($5,000). Investments in additional Units pursuant to the Distribution Reinvestment Plan must be made in minimum amounts of $50 in any one year and must be made through a Nebraska registered broker-dealer.

    Investors who require assistance in completing the Subscription Agreement should not contact Wells Investment Securities, Inc., as directed on page C-6 of the Subscription Agreement, but should contact a Nebraska registered broker-dealer.

    NEW HAMPSHIRE - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $250,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $125,000 and current annual gross income of at least $50,000.

    NEW YORK - No subscription proceeds from New York investors will be released from the escrow account until $2,500,000 has been raised in the Offering. Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) irrespective of annual gross income, a net worth (excluding home, furnishings and automobiles) of at least $150,000.

    The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Units and will be retained in trust after closing to be used only for the purposes set forth in the "ESTIMATED USE OF PROCEEDS" section.

    Investors other than IRAs must purchase a minimum of 250 Units ($2,500).

    NORTH CAROLINA - Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 250 Units ($2,500).

    OHIO - Investors other than IRAs must purchase a minimum of 250 Units ($2,500). An investor may not invest in excess of 10% of his, her or its net worth (excluding home, furnishings and automobiles).

    OKLAHOMA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.

    OREGON - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

    PENNSYLVANIA - Each Pennsylvania investor must meet the added suitability requirement that such investor has a net worth (excluding home, furnishings and automobiles) of at least ten times the amount of his, her or its investment in the Partnership. In addition, subscriptions for Units from Pennsylvania investors will be held in escrow until the Partnership has raised $2,500,000 from all sources including Pennsylvania investors, and subscriptions held in such escrow more than 120 days will be returned to investors unless an investor at the end of each 120 day period chooses to reinvest.

    SOUTH CAROLINA - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $150,000, or (ii) state and federal income subject to the maximum rate of income tax.

    Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 250 Units ($2,500).

    SOUTH DAKOTA - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

    TENNESSEE - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

    TEXAS - Investments in additional Units pursuant to the Distribution Reinvestment Plan must be made through a Texas registered broker-dealer.

    WASHINGTON - Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

    WISCONSIN - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.

    NET WORTH IN ALL CASES EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES.

    By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit "C" to this Prospectus, an investor represents to the General Partners that he meets the foregoing applicable suitability standards for the state in which he resides. The General Partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. The General Partners have the unconditional right to accept or reject any subscription in whole or in part.

    The General Partners and each person selling Units on behalf of the Partnership are required to (i) make reasonable efforts to assure that each person purchasing Units in the Partnership is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (ii) maintain records for at least six years of the information used to determine that an investment in Units is suitable and appropriate for each investor. The agreements with the selling broker-dealers require such broker-dealers to (i) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of the Units is suitable for the investor, and (ii) transmit promptly to the Partnership all fully completed and duly executed Subscription Agreements.

                           DESCRIPTION OF THE UNITS

ELECTION OF CLASS A STATUS OR CLASS B STATUS

    Initial Election. Upon subscription for Units being offered hereby, investors must elect whether such Units will be initially treated as Class A Status Units or Class B Status Units. Regardless of which class status is selected for the Unit, each Unit shall have a purchase price of $10.00 per Unit, less any discounts which are specifically authorized by the "PLAN OF DISTRIBUTION" section of this Prospectus. Class A Status Units and Class B Status Units entitle the holders thereof to different rights and priorities as to cash distributions and liquidating distributions and as to the allocation of deductions for depreciation, amortization, cost recovery and Net Losses. In all other respects, the Units have the same rights and privileges. Each Unit, when issued, will be fully paid and nonassessable.

    Right to Change Election. Limited Partners' elections of Class A Status or Class B Status made in the initial Subscription Agreements shall be effective immediately upon acceptance. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, Limited Partners have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Any such changed election shall be effective commencing as of the first day of the next succeeding quarterly accounting period following the receipt by the Partnership of written notice of such election. Any election to have Units treated as Class A Status Units or Class B Status Units shall be binding upon the Limited Partner's successors and assigns. In order to assist Limited Partners in determining whether to change their election of Class A Status or Class B Status, Limited Partners may obtain information as to the current levels of Class A Status Units and Class B Status Units outstanding at any time from the General Partners at the address or toll free telephone number set forth on the first page of this Prospectus. Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Class B Status Units.

    Limitations Imposed in Connection with Deferred Commission Option. Subscribers for Units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their Units paid over a seven year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Any Limited Partner purchasing Units pursuant to the Deferred Commission Option must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner. In addition, Limited Partners purchasing Units pursuant to the Deferred Commission Option will have limited rights to elect to have their Class A Status Units treated as Class B Status Units for a period of six years after the termination of the Offering since Limited Partners owning Units purchased pursuant to the Deferred Commission Option must at all times own a sufficient number of Class A Status Units, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations with respect to the total number of Units purchased pursuant to the Deferred Commission Option. (See "PLAN OF DISTRIBUTION.")

    General Characteristics of Class A Status Units. Holders of Class A Status Units will be entitled to receive annual distributions of Net Cash From Operations generated by the Partnership following the payment of certain fees and expenses to the General Partners and their Affiliates. Because deductions for depreciation, amortization, cost recovery and Net Losses will initially be allocated to holders of Class B Status Units, Class A Status Units will be generally more suitable for investors which are Retirement Plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of Net Cash From Operations and the potential appreciation in value of the Partnership's real estate investments.

    General Characteristics of Class B Status Units. Although holders of Class B Status Units will not be allocated any Net Cash From Operations, they will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and Net Losses, and will be allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments. Accordingly, Class B Status Units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in "passive" losses expected to be generated by the Partnership's operations or have a desire to participate to a greater extent in the potential appreciation of the Partnership's real estate investments. (See "FEDERAL INCOME TAX CONSEQUENCES-- Passive Loss Limitations.") Each prospective investor should carefully consider the following information in the context of his own particular financial situation in determining whether to elect Class A Status or Class B Status, or some combination of each.

SUMMARY OF DISTRIBUTIONS

    Following is a summary of the Partnership's allocation of current cash flow distributions and the net proceeds from the sale or exchange of Partnership
Properties:

    CASH DISTRIBUTIONS. Distributions of Net Cash From Operations (defined generally as the Partnership's cash flow from operations less any reserves and after payment of the 6% property management and leasing fees to Affiliates of the General Partners) will be distributed as follows:

    1. First, to Limited Partners holding Class A Status Units until they have received distributions in each year equal to 10% of their Net Capital Contributions (defined in the Partnership Agreement to mean generally Capital Contributions less prior distributions of Sale Proceeds);

    2. Next, to the extent any Net Cash From Operations remains available for distribution, to the General Partners until they receive an amount equal to one-tenth of the total amount of Net Cash From Operations distributed in such year; and

    3. Although there can be no assurance that Net Cash From Operations will be sufficient to make additional distributions, any remaining Net Cash From Operations will be distributed 90% to Limited Partners holding Class A Status Units and 10% to the General Partners.

    Notwithstanding the foregoing, Limited Partners holding Class A Status Units who have purchased Units pursuant to the Deferred Commission Option shall for a period of seven years after termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to the Deferred Commission Option, which amounts shall instead be used by the Partnership to pay deferred commissions due with respect to such Units. (See "PLAN OF DISTRIBUTION.")

    No Net Cash From Operations will be distributed with respect to Class B Status Units. (See "SUMMARY OF PARTNERSHIP AGREEMENT," "DISTRIBUTIONS AND ALLOCATIONS" and "RISK FACTORS.")

    SALE PROCEEDS. Sale Proceeds (generally the net proceeds from any sale or exchange of Partnership Properties) will be distributed as follows:

    1. First, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;

    2. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received an amount equal to his Net Capital Contribution (defined in the Partnership Agreement to mean generally Capital Contributions less prior distributions of Sale Proceeds);

    3. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received aggregate distributions equal to a cumulative (noncompounded) 10% per annum return on his Net Capital Contribution;

    4. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received aggregate distributions equal to his Preferential Limited Partner Return (defined as the sum of (a) a 10% per annum cumulative (noncompounded) return on his Net Capital Contribution for all periods during which such Unit was treated as a Class A Status Unit and (b) a 15% per annum cumulative (noncompounded) return on his Net Capital Contribution for all periods during which such Unit was treated as a Class B Status Unit);

    5. Then, to the General Partners until they have received an amount equal to their Capital Contributions;

    6. Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions (defined as distributions to Limited Partners over the life of their investment in excess of their Net Capital Contribution plus their Preferential Limited Partner Return), to the General Partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the General Partners pursuant to this provision; and

    7. Then, to the extent any Sale Proceeds remain, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners. However, in no event shall the General Partners receive in the aggregate in excess of the NASAA Guidelines Resale Proceeds Maximum Amount (defined as an amount equal to 15% of Sale Proceeds remaining after payments to Limited Partners from such proceeds of amounts equal to the sum of their Net Capital Contributions plus a 6% per annum return on their Net Capital Contributions calculated on a cumulative, noncompounded basis). It is the intent of the foregoing limitation that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the General Partners would instead be reallocated and distributed to the Limited Partners on a per Unit basis.

    Notwithstanding the foregoing, the amount of Sale Proceeds distributable to the Limited Partners holding Class B Status Units may be adjusted in favor of Limited Partners holding Class A Status Units in the event that the Partnership sells any Partnership Property at a sale price which is less than the purchase price originally paid for such property. (See "SUMMARY OF PARTNERSHIP AGREEMENT," "DISTRIBUTIONS AND ALLOCATIONS," "RISK FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profit and Loss.")

    NO ASSURANCE CAN BE GIVEN AS TO THE TIMING OR AMOUNT OF ANY CASH DISTRIBUTIONS TO THE LIMITED PARTNERS. (SEE "RISK FACTORS" and "DISTRIBUTIONS AND ALLOCATIONS.")

SUMMARY OF ALLOCATIONS

    Following is a summary of the allocation of the Partnership's taxable income, loss and gain on sale of Partnership Properties:

    NET INCOME. The Partnership's Net Income (defined generally as the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and any net gain on the sale of assets) will be allocated each year in the same proportions that Net Cash From Operations is distributed or deemed distributed to the Partners. To the extent the Partnership's Net Income in any year exceeds Net Cash From Operations, such excess Net Income will be allocated 99% to Limited Partners holding Class A Status Units during such year and 1% to the General Partners. (See "DISTRIBUTIONS AND ALLOCATIONS" and "FEDERAL INCOME TAX CONSEQUENCES-- Allocations of Profit and Loss.")

    NET LOSS, DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS. Deductions for depreciation, amortization and cost recovery and the Partnership's Net Loss (defined generally as the net loss of the Partnership for federal income tax purposes, but excluding all deductions for depreciation, amortization and cost recovery) for each fiscal year will be allocated as follows:

    1. 99% to Limited Partners holding Class B Status Units during such year and 1% to the General Partners until their Capital Accounts (defined generally as the sum of Capital Contributions and income allocated to a Partner less the sum of distributions paid and losses allocated to a Partner) are reduced to zero;

    2. Then, to any Partner having a positive balance in his Capital Account in an amount not to exceed such positive balance; and

    3. Thereafter, all such deductions will be allocated to the General Partners, who, at that time, would be the only Partners having any economic risk of loss. (See "DISTRIBUTIONS AND ALLOCATIONS" and "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profit and Loss.")

    GAIN ON SALE. Gain on Sale (defined generally as the taxable income or gain from a sale or exchange of Partnership Properties) will be allocated, first, pursuant to the qualified income offset provision contained in the Partnership Agreement, if applicable, then, to Partners having negative capital accounts, if any, until negative capital accounts have been restored to zero, and, thereafter, generally in accordance with the priorities for the distribution of Sale Proceeds, as described above. (See "DISTRIBUTIONS AND ALLOCATIONS.")

CLASS A STATUS UNITS

    As set forth above, Class A Status Limited Partners are entitled to an annual 10% noncumulative distribution preference as to distributions of Net Cash From Operations. However, holders of Class A Status Units will, except in limited circumstances, be allocated none of the Partnership's Net Loss, depreciation, amortization and cost recovery deductions for tax purposes. Thus, tax benefits resulting from deductions for Net Loss, depreciation, amortization and cost recovery will not be available to holders of Class A Status Units during the initial period of Partnership operations.

    Upon a distribution of Sale Proceeds, each Class B Status Limited Partner is first entitled to a distribution of an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to the holders of Class A Status Units. Thereafter, both Class A Status Limited Partners and Class B Status Limited Partners are entitled to an amount equal to their Net Capital Contributions. Thereafter, Class A Status Limited Partners are entitled to a 10% cumulative (noncompounded) return on their Net Capital Contributions (as opposed to the 15% cumulative return on Net Capital Contributions payable to Class B Status Limited Partners). (See "DISTRIBUTIONS AND ALLOCATIONS.")

CLASS B STATUS UNITS

    Class B Status Limited Partners will receive a disproportionately larger share of Partnership income tax deductions because all of the Limited Partners' share of Partnership Net Loss, depreciation, amortization and cost recovery deductions will be allocated to holders of Class B Status Units until their Capital Account balances have been reduced to zero. Since the allocations of Net Loss, depreciation, amortization and cost recovery deductions to holders of Class B Status Units will reduce their Capital Account balances, and since liquidation proceeds of the Partnership will be distributed among the Partners in accordance with their Capital Account balances, holders of Class B Status Units bear substantially greater risk of loss of their Capital Contributions than do holders of Class A Status Units.

    Class B Status Limited Partners will not receive any Net Cash From Operations. On distributions of Sale Proceeds, since the preferential allocation of Net Cash From Operations to holders of Class A Status Units is intended to be a timing preference only, each holder of Class B Status Units is entitled to a distribution of Sale Proceeds in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to the holders of Class A Status Units. Following such distributions to holders of Class B Status Units, both Class A Status Limited Partners and Class B Status Limited Partners are entitled to a return of their Net Capital Contributions. Then, Class B Status Limited Partners are entitled to a 15% cumulative (noncompounded) return on their Net Capital Contributions (as opposed to the 10% cumulative return on Net Capital Contributions payable to Class A Status Limited Partners). (See "DISTRIBUTIONS AND ALLOCATIONS.")

EFFECT OF CHANGE OF STATUS OF UNITS

    As described above, Limited Partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each accounting period, unless prohibited by applicable state law or limited, as set forth above, by election of the Deferred Commission Option. Any such changed election shall be effective commencing as of the first day of the next succeeding accounting period following receipt by the Partnership of written notice of such election. A Limited Partner who changes his Units from Class A Status to Class B Status will, upon the effective date of such change and until the Limited Partner changes back to Class A Status, be entitled to a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and Net Losses, and no longer be entitled to receive annual distributions of Net Cash From Operations during such period. A Limited Partner who changes his Units from Class B Status to Class A Status will, from the effective date of such change until the Limited Partner changes back to Class B Status, be entitled to receive annual distributions of Net Cash From Operations and no longer be allocated deductions for depreciation, amortization and cost recovery and Net Loss. Distributions of Sale Proceeds will be prorated to each Limited Partner based on the number of days during which his Units were treated as Class A Status Units (and entitled to a return of 10% per annum on his Net Capital Contribution) and the number days during which such Units were treated as Class B Status Units (and entitled to a return of 15% per annum on his Net Capital Contribution).


                           ESTIMATED USE OF PROCEEDS

    The following table sets forth information concerning the estimated use of the gross proceeds of the Offering of Units made hereby. Many of the figures set forth below represent the best estimate of the General Partners since they cannot be precisely calculated at this time. The percentage of the gross proceeds of the Offering of Units to be invested in Partnership Properties is estimated to be approximately 84%.

                                                      MINIMUM OFFERING         MAXIMUM OFFERING
                                                    --------------------     --------------------
                                                      Amount     Percent       Amount     Percent
                                                    ----------   -------     -----------  -------
Gross Offering Proceeds (1)                         $1,250,000    100%       $35,000,000     100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)       118,750    9.5%         3,325,000     9.5%
  Organization and Offering Expenses (3)                37,500      3%         1,050,000       3%
                                                    ----------   ----        -----------    ----
Amount Available for Investment (4)                 $1,093,750   87.5%       $30,625,000    87.5%
                                                    ==========   ====        ===========    ====
Acquisition and Development:
  Acquisition and Advisory Fees (5)                 $   37,500      3%       $ 1,050,000       3%
  Acquisition Expenses (6)                               6,250     .5%           175,000      .5%
  Initial Working Capital Reserve (7)                       (7)     -                 (7)      -
Amount Invested in Properties (4)(8)                $1,050,000     84%       $29,400,000      84%
                                                    ==========   ====        ===========    ====

--------------------
(Footnotes to "ESTIMATED USE OF PROCEEDS")

(1) The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees as described in "PLAN OF DISTRIBUTION."

(2) Includes Selling Commissions equal to 7% of aggregate Gross Offering Proceeds (which commissions may be reduced under certain circumstances) and a dealer manager fee equal to 2.5% of aggregate Gross Offering Proceeds, both of which are payable to the Dealer Manager, an Affiliate of the General Partners. The Dealer Manager, in its sole discretion, may reallow Selling Commissions of up to 7% of Gross Offering Proceeds to other broker-dealers participating in this Offering attributable to the Units sold by them and may reallow out of its dealer manager fee up to 1.5% of Gross Offering Proceeds in marketing fees to broker-dealers participating in this Offering based on such factors as the volume of Units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. In no event shall the total underwriting compensation, including Selling Commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10% of Gross Offering Proceeds, except for an additional .5% of Gross Offering Proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes and which is included in the Organization and Offering Expenses described in Footnote 3 below. (See "PLAN OF DISTRIBUTION.")

(3) Organization and Offering Expenses consist of estimated legal, accounting, printing and other accountable offering expenses (other than Selling Commissions and the dealer manager fee) and reimbursements to the General Partners and their Affiliates for payments to nonaffiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed .5% of Gross Offering Proceeds. The General Partners and their Affiliates will be responsible for the payment of Organization and Offering Expenses (other than Selling Commissions and the dealer manager fee) to the extent they exceed 3% of Gross Offering Proceeds without recourse against or reimbursement by the Partnership.

(4) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the Offering and, thereafter, the working capital reserves of the Partnership, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(5) The Partnership will pay Acquisition and Advisory Fees to the General Partners or their Affiliates in connection with the acquisition of the Partnership's Properties up to a maximum amount of 3% of Gross Offering Proceeds. Acquisition and Advisory Fees do not include Acquisition Expenses.

(6) Includes legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of Partnership Properties. It is anticipated that substantially all of such items will be directly related to the acquisition of specific Partnership Properties and will be capitalized rather than currently deducted by the Partnership.

(7) Because the Partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the Partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Partnership Properties will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership on an interest-free basis an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties. The General Partners also may, but are not required to, establish reserves from Gross Offering Proceeds, out of Cash Flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.

(8) Includes amounts anticipated to be invested in Partnership Properties net of fees and expenses. It is estimated that approximately 84% of the proceeds from the sale of Units will be used to acquire properties, and under no circumstances shall the Partnership commit less than 80% of Capital Contributions to Investment in Properties, as required under the NASAA Guidelines.


              COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

    The following table summarizes and discloses all of the compensation and fees (including reimbursement of expenses) to be paid by the Partnership to the General Partners and their Affiliates during the various phases of the organization and operation of the Partnership.

Form of Compensation            Determination               Estimated Maximum
and Entity Receiving              of Amount                 Dollar Amount (1)
--------------------            -------------               -----------------

                       Organizational and Offering Stage

Selling Commissions -   Up to 7% of Gross Offering          $2,450,000
The Dealer Manager      Proceeds before reallowance of      ($87,500 in the
                        commissions earned by               event the Partner-
                        participating broker-dealers.       ship sells only the
                        The Dealer Manager intends to       minimum of
                        reallow 100% of commissions         125,000 Units)
                        earned by participating
                        broker-dealers.

Dealer Manager Fee -    Up to 2.5% of Gross Offering        $875,000
The Dealer Manager      Proceeds before reallowance to      ($31,250 in the
                        participating broker-dealers.       event the Partner-
                        The Dealer Manager, in its sole     ship sells only the
                        discretion, may reallow a portion   minimum of
                        of its dealer manager fee of up     125,000 Units)
                        to 1.5% of the Gross Offering
                        Proceeds to be paid to such
                        participating broker-dealers as a
                        marketing fee, based on such
                        factors as the volume of Units sold
                        by such participating broker-
                        dealers, marketing support and
                        bona fide conference fees incurred.

Reimbursement of        Up to 3% of Gross Offering          $1,050,000
Organization and        Proceeds.  All Organization and     ($37,500 in the
Offering Expenses -     Offering Expenses (excluding        event the Partner-
The General             Selling Commissions and the         ship sells only the
Partners and their      dealer manager fee) will be         minimum of
Affiliates              advanced by the General             125,000 Units)
                        Partner and their Affiliates and
                        reimbursed by the Partnership.(2)

                       Acquisition and Development Stage

Acquisition and         For the review and evaluation of    $1,050,000
Advisory Fees -         potential real property             ($37,500 in the
The General Partners    acquisitions, a fee of up to 3%     event the
or their Affiliates     of Gross Offering Proceeds, plus    Partnership sells
                        reimbursement of costs and          only the minimum
                        expenses for the acquisition of     of 125,000 Units)
                        properties.

                               Operational Stage

Property Management     For supervising the management      Actual amounts are
and Leasing Fees -      of the Partnership Properties,      dependent upon
                        a fee equal to the lesser of:
                        (A)(i) for commercial properties
                        which are not leased on a long-
                        term net

Wells Management        lease basis, 4.5% of                 results of
Company, Inc.           gross revenues, and (ii) in the      operations
                        case of commercial properties        and therefore
                        which are leased on a long-term      cannot be
                        (ten or more years) net lease        determined at
                        basis, 1% of gross revenues plus,    the present time.
                        in the case of leases to new tenants,
                        initial leasing fees equal to 3% of
                        gross revenues over the first five
                        years of the lease term, or (B) the
                        amounts charged by unaffiliated
                        persons rendering comparable services
                        in the same geographic area; plus,
                        a separate fee for the one-time
                        initial rent-up or leasing-up of
                        newly constructed properties in an
                        amount not to exceed the fee
                        customarily charged in arm's-length
                        transactions by others rendering
                        similar services in the same
                        geographic area for similar
                        properties.

Share of Net Cash       A noncumulative amount equal to     Actual amounts are
From Operations - The   one-tenth of Net Cash From          dependent upon
General Partners        Operations subordinated in each     results of
                        fiscal year to distributions of     operations
                        Net Cash From Operations to         and therefore
                        Limited Partners holding Class A    cannot be
                        Status Units equal to 10% of        determined at
                        their Net Capital Contributions.    the present time.

                               Liquidation Stage

Subordinated            After (i) each Limited Partner      Actual amounts are
Participation           holding Units which at any time     dependent upon
in Nonliquidating       have been treated as Class B        results of
Net Sale Proceeds       Status Units has received an        operations and
and Liquidating         amount which, when added to any     therefore cannot be
Distributions - The     Net Cash From Operations            determined at the
General Partners        previously distributed to such      present time.
                        Limited Partner, will equal the
                        amount of Net Cash From
                        Operations previously paid to
                        Limited Partners holding Units which
                        at all times have been treated as
                        Class A Status Units, (ii) Limited
                        Partners have received a return of
                        their Net Capital Contributions,
                        and (iii) Limited Partners have
                        received their Preferential Limited
                        Partner Return, then the General
                        Partners are entitled to receive
                        the following amounts: (a) an
                        amount equal to their Capital
                        Contributions, (b) then, if and
                        only in the event that Limited
                        Partners have received any Excess
                        Limited Partner Distributions, 20%
                        of the sum of any such Excess
                        Limited Partner Distributions plus
                        the amount distributed to the
                        General Partners pursuant to this
                        provision, plus (c) 20% of remaining
                        Residual Proceeds available for
                        distribution; provided, however,
                        that in no event will the General
                        Partners receive in the aggregate
                        more than the NASAA Guidelines Resale
                        Proceeds Maximum Amount (defined
                        as 15% of Sale Proceeds remaining
                        after Limited Partners have received
                        a return of their Net Capital
                        Contributions plus a 6% per annum
                        cumulative (noncompounded) return
                        on their Net Capital Contributions).
                        (See Sections 9.2, 9.3 and 9.4 of
                        the Partnership Agreement.)

Real Estate             In connection with the sale of      Actual amounts are
Commissions -           Partnership Properties, an amount   dependent upon
The General             not exceeding the lesser of:        results of
Partners or             (A) 50% of the reasonable,          operations and
Their Affiliates        customary and competitive real      therefore cannot be
                        estate brokerage commissions        determined at the
                        customarily paid for the sale of    present time.
                        a comparable property in light of
                        the size, type and location of the
                        property, or (B) 3% of the gross
                        sales price of each property,
                        subordinated to distributions to
                        Limited Partners from Sale Proceeds
                        of an amount which, together with
                        prior distributions to the Limited
                        Partners, will equal (i) 100% of
                        their Capital Contributions plus
                        (ii) a 6% per annum cumulative
                        (noncompounded) return on their
                        Net Capital Contributions. (See
                        Section 12.6 of the Partnership
                        Agreement.)
------------
(Footnotes to "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES")

(1) The estimated maximum dollar amounts are based on the sale of a maximum of 3,500,000 Units.

(2) Wells Real Estate Fund X, L.P. ("Wells Fund X") and the Partnership registered with the Securities and Exchange Commission and certain states under the same Registration Statement, and in connection therewith, Wells Fund X has previously paid certain organization, registration and offering expenses relating to both offerings. Accordingly, it is anticipated that the Partnership will reimburse Wells Fund X for its pro rata share of such expenses, subject to the 3% of Gross Offering Proceeds limitation on the reimbursement of Organization and Offering Expenses.

     In addition, the General Partners and their Affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Partnership as set forth in Section 11.4 of the Partnership Agreement. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the General Partners or their Affiliates.

     Since the General Partners and their Affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Partnership, such as the property management fees for operating the Partnership Properties and the subordinated participation in proceeds from the sale of Partnership Properties, the General Partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, the General Partners are obligated to exercise good faith and integrity in all their dealings with respect to Partnership Affairs pursuant to their fiduciary duties to the Limited Partners. (See "FIDUCIARY DUTY OF THE GENERAL PARTNERS.") As noted above, there are ceilings on certain categories of fees or expenses payable to the General Partners and their Affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the General Partners or their Affiliates by reclassifying them under a different category.


                             CONFLICTS OF INTEREST

     The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partners and their Affiliates, including conflicts related to the arrangements pursuant to which the General Partners and their Affiliates will be compensated by the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     The General Partners of the Partnership are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager), and Wells Management Company, Inc. (the Property Manager). (See "MANAGEMENT.")


           (THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK)

     The following chart indicates the relationship between the General Partners and their Affiliates which will be providing services to the Partnership.

================================================================================
|                              LEO F. WELLS, III                               |
|                              (GENERAL PARTNER)                               |
================================================================================
                                       |
                                       | 100%
                                       |
     ======================================================================
     |                                                                    |
     |                   WELLS REAL ESTATE FUNDS, INC.                    |
     |                                                                    |
     ======================================================================
         |                             |                              |
         | 100%                        | 100%                         | 100%
         |                             |                              |
=====================  ===================================  ====================
|WELLS CAPITAL, INC.|  |WELLS INVESTMENT SECURITIES, INC.|  | WELLS MANAGEMENT |
|                   |  |        (DEALER MANAGER)         |  |  COMPANY, INC.   |
|                   |  |                                 |  |(PROPERTY MANAGER)|
=====================  ===================================  ====================
         |                                                            |
         | GENERAL PARTNER                                            | 100%
         |                                                            |
======================                                      ====================
|WELLS PARTNERS, L.P.|                                      | WELLS DEVELOPMENT|
| (GENERAL PARTNER)  |                                      |    CORPORATION   |
======================                                      ====================


     Because the Partnership was organized and will be operated by the General Partners, these conflicts will not be resolved through arm's-length negotiations but through the exercise of the General Partners' judgment consistent with their fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. (See "FIDUCIARY DUTY OF THE GENERAL PARTNERS" and "INVESTMENT OBJECTIVES AND CRITERIA.") These conflicts include, but are not limited to, the following:

     1. INTERESTS IN OTHER PARTNERSHIPS. The General Partners and their Affiliates are also general partners of other real estate limited partnerships, including partnerships which have investment objectives similar to those of the Partnership, and it is expected that they will organize other such partnerships in the future. The General Partners and such Affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to the Partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Partnership which, if such obligations were enforced against the General Partners, could result in substantial reduction of the net worth of the General Partners.

     As described in the "PRIOR PERFORMANCE SUMMARY," the General Partners have sponsored the following eleven other public real estate partnerships with substantially identical investment objectives as those of the Partnership: (i) Wells Real Estate Fund I ("Wells Fund I"), (ii) Wells Real Estate Fund II ("Wells Fund II"), (iii) Wells Real Estate Fund II-OW ("Wells Fund II-OW"), (iv) Wells Real Estate Fund III, L.P. ("Wells Fund III"), (v) Wells Real Estate Fund IV, L.P. ("Wells Fund IV"), (vi) Wells Real Estate Fund V, L.P. ("Wells Fund V"), (vii) Wells Real Estate Fund VI, L.P. ("Wells Fund VI"), (viii) Wells Real Estate Fund VII, L.P. ("Wells Fund VII"), (ix) Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), (x) Wells Real Estate Fund IX, L.P. ("Wells Fund IX") and
(xi) Wells Real Estate Fund X, L.P. ("Wells Fund X"). All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI and Wells Fund VII available for investment in real properties have been invested. In addition, all of the proceeds of the offering of Wells Fund VIII available for investment in real properties have either been invested in properties or are currently committed for investment in properties. As of August 31, 1997, approximately 74% and 50% of the proceeds of the offerings of Wells Fund IX and Wells Fund X, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties.

     In the event that the Partnership, the General Partners or any Affiliate or any other real estate program or other entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of the Partnership and each such Affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, the anticipated cash flow of the property to be acquired and the cash requirements of each program, the effect of the purchase on diversification of the portfolio of each such entity in terms of number of investments, types of commercial properties, geographic area and industry group of the tenant, the estimated income tax effects of the purchase on each such entity, the size of the investment, the amount of funds available to each entity and the length of time such funds have been available for investment. The General Partners may acquire, for their own account or for private placement, properties which they deem not suitable for purchase by the Partnership, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

     2. OTHER ACTIVITIES OF THE GENERAL PARTNERS AND THEIR AFFILIATES. The Partnership will rely on the General Partners and their Affiliates for the day-to-day operation of the Partnership and the management of its assets. As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, the General Partners and their Affiliates will have conflicts of interest in allocating their time between the Partnership and other partnerships and activities in which they are involved. However, the General Partners believe that they and their Affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

     The Partnership will not purchase or lease any property in which the General Partners or any of their Affiliates have an interest; provided, however, that the General Partners or any of their Affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Partnership prior to closing or may purchase property in their own name and temporarily hold title for the Partnership, provided that such property is purchased by the Partnership at a price no greater than the cost of such property (including acquisition and carrying costs) to the General Partners or the Affiliate, and further provided that the General Partners or such Affiliate may not have held title to any such property on behalf of the Partnership for more than 12 months prior to the commencement of this Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available for the Partnership to purchase any such property, and that all profits and losses during the period any such property is held by the General Partners or the Affiliate will accrue to the Partnership. In no event may the Partnership (i) sell or lease real property to the General Partners or any of their Affiliates;
(ii) loan Partnership funds to the General Partners or any of their Affiliates;
(iii) obtain appraisals of real properties from the General Partners or any of their Affiliates; or (iv) enter into agreements with the General Partners or their Affiliates for the provision of insurance covering the Partnership or any Partnership Property.

     3. COMPETITION. Conflicts of interest will exist to the extent that the Partnership may acquire properties in the same geographic areas where other properties owned by the General Partners and their Affiliates are located. In such a case, a conflict could arise in the leasing of Partnership Properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of Partnership Properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Partnership or Affiliates of the General Partners managing property on behalf of the Partnership seek to employ developers, contractors or building managers as well as under other circumstances. The General Partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the General Partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the General Partners may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

     4. AFFILIATED DEALER MANAGER. Since Wells Investment Securities, Inc., the Dealer Manager, is an Affiliate of the General Partners, the Partnership will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "PLAN OF DISTRIBUTION.")

     5. AFFILIATED PROPERTY MANAGER. Since it is anticipated that Partnership Properties will be managed and leased by Wells Management Company, Inc., an Affiliate of the General Partners, the Partnership will not have the benefit of independent property management. (See "MANAGEMENT" and "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     6. LACK OF SEPARATE REPRESENTATION. Holland & Knight LLP ("Holland & Knight") is counsel to the Partnership, the General Partners, the Dealer Manager and their Affiliates in connection with this Offering and may in the future act as counsel to the Partnership, the General Partners, the Dealer Manager and their Affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Partnership, the General Partners, the Dealer Manager or their Affiliates, the General Partners will cause the Partnership to retain separate counsel for such matters as and when appropriate.

     7. JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS. The Partnership is likely to enter into one or more joint venture agreements with Prior Wells Public Programs or other Affiliates of the General Partners for the acquisition, development or improvement of properties. (See "INVESTMENT OBJECTIVES AND CRITERIA--Joint Venture Investments.") The General Partners and their Affiliates may have conflicts of interest in determining which real estate program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with the business interests or goals of the Partnership. In addition, should any such joint venture be consummated, the General Partners may face a conflict in structuring the terms of the relationship between the interest of the Partnership and the interest of the affiliated co-venturer and in managing the joint venture. Since the General Partners and their Affiliates will control both the Partnership and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "RISK FACTORS--Risks Relating to Joint Ventures.")

     8. RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND AFFILIATES. Partnership transactions involving the purchase and sale of Partnership Properties may result in the receipt of commissions, fees and other compensation by the General Partners and their Affiliates, including Acquisition and Advisory Fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of Net Cash From Operations, Nonliquidating Net Sale Proceeds and Liquidating Distributions. However, the fees and compensation payable to the General Partners and their Affiliates relating to sale of Partnership Properties are subordinated to the return to the Limited Partners of their Capital Contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in the Partnership Agreement, the General Partners have considerable discretion with respect to all decisions relating to the terms and timing of all Partnership transactions. Therefore, the General Partners may have conflicts of interest concerning certain actions taken on behalf of the Partnership, particularly due to the fact that such fees will generally be payable to the General Partners and their Affiliates regardless of the quality of the Partnership Properties acquired or the services provided to the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     9. TAX AUDIT PROCEEDING. In the event of an audit of the federal income tax returns of the Partnership by the IRS, it is possible that the interests of the General Partners in such tax audit could become inconsistent with or adverse to the interests of Limited Partners. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to Limited Partners holding Class B Status Units while being neutral or potentially advantageous to Limited Partners holding Class A Status Units. Expenses of contesting any such audit incurred by the Partnership may reduce the amount of Net Cash From Operations available for distribution to Limited Partners holding Class A Status Units, which could also result in a conflict of interest. In this regard, the General Partners who are primarily responsible for contesting federal income tax adjustments proposed by the IRS may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See "FEDERAL INCOME TAX CONSEQUENCES.")

     The agreements and arrangements among the Partnership, the General Partners and their Affiliates have been established by the General Partners, and the General Partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, the General Partners have agreed to the guidelines and limitations set forth in Section 11.3 of the Partnership Agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of the Partnership Agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions (i) set forth the specific conditions under which the Partnership may own or lease property jointly or in a partnership with an Affiliate of the General Partners,
(ii) prohibit the Partnership from purchasing or leasing an investment property from the General Partners or their Affiliates, (iii) prohibit loans by the Partnership to the General Partners or their Affiliates, (iv) prohibit the commingling of Partnership funds, and (v) prohibit the General Partners from merging or consolidating the Partnership with another partnership or a corporation or converting the Partnership to a real estate investment trust unless the transaction complies with certain terms and conditions (including first obtaining a Majority Vote of the Limited Partners). In addition, as described below, the General Partners have a fiduciary obligation to act in the best interests of both the Limited Partners and the investors in other programs in which they act as general partners and will use their best efforts to assure that the Partnership will be treated at least as favorably as any other such program.


                    FIDUCIARY DUTY OF THE GENERAL PARTNERS

     The General Partners will be accountable to the Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to Partnership affairs. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself or all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act ("GRULPA") specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if
(i) the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed, and (ii) the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

     Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the General Partners to either the Limited Partners or the Partnership, it is not anticipated that the General Partners would be able to successfully assert as a defense the general presumption which is often referred to as the "business judgment rule" that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would involve a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by the General Partners may have occurred should consult with their own counsel.

     Under GRULPA, except to the extent of acceptable limitations in the partnership agreement, a general partner of a limited partnership generally owes a duty of loyalty and a duty of care to his partners. The Partnership Agreement provides that the General Partners shall not be liable to the Partnership or any Partner arising out of any act or failure to act which the General Partners in good faith determined was in the best interest of the Partnership, provided that the General Partners shall be liable for any liabilities resulting from a General Partner's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such General Partner, in good faith, to be in the best interest of the Partnership. Since absent limitations in the Partnership Agreement such as the foregoing, a General Partner of a limited partnership would generally be liable under state law for damages caused by breach of fiduciary duty or a breach of the Partnership Agreement, regardless of whether or not such person received any personal benefit therefrom, Limited Partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the Partnership Agreement.

     In addition, the Partnership Agreement provides that the Partnership shall indemnify the General Partners and their Affiliates from and against liabilities and related expenses (including attorneys' fees) incurred in dealing with third parties while acting on behalf of or performing services for the Partnership arising out of any act or failure to act which the General Partners in good faith determined was in the best interest of the Partnership, provided that the General Partners shall not be indemnified by the Partnership for any liabilities resulting from a General Partner's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such General Partner, in good faith, to be in the best interest of the Partnership. Any indemnification of the General Partners is recoverable only out of the assets of the Partnership and not from the Limited Partners. The indemnification provisions contained in the Partnership Agreement are generally consistent with the provisions of GRULPA, and the General Partners will not be indemnified for a violation of the duty of care to their Partners to the extent any such violation constitutes negligence or misconduct.

     Notwithstanding the foregoing, the Partnership will not indemnify the General Partners or any person acting as a broker-dealer with respect to the Units from any liabilities incurred by them arising under federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made. In addition, prior to seeking a court approval for indemnification, the General Partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

     IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING OUT OF THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND IS THEREFORE UNENFORCEABLE.


                           PRIOR PERFORMANCE SUMMARY

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY THE GENERAL PARTNERS AND THEIR AFFILIATES. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL

EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS.

     The individual General Partner, Leo F. Wells, III, has served as a general partner of a total of eleven publicly offered real estate limited partnerships. These eleven limited partnerships and the year in which their offerings were completed are:

     1.   Wells Real Estate Fund I (1986)
     2.   Wells Real Estate Fund II (1988)
     3.   Wells Real Estate Fund II-OW (1988)
     4.   Wells Real Estate Fund III, L.P. (1990)
     5.   Wells Real Estate Fund IV, L.P. (1992)
     6.   Wells Real Estate Fund V, L.P. (1993)
     7.   Wells Real Estate Fund VI, L.P. (1994)
     8.   Wells Real Estate Fund VII, L.P. (1995)
     9.   Wells Real Estate Fund VIII, L.P. (1996)
    10.   Wells Real Estate Fund IX, L.P. (1996)
    11.   Wells Real Estate Fund X, L.P. (1997)

     The tables included in Exhibit "A" attached hereto set forth information as of the dates indicated regarding certain of these prior programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); and (iii) annual operating results of prior programs (Table
III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the prior programs have sold any of their properties.

     In addition to its real estate limited partnerships, the General Partners and their Affiliates are currently also sponsoring a public offering on behalf of Wells Real Estate Investment Trust, Inc., an unspecified real estate program which intends to qualify as a real estate investment trust (the "Wells REIT").

PUBLICLY OFFERED UNSPECIFIED REAL ESTATE PROGRAMS

     The General Partners and their Affiliates have previously sponsored eleven publicly offered real estate limited partnerships which were offered on an unspecified property or "blind pool" basis: Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX and Wells Fund X. The total amount of funds raised from investors in the offerings of these eleven publicly offered partnerships, as of October 31, 1997, was approximately $262,525,733, and the total number of investors in such partnerships was approximately 24,156.

     The investment objectives of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and the Wells REIT are substantially identical to the investment objectives of the Partnership. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI and Wells Fund VII available for investment in real properties have been invested in properties.
In addition, all of the proceeds of the offering of Wells Fund VIII available for investment in real properties have either been invested or are committed for investment in properties. As of August 31, 1997, approximately 74% and 50% of the proceeds of the offerings of Wells Fund IX and Wells Fund X, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. For the fiscal year ended December 31, 1996, approximately two-thirds of the aggregate gross rental income of ten of these eleven publicly offered partnerships (Wells Fund X had not yet commenced its offering) was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     Certain real estate programs previously sponsored by the General Partners and their Affiliates have experienced fluctuating financial performance, as indicated in the prior performance tables included in Exhibit "A" hereto. The real properties in which partnerships previously sponsored by the General Partners and their Affiliates have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess supply in many markets, along with increased operating costs and a general downturn in the real estate industry. As a result, certain of these public partnerships have experienced fluctuations in expenses and net income. These fluctuations were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. (See the "PRIOR PERFORMANCE TABLES" included as Exhibit "A" hereto.) Additionally, while overall occupancy rates have not decreased significantly at the properties owned by partnerships sponsored by the General Partners and their Affiliates, some of these properties have experienced high tenant turnover, and the partnerships owning these properties have generally been unable to raise rental rates and have been required to make expenditures for tenant improvements and to grant free rent and other concessions in order to attract new tenants. Specifically, certain of the prior public partnerships suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. (See "RISK FACTORS.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by these eleven publicly offered partnerships, as of October 31, 1997, was approximately $196,419,519 of which $4,254,000 (or approximately 2.2%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 65% was or will be spent on acquiring or developing office buildings, and approximately 35% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 4% was or will be spent on new properties, 38% on existing or used properties and 58% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these eleven publicly offered partnerships as of October 31, 1997:

Type of Property         New   Used   Construction
-----------------------  ----  -----  -------------

     Office Buildings      4%    26%      35%

     Shopping Centers      0%    11%      24%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties: (i) a medical office building in Atlanta, Georgia; (ii) two commercial office buildings in Atlanta, Georgia; (iii) a shopping center in DeKalb County, Georgia; (iv) a shopping center in Knoxville, Tennessee; (v) a shopping center in Cherokee County, Georgia; and (vi) a project consisting of seven office buildings and a shopping center in Tucker, Georgia. The Prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to twelve years, but that the General Partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and the partnership will have no obligation to sell the properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties. Further, the properties of Wells Fund I may not be sold for some time in the future.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties: (i) a shopping center in Cherokee County, Georgia; (ii) a project consisting of seven office buildings and a shopping center in Tucker, Georgia; (iii) a two story office building in Charlotte, North Carolina; (iv) a four story office building in Houston, Texas; (v) a restaurant in Roswell, Georgia; and (vi) a combined retail and office development in Roswell, Georgia.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties: (i) a four story office building in Houston, Texas; (ii) a restaurant in Roswell, Georgia; (iii) a combined retail and office development in Roswell, Georgia; (iv) a two story office building in Greenville, North Carolina; (v) a shopping center in Stockbridge, Georgia; and
(vi) a two story office building in Richmond, Virginia.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties: (i) a shopping center in Stockbridge, Georgia; (ii) a four story office building in Jacksonville, Florida; (iii) a two story office building in Richmond, Virginia; and (iv) two two story office buildings in Stockbridge, Georgia.

     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their Units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their Units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of October 31, 1997, $15,514,160 of Units of Wells Fund V were treated as Class A Units, and $1,491,860 of Units were treated as Class B Units. Wells Fund V owns interests in the following properties: (i) a four story office building in Jacksonville, Florida; (ii) two two story office buildings in Stockbridge, Georgia; (iii) a four story office building in Hartford, Connecticut; (iv) two restaurants in Stockbridge, Georgia; and (v) a three story office building in Appleton, Wisconsin. Wells Fund V experienced an operating loss of $18,089 in 1992 (at which time it only owned interests in the Jacksonville, Florida property which was under construction and the first office building in Stockbridge, Georgia which was under construction), recognized net income of $354,999 in 1993 (at which time it had also acquired an interest in the Hartford, Connecticut property and the second office building in Stockbridge, Georgia was under construction), recognized net income of $561,721 in 1994 (at which time it owned interests in all of the properties listed above for which it currently holds an ownership interest, with the exception that only one of the two restaurants had been developed on the tract of land in Stockbridge, Georgia), recognized net income of $689,639 in 1995 and recognized net income of $505,650 in 1996.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of October 31, 1997, $21,538,950 of Units of Wells Fund VI were treated as Class A Units, and $3,461,050 of

Units were treated as Class B Units. Wells Fund VI owns interests in the following properties: (i) a four story office building in Hartford, Connecticut;
(ii) two restaurants in Stockbridge, Georgia; (iii) another restaurant and a retail building in Stockbridge, Georgia; (iv) a shopping center in Stockbridge, Georgia; (v) a three story office building in Appleton, Wisconsin; (vi) a shopping center in Cherokee County, Georgia; (vii) a combined retail and office development in Roswell, Georgia; (viii) a four story office building in Jacksonville, Florida; and (ix) a shopping center in Clemmons, North Carolina. Wells Fund VI recognized net income of $31,428 in 1993 (at which time it only owned an interest in the Hartford, Connecticut property), recognized net income of $700,896 in 1994 (at which time it owned only interests in (i) the four story office building in Hartford, Connecticut; (ii) the retail building and an undeveloped tract of land in Stockbridge, Georgia; and (iii) the three story office building in Appleton, Wisconsin), recognized net income of $901,828 in 1995 (at which time each of the following properties was under construction: (i) one of the retail buildings in Stockbridge, Georgia, (ii) the combined retail and office development in Roswell, Georgia, (iii) the office building in Jacksonville, Florida, and (iv) the shopping center in Clemmons, North Carolina) and recognized net income of $589,053 in 1996.

     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of October 31, 1997, $18,656,280 of Units in Wells Fund VII were treated as Class A Units, and $5,523,890 of Units were treated as Class B Units. Wells Fund VII owns interests in the following properties: (i) a three story office building in Appleton, Wisconsin; (ii) a restaurant and a retail building in Stockbridge, Georgia; (iii) a shopping center in Stockbridge, Georgia; (iv) a shopping center in Cherokee County, Georgia; (v) a combined retail and office development in Roswell, Georgia; (vi) a two story office building in Alachua County, Florida near Gainesville; (vii) a four story office building in Jacksonville, Florida; (viii) a shopping center in Clemmons, North Carolina; and (ix) a retail development in Clayton County, Georgia. Wells Fund VII recognized net income of $203,263 in 1994 (at which time it only owned an interest in the three story office building in Appleton, Wisconsin and an undeveloped tract of land in Stockbridge, Georgia), recognized net income of $804,043 in 1995 (at which time it only owned interests in the office building in Appleton, Wisconsin, the developments in Stockbridge, Georgia, the office building in Alachua County, Florida, the office building in Jacksonville, Florida, the tract of land in Clemmons, North Carolina, which was under construction, and the retail building in Stockbridge, Georgia, which was under construction) and recognized net income of $452,776 in 1996.

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 (3,204,269 Units) representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Status Units, and $5,907,350 were attributable to sales of Class B Status Units. Limited partners in Wells Fund VIII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units and certain repurchases made by Wells Fund VIII, as of October 31, 1997, $26,353,280 of Units in Wells Fund VIII were treated as Class A Status Units, and $5,679,410 of Units were treated as Class B Status Units. Wells Fund VIII owns interests in the following properties: (i) a two story office building in Alachua County, Florida near Gainesville; (ii) a four story office building in Jacksonville, Florida; (iii) a shopping center in Clemmons, North Carolina; (iv) a retail development in Clayton County, Georgia;
(v) a four story office building in Madison, Wisconsin; (vi) a one story office building in Farmers Branch, Texas; (vii) a two story office building in Orange County, California; and (viii) a two story office building in Boulder County, Colorado. Wells Fund VIII recognized net income of $273,914 in 1995 (at which time it only owned interests in the office building in Alachua County, Florida, the office building in Jacksonville, Florida, which was under construction, and the tract of land in Clemmons, North Carolina, which was under construction) and recognized net income of $936,590 in 1996.

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 (3,5000,000 Units) representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Status Units, and $5,640,690 were attributable to sales of Class B Status Units.

After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of October 31, 1997, $29,447,760 of Units in Wells Fund IX were treated as Class A Status Units, and $5,552,240 of Units were treated as Class B Status Units. Wells Fund IX owns interests in the following properties: (i) a one story office building in Farmers Branch, Texas; (ii) a four story office building in Madison, Wisconsin; (iii) a two story office building in Orange County, California; (iv) a two story office building in Boulder County, Colorado; and (v) a three story office building under construction in Knox County, Tennessee in the Knoxville metropolitan area. Wells Fund IX recognized net income of $298,756 in 1996.

     Wells Fund X commenced its offering on December 31, 1996, and terminated its offering on December 30, 1997. As of November 30, 1997, Wells Fund X had received gross proceeds of $23,058,019 (2,305,802 Units) representing subscriptions from 1,632 limited partners. $18,589,699 of the gross proceeds were attributable to sales of Class A Status Units, and $4,468,320 were attributable to sales of Class B Status Units. Wells Fund X owns an interest in a three story office building under construction in Knox County, Tennessee in the Knoxville metropolitan area.

     THE INFORMATION SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF RESULTS TO BE EXPECTED FROM THE PARTNERSHIP.

     The foregoing properties in which the above eleven limited partnerships have invested have all been acquired and developed on an all cash basis.

     The General Partners of the Partnership, Leo F. Wells, III and Wells Partners, L.P. ("Wells Partners"), are also the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX and Wells Fund X. Wells Capital, Inc., the general partner of Wells Partners, and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III.

     On July 25, 1997, Wells Real Estate Investment Trust, Inc. (the "Wells REIT"), a newly organized Maryland corporation sponsored by the General Partners and their Affiliates which intends to qualify as a real estate investment trust, filed a Registration Statement with the Securities and Exchange Commission for the offering and sale to the public of up to 16,500,000 shares of common stock at a price of $10.00 per share. As of the date of this Prospectus, the registration of the Wells REIT had not yet been declared effective by the Securities and Exchange Commission.

     Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit "A" hereto for more detailed information regarding the prior experience of the General Partners. In addition, upon request, prospective investors may obtain from the General Partners without charge copies of offering materials and any reports prepared in connection with any of the ten publicly offered partnerships previously sponsored by the General Partners and their Affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, the Partnership will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the General Partners. Additionally, Table VI contained in Part II of the Registration Statement (which is not part of this Prospectus) gives certain additional information relating to properties acquired by prior partnerships affiliated with the General Partners. The Partnership will furnish, without charge, copies of such table upon request.


                                  MANAGEMENT

THE GENERAL PARTNERS

     The General Partners of the Partnership are: Wells Partners, L.P., a Georgia limited partnership, and Mr. Leo F. Wells, III, individually.

     WELLS PARTNERS, L.P. Wells Partners, L.P. ("Wells Partners") has Wells Capital, Inc. ("Wells Capital"), a Georgia corporation formed in April 1984, as its sole general partner. The executive offices of both Wells Partners and Wells Capital are located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092. Financial statements of Wells Partners and Wells Capital are included in this Prospectus at Appendix I. Leo F. Wells, III is the sole shareholder, sole Director and the President of Wells Real Estate Funds, Inc., which is the sole shareholder of each of Wells Capital, Wells Management Company, Inc. ("Wells Management") and Wells Investment Securities, Inc. ("Wells Investment"). (See "CONFLICTS OF INTEREST.")

     As of August 31, 1997, the net worth of Wells Partners was in excess of $1,168,000 on an estimated fair market value basis, and in excess of $128,000 on a generally accepted accounting principles (GAAP) basis; however, the net worth of Wells Partners consists almost entirely of partnership interests in real estate limited partnerships and, therefore, does not represent liquid assets.

     The principal officers and directors of Wells Capital are as follows:

Name                                    Positions
----                                    ---------

Leo F. Wells, III                       President and Sole Director

Brian M. Conlon                         Executive Vice President

Louis A. Trahant                        Vice President of Sales and Operations

Kim R. Comer                            National Vice President of Marketing

Edna B. King                            Vice President of Investor Services

Linda L. Carson                         Vice President of Accounting

     LEO F. WELLS, III (age 52) is the President and sole Director of both Wells Capital and Wells Real Estate Funds, Inc. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of Wells Management, a property management company he founded in 1983; Wells Investment, a registered securities broker-dealer he formed in 1984; Wells Advisors, Inc. ("Wells Advisors"), a company he organized in 1991 to act as a non-bank custodian for IRAs; and the President and a Director of the Wells REIT. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 26 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 24 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties, a majority of which are located in suburban areas of metropolitan Atlanta, Georgia. As of November 30, 1997, these 24 real estate limited partnerships represented investments totaling $272,340,704 from 24,719 investors. (See "PRIOR PERFORMANCE SUMMARY.")

     As of August 31, 1997, Mr. Wells' net worth (exclusive of home, automobiles and home furnishings) was approximately $2,140,000 on an estimated fair market value basis. Mr. Wells' net worth consists principally of investments in real estate, interests in retirement plans, notes receivable and his stock in Wells Real Estate Funds, Inc. and other closely held corporations and, therefore, does not represent liquid assets or assets which are readily marketable. (See "RISK FACTORS.")

     The combined net worth of the General Partners as of August 31, 1997, on an estimated fair market value basis, was in excess of $3,308,000. When the net worth of Wells Partners is calculated on a generally accepted accounting principles (GAAP) basis (i.e. Wells Partners' investments are valued at cost instead of estimated fair market value), the combined net worth of the General Partners, as of August 31, 1997, was approximately $2,268,000. However, the General Partners' net worth consists primarily of interests in real estate and closely-held businesses, and thus such net worth is substantially illiquid and not readily marketable. (See "RISK FACTORS.")

     BRIAN M. CONLON (age 39) is the Executive Vice President of both Wells Capital and Wells Real Estate Funds, Inc.; is a Vice President of Wells Investment; and is Executive Vice President and a Director of the Wells REIT. Mr. Conlon joined Wells Capital in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member
(CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     LOUIS A. TRAHANT (age 51) is Vice President of Sales and Operations for Wells Capital. He is responsible for the internal sales support provided to regional vice presidents and to registered representatives of broker-dealers participating in offerings of the public partnerships and other publicly offered programs. Mr. Trahant is also responsible for statistical analysis of sales-related activities, development of office and communication systems, and hiring of administrative personnel. Mr. Trahant joined Wells Capital in 1993 as Vice President for Marketing of the Southern Region and assumed his current position in 1995. Prior to joining Wells Capital, Mr. Trahant had extensive sales and marketing experience in the commercial lighting industry. He is a graduate of Southeastern Louisiana University, a member of the International Association for Financial Planning (IAFP) and holds a Series 22 license.

     KIM R. COMER (age 44) rejoined Wells Capital as National Vice President of Marketing in April 1997, after previously working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer is responsible for all investor, financial advisor and broker-dealer communications and relations. In prior positions with Wells Capital, Mr. Comer served as Vice President of Marketing for the southeast and northeast regions. He has ten years of experience in the securities industry and is a licensed registered representative and financial principal with the NASD. Additionally, he has previous experience as controller and Chief Financial Officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

     EDNA B. KING (age 61) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investor communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and an office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia and has completed various courses at the University of North Carolina at Wilmington.

     LINDA L. CARSON (age 54) is Vice President of Accounting for Wells Capital. As such, she is responsible for partnership, property and corporate accounting, SEC reporting and coordination of audits with the independent auditors. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991, and assumed her current position in 1996. Prior to jointing Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is a member of the National Society of Accountants.

MANAGEMENT

     The General Partners of the Partnership, Mr. Wells and Wells Partners, will be responsible for the direction and management of the Partnership, including acquisition, construction and property management. Any action required to be taken by the General Partners shall be taken only if it is approved, in writing or otherwise, by both General Partners, unless the General Partners agree between themselves to a different arrangement for the approval of action of the General Partners. The powers and duties of the General Partners are described in
Article XI of the Partnership Agreement. The compensation payable to the General Partners for performance of their duties is set forth in "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

     A change in management of the Partnership may be accomplished by removal of the General Partners or the designation of a successor or additional General Partner, in each case in accordance with the provisions of the Partnership Agreement. The Partnership Agreement provides that a General Partner may be removed and a new General Partner elected upon the written consent or affirmative vote of Limited Partners owning more than 50% of the Units. The Partnership Agreement further provides that a General Partner may designate a successor or additional General Partner with the consent of all other General Partners and Limited Partners holding more than 50% of the Units, after providing 90 days written notice to the General Partners and Limited Partners and provided that the interests of the Limited Partners are not affected adversely thereby. Generally, except in connection with such a designation, no General Partner shall have the right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign his or its interest without the consent of the Limited Partners holding more than 50% of the Units. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

     PROPERTY MANAGER. Partnership Properties will be managed and leased initially by Wells Management, which is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the General Partners or their Affiliates operate or in which the General Partners or their Affiliates own an interest. Wells Management currently manages in excess of 1,670,000 square feet of office buildings and shopping centers. Its compensation for management of commercial properties will be 4.5% of gross revenues. A special one-time initial rent-up or leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. The General Partners believe these terms will be no less favorable to the Partnership than those customary for similar services in the relevant geographic area. Depending upon the location of certain Partnership Properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some Partnership Properties. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

     Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the sole Director and President of Wells Management (See "CONFLICTS OF INTEREST.") The other principal officers of Wells Management are Michael C. Berndt, Vice President and Chief Financial Officer, M. Scott Meadows, Vice President of Property Management, Robert H. Stroud, Vice President of Leasing, and Michael L. Watson, Vice President of Development.

     The property manager will hire, direct and establish policies for the Partnership's employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other Partnership employees may be employed on a part-time basis and may also be employed by one or more of the following: (i) the General Partners; (ii) the property manager;
(iii) other partnerships organized by the General Partners and their Affiliates; and (iv) other persons or entities owning properties managed by the property manager. The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management will cover, without additional expense to the Partnership, the property manager's general overhead costs such as its expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management (other than controlling persons of the General Partners or their Affiliates) may be reimbursed by the Partnership to the extent such expenses are directly related to the management of a specific Partnership Property.

     The principal office of Wells Management is located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     DEALER MANAGER. Wells Investment (the "Dealer Manager"), a member firm of the National Association of Securities Dealers, Inc. ("NASD"), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of real estate limited partnerships which may from time to time be sponsored by the General Partners and their Affiliates.

     The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the Partnership in connection with the distribution of the Units offered hereby. It may also sell a limited number of Units at the retail level. (See "PLAN OF DISTRIBUTION.")

     Wells Real Estate Funds, Inc. is the sole shareholder of Wells Investment, and Mr. Wells is the sole Director and President. (See "CONFLICTS OF INTEREST.") Brian M. Conlon serves as Vice President of Wells Investment.

     IRA CUSTODIAN. Wells Advisors was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of real estate limited partnerships sponsored by the General Partners and their Affiliates. Wells Advisors charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding the Units on behalf of the beneficiary of the IRA and making distributions or reinvestments in Units solely at the discretion of the beneficiary of the IRA. Wells Advisors is not authorized to vote any of the Units held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the sole Director and President and owns 50% of the common stock and all of the preferred stock of Wells Advisors.


                      INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     The Partnership is a limited partnership which was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The Partnership's objectives are: (i) to maximize Net Cash From Operations; (ii) to preserve, protect and return the Capital Contributions of the Partners; and (iii) to realize capital appreciation upon the ultimate sale of Partnership Properties. No assurance can be given that these objectives will be attained or that the Partnership's capital will not decrease. The investment objectives of the Partnership may not be changed except upon approval of a majority-in-interest of the Limited Partners.

     Decisions relating to the purchase or sale of Partnership Properties will be made by the General Partners. See "MANAGEMENT" for a description of the background and experience of the General Partners.

ACQUISITION AND INVESTMENT POLICIES

     The Partnership will seek to invest substantially all of the net Offering proceeds available for investment on an all cash basis in the acquisition of commercial real properties, which are under development or construction, are newly constructed or which have been previously constructed and have operating histories. While not limited to such investments, the General Partners will generally seek to invest in commercial properties such as office buildings, shopping centers and industrial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the General Partners' standards of creditworthiness. It is anticipated that a majority of the tenants of the Partnership Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. The Partnership may, however, invest in office buildings, shopping centers or industrial properties which are not preleased to such tenants or in other types of commercial or industrial properties such as hotels, motels or business or industrial parks. Notwithstanding the foregoing, the Partnership will not be actively engaged in the business of operating hotels, motels or similar properties.

     While the Partnership will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors, due to the fact that a significant factor in the valuation of income-producing real properties is their potential for future income, the General Partners anticipate that the majority of properties acquired by the Partnership will satisfy both attributes of providing potential for capital appreciation and providing distributions of current cash flow to investors. To the extent feasible, the General Partners will strive to invest in a diversified portfolio of properties that will satisfy the Partnership's investment objectives of maximizing Net Cash From Operations, preserving investors' capital and realizing capital appreciation upon the ultimate sale of Partnership Properties.

     It is anticipated that approximately 84% of the proceeds from the sale of Units will be used to acquire Partnership Properties and the balance will be used to pay various fees and expenses. (See "ESTIMATED USE OF PROCEEDS.")

     Unimproved or non-income producing property shall not be acquired except in amounts and on terms which can be financed by the Offering proceeds or Cash Flow. Investment in unimproved or non-income producing property may not exceed 15% of the net offering proceeds available for Investment in Properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. The Partnership will not acquire property in exchange for Units.

     Investment in property generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years, and may be made either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, Affiliates of the General Partners or other persons. (See "Joint Venture Investments" below.) In addition, the Partnership may purchase properties and lease them back to the sellers of such properties. While the General Partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and so that the Partnership will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced. (See "FEDERAL INCOME TAX CONSEQUENCES--Characterization of Leases.")

     The Partnership is not limited as to the geographic area where it may conduct its operations, but the General Partners intend to invest in properties located in the United States.

     There are no specific limitations on the number or size of properties to be acquired by the Partnership or on the percentage of net proceeds of this Offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the Partnership is acquiring its properties and the amount of the net proceeds of this Offering.

     In making investment decisions for the Partnership, the General Partners will consider relevant real property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the General Partners will have substantial discretion with respect to the selection of specific Partnership investments.

     The Partnership will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the General Partners will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by Limited Partners at the office of the Partnership and will be retained for at least five years.

     The Partnership's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the General Partners), audited financial statements covering recent operations of any properties having operating histories (unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors), title and liability insurance policies and opinions of counsel in certain circumstances. The Partnership will not close the purchase of any property unless and until it obtains an environmental assessment (a minimum of a Phase I review) for each property purchased and the General Partners are generally satisfied with the environmental status of the property.

     The Partnership may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Partnership a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, the Partnership may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real properties, the Partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The Partnership may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area. Development of real properties is subject to risks relating to the builders' ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "RISK FACTORS--Real Estate Risks.")

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     The Partnership may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed although the Partnership may not invest in excess of 15% of the net offering proceeds available for Investment in Properties in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, the General Partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an Affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.

     The Partnership may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The Partnership intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

     The Partnership may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which it may acquire. Such persons would be compensated directly by the Partnership and, other than through such employment, will not be affiliated with the General Partners.

ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT CORPORATION

     The Partnership may acquire properties, directly or through joint ventures with Affiliated entities, from Wells Development Corporation ("Wells Development"), a Georgia corporation which the General Partners have recently formed for the purposes of (i) acquiring existing income-producing commercial real properties, and (ii) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Partnership, Prior Wells Public Programs and other Affiliates of the General Partners. In the case of properties to be developed by Wells Development and sold to the Partnership, it is anticipated that Wells Development would acquire a parcel of land, enter into contracts for the construction and development of a commercial building thereon, and enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion, as well as secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property, all of which occur prior to entering into a contract with the Partnership to acquire the developed property upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Wells Development will be performed by one or more companies which are independent of Wells Development, the General Partners and their Affiliates. The Partnership would be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development would apply to the cost of acquiring the land and initial development costs. It is anticipated that the earnest money deposit would represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract. The purchase price for the developed property to be paid by the Partnership to Wells Development would not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs of Wells Development. All profits and losses during the period any such property is held by Wells Development will accrue to the Partnership, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for Acquisition and Advisory Fees payable to the General Partners or their Affiliates which are described in detail elsewhere herein. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.") In the case of properties acquired by the Partnership from Wells Development that have already been developed, Wells Development would be required to obtain an appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the Partnership under the purchase contract would not exceed the fair market value of the property as determined by the appraisal. In the case of properties to be acquired by the Partnership from Wells Development which have not yet been constructed at the time of contracting, Wells Development would be required to obtain an independent "as built" appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the Partnership under the purchase contract would not exceed the anticipated fair market value of the developed property as determined by the appraisal. All Funds paid by the Partnership to Wells Development would be disbursed through The Bank of New York under the Custodial Agency Agreement.

     It is anticipated that Wells Development would use the earnest money deposit received from the Partnership upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures, and would borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. The contract between the Partnership and Wells Development would require Wells Development to deliver at closing to the Partnership title to the property, as well as an assignment of the lease agreement, free and clear of all encumbrances relating to any such borrowing, and in no event will the Partnership take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development would hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the Partnership and other Affiliates of the General Partners, and Wells Development would not hold title to any such property for more than 12 months prior to reselling to the Partnership.

     The Partnership may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, the Partnership has not yet raised sufficient proceeds to enable it to pay the full amount of the purchase price at closing, under the expectation that the Partnership will raise sufficient additional proceeds from its Offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that the Partnership may elect to close the purchase of the property before the development has been completed, in which case the Partnership would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an Affiliate. Any contract between the Partnership (directly or indirectly through a joint venture with an Affiliate) and Wells Development for the purchase of property to be developed by Wells Development will provide that the Partnership would be obligated to purchase the property only if (i)Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the Partnership; and (ii) the Partnership has sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit. The General Partners will not cause the Partnership to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. However, if the Partnership enters into a contract to acquire property from Wells Development and, at the time for closing, is unable to purchase the property because it does not have sufficient net proceeds available for investment, the Partnership would not be required to close the purchase of the property and would be entitled to a refund of its earnest money deposit from Wells Development. Because Wells Development is a newly formed entity without substantial assets or operations, Wells Development's obligations to refund the Partnership's earnest money deposit will be guaranteed by Wells Management Company, Inc. ("Wells Management"), an Affiliate which is engaged in the business of real estate management.

     Wells Management currently manages in excess of 1,670,000 square feet of office buildings and shopping centers and derives substantial income from such operations which the Partnership could obtain under the guaranty in the event that Wells Development is unable to meet its obligation to repay the earnest money deposit to the

Partnership. For the fiscal year ended February 28, 1997, Wells Management reported $1,154,366 in gross operating revenues and $121,486 in net income, and for the six month period ended August 31, 1997, Wells Management reported $738,550 in gross operating revenues and $388,256 in net income. Under such circumstances, the Partnership may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "RISK FACTORS.")

     The acquisition of real properties from Wells Development, as outlined above, will involve significant risks, as further set forth in "RISK FACTORS-- Risks Relating to Acquisition of Properties from Wells Development Corporation."

TERMS OF LEASES AND LESSEE CREDITWORTHINESS

     The terms and conditions of any lease entered into by the Partnership with regard to a tenant may vary substantially from those described herein. However, a majority of leases are expected to be what is generally referred to as "triple net" leases, which means that the lessee will be required to pay or reimburse the Partnership for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs as well as lease payments.

     The General Partners have developed specific standards for determining the creditworthiness of potential lessees of Partnership Properties. While authorized to enter into leases with any type of lessee, the General Partners anticipate that a majority of the tenants of the Partnership Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

BORROWING POLICIES

     The Partnership will acquire properties on an all cash basis, and the General Partners do not intend to cause the Partnership to borrow any funds. However, in order to give the General Partners flexibility in the management of the Partnership, the Partnership Agreement authorizes the Partnership to borrow funds (a) for Partnership operating purposes in the event of unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership become insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (b) in order to finance improvement of and improvements to properties, when the General Partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property, or to make a particular property more attractive for sale or lease. The Partnership cannot borrow funds for any other purposes. The aggregate amount of Partnership borrowings at any given time may not exceed 25% of the total purchase price of Partnership Properties. The General Partners have represented that they will not cause the Partnership to incur indebtedness unless the Partnership first obtains an opinion of counsel or an opinion from its tax accountants that the indebtedness to be obtained more likely than not will not cause the income of the Partnership to be characterized as UBTI. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the Partnership in the future would not cause the income allocated to Limited Partners that are tax-exempt entities to be taxed as UBTI. (See "FEDERAL INCOME TAX CONSEQUENCES--Investment by Qualified Plans and Other Tax-Exempt Entitles.")

     If the Partnership does incur indebtedness the repayment of which is secured by Partnership Properties, it intends to incur only non-recourse indebtedness in connection with such borrowings, meaning that neither the Partnership nor any Partner will be personally liable therefor. The lender's rights on default generally would be limited to foreclosure on the property which secured the obligation. There is no limitation on the maximum amount of mortgage indebtedness which may be incurred with respect to any single property; however, the Partnership anticipates that mortgage indebtedness with respect to any single property would not exceed 10% of the property's fair market value and that aggregate borrowings relating to all properties would not exceed 10% of their combined fair market value. The Partnership will not incur debt to fund distributions to Limited Partners. If the Partnership incurs mortgage indebtedness, it would endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment.

     The Partnership may borrow funds from the General Partners or their Affiliates in such situations only if the following qualifications are met: (a) any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;
(b) interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (c) no prepayment charge or penalty shall be required.

     Except in connection with a potential borrowing as described above, the Partnership will not issue senior securities.

JOINT VENTURE INVESTMENTS

     The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties, under the conditions described below. The Partnership may invest some or all of the proceeds of the Offering in such joint ventures. In this connection, the Partnership may enter into joint ventures with Prior Wells Public Programs or future real estate programs or other publicly registered entities sponsored by the General Partners or their Affiliates. The General Partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the Partnership's investment policies. (See "RISK FACTORS" and "CONFLICTS OF INTEREST.") In determining whether to invest in a particular joint venture, the General Partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described herein for the selection of real property investments of the Partnership. (See "Acquisition and Investment Policies," Development and Construction of Properties," Terms of Leases and Lessee Creditworthiness," and "Borrowing Practices.")

     At such time as the General Partners believe that a reasonable probability exists that the Partnership will enter into a joint venture with a Prior Wells Public Program for the acquisition or development of a specific property, this Prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the General Partners' experience, in connection with the development of a property which is currently owned by a Prior Wells Public Program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the Partnership will ultimately consummate such proposed transaction nor that the information provided in any such Supplement to this Prospectus concerning any such proposed transaction will not change after the date of the Supplement. The only undeveloped property which is currently owned by any Prior Wells Public Program in which the General Partners believe that there is a realistic possibility that the Partnership may invest are the undeveloped portions of the tract of land located in Clemmons, North Carolina, a portion of which has been developed as a shopping center owned by a joint venture among Wells Fund VI, Wells Fund VII and Wells Fund VIII. (See "PRIOR PERFORMANCE SUMMARY.")

     The Partnership may enter into a partnership, joint venture or co-tenancy with unrelated parties if (i) the management of such partnership, joint venture or co-tenancy is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership, partnership or co-tenancy agreement does not authorize or require the Partnership to do anything as a partner, joint venturer or co-tenant with respect to the property which the Partnership or the General Partners could not do directly because of the Partnership Agreement; and (iv) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the Partnership Agreement. In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the Partnership may not have sufficient capital to finance any such buy-out. (See "RISK FACTORS.")

     The Partnership intends to enter into joint ventures with other publicly registered Affiliated real estate programs for the acquisition of properties, but may only do so provided that (i) each such co-venturer has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the Partnership may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an Affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into such joint ventures with Affiliated entities will result in certain conflicts of interest. (See "RISK FACTORS" and "CONFLICTS OF INTEREST--Joint Ventures with Affiliates of the General Partners.")

DISPOSITION POLICIES

     The Partnership anticipates that prior to its termination and dissolution, all of the Partnership's properties will be sold. The Partnership intends to hold the various real properties in which it invests until such time as sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, the Partnership will consider factors such as potential capital appreciation, Cash Flow and federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The General Partners anticipate that the Partnership will sell existing income-producing properties within ten to 12 years after acquisition and will sell property acquired for development within ten to 12 years from the date of completion of such development. However, the General Partners may exercise their discretion as to whether and when to sell a property, and the Partnership will have no obligation to sell properties at any particular time, except in the event that Limited Partners holding a majority of the Units vote to liquidate the Partnership in response to a formal proxy to liquidate. (See "SUMMARY OF PARTNERSHIP AGREEMENT--Proxy to Liquidate.")

     Cash Flow will not be reinvested in newly acquired Partnership Properties, however, in the discretion of the General Partners, may be held as working capital reserves, or used to make capital improvements to existing Partnership Properties. In addition, Sale Proceeds generally will not be reinvested but will be distributed to the Partners. Thus, the Partnership is intended to be self-liquidating in nature. However, Sale Proceeds need not be so distributed if such proceeds are, in the discretion of the General Partners, (i) used to purchase land underlying any of the Partnership's Properties, (ii) used to buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned, (iii) held as working capital reserves, or (iv) used to make capital improvements to existing Partnership Properties. Notwithstanding the above, reinvestment of Sale Proceeds will not occur unless sufficient cash will be distributed to pay any federal or state income tax (assuming Limited Partners will be subject to a 35% combined federal and state tax bracket) created by the sale of the property.

     Although not required to do so, the Partnership will generally seek to sell its properties for all cash. The Partnership may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties sold by the Partnership may be sold on the installment basis under which only a portion of the sales price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by the Partnership of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER POLICIES

     The Partnership will not invest as a limited partner in other limited partnerships.

     Except in connection with sales of properties by the Partnership where purchase money obligations may be taken by the Partnership as partial payment, the Partnership will not make loans to any person, nor will the Partnership underwrite securities of other issuers, offer securities (except potentially for purchase money obligations to sellers) in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the Partnership may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

     In an attempt to comply with the "real estate operating company" exemption under the Plan Asset Regulations (see "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS"), the General Partners intend to invest more than 50% of the Partnership's assets in real estate which is managed or developed and with respect to which the Partnership will have the right to participate substantially in the management or development activities. Specifically, the General Partners intend to structure the management and development activities of the Partnership such that at all times more than 50% of the Partnership's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Partnership's responsibility and not passed through to the lessees of such properties.

     In addition, in an attempt to qualify for the 90% qualified income exception to the treatment of the Partnership as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, the General Partners intend to operate the Partnership such that at all times more than 90% of the gross income of the Partnership will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property. (See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships.")

     The Partnership will not: (i) issue any Units after the termination of the Offering or issue Units in exchange for property; (ii) make investments in real estate mortgages (except in connection with the sale or other disposition of a property); (iii) make loans to the General Partners or their Affiliates; (iv) invest in or underwrite the securities of other issuers, including any publicly offered or traded limited partnership interests, except for permitted temporary investments pending utilization of Partnership funds as described below in "CUSTODIAL AGENCY AGREEMENT," provided that following one year after the commencement of operations of the Partnership no more than 45% of the value of the Partnership's total assets (exclusive of Government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for the last four fiscal quarters combined) will be derived from, securities other than (i) Government securities, or (ii) securities in a corporation where real estate is the principal asset and the acquisition of such real estate can best be effected by the acquisition of the stock of such corporation, provided that any such corporation is either (A) a corporation which is a majority owned subsidiary of the Partnership and which is not an investment company, or (B) a corporation which is controlled primarily by the Partnership, through which corporation the Partnership engages in the business of acquisition and operation of real estate and which is not an investment company.


                          CUSTODIAL AGENCY AGREEMENT

     The Partnership has entered into a Custodial Agency Agreement (the "Custodial Agency Agreement") with The Bank of New York (the "Agent"), whereby all proceeds of this Offering obtained from Limited Partners, all Partnership Properties to be acquired by the Partnership, and the net proceeds from any sale of a Partnership Property will be placed in the custody of the Agent, which will hold such funds and properties as agent for the Partnership. The purpose for entering into the Custodial Agency Agreement is to ensure that Partnership funds and Partnership Properties are protected against fraud and theft. The Agent is not in any way affiliated with the General Partners or their Affiliates.

     The Agent will initially act as the Escrow Agent until the closing of the Minimum Offering. Thereafter, under the terms of the Custodial Agency Agreement, cash obtained from investors representing proceeds of this Offering will continue to be delivered to the Agent and will be deposited into a custodial account. Twenty percent of such Offering proceeds (representing such partnership expenditures as selling commissions, organizational and offering expenses and acquisition advisory fees) will immediately be redeposited into a separate account in the name of the Partnership. A minimum of 80% of such proceeds shall be retained in the custodial account and will be invested in certificates of deposit, short-term debt obligations and interest-bearing accounts. All interest and other income earned on the proceeds held by the Agent in the custodial account, less the applicable fees described below, will accrue to the benefit of the Partnership and be deposited into the Partnership's account on a monthly basis.

     When a property to be acquired by the Partnership is identified, upon written instructions from the Partnership and receipt of an appraisal from an independent appraiser, the Agent is authorized and directed under the Custodial Agency Agreement to disburse funds held in the custodial account for the acquisition of such property. The purchase price for any property shall not exceed its appraised value. Title to properties acquired on behalf of the Partnership or, in certain instances, title to joint venture or partnership interests in which the Partnership may invest, will be held in the name of the Agent, as agent for the Partnership. Title to properties may be held in any legally recognized form, including in fee simple, undivided interest, as a co-tenant or as a lessee. There is no requirement that any joint venture partner, co-tenant or other co-owner of properties purchased jointly with the Partnership also be subject to a custodial agency agreement.

     All properties acquired will be managed by Wells Management Company, Inc. or by such other management companies that may be designated by the Partnership. All rents, revenues and other income relating to Partnership Properties shall be payable to the Partnership, and the Partnership will be responsible for paying all operating expenses, maintenance, repairs, taxes, insurance and liabilities relating to such properties and for making distributions of Net Cash From Operations, if any.

     When the Partnership decides to sell any of its properties, upon written instruction from the Partnership and the receipt of an appraisal from an independent appraiser evidencing that the sales price of the property to be sold is not less than 90% of the appraised value of such property, the Agent will be authorized to execute such real estate transfer documents as may be necessary to effect any such sale of a Partnership property. After the closing, the Partnership's allocable share of Sale Proceeds shall be paid to the Agent and deposited into the custodial account. All such Sale Proceeds will be disbursed to the Limited Partners and the General Partners of the Partnership directly by the Agent upon receipt of and pursuant to a list obtained from the General Partners setting forth the names, amounts to be disbursed and addresses of the Limited Partners of the Partnership.

     The Custodial Agency Agreement provides that the Agent shall in all instances hold itself out as agent of the Partnership and not as principal in all dealings with third parties. The Custodial Agency Agreement prohibits the Agent from applying funds or properties held on behalf of the Partnership in any manner except for the exclusive benefit of the Partnership. While the Agent will have certain fiduciary duties to the Partnership pursuant to the Custodial Agency Agreement, the General Partners will not be contracting away their fiduciary duties under common law, and the existence of the Custodial Agency Agreement between the Agent and the Partnership will not in any way reduce or eliminate the fiduciary duties the General Partners have to the Partnership and the Limited Partners. Under the Custodial Agency Agreement, the Partnership agrees to indemnify and hold the agent harmless from any liabilities, losses, claims, damages and expenses which the Agent might sustain as a result of acting as agent for the Partnership, provided that any such liability is not the result of gross negligence or willful misconduct by the Agent.

     The Custodial Agency Agreement provides that the Agent shall be paid during the term of the Custodial Agency Agreement an annual administrative fee equal to five basis points ($500 per $1,000,000 held) and an automated cash management fee of .35% per annum, each of which fees are calculated based on the market value of assets held as agent for the Partnership.


                           REAL PROPERTY INVESTMENTS

     As of the date of this Prospectus, the Partnership has not acquired nor contracted to acquire any specific real properties. The General Partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the Partnership and prior programs. At such time during the negotiations for a specific property as the General Partners believe that a reasonable probability exists that the Partnership will acquire such property, this Prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the General Partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Prospectus, if appropriate. IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE PARTNERSHIP WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION NOR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     It is intended that the proceeds of this Offering will be invested in properties in accordance with the Partnership's investment policies. In the event that all of the Units offered hereby are sold, it is anticipated that the Partnership will invest in four to six properties. Funds available for investment in Partnership Properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering and not reserved for working capital purposes will be returned to the Limited Partners. (See "DISTRIBUTIONS AND ALLOCATIONS" as to when funds shall be deemed committed for this purpose.)

     Adequate insurance coverage will be obtained for all properties in which the Partnership will invest.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of the date of this Prospectus, the Partnership had not yet commenced active operations. The Partnership will not commence active operations until it has received and accepted subscriptions for a minimum of 125,000 Units ($1,250,000).

     Following achievement of such funding level, subscription proceeds may be released to the Partnership from escrow and applied to the payment or reimbursement of selling commissions and other Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of approximately $1,093,750. (See "ESTIMATED USE OF PROCEEDS.") Thereafter, the Partnership will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as net Offering proceeds are expended in connection with the acquisition, development and operation of Partnership Properties.

     As of the initial date of this Prospectus, the Partnership has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the Partnership. The number of Partnership Properties to be acquired by the Partnership will depend upon the number of Units sold and the resulting amount of the net proceeds available for investment in properties available to the Partnership. (See "RISK FACTORS.")

     The General Partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of Partnership Properties.

     Until required for the acquisition, development or operation of properties, net Offering proceeds will be kept in short-term, liquid investments. Because the Partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the Partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Partnership properties will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties. The General Partners also may, but are not required to, establish reserves from Gross Offering Proceeds, out of Cash Flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.


                     INVESTMENT BY TAX-EXEMPT ENTITIES AND
                             ERISA CONSIDERATIONS

     While the General Partners have attempted to structure the Partnership in such a manner that it will be an attractive investment vehicle for Qualified Plans, IRAs and other tax-exempt entities, in considering an investment in the Partnership of a portion of the assets of a Retirement Plan, the plan's fiduciary should consider all applicable provisions of the Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization and Keogh Plans under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below. In general, Qualified Plan fiduciaries should consider: (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan; (ii) whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA; (iii) whether the investment will result in UBTI to the Qualified Plan (or to an investing IRA, Keogh Plan or other tax-exempt entity) (see "FEDERAL INCOME TAX CONSEQUENCES--INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES"); (iv) whether there is sufficient liquidity for the Qualified Plan after taking this investment into account; (v) the need to value the assets of the Qualified Plan annually; and (vi) whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or
Section 4975 of the Code.

     ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. Persons who are fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries) are prohibited. Similar prohibitions apply to Retirement Plans under the Code, and IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, subject to the prohibited transaction rules under the Code. For purposes of both ERISA and the Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a Retirement Plan is considered to be a fiduciary of such Retirement Plan (subject to certain exceptions not here relevant).

     Potential investors who intend to purchase Units in their IRAs and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should take into consideration the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code for the IRA or other Retirement Plan. If the Units are still held in the IRA or Retirement Plan and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations will likely require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the then current fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. (See "RISK FACTORS.")

PLAN ASSETS - GENERALLY

     ERISA provides a comprehensive statutory scheme regarding the investment in and management of a plan's assets. While the General Partners have used their best efforts to structure the Partnership so that the assets of the Partnership will not be deemed to be assets of the Retirement Plans investing as Limited Partners ("Plan Assets"), in the event that the assets of the Partnership were deemed to be Plan Assets, the General Partners would be considered to be plan fiduciaries under ERISA (and the Code), and certain contemplated transactions between the Partnership and the General Partners may be deemed to be "prohibited transactions." Additionally, if the assets of the Partnership are deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by Retirement Plans would extend (as to all plan fiduciaries) to the General Partners with respect to investments made by the Partnership.

PLAN ASSETS

     The definition of Plan Assets was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2, which provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

          Generally, investment by a plan in securities (within the meaning of section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under
     Section 406 of the Act.

     In 1986, the Department of Labor issued regulations (the "Plan Asset Regulations") relating to the definition of Plan Assets, which adopt the general statement regarding Plan Assets set forth in Interpretive Bulletin 75-2; however, the Plan Asset Regulations further provide that assets of investment entities in which Retirement Plans make equity investments will be treated as assets of such plans unless such investments are in publicly offered securities, are in securities offered by an investment company registered under the Investment Company Act of 1940, or come within one of the specific exemptions set forth below. As the Partnership is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to the Partnership include: (i) investments in "publicly offered securities" (generally interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission); (ii) investments in interests in "real estate operating companies;" and (iii) investments in which equity participation by "benefit plan investors" is not significant. The Plan Asset Regulations provide that equity participation in an entity would be "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. The General Partners do not anticipate that the Partnership will qualify for the exemption described in (iii) above.

EXEMPTIONS UNDER PLAN ASSET REGULATIONS

     As noted above, if a Retirement Plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be Plan Assets. Under the Plan Asset Regulations, the definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the Partnership should satisfy the registration requirements under this definition, the determinations of whether a security is
"widely-held" and "freely transferable" are inherently factual matters.   The
Plan Asset Regulations provide that a class of securities will be "widely-held" if it is held by 100 or more persons. Accordingly, to preserve the ability of the Partnership to qualify for this exemption, the General Partners may suspend the offering of Units to Retirement Plans, if upon the closing of the Minimum Offering less than 100 persons have acquired each class of Units and, in such case, would continue the offering to Retirement Plans only after at least 100 persons have acquired each class of Units.

     With respect to the "freely transferable" requirement, the Plan Asset Regulations provide several examples of restrictions on transferability with respect to offerings in which the minimum investment is $10,000 or less which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The Partnership Agreement is intended to satisfy the freely transferable requirement with respect to the Units. It should be noted in this regard, however, that because certain adverse tax consequences can result if the Partnership were to be characterized as a "publicly traded partnership" under Section 7704 of the Code (see "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships"), certain additional restrictions on the transferability of Units have been incorporated into the Partnership Agreement which are intended to prevent such reclassification of the Partnership as a publicly traded partnership (the "Section 7704 Restrictions"). In this regard, the Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Code, however, and accordingly, the incorporation of the Section 7704 Restrictions into the Partnership Agreement may have the effect of making the "publicly offered securities" exemption unavailable to the Partnership.

     On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the Partnership Agreement consistently with the specific exemption language in the Plan Asset Regulations set forth above, the Partnership should qualify for the publicly offered securities exemption contained in the Plan Asset Regulations.

However, because of the factual nature of the determination and lack of guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the Partnership will, in fact, qualify for this exemption.

     Even if the Partnership were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption from the Plan Assets definition with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the Partnership has the right to participate substantially in the management or development activities. The Partnership intends to devote more than 50% of its assets to management and development of real estate; however, an example contained in the Plan Asset Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over one-half of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessees thereof, then the entity is not eligible for the real estate operating company exemption.

     In an attempt to comply with the real estate operating company exemption under the Plan Asset Regulations, the General Partners intend to structure the management and development activities of the Partnership such that at all times more than 50% of the Partnership's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Partnership's responsibility and not passed through to the lessees of such properties. (See "INVESTMENT OBJECTIVES AND CRITERIA.") Due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations, however, there can be no assurance as to the Partnership's ability to qualify for the real estate operating company exemption.

PLAN ASSET CONSEQUENCES - PROHIBITED TRANSACTION EXCISE TAX

     If the Partnership were deemed to hold Plan Assets, additional issues relating to the "Plan Assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partners' ownership of interests in the Partnership and the possible relationship between the General Partners or the Partnership and any Retirement Plan which may purchase Units. Section 406 of ERISA and Section 4975 of the Code prohibit Retirement Plans from engaging in certain transactions with specified parties involving Plan Assets. These parties are referred to as "parties in interest," as defined in Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Code. These definitions include "persons providing services to the plan" and certain of their affiliates. Thus, if the General Partners' interest in the Partnership were deemed to exceed certain threshold levels set forth in the Code and ERISA, the Partnership, itself, could be deemed to be a disqualified person and an investment in Units could be a prohibited transaction; however, the General Partners do not believe such thresholds have been exceeded with respect to their interest in the Partnership or that the Partnership should otherwise be deemed to be a party in interest or a disqualified person. Further, any transaction between the Partnership and a party in interest or disqualified person with respect to an investing Retirement Plan could be a prohibited transaction if the Partnership were deemed to hold Plan Assets.

     In addition, if the Partnership is deemed to hold Plan Assets, each General Partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Code with respect to investing Retirement Plans. If such relationship were to exist, various transactions between the General Partners or their Affiliates and the Partnership could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the General Partners share in certain Partnership distributions and tax allocations in a manner disproportionate to their Capital Contributions to the Partnership, the General Partners are being compensated directly out of Plan Assets rather than the Partnership assets in exchange for the provision of services, i.e., establishment of the Partnership and making it available as an investment to Retirement Plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing Retirement Plans and the General Partners.

     If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the General Partners and any party in interest that has engaged in any such prohibited transaction would be required to eliminate the prohibited transaction by reversing the transaction and make good to the Retirement Plan any loss resulting from the prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in Units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the Partnership or the General Partners.

     Special rules apply to an investing IRA. If the Partnership were deemed to be a party in interest or disqualified person, as described above, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the Partnership and the account would be deemed under
Section 4975 of the Code to constitute a prohibited transaction.

     It should be noted that even if the assets of the Partnership are deemed, as the General Partners anticipate, not to be Plan Assets under the Plan Asset Regulations, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the Partnership by a Retirement Plan may still be a prohibited transaction. For example, if a Retirement Plan may, by reason of its investment, compel the Partnership to invest in a property or engage in transactions which such Retirement Plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not preclude recharacterization of such investment as a prohibited transaction. The General Partners have represented in this regard that no such arrangements will be entered into with investing Retirement Plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

ANNUAL VALUATION

     Fiduciaries of Retirement Plans are required to determine annually the fair market value of the assets of such Retirement Plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of Retirement Plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the Partnership, Limited Partners will be furnished with an annual statement of estimated Unit value. This annual statement will report the estimated value of each Unit based upon the estimated amount a Unit holder would receive if all Partnership assets were sold as of the close of the Partnership's fiscal year for their estimated values and if such proceeds (without reduction for selling expenses), together with the other funds of the Partnership, were distributed in liquidation of the Partnership. Such estimated values will be based upon annual appraisals of Partnership Properties performed by the General Partners, and no independent appraisals will be obtained. However, the General Partners are required to obtain the opinion of an independent third party stating that their estimates of value are reasonable and were prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the termination of the Offering, the value of a Unit will be deemed to be $10.00, and no valuations will be performed. The estimated value per Unit will be reported to Limited Partners in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period immediately following completion of the valuation process. There can be no assurance that: (i) the estimated value per Unit will actually be realized by the Partnership or by the Limited Partners upon liquidation (in part because estimates do not necessarily indicate the price at which properties could be sold and because no attempt will be made to estimate the expenses of selling any property); or (ii) Limited Partners could realize estimated net asset value if they were to attempt to sell their Units, because no public market may exist for such Units.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to summarize all of the federal income tax considerations material to an investment in the Partnership. This summary is based upon the Code, Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in Revenue Rulings and Revenue Procedures, other current administrative positions of the IRS and existing judicial decisions in effect as of the date of this Prospectus. Investors should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each Limited Partner in the Partnership. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Limited Partner's particular circumstances. No representations are made as to state and local tax consequences. Further, the Partnership does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

     Investors should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Code. There can be no assurance that the present federal income tax laws applicable to Limited Partners and the operation of the Partnership will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a Limited Partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws as discussed herein.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES ARISING FROM THE PURCHASE OF UNITS. NOTHING IN THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE GENERAL PARTNERS, THEIR AFFILIATES, EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING) IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A POTENTIAL INVESTOR IN THE PARTNERSHIP. INVESTORS SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE PARTNERSHIP AND THAT LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DECISIONS MAY REDUCE OR ELIMINATE ANTICIPATED TAX BENEFITS OF AN INVESTMENT IN THE PARTNERSHIP.

     IT IS NOT ANTICIPATED THAT LIMITED PARTNERS HOLDING CLASS A STATUS UNITS WILL RECEIVE ANY TAX BENEFITS WHATSOEVER. THEREFORE, ANY DISCUSSION HEREIN OF THE AVAILABILITY AND EXTENT OF INCOME TAX BENEFITS TO LIMITED PARTNERS WILL APPLY PRINCIPALLY TO LIMITED PARTNERS HOLDING CLASS B STATUS UNITS.

     PROSPECTIVE INVESTORS WHO ARE FIDUCIARIES OF RETIREMENT PLANS SHOULD CAREFULLY READ "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS" AND "INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES" IN THIS SECTION.

     The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules (such as Subchapter S corporations) and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the Partnership.

TAX OPINION

     The Partnership retained Holland & Knight LLP ("Counsel") to render an opinion concerning the material federal income tax issues relating to an investment in the Partnership (the "Tax Opinion"). Potential investors

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

should be aware that the opinions of Counsel in the Tax Opinion are based upon the accuracy of the facts described in this Prospectus and facts represented to Counsel by the General Partners, and assume that the Partnership will be operated strictly in accordance with the Partnership Agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of Counsel in the Tax Opinion are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change either prospectively or retroactively. Changes in the Code and the Regulations subsequent to the date of the Tax Opinion are not addressed therein, and any such changes could have a material adverse effect upon the tax treatment of an investment in the Partnership.

     In reliance on certain representations and assumptions described herein and in the Tax Opinion, and subject to the qualifications set forth herein and in the Tax Opinion, Counsel in the Tax Opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the Partnership, and that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

     (1) The Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

     (2) The Partnership will not be classified as a "publicly traded partnership" under Section 7704 of the Code since the Partnership Agreement limits transfers of Units, except for transfers of Units which satisfy applicable safe harbors from "publicly traded partnership" status adopted by the IRS;

     (3) A Limited Partner's interest in the Partnership will be treated as a passive activity;

     (4) Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement;

     (5) The Partnership will be treated for income tax purposes as the owner of Partnership Properties, title to which is held in the name of the Agent under the terms of the Custodial Agency Agreement;

     (6) The activities contemplated by the Partnership will be considered activities entered into for profit by the Partnership; and

     (7) The Partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units based upon the General Partners' representation that the "tax shelter ratio" (which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions) with respect to an investment in the Partnership will not exceed 2 to 1 for any investor as of the close of any year in the Partnership's first five calendar years.

     Investors should note that any statement that it is "more likely than not" that a tax position would be sustained means that in Counsel's judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

     It should be further noted that Counsel in the Tax Opinion is unable to form opinions as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided, including (i) the deductibility of and timing of deductions for certain payments made by the Partnership, including but not limited to fees paid to the General Partners and their Affiliates, (ii) the issue of whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in


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

the ordinary course of business, and (iii) whether the Partnership will be classified as a "tax shelter" under Section 6662(d) of the Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions. (See "RISK FACTORS.")

     In addition, potential investors should note that the IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the Partnership by applying certain provisions of the Code at the individual or partner level rather than at the partnership level. In this connection, Counsel in the Tax Opinion gives no opinion or conclusion as to the tax consequences to Limited Partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual Limited Partner's tax circumstances, including but not limited to, issues relating to the alternative minimum tax, investment interest limitations or the application of Section 183 of the Code at the partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

     As of the date of the Tax Opinion, no properties have been acquired by the Partnership, nor has the Partnership entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when properties are acquired by the Partnership.

     Neither the Tax Opinion nor this description of the tax consequences of an investment in the Partnership is a guarantee of the tax results of an investment in the Partnership, nor does either have any binding effect or official status of any kind. No assurance can be given that the conclusions reached in the Tax Opinion would be sustained by a court if such were contested by the IRS. The Tax Opinion should not be viewed as a guarantee that the income tax effects described in this Prospectus will be achieved or that a court would hold that there is "substantial authority" for the positions taken by the Partnership with respect to any income tax issues.

PARTNERSHIP STATUS GENERALLY

     The ability to obtain the income tax attributes anticipated from an investment in Units of the Partnership depends upon the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. The General Partners do not intend to request a ruling from the IRS as to the classification of the Partnership as a partnership for income tax purposes.

     In this regard, Regulations regarding entity classification have been issued which supersede the previous Regulations which, in effect, operated to classify an entity as a partnership unless such entity had more corporate characteristics than noncorporate characteristics. The new "Check-the-Box" Regulations provide that a business entity that is not otherwise required to be classified as a corporation ("eligible entity") may elect its classification for federal income tax purposes. Under the new Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, unless the Partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the Partnership will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.

     Based upon the new Regulations, IRS rulings and judicial decisions under
Section 7701(a) of the Code, all of which are subject to change, and based upon certain representations of the General Partners and other assumptions, Counsel in the Tax Opinion has concluded that the Partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, if such issue were challenged by the IRS, litigated and judicially decided. In rendering such opinion, Counsel has also relied upon the fact that the Partnership is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by the General Partners that the Partnership will be organized and operated strictly in accordance with the provisions of the Partnership Agreement.

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

     In the event that the Partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the Partners of the Partnership would be treated as stockholders with the following results, among others: (i) the Partnership would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by the Partnership on its federal income tax return and would not flow through to the Partners; and (iii) distributions of cash would generally be treated as dividends taxable to the Partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the Partnership in computing its income tax.

     The remaining summary of federal income tax consequences in this Section assumes that the Partnership will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

     Classification of the Partnership as a "publicly traded partnership" could result in (a) the Partnership being taxable as a corporation (see "Partnership Status Generally" above), and (b) the treatment of net income of the Partnership as portfolio income rather than passive income (see "Passive Loss Limitations" below).

     A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. In this regard, Regulations have been issued (the "Section 7704 Regulations") which provide guidance on such classification and certain safe harbor exclusions from classification as a publicly traded partnership.

     Specifically, the Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof and what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The Section 7704 Regulations further provide certain safe harbors (the "secondary market safe harbors") which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits. Another safe harbor from classification as a publicly traded partnership dealing with redemption and repurchase agreements is also provided in the Section 7704 Regulations. The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The General Partners do not believe that Units in the Partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. The General Partners have further represented that they do not intend to cause the Units to be traded on an established securities market or a secondary market in the future. Further, the Partnership Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable safe harbor contained in the Section 7704 Regulations (or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS). The General Partners have represented that the Partnership will be operated strictly in accordance with the Partnership Agreement and that they will void any transfers or assignments of Units if they believe that such transfers or assignments will cause the Partnership to be treated as a publicly traded partnership under the
Section 7704 Regulations or any Regulations adopted by the IRS in the future.

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

     Based upon representations of the General Partners, and assuming the Partnership will be operated strictly in accordance with the terms of the Partnership Agreement, Counsel in the Tax Opinion has concluded that it is more likely than not the Partnership will not be classified as a publicly traded partnership under Section 7704 of the Code, if such issue were challenged by the IRS, litigated and judicially decided. However, due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations with respect to such provisions and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the Partnership will not, at some time in the future, be deemed to be a publicly traded partnership.

     Even if the Partnership were deemed to be a publicly traded partnership, however, Section 7704(c) of the Code provides an exception to taxation of an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property. According to the legislative history of Section 7704, however, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The General Partners intend to operate the Partnership in such a manner as to qualify for the 90% qualifying income exception. (See "INVESTMENT OBJECTIVES AND CRITERIA.") Investors should note, however, that even if the Partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to Limited Partners, including the treatment of net income of the Partnership as portfolio income rather than passive income. (See "Passive Loss Limitations" below.)

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     Under the Code, no federal income tax is paid by a partnership. Accordingly, if as anticipated the Partnership is treated as a partnership for federal income tax purposes, the Partnership will not be treated as a separate taxable entity subject to federal income tax, but instead each Partner will be required to report on his federal income tax return for each year his distributive share of the Partnership's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that a Partner's share of the taxable income of the Partnership, and a Partner's income tax liability resulting therefrom, may exceed a Partner's cash distributions from the Partnership.

     The Partnership will furnish to each Partner and any assignee of Units on an annual basis the information necessary for preparation of his federal income tax return. Investors should note that information returns filed by the Partnership will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See "Audits" below.)

ANTI-ABUSE RULES

     As noted under "General Principles of Partnership Taxation" above, partnerships as such are not liable for income taxes imposed by the Code. In December 1994, however, Regulations were adopted setting forth "anti-abuse" rules under the Code provisions applicable to partnerships, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. If any of the transactions entered into by the Partnership were to be recharacterized under these rules, or the Partnership, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the Partners would occur as otherwise described herein. In this regard, the General Partners are not aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules to recast any of the transactions to be entered into by the Partnership or to restructure the Partnership itself.

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

BASIS LIMITATIONS

     A Limited Partner may not deduct his share of Partnership losses and deductions in excess of the adjusted basis of his Partnership interest determined as of the end of the taxable year. Losses which exceed a Limited Partner's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Limited Partner's adjusted basis in his Units has increased above zero. A Limited Partner's adjusted basis in his Units will include his cash investment in the Partnership along with his pro rata share of any Partnership liabilities as to which no Partner is personally liable. A Limited Partner's basis in his Units will be increased by his distributive share of the Partnership's taxable income and decreased (but not below zero) by his distributive share of the Partnership's losses and by the amount of any cash distributions which are made to him. A cash distribution to a Limited Partner will generally constitute a return of capital to the extent of the basis of his Units but, in the event that a Limited Partner has no remaining basis in his Units, will generally be taxable to him as gain from the sale of his Units. (See "Sales of Limited Partnership Units" below.)

PASSIVE LOSS LIMITATIONS

     The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited partnership in which the taxpayer is a limited partner) and certain rental activities (including the rental of real estate). In the opinion of Counsel, it is more likely than not that a Limited Partner's interest in the Partnership will be treated as a passive activity, if such issue were challenged by the IRS, litigated and judicially decided. Accordingly, income and loss of the Partnership, other than interest or other similar income earned on temporary investments and working capital reserves (which would constitute portfolio income), will constitute passive activity income and passive activity loss, as the case may be, to Limited Partners.

     Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

     Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and
(iii) finally, any other non-passive income or gain. Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific Partnership Property would be available to Limited Partners to offset non-passive income from other sources until the sale or other disposition of all Partnership Properties has been consummated.

     The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the Partnership were deemed to be a publicly traded partnership, Partnership losses, if any, would be available only to offset future non-portfolio income of the Partnership. In addition, if the Partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, Partnership income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnerships" above.)

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

AT RISK LIMITATIONS

     The deductibility of Partnership losses is limited further by the "at risk" limitations in the Code. Limited Partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Partnership losses in excess of the amounts which such Limited Partners are determined to have "at risk" at the close of the Partnership's year. Generally, a Limited Partner's amount "at risk" will include the amount of his cash Capital Contribution to the Partnership. A Limited Partner's amount "at risk" will be reduced by his allocable share of Partnership losses and by Partnership distributions and increased by his allocable share of Partnership income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a Limited Partner's amount "at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

     Allocations of Net Income, Net Loss, depreciation, amortization and cost recovery deductions and Gain on Sale are described in this Prospectus in the Section entitled "DISTRIBUTIONS AND ALLOCATIONS." Investors should note in this regard that the Partnership Agreement defines the terms "Net Income" and "Net Loss" to mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale. (See "GLOSSARY.")

     Generally, partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

     The Partnership has not received an advance ruling with respect to whether its allocations of profits and losses will be recognized for federal income tax purposes, and the IRS may attempt to challenge the allocations of profits and losses made by the Partnership, which challenge, if successful, could adversely affect the Limited Partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not challenge one or more of the special allocation provisions contained in the Partnership Agreement.

     Regulations under Section 704(b) of the Code (the "Section 704(b) Regulations") provide complex rules for determining whether allocations will be deemed to have economic effect, whether the economic effect of allocations will be deemed to be substantial and whether allocations not having substantial economic effect will be deemed to be made in accordance with a partner's interest in the partnership.

     The relevant portions of the Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if: (i) partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations; (ii) upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and (iii) the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of the partnership's taxable year. A partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance (which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner), will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

     The Partnership Agreement (i) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations, (ii) provides that liquidation proceeds are to be distributed in accordance

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

with Capital Accounts, and (iii) contains a qualified income offset provision. (See "DISTRIBUTIONS AND ALLOCATIONS.") The qualified income offset provision in the Partnership Agreement has the effect of prohibiting a Limited Partner from being allocated items of loss or deduction which would cause his Capital Account to be reduced below zero.

     It should be further noted, however, that the Partnership Agreement contains a provision specially allocating deductions for depreciation, amortization and cost recovery to Limited Partners holding Class B Status Units up to the amount which would reduce their Capital Accounts to zero. In an attempt to ensure that Limited Partners holding Class B Status Units will bear the risk of actual economic loss in the event that a Partnership Property is sold at a loss, the Partnership Agreement also provides for a special allocation of Nonliquidating Net Sale Proceeds in favor of Limited Partners holding Class A Status Units which applies only if a Partnership Property is sold for less than its original purchase price. Under this provision, Limited Partners holding Class A Status Units are allocated the first Sale Proceeds generated from any such sale in an amount equal to the excess of the original purchase price of such Partnership Property over the sale price of the Partnership Property sold but not in excess of the amount of the special allocation to Limited Partners holding Class B Status Units of deductions for depreciation, amortization and cost recovery with respect to the specific Partnership Property sold.

     A Limited Partner who acquires Units from a prior owner should note that the Partnership Agreement also provides for a special allocation of Gain on Sale to Limited Partners holding Class B Status Units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to such Units, which special allocation could have the effect of allocating substantial income to the new Limited Partner upon a sale or other disposition of a Partnership Property caused by the special allocation of deductions for depreciation, amortization and cost recovery previously allocated to the prior Limited Partner even though such new Limited Partner would not have received any benefit from such prior allocation of deductions.

     Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

     There are no assurances that the IRS will not challenge the special allocation of Partnership deductions for depreciation, amortization and cost recovery to Limited Partners holding Class B Status Units or other allocations set forth in the Partnership Agreement on the basis that such allocations are either "insubstantial," within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

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

     If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including:
(i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation.

     Since the Partnership Agreement: (i) provides for the determination and maintenance of Capital Accounts in accordance with the Section 704(b) Regulations; (ii) provides that liquidation proceeds will be distributed to the Partners in accordance with Capital Accounts; (iii) contains a qualified income offset provision; and (iv) shifts the economic risk of loss to the Limited Partners holding Class B Status Units, assuming the allocations of deductions for depreciation, amortization and cost recovery to such Limited Partners were matched by corresponding reductions in the fair market value of the Partnership's Property; and assuming the accuracy of the representations of the General Partners, including that the Partnership will be operated strictly in accordance with the terms of the Partnership Agreement, Counsel has concluded that it is more likely than not that Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement.

RISK OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a Limited Partner electing Class A Status Units who participates in the Distribution Reinvestment Plan will be allocated his share of the Partnership's Net Income and Gain on Sale (including Net Income and Gain on Sale allocable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partner would receive no cash distributions from the Partnership. In addition, a Limited Partner electing Class A Status who purchases Units pursuant to the Deferred Commission Option will be allocated his share of the Partnership's Net Income with respect to such Units even though Net Cash From Operations otherwise distributable to such Limited Partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of seven years after the termination of the Offering. (See "PLAN OF DISTRIBUTION.") The Partnership Agreement also provides for a "qualified income offset," as described hereinabove, which could result in the allocation of income or gain to a Limited Partner in the absence of cash distributions from the Partnership. There are no assurances that a Limited Partner will not be allocated items of Partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from the Partnership for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

     Although the General Partners have used their best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI, any person who is a fiduciary of an IRA, Keogh Plan, Qualified Plan or other tax-exempt entity (collectively referred to as "Exempt Organizations") considering an investment in the Units should be aware that some risk remains that income derived from ownership of Units may be subject to federal income tax in the event that any portion of the Partnership's income is deemed to be UBTI (generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member). A trustee of a charitable remainder trust should be aware that if any portion of the income derived from its ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder Trusts" below.) A tax-exempt Limited Partner (other than a charitable remainder trust) which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income.

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     While the types of Partnership income and gain which should be realized by investing Exempt Organizations would not generally constitute UBTI, such income would constitute UBTI if the Partnership were to own "debt-financed property" which is subject to "acquisition indebtedness." The portion of income or gain from "debt-financed property" that will constitute UBTI is based on the ratio of the "average acquisition indebtedness" to the basis of the property. In computing the portion of gain from a sale which constitutes UBTI, "average acquisition indebtedness" means the highest amount of the acquisition indebtedness with respect to such property during the 12 month period ending on the date of sale while, for determining the portion of income from sources other than a sale, "average acquisition indebtedness" means the average monthly level of acquisition indebtedness during the taxable year for the year in which such income was recognized. Acquisition indebtedness includes: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

     The Partnership will under no circumstances incur indebtedness to acquire Partnership Properties. The Partnership's authority to incur indebtedness thereafter may be exercised only in limited circumstances. Specifically, the General Partners have the authority to incur indebtedness only in the event that they deem such borrowing necessary to finance improvements of its properties, to protect the capital previously invested in a property, to protect the value of the Partnership's investment in a property or to make a property more attractive for sale or lease. (See "INVESTMENT OBJECTIVES AND CRITERIA--Borrowing Policies.") The General Partners have represented, however, that they will not cause the Partnership to incur indebtedness unless the Partnership first receives an opinion of counsel or an opinion from its tax accountants that the proposed indebtedness more likely than not will not cause income of the Partnership to be characterized as UBTI. Investors should be aware, however, that any such opinion would be is based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the Partnership in the future would not cause the income allocated to Limited Partners that are tax-exempt entities to be taxed as UBTI. In addition, Partnership income could also constitute UBTI in the event that the Partnership were deemed to hold Partnership Properties primarily for sale to customers in the ordinary course of business. (See "Property Held Primarily for Sale" below.)

     Any person who is a fiduciary of an Exempt Organization considering an investment in Units should also consider the impact of minimum distribution requirements under the Code. The Code provides generally that certain minimum distributions from Retirement Plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age
70 1/2. Accordingly, if Units are still held by Retirement Plans and Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or a Qualified Plan participant, it is likely that a distribution in kind of the Units will be required to be made, which distribution will be includable in the taxable income of said IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution in kind of the Units may be deferred beyond the date for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other Retirement Plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from Retirement Plans. No assurances can be given that Partnership Properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any Retirement Plan holding Units for the Retirement Plan to be able to avoid making a mandatory distribution in kind of Units. ("See "RISK FACTORS.")

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INVESTMENT BY CHARITABLE REMAINDER TRUSTS

     A charitable remainder trust ("CRT") is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of income derived by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxes at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the General Partners have used their best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI. In summary, unless the Partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law the Partnership's income should not be deemed to constitute UBTI. (See "Investment by Qualified Plans and Other Tax-Exempt Entities" above.)

DEPRECIATION AND COST RECOVERY

     It is currently anticipated that the real property improvements acquired or constructed by the Partnership and any personal property acquired by the Partnership will be depreciated for tax purposes using the Alternative Depreciation System set forth in the Code for partnerships (such as the Partnership) having both taxable and tax-exempt partners; i.e., real property improvements on a straight-line basis over a recovery period of 40 years, and personal property acquired by the Partnership over a recovery period of 12 years on a straight-line basis.

SYNDICATION AND ORGANIZATIONAL EXPENSES

     No deduction is allowed for expenses incurred in connection with organizing the Partnership or syndicating the Partnership. Syndication expenses include costs and expenses incurred in connection with promoting and marketing the Units such as sales commissions, professional fees and printing costs and are neither deductible nor amortizable. Amounts which qualify as organizational expenses, however, as well as other start-up expenditures, may, if so elected, be amortized ratably over 60 months. There are no assurances that the IRS will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which the Partnership attempts to deduct or amortize over 60 months.

     Since the appropriate classification of fees and expenses paid by the Partnership into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the time the services are to be rendered to the Partnership, Counsel is unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility or the timing of deduction or amortization of those fees and expenses, if such challenge to any or all of such fees and expenses were to be litigated and judicially decided. Disallowance by the IRS of any of these fees and expenses would result in an increase in the taxable income of the Partnership and its Partners with no associated increase in Net Cash From Operations.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

     Section 183 of the Code provides for the disallowance of deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future.

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

The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     Based upon the investment objectives of the Partnership and the representation of the General Partners that the Partnership will be operated in a business-like manner in all material respects and strictly in accordance with the Partnership Agreement and this Prospectus, and assuming the determination as to whether the activities of the Partnership are activities entered into for profit under Section 183 is made at the partnership level, Counsel in the Tax Opinion has concluded that it is more likely than not that the activities contemplated by the Partnership will be considered activities entered into for profit by the Partnership, if such issue were challenged by the IRS, litigated and judicially decided. However, the IRS may also apply Section 183 to Limited Partners notwithstanding any determination made with respect to the Partnership in this regard, and since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future to disallow deductions allocable to Limited Partners from Partnership operations. Investors should also be aware that Counsel in the Tax Opinion gives no opinion as to the application of Section 183 of the Code at the partner level. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE CUSTODIAL AGENCY AGREEMENT AND OTHER POTENTIAL USES OF NOMINEE CORPORATIONS

     As previously discussed, title to properties acquired on behalf of the Partnership will be held in the name of The Bank of New York (the "Agent"), as agent for the Partnership. (See "CUSTODIAL AGENCY AGREEMENT.") In addition, the Partnership may be required to utilize other nominee corporations or land trusts to hold title to property by reason of local, state or other jurisdiction's laws. The use of the Agent to hold legal title to a Partnership Property and the use of any other nominee corporation or land trust to hold legal title to properties for the benefit of the Partnership will be with the intention that for tax purposes the entity would be disregarded and the Partnership would be treated as the owner of the property.

     In the event the Partnership is not treated as the owner of a Partnership Property, the Partnership would lose the benefit of depreciation and other deductions ordinarily claimed by the equitable owner of a property.
Accordingly, a determination by the IRS that the Partnership is not the owner of a Partnership Property for tax purposes could result in substantial adverse tax consequences, including depriving Limited Partners holding Class B Status Units of deductions for depreciation and cost recovery. In this connection, however, recent judicial decisions have held that in instances where an agent, pursuant to a written agency agreement, holds title to real property as an agent for limited purposes, holds itself out as an agent and not as a principal in all dealings with third parties, has no obligation to maintain the property, and is indemnified and held harmless by the principal from and against liabilities which it might sustain as agent, the principal rather than the agent will be treated as the owner of the real property for federal income tax purposes.

     Under the terms of the Custodial Agency Agreement, the Agent will hold title to properties as agent for the Partnership, the Agent is required to hold itself out as agent for the Partnership and not as principal in all dealings with third parties, the Agent has no obligation to maintain Partnership Properties, and the Partnership and the General Partners have agreed to indemnify and hold the Agent harmless from and against liabilities which it might sustain as agent under the Custodial Agency Agreement. Based upon Counsel's review of the judicial decisions in this area and the Custodial Agency Agreement between the Partnership and the Agent, Counsel has concluded that it is more likely than not the Partnership will be treated for income tax purposes as the owner of Partnership Properties, title to which is held in the name of the Agent under the terms of the Custodial Agency Agreement.

     In other instances where nominee corporations are deemed necessary in connection with a particular Partnership Property, it is the Partnership's intention, if and to the extent practical, and on advice of counsel (although the Partnership will not be required to obtain an opinion of counsel with respect to such matter) (i) to

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

contract on an arm's-length basis with the nominee corporation which will not be controlled by either the Partnership or a majority in interest of its Partners, and (ii) to seek to provide real estate documentation of the arrangement between the nominee corporation and the Partnership in a manner which, under applicable tax law principles, will result in the Partnership being treated as the owner of the property for tax purposes. No assurances can be given, however, that such efforts will be successful, and in the event a nominee corporation or land trust is deemed to be the equitable owner of a Partnership Property for tax purposes, items of income, gain, loss, deduction or credit attributable to any such property would be required to be reported by the corporation or trust and would not flow through to the Limited Partners.

CHARACTERIZATION OF LEASES

     The Partnership has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "INVESTMENT OBJECTIVES AND CRITERIA." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which the Partnership is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller.

     While the General Partners will use their best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease," so that the Partnership will be treated as the owner of the property in question for federal income tax purposes, the Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. A determination by the IRS that the Partnership is not the owner of leased properties could result in substantial adverse tax consequences, including depriving Limited Partners holding Class B Status Units of deductions for depreciation and cost recovery. In addition, if a sale-leaseback transaction is recharacterized as a financing for federal income tax purposes, any Partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the Partnership or from investments in other passive activities. (See "Passive Loss Limitations" above.)

PROPERTY HELD PRIMARILY FOR SALE

     The Partnership has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. However, if the Partnership were at any time deemed for tax purposes to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Limited Partners which are tax-exempt entities.

     Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Partnership intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The Partnership will make sales thereof only as, in the opinion of the General Partners, are consistent with the Partnership's investment objectives. Although the General Partners do not anticipate that the Partnership will be treated as a dealer with respect to any of its properties, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of directly applicable judicial authority in this area, Counsel is unable to render an opinion as to whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

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

SALES OF PARTNERSHIP PROPERTIES

     Upon the sale of Partnership Properties, the Partnership will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the Partnership Property sold. The amount realized upon the sale of a Partnership Property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of Partnership Property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to the Partnership with respect to such property.

     Assuming that the Partnership is not deemed to be a dealer with respect to its properties (see "Property Held Primarily for Sale" above), such gain or loss will generally be taxable under Section 1231 of the Code. A Limited Partner's share of the gains or losses resulting from the sale of Partnership Properties would generally be combined with any other Section 1231 gains or losses realized by the Limited Partner in that year from sources other than the Partnership, and the net Section 1231 gain or loss is generally treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a Limited Partner with respect to the sale of a Partnership Property may exceed the cash proceeds received by such Limited Partner with respect to such sale. (See "RISK FACTORS.")

SALES OF LIMITED PARTNERSHIP UNITS

     A Limited Partner may be unable to sell any of his Units by reason of the nonexistence of any market therefor. In the event that Units are sold, however, the selling Limited Partner will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the Limited Partner's adjusted tax basis in his Units. Assuming the Limited Partner is not a "dealer" with respect to such Units and has held the Units for more than 18 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Limited Partner's share of the Partnership's "unrealized receivables" and "inventory items," as defined in
Section 751 of the Code, which would be taxable as ordinary income. Any recapture of cost recovery allowance taken previously by the Partnership with respect to personal property associated with Partnership Properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that the Code requires the Partnership to report any sale of Units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the Partnership's Section 751 property.

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

     The dissolution and liquidation of the Partnership will involve the distribution to the Partners of the cash remaining after the sale of its assets, if any, and after payment of all the Partnership's debts and liabilities. If a Limited Partner receives cash in excess of the basis of his Units, such excess will be taxable as a gain. If a Limited Partner were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. No loss would be recognized if a Limited Partner were to receive property other than money, unrealized receivables and "substantially appreciated" inventory (as defined in Section 751 of the Code). There are a number of exceptions to these general rules, including but not limited to, the effect of a special basis election under Section 732(d) of the Code for a Limited Partner who may have acquired his Partnership interest within the two years prior to the dissolution, and the effects of distributing one kind of property to some Partners and a different kind of property to others as determined under Section 751(b) of the Code.

CAPITAL GAINS AND LOSSES

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. While capital gains, until very recently, were taxed at a maximum marginal rate of 28%, changes to the Code signed into

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

law during 1997 now provide for a maximum marginal rate of 20% for gains realized with respect to capital assets held for more than 18 months (the maximum marginal rate of 28% remains intact with respect to dispositions of capital assets held for more than 12, but less than 18 months). Moreover, TRA 97 also provides that the portion of long-term capital gain from the sale or exchange of depreciable real property which would constitute depreciation recapture will be taxed at a maximum marginal rate of 25%, rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

     Under Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though he had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partners do not intend to cause the Partnership to make any such election on behalf of the Partnership. As a consequence, depreciation available to a transferee of Units will be limited to the transferor's share of the remaining depreciable basis of Partnership Properties, and upon a sale of a Partnership Property, taxable income or loss to the transferee of the Units will be measured by the difference between his share of the amount realized upon such sale and his share of the Partnership's tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. In addition, the absence of such an election by the Partnership may result in Limited Partners having greater difficulty in selling their Units.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While it is not anticipated that an investment in the Partnership will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each Limited Partner should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

     Under Section 6662 of the Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (i) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (ii) any item with respect to which the taxpayer adequately discloses on his return the relevant facts affecting the item's income tax treatment. In the case of a "tax shelter," which has been re-defined by TRA 97 to be, inter alia, a partnership or other entity that has as "a significant purpose" (rather than "its principal purpose") the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

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

     Although the Partnership is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of Section 6662 of the Code and that certain Partnership tax items could be considered tax shelter items within the meaning of Section 6662. Existing Regulations under
Section 6662 provide that an entity will be deemed to be a tax shelter if the tax avoidance or evasion motive exceeds all other motives; however, it is anticipated that the definitions in the Regulations will be modified to a lower standard in accordance with the changes made to Section 6662 by TRA 97. Based on the investment objectives of the Partnership, the General Partners believe there are substantial grounds for a determination that the Partnership does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future Partnership operations and other factual determinations which are not known at this time, and because of the changes made to the definition of a "tax shelter" made by TRA 97, the interpretation of which is currently uncertain, Counsel is unable to render an opinion as to whether an investment in the Partnership will be considered a tax shelter for purposes of Section 6662 of the Code.

     In addition to the substantial understatement penalty, Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax (i) attributable to any substantial valuation misstatement (generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis), or (ii) attributable to negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

     Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

     The Partnership is not intended to constitute a "tax shelter." Further, the General Partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Limited Partner's investment in the Partnership, determined without regard to income, will not exceed twice the amount of any such Limited Partner's investment in the Partnership as of the close of any year in the Partnership's first five calendar years.

     Based upon the authority of the Regulations under Section 6111 and the representations of the General Partners that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Partnership will not exceed 2 to 1 for any investor as of the close of any year in the Partnership's first five calendar years, Counsel in the Tax Opinion has concluded that it is more likely than not the Partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units.

AUDITS

     The IRS has undertaken an intensified audit program with respect to partnerships and partnership returns. While this should generally not affect Units which are being treated as Class A Status Units, prospective investors in Class B Status Units should be aware that deductions which are claimed on the Partnership's return may be challenged and disallowed by the IRS. Any such disallowance may deprive Limited Partners holding Units treated as Class B Status Units of some or all of the tax benefits incidental to an investment in the Partnership.

     In the event of an audit of the Partnership's tax return, the General Partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Partners and, in certain circumstances, to bind the Limited Partners to such adjustments. Although the

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General Partners will attempt to inform each Limited Partner of the commencement and disposition of any such audit or subsequent proceedings, Limited Partners should be aware that their participation in administrative or judicial proceedings relating to Partnership items will be substantially restricted. An audit of the Partnership could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the Limited Partners. Any such audit may result in adjustments to the tax returns of the Partnership which would require adjustments to each Limited Partner's personal income tax return and may require such Limited Partners to pay additional taxes plus interest, compounded daily. In addition, any audit of a Limited Partner's return could result in adjustments of other items of income and deductions not related to the Partnership.

     It should also be noted that in the event the General Partners cause the Partnership to elect to be treated as an "Electing Large Partnership" under TRA 97, which would enable the Partnership to take advantage of simplified flow-through reporting of partnership items, any adjustments to the tax returns of the Partnership would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, the General Partners will have the discretion in such circumstances either to pass along adjustments to the Partners, or to cause such adjustments to be borne at the Partnership level, which could reduce the cash otherwise available for distribution to Limited Partners. Any penalties and interest could also be borne at the Partnership level. To the extent that elections to change the status of Units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of Units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to Partnership audit procedures enacted by TRA 97.

FOREIGN INVESTORS AS LIMITED PARTNERS

     As a general matter, foreign investors may purchase Units in the Partnership. A foreign investor who purchases Units and becomes a Limited Partner in the Partnership will generally be required to file a United States tax return on which he must report his distributive share of the Partnership's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the Partnership's income and gain in his country of nationality or residence or elsewhere. In addition, cash distributions of Net Cash From Operations or Sale Proceeds otherwise payable to a foreign investor from the Partnership or amounts payable upon the sale of a foreign investor's Units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Code.

     FOREIGN INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE EFFECT OF BOTH THE UNITED STATES TAX LAWS AND FOREIGN LAWS ON AN INVESTMENT IN THE PARTNERSHIP AND THE POTENTIAL THAT THE PARTNERSHIP WILL BE REQUIRED TO WITHHOLD FEDERAL INCOME TAXES FROM AMOUNTS OTHERWISE PAYABLE TO FOREIGN INVESTORS.

TAX LEGISLATION AND REGULATORY PROPOSALS

     In addition to TRA 97, legislative proposals continue to be made which could significantly change the federal income tax laws as they relate to an investment in the Partnership. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made by TRA 97 is uncertain at this time. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO HIS OWN TAX SITUATION, THE EFFECT OF ANY LEGISLATIVE, REGULATORY OR ADMINISTRATIVE DEVELOPMENTS OR PROPOSALS ON AN INVESTMENT IN UNITS IN THE PARTNERSHIP, OR OTHER POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

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STATE AND LOCAL TAXES

     In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the Partnership. This Prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the Partnership may own properties or carry on activities, and each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Partnership, (ii) whether an income tax or other return must also be filed in those states where the Partnership will own properties, and (iii) whether he will be subject to state income tax withholding in states where the Partnership will own properties.

     Because the Partnership will conduct its activities and own properties in different taxing jurisdictions, an investment in the Partnership may impose upon a Limited Partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in the Partnership.

     It should be noted that many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners receiving annual distributions of $1,000 or more. The Georgia withholding requirements will apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which the Partnership would otherwise be able to distribute to non-resident Limited Partners receiving distributions from the Partnership. In addition, the State of North Carolina has required certain of the Prior Wells Public Programs to withhold and pay state taxes relating to income-producing properties located in North Carolina. In the event that the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operations otherwise payable to such Limited Partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses which would likely have the effect of reducing returns to the Limited Partners. (See "RISK FACTORS.")

     EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE IMPACT OF APPLICABLE STATE AND LOCAL TAXES ON HIS PROPOSED INVESTMENT IN THE PARTNERSHIP.


                     SUMMARY OF PARTNERSHIP AGREEMENT

     The Partnership is a Georgia limited partnership whose General Partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole General Partner. (See "MANAGEMENT.")

     The rights and obligations of the Partners in the Partnership will be governed by the Partnership Agreement, the form of which is set out in its entirety as Exhibit "B" to this Prospectus. The Amended and Restated Agreement of Limited Partnership of the Partnership will be executed and become effective as of the effective date of this Prospectus. Prospective investors should study carefully the Partnership Agreement before making any investment decision with regard to the Units. The following statements are intended to supplement other statements in this Prospectus concerning the Partnership Agreement and related matters, are intended to be a

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summary only and, since they do not purport to be complete, are qualified in their entirety by reference to the Partnership Agreement.

POWERS OF THE GENERAL PARTNERS

     The General Partners have full, exclusive and complete authority and discretion in the management and control of the business of the Partnership. Limited Partners have no right or power to take part in the management of, or to bind, the Partnership. (Articles XI and XVI.)

LIABILITIES OF THE LIMITED PARTNERS

     The Partnership was organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"). Investors whose subscriptions are accepted by the General Partners will be admitted as Limited Partners. Under GRULPA, Limited Partners have no personal liability for Partnership debts or obligations in excess of their Capital Contributions.

OTHER ACTIVITIES OF THE GENERAL PARTNERS

     The General Partners may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, the syndication, ownership or management of other real estate. They shall incur no liability to the Partnership, or to the Limited Partners, as a result of engaging in any other business or venture.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS;
NONASSESSABILITY OF UNITS

     Limited Partners are not permitted to participate in the management and control of the business of the Partnership and may not transact any business in the name of the Partnership. Pursuant to the Partnership Agreement, each Limited Partner appoints the General Partners, with full power and substitution, as his lawful attorneys-in-fact to act in his name, place and stead: (i) to amend the Certificate of Limited Partnership and the Partnership Agreement, including amendments necessary to properly reflect allocations of profits and losses as may be required for tax purposes; and (ii) to take any further action which the General Partners deem necessary or advisable in connection with the foregoing.

     Units acquired by Limited Partners pursuant to the Partnership Agreement will be fully paid and nonassessable. (Section 8.5(d).) No Limited Partner has the right to withdraw all or any portion of his Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership, except as otherwise provided by law. (Section 8.10(b).) No Limited Partner will be liable for any debts or obligations of the Partnership in excess of his Capital Contribution. (Section 16.3.)

VOTING RIGHTS OF THE LIMITED PARTNERS

     Limited Partners may, with the affirmative vote of those holding more than 50% of the Units in the aggregate, take action on the following matters: (i) the approval or disapproval of any sale, exchange or pledge of all or substantially all of the Partnership's real properties; (ii) dissolution of the Partnership;
(iii) removal of a General Partner or any successor general partner; (iv) election of a new General Partner upon the retirement, withdrawal or removal of a General Partner or upon the death or the occurrence of another Event of Withdrawal of a General Partner; (v) change in the business purpose or investment objectives of the Partnership; and (vi) amendment to the Partnership Agreement, except as to certain matters specified in Section 11.2(b) which the General Partners alone may amend without a vote of the Limited Partners. (Section 16.1.) In addition, Limited Partners holding a majority of the Units have the right to authorize a proposed merger or consolidation of the Partnership under certain circumstances. (Section 11.3(u).) Accordingly, Limited Partners holding a majority of

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the Units may amend the Partnership Agreement, change the business purpose or investment objectives of the Partnership, remove a General Partner and authorize a merger or consolidation of the Partnership. Except as otherwise provided in the Partnership Agreement in connection with a "partnership roll-up" transaction as described below, Limited Partners not voting with the majority on such transactions will nonetheless be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their Units. (See "RISK FACTORS.")

     Notwithstanding the foregoing, the Partnership Agreement may not be amended to change the limited liability of the Limited Partners without the vote or consent of all Limited Partners or to diminish the rights or benefits to which the General Partners or Limited Partners are entitled without the consent of the Limited Partners holding a majority of the Units who would be adversely effected, in the case of diminishing the rights or benefits of the Limited Partners, or the majority vote of the General Partners, in the case of diminishing the rights or benefits of the General Partners. (Section 16.2.)

     Amendments to the Partnership Agreement receiving the requisite vote will be executed by a General Partner on behalf of all Limited Partners acting pursuant to the power of attorney contained in the Partnership Agreement. (Section 19.1.)

MERGERS AND CONSOLIDATIONS

     The Partnership Agreement prohibits the General Partners from initiating any transaction wherein the Partnership is merged or consolidated with any other partnership or corporation, which type of transaction is commonly referred to as a "partnership roll-up," and further provides that the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership into a real estate investment trust, which is often referred to as a "REIT," unless Limited Partners owning more than 50% of the Units consent in writing to such transaction. (Section 11.3(u).)

     In addition, the Partnership Agreement contains a further provision prohibiting the General Partners from entering into any acquisition, merger, conversion or consolidation unless the Partnership obtains a current appraisal of the Partnership's assets by an independent appraiser and Limited Partners who vote against or dissent from the proposal have the choice of: (a) accepting the securities offered in the proposed roll-up; or (b) one of the following: (i) remaining as Limited Partners in the Partnership and preserving their interests in the Partnership on the same terms and conditions as existed previously, or
(ii) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership. (Section 11.3(u).)

SPECIAL PARTNERSHIP PROVISIONS

     Leo F. Wells, III, who owns 100% of the issued and outstanding stock of Wells Real Estate Funds, Inc., which owns all of the issued and outstanding stock of Wells Capital, Inc., the sole general partner of Wells Partners, L.P., has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity unless Limited Partners owning more than 50% of the Units consent in writing to any such sale, transfer or conveyance. (Section 17.1(a).)

     The Partnership Agreement also prohibits the General Partners and their Affiliates from receiving any rebates or give-ups or participating in any reciprocal business arrangements which would circumvent the provisions of the Partnership Agreement. (Section 12.7(a).)

REMOVAL OF GENERAL PARTNERS

     The Partnership Agreement provides that a General Partner may be removed and a new General Partner elected upon the written consent or affirmative vote of Limited Partners owning more than 50% of the Units.

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(Section 17.1(d).) If a General Partner is removed, the fair market value of the interest of the removed General Partner in the Partnership will be determined by independent appraisers and will be paid to him or it as provided in Section 20.4 of the Partnership Agreement. Payment of this amount may be made by the delivery of a promissory note of the Partnership for such fair market value payable in equal consecutive annual installments over a period of not less than five years commencing on the first anniversary of the date of such note. Such promissory note shall bear interest at the rate of 9% per annum. Within 120 days after the determination of the fair market value of the former General Partner's interest, the Partnership may, with the consent of a majority in interest of the Limited Partners, sell such interest to one or more persons who may be Affiliates of the remaining General Partner or General Partners, and admit such person or persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

     With the consent of all other General Partners and Limited Partners holding more than 50% of the Units, after providing 90 days written notice to the other General Partners and Limited Partners, a General Partner may designate a successor or additional general partner, in each case with such participation in such General Partner's interest as such General Partner and such successor or additional General Partner may agree upon, provided that the interests of the Limited Partners are not adversely affected thereby. Generally, except in connection with such a designation, no General Partner shall have the right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign his or its interest without the consent of the Limited Partners holding more than 50% of the Units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

     The General Partners are required to maintain at the Partnership's principal office full and accurate books and records for the Partnership. All Limited Partners have the right to inspect, examine and obtain copies at their reasonable cost of such books and records at all reasonable times. In addition, an alphabetical list of the names, addresses and business telephone numbers of all Limited Partners, along with the number of Units owned by each of them, shall be available for inspection and copying by the Limited Partners or their designated representatives. (Section 15.1.) Annual audits of the Partnership's affairs will be conducted by such firm of independent certified public accountants as may from time to time be engaged by the Partnership. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

     There will generally be no annual or periodic meetings of Limited Partners. However, the General Partners shall be required to call a meeting of the Limited Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units. In such event, a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and any proposed amendment to the Partnership Agreement, shall be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS

     There are a number of restrictions on the transferability of Units. Except for intra-family transfers and transfers by gift, inheritance or family dissolution, no Units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this Prospectus. Investors transferring less than all of their Units must transfer a number of Units such that, after the transfer, both the transferor and transferee shall own no less than the minimum number of Units required to be purchased by an investor, unless such transfer is made on behalf of a Retirement Plan, or by gift, inheritance, intra-family transfer, family dissolution or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by the General Partners, is a condition to effectiveness of a transfer. All transfers of Units must be pursuant to documentation satisfactory in form and

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substance to the General Partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the Units. Additional restrictions on transfers of Units are imposed under the securities laws of various states upon the residents of such states. Further, no Unit may be sold, assigned or exchanged if the sale of such Unit, when added to the total of all other sales or exchanges of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code (dealing with transfers of 50% or more of the outstanding interests of a partnership) unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination. (Section 17.3(a).)

     In addition to the foregoing restrictions, the Partnership Agreement contains substantial restrictions on the transfer or assignment of Units in order to prevent the Partnership from being deemed a "publicly traded partnership." These restrictions are those described in the Section 7704 Regulations, the most significant of which prohibits the transfer during any taxable year of more than 2% of the total interest in the Partnership's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership interests representing more than 2% of the total interest in a partnership's capital or profits. Further, the Partnership Agreement provides that any transfer or assignment of Units which the General Partners believe will cause the Partnership to be treated as a publicly traded partnership will be void ab initio and will not be recognized by the Partnership. (See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships" and Section 17.3(g) of the Partnership Agreement.)

     Transferees of Units are not eligible to participate in the Partnership's Distribution Reinvestment Plan with respect to investment of their distributions from the Partnership in additional Units of the same Partnership. However, such transferees are not disqualified from participation in the Distribution Reinvestment Plan with respect to investment of their distributions from the Partnership in Units issued by subsequent limited partnerships sponsored by the General Partners, if such Plan is established and the transferee meets the Plan's requirements for participation. (See "Distribution Reinvestment Plan.")

     An assignee of Units shall not become a substituted Limited Partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the Partnership Agreement. (Section 17.4.) An assignee of Units who does not become a substituted Limited Partner shall be entitled to receive distributions attributable to the Units properly transferred to him (Section 17.5), but shall not have any of the other rights of a Limited Partner, including the right to vote as a Limited Partner and the right to inspect and copy the Partnership's books. Assignments of Units are restricted similarly to transfers of Units.

PARTNERSHIP BORROWING

     The General Partners are prohibited from borrowing to finance the acquisition, construction or ownership of the Partnership's properties.
However, the Partnership may incur debt for the following limited purposes: (a) in the event of unforeseen circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are insufficient for operating purposes; and (b) in order to finance property improvements, when the General Partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property or to make a particular property more attractive for sale or lease. The aggregate amount of Partnership borrowings at any given time may not exceed 25% of the total purchase price of Partnership Properties. (See "INVESTMENT OBJECTIVES AND CRITERIA--Borrowing Policies" and Section 11.3(e) of the Partnership
Agreement.)

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REPURCHASE OF UNITS

     After a period of one year following the termination of the Offering of Units, the Partnership may establish a Repurchase Reserve of up to 5% of Cash Flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) The establishment of the Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated at any time in the sole discretion of the General Partners. The Partnership Agreement provides that under certain circumstances the Partnership may, in the sole discretion of the General Partners and upon the request of a Limited Partner, repurchase the Units held by such Limited Partner, provided that no such repurchase may be made if either (i) following the repurchase such Limited Partner's interests would not be fully redeemed but such Limited Partner would hold less than the minimum investment in the Offering (100 Units) or (ii) such repurchase would impair the capital or operations of the Partnership. In no event will a Limited Partner be permitted to have his Units repurchased prior to termination of the Offering. Units owned by the General Partners or their Affiliates may not be repurchased by the Partnership. Further, in order to prevent the classification of the Partnership as an investment company under the Investment Company Act of 1940 and to prevent the Partnership from being deemed a "publicly traded partnership" under the Code, the opportunity of Limited Partners to have their Units repurchased has been substantially restricted under the Partnership Agreement.

     A Limited Partner wishing to have Units repurchased must mail or deliver a written request to the Partnership, executed by his or its trustee or authorized agent in the case of qualified profit sharing, pension and other retirement trusts, indicating his or its desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received. Except for the fact that the Repurchase Reserve will not be established, if at all, until at least one year after the termination of the Offering, Limited Partners are not required to hold Units for any specified period of time prior to making such a redemption request.

     In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which will be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction. The purchase price per Unit will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement and 90% of the fair market value of the Units thereafter. Fair market value shall be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership. For the first three full fiscal years following the year in which the Offering of Units terminates, the fair market value of the Units will be deemed to be their initial purchase price of $10.00. Thereafter, the fair market value will be based on annual appraisals of Partnership Properties performed by the General Partners and not by an independent appraiser. However, the General Partners will obtain an opinion of an independent third party annually that their estimate of the fair market value of each Unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. Fully executed documents must be returned to the Partnership at least 30 days prior to the effective date. The Partnership will, as soon as possible following return of such documents from the Limited Partner, repurchase the Units of the Limited Partner, provided, that if insufficient amounts are then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase less than all of the Units of such Limited Partner if as a result thereof the Limited Partner would own less than the minimum investment in the Offering (100 Units). Units repurchased by the Partnership will be canceled. In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over other Limited Partners who subsequently request repurchases.

     In addition to the other restrictions described herein, the Partnership Agreement provides that (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Gross Offering Proceeds throughout the life of the Partnership excluding repurchases of Units relating to the death or legal

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incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% in income or net worth during the year in which such repurchase occurs), and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements. (Section 8.11(k).) Due to the various restrictions and limitations relating to the potential establishment of a Repurchase Reserve by the Partnership, in considering an investment in the Partnership, prospective investors should not assume that they will be able to resell their Units to the Partnership. (See "RISK FACTORS.") In addition, prospective investors should consider that a resale of their Units to the Partnership may result in adverse tax consequences to the Limited Partner. (See "FEDERAL INCOME TAX CONSEQUENCES--Sales of Limited Partnership Units.")

DISTRIBUTION REINVESTMENT PLAN

     It is anticipated that a Distribution Reinvestment Plan (the "Distribution Reinvestment Plan") will be available which will be designed to enable Limited Partners holding Class A Status Units to have their distributions of Net Cash From Operations from the Partnership invested in additional Units of the Partnership during the Offering or in units issued by subsequent limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership. (Section 8.15.) In addition, in the event the Distribution Reinvestment Plan is effected, it is anticipated that Limited Partners in Wells Fund III and Limited Partners holding Class A Units (or Class A Status Units) in Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX and Wells Fund X will have the opportunity to have their distributions of Net Cash From Operations from Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX and Wells Fund X invested in Units in the Partnership during the Offering period. Units issued by the Partnership pursuant to the Distribution Reinvestment Plan will be available only until the termination of its Offering. The General Partners in their discretion may elect not to provide a Distribution Reinvestment Plan or to terminate any existing Distribution Reinvestment Plan. Limited Partners will not be eligible to participate in the Distribution Reinvestment Plan with respect to Class B Status Units since no distributions of Net Cash From Operations are payable with respect to Class B Status Units. Limited Partners who acquire their Units outside the Offering (i.e., transferees of Units) may not participate in the Distribution Reinvestment Plan with respect to Units in the Partnership in which they are Limited Partners, but may have their distributions from the Partnership invested in Units of a subsequent limited partnership sponsored by the General Partners or their Affiliates if such a distribution reinvestment plan is made available by the General Partners in their discretion.

     Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements and other restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Limited Partners electing to participate in the Distribution Reinvestment Plan will receive with each confirmation a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by returning a notice to the Partnership. If sufficient Units are not available for purchase pursuant to the Distribution Reinvestment Plan, the Partnership will remit all excess distributions of Net Cash From Operations to the participants.

     Net Cash From Operations may only be reinvested in units issued by subsequent limited partnerships sponsored by the General Partners or their Affiliates if: (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer and sale of such interests is qualified for sale under the applicable state securities laws;
(iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical

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investment objectives as the Partnership. In addition, amounts reinvested by a participant under the Distribution Reinvestment Plan will not be considered by the subsequent limited partnership in connection with meeting applicable minimum escrow requirements. Limited Partners who invest in subsequent limited partnerships pursuant to a distribution reinvestment plan will become, and will be treated as, limited partners in such subsequent limited partnership in all respects and, as such, will receive the same applicable reports as other limited partners in the subsequent limited partnership as required by the then applicable NASAA Guidelines.

     EACH LIMITED PARTNER ELECTING TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN AGREES THAT IF AT ANY TIME HE FAILS TO MEET THE APPLICABLE REAL ESTATE LIMITED PARTNERSHIP INVESTOR SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS OR WARRANTIES SET FORTH IN THE THEN CURRENT REAL ESTATE LIMITED PARTNERSHIP PROSPECTUS, THE SUBSCRIPTION AGREEMENT OR PARTNERSHIP AGREEMENT RELATING THERETO, HE WILL PROMPTLY NOTIFY THE GENERAL PARTNERS IN WRITING.

     Subscribers should note that affirmative action must be taken to change or withdraw from participation in the Distribution Reinvestment Plan. Change in or withdrawal from participation in the Distribution Reinvestment Plan shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such change or withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the Distribution Reinvestment Plan as of the first day of the quarter in which such transfer is effective.

     Selling Commissions not to exceed 7% and dealer management fees not to exceed 2.5% may be paid by the Partnership with respect to Units purchased pursuant to the Distribution Reinvestment Plan. Payment of selling commissions may be subject to certain minimum levels of additional investment. Each holder of Units is permitted to identify, change or eliminate the name of his account executive at a participating dealer. Identification of such account executive may be retained, changed or eliminated for subsequent distributions. In the event that no account executive is identified at any time during the Offering, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested, and the Partnership will retain for additional investments in real estate any amounts otherwise payable as selling commissions. All holders of Units, based on the number of Units owned by each of them, will receive the benefit of savings realized by the Partnership from investors who do not identify account executives. Accordingly, the economic benefit to investors who do not identify account executives will be diluted and shared with all holders, including those for whose contributions the Partnership has paid selling commissions.

     Unless the General Partners are otherwise notified in writing, Units issued pursuant to the Distribution Reinvestment Plan will initially be treated as Class A Status Units. Units purchased pursuant to the Distribution Reinvestment Plan will entitle participants to the same rights and to be treated in the same manner as Units issued pursuant to the Offering.

     Following the reinvestment, each participant will be sent a statement and accounting showing the distributions received, the number and price of Units purchased, and the total amount of Units acquired under the Distribution Reinvestment Plan. Taxable participants will incur tax liability for Partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held in their account under the Distribution Reinvestment Plan. (See "RISK FACTORS Federal Income Tax Risks--Risk of Taxable Income Without Cash Distributions.")

     The Partnership reserves the right to amend any aspect of the Distribution Reinvestment Plan effective with respect to any distribution paid subsequent to the notice, provided that the notice is sent to participants in the Distribution Reinvestment Plan at least ten days before the record date for a distribution. The Partnership also

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reserves the right to terminate the Distribution Reinvestment Plan for any reason at any time, by sending written notice of termination to all participants.

     Nothing contained herein shall be construed as obligating the General Partners or their Affiliates to continue to offer units in subsequent real estate limited partnerships or to include a distribution reinvestment plan as part of the offering of such partnerships or to permit reinvestment of distributions therein.

PROXY TO LIQUIDATE

     At any time commencing eight years after the termination of the Offering, if the General Partners receive written requests from Limited Partners holding 10% or more of the outstanding Units directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners will send a Proxy to Liquidate to each Limited Partner. The General Partners shall not be required to send Proxies to Liquidate to the Limited Partners more frequently than once during every two year period. If the Proxy to Liquidate results in Limited Partners owing more than 50% of the Units (without regard to Units owned or otherwise controlled by the General Partners) voting in favor of a liquidation of the Partnership, the assets of the Partnership will be fully liquidated within 30 months from the close of the 45-day deadline applicable to the Proxy to Liquidate. (Section 20.2.)

DISSOLUTION AND TERMINATION

     The Partnership is to continue until December 31, 2026, but may be dissolved earlier as provided in the Partnership Agreement or by law. (Article VI.) The Partnership will also be dissolved upon: (a) the decision by holders of more than 50% of the Units to dissolve and terminate the Partnership; (b) the retirement or withdrawal of a General Partner unless within 90 days from the date of such event, (i) the remaining General Partner, if any, elects to continue the business of the Partnership, or (ii) if there is no remaining General Partner, a majority in interest of the Limited Partners elect to continue the business of the Partnership; (c) the removal of a General Partner unless within 90 days from the date of such removal, (i) the remaining General Partner, if any, elects to continue the business of the Partnership, or (ii) if there is no remaining General Partner, a majority in interest of the Limited Partners elect to continue the business of the Partnership; (d) the sale or disposition of all interests in real property and other assets of the Partnership; (e) the effective date of the occurrence of an Event of Withdrawal of the last remaining General Partner unless, within 120 days from such event, a majority in interest of the Limited Partners elect to continue the business of the Partnership; or (f) the happening of any other event causing the dissolution of the Partnership under the laws of Georgia. (Section 20.1.) However, the retirement or withdrawal of a General Partner will not dissolve the Partnership if any remaining General Partner or General Partners, within 90 days of the date of such event, elect to continue the business of the Partnership, or in the event that there is no remaining General Partner within 120 days, a majority in interest of the Limited Partners elect to continue the business of the Partnership and elect a successor General Partner or General Partners. (Section 20.3.)

     In addition to the foregoing events, the General Partners may also terminate the Offering, compel a termination and dissolution of the Partnership, or restructure the Partnership's affairs, upon notice to all Limited Partners but without the consent of any Limited Partner, if upon the advice of counsel to the Partnership, either (a) the Partnership's assets constitute "Plan Assets," as such term is defined for purposes of ERISA, or (b) any of the transactions contemplated in the Partnership Agreement constitute "prohibited transactions" under ERISA.

     In the event the Partnership is dissolved, the assets of the Partnership shall be converted to cash. The General Partners shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of Partnership assets and to collect any other outstanding debts. All cash on hand shall be distributed first to creditors to satisfy debts and liabilities of the Partnership other than loans or advances made by Partners to the Partnership, including the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Partnership. Any remaining cash will then be used to repay loans or advances made by any of the Partners to the Partnership and to pay any fees due the General Partners. The balance, if any, shall

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be distributed among the Partners in accordance with the positive balance in their Capital Accounts as of the date of distribution. Upon completion of the foregoing distributions, the Partnership shall be terminated. (Section 9.3.)


                            DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Net Cash From Operations (defined in the Partnership Agreement to mean generally the Partnership's cash flow from operations, after payment of all operating expenses and adjustments for reserves), if any, will be distributed in each year as follows and in the following priority:

     (i)   First, to Limited Partners holding Class A Status Units on a per
Unit basis until they have received a 10% annual return on their Net Capital Contributions (defined in the Partnership Agreement to mean generally the amount of cash contributed to the Partnership reduced by prior distributions of net proceeds from any sale or exchange of Partnership Properties);

     (ii) Then, to the General Partners until they have received an amount equal to 10% of the total amount thus far distributed; and

     (iii) Then, 90% to Limited Partners holding Class A Status Units and 10% to the General Partners.

     Notwithstanding the foregoing, Limited Partners holding Class A Status Units who have purchased Units pursuant to the Deferred Commission Option shall for a period of six years after termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to the Deferred Commission Option, which amounts shall instead be used by the Partnership to pay deferred commissions due with respect to such Units. (See "PLAN OF DISTRIBUTION.")

     No distributions of Net Cash From Operations shall be made out of Capital Contributions, and no Net Cash From Operations will be distributed with respect to Class B Status Units.

     The Partnership Agreement prohibits the General Partners from making any distributions of Net Cash From Operations out of Capital Contributions. Distributions of Net Cash From Operations will be allocated among the Limited Partners on a daily basis based on the ratio which the number of Units owned by each Limited Partner as of the last day of the preceding quarter bears to the total number of Units outstanding. A transferee of Units will be deemed the owner of such Units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.
It is anticipated that distributions of Net Cash From Operations will be made on a quarterly basis, unless Limited Partners elect to receive distributions on a monthly basis. (See "Monthly Distributions" below.)

DISTRIBUTION OF NET SALE PROCEEDS

     Nonliquidating Net Sale Proceeds (defined in the Partnership Agreement to mean generally the net proceeds from any sale or exchange of Partnership Properties) will be distributed generally as follows and in the following priority:

     (i) First, to Limited Partners holding Units which have at any time been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From

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Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid or deemed paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;

     (ii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received an amount equal to his Net Capital Contribution;

     (iii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions equal to a 10% per annum cumulative (noncompounded) return on his Net Capital Contribution;

     (iv) Then, to Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return (defined as the sum of (a) a 10% per annum cumulative return on his Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (b) a 15% per annum cumulative return on his Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit);

     (v) Then, to the General Partners until they have received an amount equal to their Capital Contributions;

     (vi) Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, to the General Partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the General Partners pursuant to this provision; and

     (vii) Then, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners receive in the aggregate in excess of the NASAA Guidelines Resale Proceeds Maximum Amount. It is the intent of the foregoing limitation that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the General Partners will instead be reallocated and distributed to the Limited Partners on a per Unit basis.

     Potential investors should be aware that their share of distributions of Sale Proceeds may be less than their Net Capital Contributions unless the Partnership's aggregate Sale Proceeds are sufficient to fund the sum of (i) the required payments to each Limited Partner holding Units which have been treated as Class B Status Units in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times were treated as Class A Status Units, plus (ii) the amount required to repay aggregate Net Capital Contributions to all Limited Partners.

     Notwithstanding the foregoing, in the event the Partnership sells any Partnership Property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of Nonliquidating Net Sale Proceeds, Limited Partners holding Class A Status Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the following: the excess of the original purchase price of the Partnership Property sold over the sale price of such Partnership Property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Class B Status Units. The General Partners have included the foregoing provision in the Partnership Agreement for distributions of Nonliquidating Net Sale Proceeds in favor of Limited Partners holding Class A Status Units in order to ensure that Limited Partners holding Class B Status Units will bear the actual economic risk of loss in the event a Partnership Property is sold at a loss, in order to support the special allocation of depreciation, amortization and cost recovery deductions to such Limited Partners.

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LIQUIDATING DISTRIBUTIONS

     Liquidating Distributions (defined in the Partnership Agreement to mean generally the distribution of the net proceeds from a dissolution and termination of the Partnership or from the sale of substantially all of the last remaining assets of the Partnership) will be distributed among the General Partners and the Limited Partners in accordance with each such Partner's positive Capital Account balance, after the allocation of Gain on Sale and other appropriate Capital Account adjustments.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

     Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering will be returned to Limited Partners, without reduction for Front-End Fees or Selling Commissions relating to such uncommitted funds and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of Partnership Properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any Partnership Property will be treated as committed whether or not any such payments are actually made.

PARTNERSHIP ALLOCATIONS

     Since the Partnership does not intend to borrow funds, no Partner's Capital Account will be allocated items that will cause the Capital Account to have a deficit balance. This means that, although holders of Class B Status Units may receive allocations of certain deductions over the life of the Partnership equal to their Capital Contributions, they cannot be allocated additional deductions.

     NET LOSS. Net Loss (defined in the Partnership Agreement to mean generally the net losses of the Partnership for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below) for each fiscal year shall be allocated as follows:

     (i) 99% to Limited Partners holding Class B Status Units and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

     (ii) Then, to any Partner having a positive balance in his Capital Account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     (iii) Then, 100% to the General Partners.

     Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to Limited Partners holding Class A Status Units and the Net Loss of the Partnership for such fiscal year shall be determined without regard to such interest income.

     All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

     (i) 99% to Limited Partners holding Class B Status Units and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

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        (ii) Then, to any Partner having a positive balance in his Capital
Account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

        (iii) Then, 100% to the General Partners.

        NET INCOME. Net Income (defined in the Partnership Agreement to mean generally the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale) for each fiscal year shall be allocated as follows:

        (i) To Limited Partners holding Class A Status Units and to the
General Partners in the same proportion as and to the extent that Net Cash From Operations is distributed or deemed distributed; and

        (ii) To the extent Net Income exceeds Net Cash From Operations with respect to such fiscal year, such excess Net Income shall be allocated 99% to Limited Partners holding Class A Status Units and 1% to the General Partners.

        GAIN ON SALE. Gain on Sale (defined in the Partnership Agreement to mean generally the taxable income or gain from the sale or exchange of Partnership Properties) for each fiscal year shall be allocated as follows:

        (i) First, pursuant to the qualified income offset provision described below;

        (ii) Then, to Partners having negative Capital Accounts until all negative Capital Accounts have been restored to zero;

        (iii) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific Partnership Property, the sale or other disposition of which resulted in Gain on Sale being allocated, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale or other disposition of said Partnership Property;

        (iv) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said Limited Partners with respect to the specific Partnership Property, the sale or other disposition of which resulted in Gain on Sale being allocated;

        (v) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;

        (vi) Then, to Limited Partners on a per Unit basis in amounts equal to the excess of each Limited Partner's Net Capital Contribution over all prior distributions to such Limited Partner of net proceeds from the sale of Partnership Properties;

        (vii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a 10% cumulative (noncompounded) return on his Net Capital Contribution over prior distributions to such Limited Partner of Net Cash From Operations;

        (viii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such Limited Partner of Net Cash From Operations;

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        (ix) Then, to the General Partners in an amount equal to their Capital
Contributions;

        (x) Then if and only to the extent that Limited Partners have received any Excess Limited Partner Distributions, to the General Partners until the General Partners have been allocated Gain on Sale equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this provision; and

        (xi) Then, 80% to the Limited Partners and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale which would result in distributions to the General Partners in excess of the NASAA Guidelines Resale Proceeds Maximum Amount. Any such excess allocations of Gain on Sale will instead be reallocated to the Limited Partners on a per Unit basis.

     The Partnership Agreement contains a "qualified income offset" provision which provides that in the event that any Partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a Limited Partner which would cause his Capital Account to become negative (which would occur in the event that the aggregate amount of losses allocated and cash distributed to such Limited Partner exceeded the sum of his Capital Contributions plus any income allocated to him) or, in the event such allocation or distribution did cause his Capital Account to become negative, such Limited Partner would be allocated income or gain in an amount necessary to bring his Capital Account back to zero. (See "FEDERAL INCOME TAX CONSEQUENCES-- Allocations of Profit and Loss.")

     THE QUALIFIED INCOME OFFSET PROVISION MAY RESULT IN INCOME BEING SPECIALLY ALLOCATED TO LIMITED PARTNERS EVEN IN A FISCAL YEAR WHEN THE PARTNERSHIP HAS A NET LOSS FROM OPERATIONS OR FROM THE SALE OF PROPERTY.

     Income, losses and distributions of cash relating to Units which are acquired directly from the Partnership during the Offering will be allocated among the Limited Partners on a pro rata basis based on the number of days such Units have been owned by such Limited Partner.


MONTHLY DISTRIBUTIONS

     Limited Partners holding Class A Status Units may, at their option, elect to receive distributions of Net Cash From Operations, if any, on a monthly basis. This program is called the Monthly Distribution Option (the "MDO"). It should be understood, however, that Limited Partners electing the MDO will in all likelihood receive lower distributions per Unit, on an annual basis, than Limited Partners receiving their distributions on a quarterly basis due to the fact that income received by the Partnership during the early portion of a quarter will be invested and will earn interest until distribution shortly after the end of the quarter. This compounding effect will be available to Limited Partners selecting the MDO to a lesser degree due to the greater frequency of their distributions.

     Limited Partners holding Class A Status Units who elect the MDO will begin receiving their distributions on a monthly basis with respect to the calendar quarter following the calendar quarter in which the General Partners receive the Limited Partner's written election along with a check for the MDO fee, described below. Monthly distributions will be paid to the Limited Partner during the month following the month to which the distribution is attributable. For example, if a Limited Partner elects the MDO during the first calendar quarter of a year, his election is effective at the beginning of the second calendar quarter (i.e., April 1). Accordingly, the Limited Partner would receive a distribution, if at all, for the first calendar quarter of the year, and beginning in April, the Limited

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Partner electing the MDO would receive monthly distributions for the remainder of the year, with the first monthly distribution being paid during the month of May.

     There is an annual fee of $20 per Limited Partner electing the MDO. This annual fee is designed to cover additional administrative expenses, postage and handling costs associated with more frequent distributions and will in no event result in any additional compensation to the General Partners or their Affiliates. In the event the actual administrative expenses, postage and handling costs are less than $20 per Limited Partner per year, which is not anticipated, any such savings will be reimbursed to Limited Partners electing the MDO. The first fee payment is due at the time of the initial election, and each subsequent fee payment is due by each December 31. Each Limited Partner electing the MDO will receive a bill for the annual fee in conjunction with his November distribution. Limited Partners may elect to have the Partnership deduct subsequent annual MDO fees from the distributions.

     A Limited Partner holding Class A Status Units may withdraw from the MDO by either notifying the General Partners in writing or by simply failing to pay the annual fee on a timely basis. A Limited Partner will then begin to receive his distributions on a quarterly basis at the beginning of the following calendar year. If payment is not received by the due date, then the MDO with respect to that Limited Partner is canceled. To reinstate the MDO, the Limited Partner may make his $20 payment, and the MDO will again be effective at the beginning of the calendar quarter following the calendar quarter in which payment is made. A Limited Partner holding Class A Status Units may elect the MDO by sending a completed MDO form to the Partnership (which form may be obtained by calling or writing the Partnership).


                            REPORTS TO INVESTORS

     Within 75 days after the end of each fiscal year of the Partnership, the General Partners will deliver to each Limited Partner and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which Partnership Properties are located. Within 120 days after the end of the Partnership's fiscal year, the General Partners will deliver to each Limited Partner and any assignee an annual report which includes financial statements of the Partnership, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the Partnership, a cash flow statement and a statement of changes in Partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partners and their Affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to the General Partners and their Affiliates in accordance with Section 11.4(b) of the Partnership Agreement, and contain such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

     For as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial informed contained in each such report shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished, within 60 days after the end of each of the first three quarters of the Partnership's fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the General Partners or their Affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the Offering are expended or committed (or used to establish a working capital reserve) or returned to the Partners, each Limited Partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which the Partnership has acquired real property, an acquisition

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report describing the properties acquired since the prior special report and including a description of locations and of the market upon which the General Partners are relying in projecting successful operation of the properties. The acquisition report shall include a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property, a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) of the Partnership Agreement with respect to builders have been or will be obtained on the property, and a statement regarding the amount of proceeds (in both dollar amount and as a percentage of the total amount of the Offering) to the Partnership which remain unexpended or uncommitted. In addition, the acquisition report will identify any real property which the General Partners presently intend to be acquired by or leased to the Partnership, providing its location and a description of its general character.

     The appraisal received by the Partnership at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to the Limited Partners for inspection and duplication at reasonable times.

     The Partnership will distribute annually to Limited Partners a report on the estimated value of each Unit in the next annual or quarterly report on Form 10-K or Form 10-Q sent to Limited Partners following the valuation process.
Such estimated value will be based upon annual appraisals of Partnership Properties performed by the General Partners and not by an independent appraiser. The General Partners are, however, required to obtain the opinion of an independent third party that their estimate of the value of each Unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the Offering of Units terminates, the value of the Units will be deemed to be their initial purchase price of $10.00, and no valuation of Partnership Properties will be performed. (See "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS--Annual Valuation.")

     In addition, upon request from any prospective investor or Limited Partner, the Partnership will provide without charge a copy of the NASAA Guidelines (as referred to elsewhere herein).


                             PLAN OF DISTRIBUTION

     A minimum of 125,000 Units and a maximum of 3,500,000 Units are being offered to the public through Wells Investment Securities, Inc. (the "Dealer Manager"), a registered broker-dealer affiliated with the General Partners. (See "CONFLICTS OF INTEREST" and "MANAGEMENT.") The Units are being offered at a per Unit price of $10.00 per Unit on a "best efforts" basis (which means generally that the Dealer Manager will be required to use only its best efforts to sell the Units and has no firm commitment or obligation to purchase any of the Units).

     Except as provided below, the Dealer Manager will receive commissions of 7% of the Gross Offering Proceeds. The Dealer Manager will also receive 2.5% of the Gross Offering Proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In addition, the Partnership may reimburse the expenses incurred by nonaffiliated dealers for actual due diligence purposes in the maximum amount of .5% of the Gross Offering Proceeds. The Partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units. Limited Partners who elect to participate in the Distribution Reinvestment Plan will be charged Selling Commissions and dealer manager fees on Units purchased pursuant to the Distribution Reinvestment Plan on the same basis as Limited Partners purchasing Units other than pursuant to the Distribution Reinvestment Plan. Units issued by the Partnership under the Distribution Reinvestment Plan will be available only until the termination of the Offering, as described above.

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     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell Units. In the event of the sale of Units by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the Gross Offering Proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the Offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of Gross Offering Proceeds to be paid to such participating broker-dealer as a marketing fee, based on such factors as the number of Units sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the Offering and bona fide conference fees incurred.

     In no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional .5% of Gross Offering Proceeds which may be paid by the Partnership in connection with due diligence activities.

     The General Partners have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

     The General Partners may at their option purchase Units offered hereby at the public offering price, in which case they would expect to hold such Units as Limited Partners for investment and not for distribution. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any matter presented to the Limited Partners for a vote. No selling commissions will be payable by the Partnership in connection with any Units purchased by the General Partners. (See "RISK FACTORS.")

     Payment for Units should be made by check payable to "The Bank of New York, as Agent." Subscriptions will be effective only upon acceptance by the General Partners, and the General Partners reserve the right to reject any subscription in whole or in part. In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives this Prospectus. Each subscriber will receive a confirmation of the investor's purchase. Except for purchases pursuant to the Distribution Reinvestment Plan, all accepted subscriptions will be for whole Units and for not less than 100 Units ($1,000). (See "SUITABILITY STANDARDS.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units discussed above, provided that such investors purchase a minimum of 2.5 Units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 Units ($25), except for purchases pursuant to the Distribution Reinvestment Plan.

     Subscription proceeds will be placed in an interest-bearing account with The Bank of New York, Atlanta, Georgia (the "Escrow Agent") until such subscriptions aggregating at least $1,250,000 (exclusive of any subscriptions for Units by the General Partners or their Affiliates) have been received and accepted by the General Partners (the "Minimum Offering"). Any Units purchased by the General Partners or their Affiliates will not be counted in calculating the Minimum Offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), as directed by the General Partners. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in Units may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the General Partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the Units on behalf of the beneficiary of the IRA and making distributions or reinvestments in Units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the Units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See "MANAGEMENT.")

     If the Minimum Offering of the Partnership has not been received and accepted by June 30, 1998, the Escrow Agent will promptly so notify the Partnership and this Offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the Offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with IRS Regulations. Units purchased by the General Partners will not be counted for the purpose of achieving the Minimum Offering. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.

     Initial subscribers may be admitted to the Partnership and the payments transferred from escrow to the Partnership at any time after the Partnership has received and accepted the Minimum Offering, except that subscribers residing in New York and Pennsylvania may not be admitted to the Partnership until subscriptions have been received and accepted for 250,000 Units ($2,500,000) from all sources. The funds representing subscriptions for Units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the Minimum Offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this Prospectus.

     The offering of Units of the Partnership will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all $35,000,000 in Units of the Partnership have been sold.

     The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Units and will be retained in trust after closing to be used only for the purposes set forth in the "ESTIMATED USE OF PROCEEDS" section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as Limited Partners of the Partnership on the day on which their subscriptions are accepted.

     The General Partners may sell Units to Retirement Plans of broker-dealers participating in the Offering, to broker-dealers in their individual capacities, to IRAs and Qualified Plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the Unit's public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to the Partnership from such sales will be identical to the Partnership's net proceeds from other sales of Units.

     In connection with sales of 25,000 or more Units ($250,000) to a "purchaser" (as defined below), investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:




      DOLLAR                                                                     NET
      VOLUME                               SALES COMMISSIONS        PURCHASE     PROCEEDS TO
      OF UNITS                           --------------------       PRICE        PARTNERSHIP
      PURCHASED                          PERCENT     PER UNIT       PER UNIT     PER UNIT
      ---------                          -------     --------       --------     -----------
     Under $250,000                         7.0%      $  0.70        $ 10.00        $9.30
     $250,000-$499,999                      6.0%      $0.5936        $9.8936        $9.30
     $500,000-$749,999                      5.0%      $0.4895        $9.7895        $9.30
     $750,000-$999,999                      3.0%      $0.2876        $9.5876        $9.30
     $1,000,000-$1,999,999                  1.0%      $0.0939        $9.3939        $9.30
     Over $2,000,000                        0.5%      $0.0467        $9.3467        $9.30

     For example, if an investor purchases 100,000 Units in the Partnership, he could pay as little as $939,390 rather than $1,000,000 for the Units, in which event the commission on the sale of such Units would be $9,390 ($0.0939 per Unit), and the Partnership would receive net proceeds of $930,000 ($9.30 per
Unit). The net proceeds to the Partnership will not be affected by volume discounts.

     Because all investors will be deemed to have contributed the same amount per Unit to the Partnership for purposes of tax allocations and distributions of Net Cash From Operations and Sale Proceeds, an investor qualifying for a volume discount will receive a higher return on his investment in the Partnership than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such Units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the General Partners that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes
(i) an individual, his or her spouse and their children under the age of 21 who purchase the Units for his, her or their own accounts; (ii) a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not; (iii) an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and (iv) all commingled trust funds maintained by a given bank.

     Notwithstanding the above, in connection with volume sales made to investors in the Partnership, the General Partners may, in their sole discretion, waive the "purchaser" requirements and aggregate subscriptions (including subscriptions to Prior Wells Public Programs) as part of a combined order for purposes of determining the number of Units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for Units. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more Units, a potential purchaser who proposes to purchase at least 500,000 Units in the Partnership may agree with the General Partners and the Dealer Manager to have the Acquisition and Advisory Fees payable to the General Partners with respect to the sale of such Units reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such Units reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such

Units reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such Units would be reduced by $1.10 per Unit, and the purchaser of such Units would be required to pay a total of $8.90 per Unit purchased, rather than $10.00 per Unit. The net proceeds to the Partnership would not be affected by such fee reductions. Of the $8.90 paid per Unit, it is anticipated that approximately $8.40 per Unit (or approximately 94.4%) will be used to acquire Partnership Properties and pay required acquisition expenses relating to the acquisition of Partnership Properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of Units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions: (i) there can be no variance in the net proceeds to the Partnership from the sale of the Units to different purchasers of the same offering, (ii) all purchasers of the Units must be informed of the availability of quantity discounts, (iii) the same volume discounts must be allowed to all purchasers of Units which are part of the offering, (iv) the minimum amount of Units as to which volume discounts are allowed cannot be less than $10,000, (v) the variance in the price of the Units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions, and (vi) no discounts are allowed to any group of purchasers. Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Units purchased.

     Investors who, in connection with their purchase of Units, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such Units and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the Partnership will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Partnership.

     In addition, subscribers for Units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their Units paid over an eight year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Limited Partners electing the Deferred Commission Option will be required to pay a total of $9.40 per Unit purchased upon subscription, rather than $10.00 per Unit, with respect to which $0.10 per Unit will be payable as commissions due upon subscription. For each of the six years following termination of the Offering, $0.10 per Unit will be paid by the Partnership as deferred commissions with respect to Units sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions of Net Cash From Operations otherwise payable to Limited Partners holding such Units. The net proceeds to the Partnership will not be affected by the election of the Deferred Commission Option. Under this arrangement, a Limited Partner electing the Deferred Commission Option will pay a 1% commission upon subscription (rather than a 7% commission) and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from and paid by the Partnership out of Net Cash From Operations otherwise distributable to such Limited Partner. (See "DISTRIBUTIONS AND ALLOCATIONS--Distributions of Net Cash From Operations.")

     Each Limited Partner purchasing Units pursuant to the Deferred Commission Option must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased. In addition, Limited Partners electing the Deferred Commission Option will have limited rights to elect to have their Class A Status Units treated as Class B Status Units during the initial six years following termination of the Offering since Limited Partners owning Units purchased pursuant to the Deferred Commission Option must own a sufficient number of Class A Status Units during the initial seven years of the Partnership to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations with respect to the total number of Class A and Class B Status Units purchased. (See "DESCRIPTION OF THE UNITS Election of Class A or Class B Status.") Further, taxable participants electing the Deferred Commission Option will incur tax liability for Partnership income allocated to them with respect to their Units even though distributions of Net Cash From Operations otherwise distributable to such Limited Partners will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of six years after the termination of the Offering. (SEE "RISK FACTORS--Federal Tax Risks--Risk of Taxable Income Without Cash Distributions.")

     As set forth above, in no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional
 .5% of Gross Offering Proceeds which may be paid by the Partnership in connection with due diligence activities.

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this Prospectus, the Partnership may utilize certain sales material in connection with the Offering of the Units, although only when accompanied by or preceded by the delivery of this Prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this Offering, the past performance of the General Partners and their Affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The Offering of Units in the Partnership is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement or as forming the basis of the Offering of the Units.

                                 LEGAL OPINIONS

     The legality of the Units being offered hereby has been passed upon for the Partnership by Holland & Knight LLP ("Counsel"). The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the Partnership. Counsel has represented the General Partners, as well as Affiliates of the General Partners, in other matters and may continue to do so in the future. (See "CONFLICTS OF INTEREST.")

                                    EXPERTS

AUDITED FINANCIAL STATEMENTS

     The financial statements of Wells Real Estate Fund XI, L.P. (the "Partnership") as of December 31, 1996, the financial statements and attached schedule of Wells Partners, L.P. as of December 31, 1996 and 1995, and for each of the years in the two year period ended December 31, 1996, and the financial statements of Wells Capital, Inc. as of December 31, 1996 and 1995, and for each of the years in the two year period ended December 31,

1996, included in Appendix I to this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

UNAUDITED FINANCIAL STATEMENTS

     The interim financial information of Wells Partners, L.P. and Wells Capital, Inc. as of August 31, 1997 and for the eight month periods ended August 31, 1997 and 1996, and the interim financial information of the Partnership which are included in Appendix I to this Prospectus have not been audited.



                          ADDITIONAL INFORMATION

    The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the Registration Statement and exhibits related thereto, as well as periodic reports and information filed by the Partnership, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at (i) the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, (ii) the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and (iii) the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).


                                   GLOSSARY

     The following are definitions of certain terms used in this Prospectus and not otherwise defined herein or in the Partnership Agreement:

     "ACQUISITION EXPENSES" means expenses incurred in connection with the selection and acquisition of properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance and other miscellaneous costs and expenses relating to the selection and acquisition of properties.

     "ACQUISITION FEES" means the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the Partnership, including Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, or any other fees of a similar nature, however designated, except development fees and construction fees paid to a person not affiliated with the Sponsor in connection with the actual development or construction of a Partnership Property.

     "AFFILIATE" means (i) any person directly or indirectly controlling, controlled by or under common control with a General Partner, (ii) any person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (iii) any officer, director or partner of a General Partner, and (iv) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     "CAPITAL ACCOUNT" means the account established for each Partner pursuant to Section 8.1 of the Partnership Agreement. Each Partner's Capital Account shall be determined in accordance with Treasury Regulations Section 1.704-1(b). Capital Accounts generally will be adjusted as follows. Each Partner's Capital Account shall be credited with: (i) the amount of the cash contributed to the Partnership by him; and (ii) his distributive share of Partnership income and gain; and each Partner's Capital Account shall be debited with: (iii) his distributive share of Partnership losses and deductions or items thereof; and
(iv) the cash distributed to him.

     "CAPITAL CONTRIBUTION" means the amount of cash contributed to the capital of the Partnership by a Partner.

     "CASH FLOW" means cash funds derived from operations of the Partnership, including without limitation interest and investment income, but excluding Capital Contributions, and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     "CLASS A STATUS UNIT" means a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section
8.16 of the Partnership Agreement to be treated as a Class A Status Unit for the applicable accounting period.

     "CLASS B STATUS UNIT" means a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section
8.16 of the Partnership Agreement to be treated as a Class B Status Unit for the applicable accounting period.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DEFERRED COMMISSION OPTION" means an agreement among a subscriber for Units in the Partnership, such subscriber's participating broker-dealer and the Dealer Manager to have sales commissions due with respect to the purchase of the subscriber's Units paid over a seven year period, in the manner described in the "PLAN OF DISTRIBUTION" section of the Prospectus.

     "EXCESS LIMITED PARTNER DISTRIBUTIONS" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return.

     "FRONT-END FEES" means fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     "GAIN ON SALE" means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Partnership asset after netting losses from such sales or exchanges against the gains from such transactions.

     "GROSS OFFERING PROCEEDS" means the total gross proceeds from the sale of the Units.

     "GRULPA" means the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq.

     "INITIAL LIMITED PARTNER" means Brian M. Conlon.

     "INVESTMENT IN PROPERTIES" means the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership, including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "IRA" means an Individual Retirement Account established pursuant to
Section 408 of the Code.

     "LIQUIDATING DISTRIBUTIONS" means the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     "MINIMUM OFFERING" means the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     "NASAA GUIDELINES RESALE PROCEEDS MAXIMUM AMOUNT" means an amount equal to 15% of Sale Proceeds remaining after payments to Limited Partners from such proceeds of amounts equal to the sum of 100% of their Net Capital Contributions plus a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

     "NET CAPITAL CONTRIBUTION" means, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions constituting a return of unused capital or of Nonliquidating Net Sale Proceeds, but not reduced by (i) distributions of Sale Proceeds made to each Limited Partner holding Units which at any time were treated as Class B Status Units in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units, or (ii) distributions of Net Cash From Operations. (See "DISTRIBUTIONS AND ALLOCATIONS.")

     "NET CASH FROM OPERATIONS" means Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision, and the Repurchase Reserve, if any.

     "NET INCOME" or "NET LOSS" means the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     "NET WORTH" means, except where otherwise provided herein, the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

     "NONLIQUIDATING NET SALE PROCEEDS" means the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after
(i) the payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, sale or other disposition, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     "OFFERING" means the offering and sale of the Units pursuant to the terms and conditions of this Prospectus.

     "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     "PARTNERS" means, collectively, the General Partners and the Limited Partners.

     "PARTNERSHIP" means Wells Real Estate Fund XI, L.P., the Georgia limited partnership which will be organized pursuant to the Partnership Agreement.

     "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit "B" entered into by the General Partners and the Initial Limited Partner and to be adopted by the Limited Partners.

     "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" means any and all land and improvements as may be purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

     "PREFERENTIAL LIMITED PARTNER RETURN" means with respect to each Limited Partner Unit the sum of (i) a cumulative (noncompounded) 10% per annum on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (ii) a cumulative (noncompounded) 15% return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's Capital Contribution was made to the Partnership.

     "PRIOR WELLS PUBLIC PROGRAMS" means other public real estate programs previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership, specifically, Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Investment Trust, Inc.

     "PROPERTY MANAGEMENT AND LEASING FEE" means the fee payable for day-to-day professional property management services rendered in connection with the Partnership Properties, initially payable to Wells Management Company, Inc.

     "QUALIFIED PLAN" means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

     "REGISTRATION STATEMENT" means the Registration Statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

     "RESIDUAL PROCEEDS" means any Sale Proceeds available for distribution to the Partners after the Limited Partners have first received distributions of Sale Proceeds in an amount equal to 100% of their Capital Contributions plus their Preferential Limited Partner Return (reduced by all prior distributions of Net Cash From Operations) and after the General Partners have received distributions of Sale Proceeds in an amount equal to 100% of their Capital Contributions.

     "RETIREMENT PLANS" means Individual Retirement Accounts ("IRAs") established under Section 408 of the Code and Qualified Plans.

     "SALE PROCEEDS" means, collectively, Nonliquidating Net Sale Proceeds and Liquidating Distributions.

     "SPONSOR" means any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such person, other than a person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or
(viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership. Based upon the foregoing, Sponsors of the Partnership include the General Partners, Wells Capital, Inc., Wells Real Estate Funds, Inc., Wells Investment Securities, Inc., Wells Management Company, Inc., Wells Development Corporation and Prior Wells Public Programs.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

     "UNUSED CAPITAL CONTRIBUTIONS" means so much of the Capital Contributions of Partners which are not required to acquire property and improvements thereon with respect to which contracts, agreements in principle or letters of understanding have been executed within the later of two years following the effective date of the Registration Statement or one year after the termination of the Offering of the Units.

     "WELLS CAPITAL" means Wells Capital, Inc., a Georgia corporation which is the sole general partner of Wells Partners, L.P.

     "WELLS PARTNERS" means Wells Partners, L.P., a Georgia limited partnership which has Wells Capital, Inc. as its sole general partner and is a General Partner of the Partnership.

     For additional definitions, see Article III of the Partnership Agreement.

                                   APPENDIX I

                              FINANCIAL STATEMENTS

                                                                      APPENDIX I

                 INDEX TO AUDITED AUDITED FINANCIAL STATEMENTS


                                                                                        Page
                                                                                        ----

WELLS PARTNERS, L.P.
   Audited Financial Statements
      Independent Auditors' Reports                                                      I-1
      Balance Sheets as of December 31, 1996 and 1995                                    I-2
      Statements of Loss for the years ended December 31, 1996 and 1995                  I-3
      Statements of Partners' Capital for the years ended December 31, 1996 and 1995     I-4
      Statements of Cash Flows for the years ended December 31, 1996 and 1995            I-5
      Notes to Financial Statements                                                      I-6
      Schedule I - Market Value of Investments in Partnerships                           I-8

WELLS CAPITAL, INC.
   Audited Financial Statements
      Independent Auditors' Reports                                                      I-9
      Balance Sheets as of December 31, 1996 and 1995                                   I-10
      Statements of Income for the years ended December 31, 1996
      and 1995                                                                          I-11
      Statements of Stockholder's Equity for the years ended December 31, 1996
      and 1995                                                                          I-12
      Statements of Cash Flows for the years ended December 31, 1996 and 1995           I-13
      Notes to Financial Statements                                                     I-14

WELLS REAL ESTATE FUND XI, L.P.
   Audited Balance Sheet
      Independent Auditors' Report                                                      I-18
      Balance Sheet as of December 31, 1996                                             I-19
      Notes to Balance Sheet                                                            I-20

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
Wells Partners, L.P.:

We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1996 and 1995 and the related statements of loss, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.


/s/ ARTHUR ANDERSEN


Atlanta, Georgia
January 10, 1997

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                                BALANCE SHEETS

                          December 31, 1996 and 1995




                                    ASSETS

                                            1996      1995
                                          --------  --------
CASH                                      $     70  $     70

INVESTMENT IN PARTNERSHIPS                 128,618   128,944
                                          --------  --------
        Total assets                      $128,688  $129,014
                                          ========  ========


                               PARTNERS' CAPITAL

COMMITMENTS AND CONTINGENCIES (NOTE 4)

GENERAL PARTNER                           $  6,771  $  5,982

LIMITED PARTNERS                           121,917   123,032
                                          --------  --------
        Total partners' capital           $128,688  $129,014
                                          ========  ========

      The accompanying notes are an integral part of these balance sheets.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                              STATEMENTS OF LOSS

                For the Years Ended December 31, 1996 and 1995


                                           1996   1995
                                          ------  -----
EQUITY IN LOSS OF PARTNERSHIPS AND LOSS   $1,126  $ 480
                                          ======  =====



        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                        STATEMENTS OF PARTNERS' CAPITAL

                 For the Years Ended December 31, 1996 and 1995




                                General    Limited
                                Partner   Partners     Total
                                -------   --------   --------
BALANCE AT DECEMBER 31, 1994     $2,477   $123,507   $125,984

  Capital contribution            3,510          0      3,510
  Net loss                           (5)      (475)      (480)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1995      5,982    123,032    129,014

  Capital contribution              800          0        800
  Net loss                          (11)    (1,115)    (1,126)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1996     $6,771   $121,917   $128,688
                                 ======   ========   ========


        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1995




                                                 1996      1995
                                               -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                     $ 1,126   $   480
  Adjustment to reconcile net loss to net
   cash used by operating activities:
  Equity in loss of partnerships                (1,126)     (480)
                                               -------   -------
    Net cash used by operating activities            0         0

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Investment in limited partnership               (800)   (3,510)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  General partner contributions                    800     3,510
                                               -------   -------
NET CHANGE IN CASH                                   0         0

CASH AT BEGINNING OF YEAR                           70        70
                                               -------   -------
CASH AT END OF YEAR                            $    70   $    70


        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

Although, as set forth above, the Partnership is a general partner in the Funds, Wells Capital has acted as the general partner for the Funds on behalf of the Partnership.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

2.   INVESTMENT IN PARTNERSHIPS

The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at December 31, 1996 and 1995 includes the following:

                                            1996      1995
                                          --------  --------
18.8% ownership interest in Beaver Ruin   $ 81,781  $ 81,910
51.27% ownership interest in Carter         45,873    46,284
 Boulevard
Wells Real Estate Fund VIII, L.P.                0       350
Wells Real Estate Fund IX, L.P.                164       400
Wells Real Estate Fund X, L.P.                 400         0
Wells Real Estate Fund XI, L.P.                400         0
                                          --------  --------
                                          $128,618  $128,944
                                          ========  ========

The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of undeveloped land. Wells Capital is also one of the general partners of Beaver Ruin.

Fund VIII owns all of its properties through an investment in three joint ventures which, as of December 31, 1996, owned an interest in two office buildings, a retail office building, two office buildings under construction, and a retail shopping center under construction.

Fund IX owns a parcel of land under development. In addition, Fund IX owns properties through an investment in a joint venture which, as of December 31, 1996, owned an interest in an office building and an office building under construction.

Fund X and Fund XI had no operations as of December 31, 1996.

The Partnership is entitled to share in the allocation of cash distributions and net income (loss) based on ownership percentages outlined in the partnership agreements.

3.   INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status but such an opinion is not binding upon the Internal Revenue Service.

4.   COMMITMENTS AND CONTINGENCIES

Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE 1

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                   MARKET VALUE OF INVESTMENT IN PARTNERSHIPS

                            As of December 31, 1996

                                  (Unaudited)


*    18.8% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.  $  752,000

*    51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.       252,000

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND IX, L.P.         164

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND X, L.P.          400

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XI, L.P.         400
                                                            ----------
                                                            $1,004,964
                                                            ==========


*The market value of the undeveloped land owned by Beaver Ruin and Carter Boulevard is based on an appraisal by an outside party.


         The accompanying notes are an integral part of this schedule.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholder of
Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN



Atlanta, Georgia
January 10, 1997

                              WELLS CAPITAL, INC.

                                 BALANCE SHEETS

                           December 31, 1996 and 1995


                                     ASSETS

                                                      1996       1995
                                                   ----------  --------
CURRENT ASSETS:
  Cash                                             $  148,873  $130,457
  Due from affiliates                                 872,843   306,229
  Other receivables                                    31,300     8,533
                                                   ----------  --------
    Total current assets                            1,053,016   445,219

INVESTMENTS IN PARTNERSHIPS                            16,995    16,483
                                                   ----------  --------
    Total assets                                   $1,070,011  $461,702
                                                   ==========  ========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE                                   $  204,340  $ 84,893
                                                   ----------  --------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000
   shares authorized, 600 shares issued                   600       600

  Contributed capital                                 306,541   306,541
  Retained earnings                                   558,530    69,668
                                                   ----------  --------
    Total stockholder's equity                        865,671   376,809
                                                   ----------  --------
    Total liabilities and stockholder's equity     $1,070,011  $461,702
                                                   ==========  ========


      The accompanying notes are an integral part of these balance sheets.

                              WELLS CAPITAL, INC.


                              STATEMENTS OF INCOME

                 For the Years Ended December 31, 1996 and 1995


                                               1996        1995
                                            ----------  ----------
REVENUES:
  Acquisition and advisory fees             $1,608,952  $1,083,281
  Equity in income of limited partnerships           0      11,984
                                            ----------  ----------
                                             1,608,952   1,095,265
                                            ----------  ----------
EXPENSES:
  Salaries and wages                           811,754     725,274
  Occupancy                                     26,484      26,484
  General and administrative                   281,852     313,479
                                            ----------  ----------
                                             1,120,090   1,065,237
                                            ----------  ----------
NET INCOME                                  $  488,862  $   30,028
                                            ==========  ==========

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                 For the Years Ended December 31, 1996 and 1995



                                Common Stock                             Total
                                -------------- Contributed  Retained  Stockholder's
                                SHARES  AMOUNT    CAPITAL    EARNINGS     EQUITY
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1994         600   $600     $306,541   $ 39,640      $346,781

  Net income                         0      0            0     30,028        30,028
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1995         600    600      306,541     69,668       376,809

  Net income                         0      0            0    488,862       488,862
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1996         600   $600     $306,541   $558,530      $865,671
                                ------  -----  -----------  --------- -------------

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1995



                                                       1996       1995
                                                    ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $ 488,862   $ 30,028
                                                    ---------   --------
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Equity in income from limited partnerships              0    (11,984)
    Distributions from limited partnerships               288     15,536
    Changes in assets and liabilities:
      Due from affiliates                            (566,614)    95,748
      Other receivables                               (22,767)     1,029
      Accounts payable                                119,447     (3,763)
                                                    ---------   --------
        Total adjustments                            (469,646)    96,566
                                                    ---------   --------
        Net cash provided by operating activities      19,216    126,594

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additional investment in limited partnerships          (800)         0
                                                    ---------   --------
NET INCREASE IN CASH                                   18,416    126,594

CASH AT BEGINNING OF YEAR                             130,457      3,863
                                                    ---------   --------
CASH AT END OF YEAR                                 $ 148,873   $130,457
                                                    =========   ========

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


1.   SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate funds based on time spent on each fund by individual administrative personnel. The sole stockholder of the Company is Leo F. Wells, III.

The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of the partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for all other Wells funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Fund IX"). In June 1996, Wells Partners became the general partner for Wells Real Estate Fund X, L.P. ("Fund X") and Wells Real Estate Fund XI, L.P. ("Fund XI"). Funds IV, V, VI, VII, VIII, IX, X and XI have the same investment objectives as Funds I, II, II-OW, and III (Note 3).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

2.   RELATED-PARTY TRANSACTIONS

The Company is entitled to share in the allocation of cash distributions and net income (loss) based on percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, and Fund IX. Pursuant to the partnership agreements of Fund IV and Fund V, these two partnerships can only pay up to 3% of total limited partners' contributions in organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions in organization and offering costs pursuant to the partnership agreements.

During the year ended December 31, 1995, the Company paid and was reimbursed for organization and offering costs related to Fund VII totaling approximately $40,260, which did not exceed the 5% reimbursement limitation. During 1995, the Company expensed approximately $40,432 of organization and offering costs related to Fund VII, which exceeded the 5% reimbursement limitation.

As of December 31, 1996 and 1995, the Company had a receivable for unreimbursed organization and offering costs related to Fund VIII totaling $152,501 and $96,972, respectively, which are included in due from affiliates. During 1996 and 1995, the Company expensed approximately $67,000 and $38,000, respectively, of organization and offering costs related to Fund VIII which exceeded the 5% reimbursement limitation.

As of December 31, 1996 and 1995, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees related to Fund IX totaling $422,996 and $142,229, respectively, which are included in due from affiliates. During 1996, the Company expensed $73,296 of organization and offering costs related to Fund IX which exceeded the 5% reimbursement limitation.

During the year ended December 31, 1996, the Company paid organization and offering costs related to Fund X of $97,691 and Fund XI of $84,578. Fund X and Fund IX both filed a registration statement with the Securities and Exchange Commission for the offering and sale of its limited partnership units, which became effective on December 31, 1996. In order for the Company to be reimbursed for these expenses, Fund X and Fund XI will each need to receive approximately $1,250,000 in limited partners' contributions. At this time, the Company believes that all of the foregoing organization and offering expenses will be reimbursed.

Due from affiliates at December 31, 1996 and 1995 represents primarily organization and offering expenses paid by the Company on behalf of Fund VIII, Fund IX, Fund X, and Fund XI. In addition, Wells Investment Securities, Inc. has agreed to reimburse a portion of Fund IX organization and offering expenses totaling $104,037. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates. The following is a detail of due from affiliates at December 31:

                                               1996      1995
                                             --------  --------
        Fund VIII                            $152,501  $136,436
        Fund IX                               422,996   142,229
        Fund X                                 97,691         0
        Fund XI                                84,578         0
        Wells Management Company, Inc.          2,113     6,709
        Wells Investment Securities, Inc.     104,037         0
        Other affiliates                        8,927    20,855
                                             --------  --------
                                             $872,843  $306,229
                                             ========  ========


Offering costs paid by the Company on behalf of and reimbursed by Fund VIII and Fund IX of approximately $126,000 and $84,000, respectively, were paid to related parties.

3.   Investment in Partnerships

The following is a rollforward of the Company's investment in partnerships as of December 31, 1996 and 1995:

                                                           1996      1995
                                                         -------   --------
    Investment in partnerships, beginning of period      $16,483   $ 20,035
    Contribution to partnerships                             800          0
    Equity in income of partnerships                           0     11,984
    Distributions from partnerships                         (288)   (15,536)
                                                         -------   --------
    Investment in partnerships, end of period            $16,995   $ 16,483
                                                         =======   ========


The Company's investment in each partnership at December 31, 1996 and 1995 is as follows:

                                    1996     1995
                                   -------  -------
        Fund I                     $11,027  $11,027
        Fund II                      2,808    3,096
        Wells Partners (Note 1)      3,160    2,360
                                   -------  -------
                                   $16,995  $16,483
                                   =======  =======


As of December 31, 1996 and 1995, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

Fund II owns all of its properties through a joint venture, which, as of December 31, 1996 and 1995, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, a parcel of land upon which a restaurant was developed and a retail shopping center which was substantially completed and commenced operations in 1996.

4.   ACQUISITION AND ADVISORY FEES

Acquisition and advisory fees were earned from Fund VIII and Fund IX in 1996 and from Fund VII and Fund VIII in 1995. Pursuant to the partnership agreements of Fund VII, Fund VIII, and Fund IX, total fees earned may not exceed 4% of limited partners' contributions. As of December 31, 1996 and 1995, all fees were collected for limited partners' contributions received by Fund VII. As of December 31, 1996, $152,501 and $106,211 of Fund VIII and Fund IX fees, respectively, remain uncollected and are included in due from affiliates.

5.   COMMITMENTS AND CONTINGENCIES

The Company has guaranteed the indebtedness of an affiliate, Wells Management Company, Inc. ("Wells Management"), for an amount not to exceed $200,000. Management believes, however, that Wells Management has sufficient resources to pay its indebtedness and does not anticipate that it will incur a loss as a result of this guarantee.

Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]





                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Partners of
Wells Real Estate Fund XI, L.P.:


We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XI, L.P. (a Georgia public limited partnership) as of December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XI, L.P. as of December 31, 1996 in conformity with generally accepted accounting principles.


                                                    /s/ ARTHUR ANDERSEN


Atlanta, Georgia
January 10, 1997

                        WELLS REAL ESTATE FUND XI, L.P.

                     (A Georgia Public Limited Partnership)



                                 BALANCE SHEET

                               DECEMBER 31, 1996




                                     ASSETS

CASH                                          $   600

DEFERRED OFFERING COSTS                        84,578
                                              -------
    Total assets                              $85,178
                                              =======

     LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE                 $84,578
                                              -------
PARTNERS' CAPITAL:
  General partners                                500
  Limited partner                                 100
                                              -------
    Total partners' capital                       600
                                              -------
    Total liabilities and partners' capital   $85,178
                                              =======




      The accompanying notes are an integral part of this balance sheet.

                        WELLS REAL ESTATE FUND XI, L.P.

                     (A Georgia Public Limited Partnership)


                             NOTES TO BALANCE SHEET

                               December 31, 1996
 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Real Estate Fund XI, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996, under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners owning a majority of the units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 1996.

The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions first are paid to limited partners holding Class A units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

DISTRIBUTION OF SALES PROCEEDS
Upon sales of properties, the net sales proceeds will be distributed in the following order:

 .       To limited partners holding units which at any time have been treated as
Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units

 .       To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined

 .       To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined

 .       To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units)

 .       To the general partners until they have received 100% of their capital contributions

 .       Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision

 .       Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners

ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable:
(a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2. DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 1996, the Company had paid organization and offering expenses related to the Partnership of $84,578. A registration statement covering both the Partnership and Wells Real Estate Fund X, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership was declared effective by the SEC on December 31, 1996. The Partnership needs to receive approximately $1,250,000 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

3. RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The general partners are also general partners in other Wells Real Estate funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate funds, may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion of legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----
WELLS PARTNERS, L.P.
    Unaudited Financial Statements
          Balance Sheets as of August 31, 1997 and December 31, 1996....................  I-25
          Statements of Operations for the eight months ended August 31, 1997 and 1996..  I-26
          Statements of Partners' Capital for the eight months ended August 31, 1997 and the year ended December 31, 1996.............................................  I-27
          Statements of Cash Flows for the eight months ended August 31, 1997 and 1996..  I-28
          Notes to Financial Statements.................................................  I-29

WELLS CAPITAL, INC.
    Unaudited Financial Statements
          Balance Sheets as of August 31, 1997 and December 31, 1996....................  I-32
          Statements of Earnings for the eight months ended August 31, 1997 and 1996....  I-33
          Statements of Stockholder's Equity for the eight months ended August 31, 1997 and the year ended December 31, 1996.........................................  I-34
          Statements of Cash Flows for the eight months ended August 31, 1997 and 1996..  I-35
          Notes to Financial Statements.................................................  I-36

WELLS REAL ESTATE FUND XI, L.P.
     Unaudited Balance Sheet
          Balance Sheet as of August 31, 1997...........................................  I-37
          Notes to Balance Sheet........................................................  I-38


                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                                 Balance Sheets

                                               (Unaudited)        (Audited)
                                             August 31, 1997  December 31, 1996
                                             ---------------  -----------------
                      Assets
                      ------
Cash                                            $     70          $     70
Investments in limited partnerships (note 2)     128,202           128,618
                                                --------          --------

  Total Assets                                  $128,272          $128,688
                                                ========          ========
                 Partners' Capital
                 -----------------
General Partner                                 $  6,767          $  6,771
Limited Partners                                 121,505           121,917
                                                --------          --------

  Total Partners' Capital                       $128,272          $128,688
                                                ========          ========

See accompanying condensed notes to financial statements.

                             WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                           Statements of Operations
                                  (Unaudited)

                                                  Eight Months Ended
                                         ------------------------------------
                                          August 31, 1997     August 31, 1996
                                         ------------------  ----------------

Equity in loss of partnership                    $416              $479
                                                 ----              ----

  Net loss                                       $416              $479
                                                 ====              ====

See accompanying condensed notes to financial statements.

                             WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                        Statement of Partners' Capital
                     For the Year Ended December 31, 1996
                  and the Eight Months Ended August 31, 1997
                                  (Unaudited)

                                        General     Limited
                                        Partner     Partners      Total
                                        -------     --------     --------
Balance of December 31, 1996            $6,771      $121,917     $128,688

  Net Loss                                  (4)         (412)        (416)
                                        ------      --------     --------

Balance at August 31, 1997              $6,767      $121,505     $128,272
                                        ======      ========     ========

                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                            Statements of Cash Flows
                                  (Unaudited)

                                                                Eight Months Ended
                                                        --------------------------------
                                                        August 31, 1997  August 31, 1996
                                                        ---------------  ---------------
Cash flows from operating activities:

  Net loss                                                   $(416)            $(479)

    Adjustments to reconcile net loss to net cash used
    by operating activities-equity in loss of limited
    partnership                                                416               479
                                                             -----             -----

  Net Cash used in operating activities                          0                 0
                                                             -----             -----

Net change in cash                                               0                 0

Cash at beginning of year                                       70                70
                                                             -----             -----
Cash at end of year                                          $  70             $  70
                                                             =====             =====

See accompanying condensed notes to financial statements.

                              WELLS PARTNERS, L.P.

                    Condensed Notes to Financial Statements
                                  (Unaudited)

(1)  General
     -------

     The financial statements of Wells Partners, L.P. (the Partnership) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the General Partner of the Partnership, the statements for the unaudited interim periods presented include only adjustments, which are of normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the audited Partnership report for the year ended December 31, 1996.

     Although the Partnership is a general partner in Wells Real Estate Fund IV, L.P. (Fund IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII), Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X), and Wells Real Estate Fund XI, L.P. (Fund XI) (collectively, the "Funds"), its general partner, Wells Capital, Inc., has acted on behalf of the Partnership as the general partner of such partnerships. Accordingly, all revenues and expenses relating to the offering of the limited partnership units of the Funds were recorded by Wells Capital, Inc. The Partnership also owns limited partnership interests in Beaver Ruin - Arc Way, Ltd. (Beaver Ruin) and Carter Boulevard, Ltd. (Carter Boulevard).

(2)  Investment in Partnerships
     --------------------------

     The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investments in partnerships are recorded using the equity method of accounting. Each of the Funds has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investments in partnerships at August 31, 1997 and December 31, 1996 is as follows:

                                               August 31, 1997               December 31, 1996
                                          ------------------------        ------------------------
                                            Cost           Market           Cost           Market
                                          --------        --------        --------        --------
19.2% ownership interest in Beaver
  Ruin - Arc Way, Ltd.                    $ 81,781      $  869,000        $ 81,781      $  869,000

51.27% ownership interest in Carter
  Boulevard, Ltd.                           46,284         299,000          45,873         299,000

Wells Real Estate Fund VI, L.P.                  0               0               0               0

Wells Real Estate Fund VII, L.P.                 0               0               0               0

Wells Real Estate Fund VIII, L.P.                0               0               0               0

Wells Real Estate Fund IX, L.P.                  0               0             164             164

Wells Real Estate Fund X, L.P.                 400             400             400             400

Wells Real Estate Fund XI, L.P.                400             400               0               0
                                          --------      ----------        --------      ----------
                                          $128,865      $1,168,800        $128,218      $1,168,564


The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of underdeveloped land. The general partner of the Partnership is also the general partner of Beaver Ruin. The market value of this land was based on an appraisal dated June, 1996, and has remained the same as compared to December 31, 1996.

Fund VI owns all of its properties through an investment in six joint ventures which, as of August 31, 1997, owned interests in three commercial office buildings, five retail centers and an office/retail center.

Fund VII owns all of its properties through an investment in five joint ventures which, as of August 31, 1997, owned interests in three commercial office buildings, four retail centers and two office/retail centers.

Fund VIII owns all of its properties through an investment in three joint ventures which, as of August 31, 1997, owned interests in three commercial office buildings, one retail center and an office/retail center.

Fund IX owns all of its properties through an investment in three joint ventures which, as of August 31, 1997, owned interests in four commercial office buildings and a commercial office building under construction.

Fund X owns all of its properties through an investment in a joint venture which, as of August 31, 1997, owned an interest in a commercial office building under construction.

In addition, the Partnership owns interest in Fund IV and Fund V. Fund IV owns all of its properties through investments in two joint ventures which, as of August 31, 1997, owned interests in a retail shopping center, two commercial office buildings, and a medical center development comprising two office buildings. Fund V owns all of its properties through investments in three joint ventures which, as of August 31, 1997, owned interests in three commercial office building, two retail buildings, and a medical center development comprising two office buildings. The Partnership's investments in Fund IV and Fund V were $0 at August 31, 1997 and December 31, 1996.

The Partnership is entitled to share in the allocation of cash distributions and net income (losses) of the foregoing partnership investments based on ownership percentages outlined in the partnership agreements.


                 [Remainder of page intentionally left blank.]

                              WELLS CAPITAL, INC.

                                Balance Sheets


                                                          (Unaudited)          (Unaudited)
                                                        August 31, 1997      December 31, 1996
                                                        ---------------      -----------------
                      Assets
                      ------

Current Assets:
  Cash                                                  $    5,058           $    148,873
  Due from Affiliates                                      524,747                872,843
  Other Receivables                                          3,292                 31,300
                                                        ----------           ------------
  Total Current Assets                                     533,097              1,053,016
                                                        ----------           ------------
Investments in Partnerships                                 17,967                 16,995
                                                        ----------           ------------
  Total Assets                                          $  551,064           $  1,070,011
                                                        ==========           ============

       Liabilities and Stockholder's Equity
       ------------------------------------

Current Liabilities - Accounts Payable                  $   34,264           $    204,340

Stockholder's Equity
  Common Stock, $1 par value.  Authorized
     100,000 shares; issued 600 shares                         600                    600
  Contributed Capital                                      306,541                306,541
  Accumulated Retained Earnings                            209,659                558,530
                                                        ----------           ------------
  Total Stockholder's Equity                               516,800                865,671
                                                        ----------           ------------
  Total Liabilities and Stockholder's Equity            $  551,064           $  1,070,011
                                                        ==========           ============

See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                            Statements of Earnings

                                  (Unaudited)





                                                  Eight Months Ended
                                                  ------------------
                                       August 31, 1997         August 31, 1996
                                       ---------------         ---------------
Revenues - Acquisition and
  Advisory Fees                          $ 648,392                $ 679,303

Expenses:
  Legal and Accounting                      82,748                   12,479
  Salaries and Wages                       829,274                  586,623
  Rent                                      15,449                   15,449
  General and Administrative                69,792                   75,294
                                         ---------                 --------
     Total Expenses                        997,263                  689,845
                                         ---------                 --------
  Net Loss                               $(348,871)               $ (10,542)
                                         =========                =========


See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                       Statement of Stockholder's Equity

                                  (Unaudited)



For the Eight Months Ended August 31, 1997 and the Year Ended December 31, 1996

                                                                                          Total
                                        Common        Contributed      Accumulated     Stockholder's
                                        Stock           Capital          Earnings         Equity
                                        -----           -------          --------         ------
Balance at December 31, 1995              600           306,541            69,668         376,809
Net Earnings                               --                --           488,862         488,862
                                      -------           -------           -------         -------
Balance at December 31, 1996          $   600           306,541           558,530         865,671
Net Loss                                   --                --          (348,871)       (348,871)
                                      -------           -------           -------         -------
Balance at August 31, 1997            $   600           306,541           209,659         516,800
                                      =======           =======           =======         =======

See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                           Statements of Cash Flows

                                  (Unaudited)





                                                     Eight Months Ended
                                                     ------------------
                                            August 31, 1997    August 31, 1996
                                            ---------------    ---------------
Cash flows from operating activities:
  Net Income                                 $(348,871)            $(10,542)
Adjustments to reconcile net earnings
to net cash used in operating activities:
  Changes in assets and liabilities:
     Due from Affiliates                       348,096             (122,276)
     Other Receivables                          28,008                5,109
     Accounts Payable                         (170,076)               8,349
                                             ---------             --------
       Total Adjustments                       206,028             (108,818)
                                             ---------             --------
       Net Cash used in Operating
         Activities                           (142,843)            (119,360)

Cash flows from investing activities:
  Additional investment in limited
   partnerships                                 (1,000)                (800)
  Distribution from limited partnerships            28                  179
                                             ---------             --------
     Net cash (used in) provided by
      investing activities                        (972)                (621)
                                             ---------             --------

     Net decrease in cash                     (143,815)            (119,981)

Cash at beginning of year                      148,873              130,457
                                             ---------             --------

Cash at end of period                        $   5,058             $ 10,476
                                             =========             ========

See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                    Condensed Notes to Financial Statements

                                  (Unaudited)



(1)  General
     -------

         The financial statements of Wells Capital, Inc. (the Company) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the management, the statements for the unaudited interim periods presented include only adjustments, which are of normal and recurring nature, necessary to present a fair presentation of the results for such periods.
   For further information, refer to the financial statements and footnotes included in the audited report of the Company for the year ended December 31, 1996.



          The Company is 100% owned by Wells Real Estate Funds, Inc. which is a Georgia corporation formed on February 17, 1997, having Leo F. Wells, III as the sole share owner. The Company is a general partner in Wells Real Estate Fund I (Fund I), Wells Real Estate Fund II (Fund II), Wells Real Estate Fund II-OW (Fund II-OW), Wells Real Estate Fund III, L.P. (Fund
     III), and Wells Partners, L.P., each a Georgia limited partnership. The Company, as general partner, paid all the organizational and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to such partnerships' respective partnership agreements, each of which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organizational and offering expenses. The Company is the sole general partner of Wells Partners, L.P., which is a general partner of Wells Real Estate Fund IV, L.P. (Fund IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII), Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X) and Wells Real Estate Fund XI, L.P. (Fund XI) and as such, the Company also paid or is currently paying on behalf of Wells Partners, L.P. the offering and organizational expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X and Fund XI. Pursuant to the partnership agreements of Fund IV, Fund V and Fund XI, these three partnerships can only reimburse the Company for up to 3% of total limited partners' contributions in offering and organizational expenses. Pursuant to the partnership agreements of Fund VI, Fund VII, Fund VIII, Fund IX and Fund X, these partnerships can reimburse the Company for up to 5% of total limited partners' contributions in offering and organizational expenses.

                        WELLS REAL ESTATE FUND XI, L.P.
                        (a Georgia Limited Partnership)

                                 Balance Sheet
                                  (Unaudited)

                                          August 31, 1997     December 31, 1996
                                          ---------------     -----------------
Assets
------

Cash                                         $   600                $   600

Deferred Offering Costs (note 2)              87,054                 84,578
                                             -------                -------

  Total Assets                               $87,654                $85,178
                                             =======                =======


Liabilities and Partners' Capital
---------------------------------

Liabilities, due to Affiliate (note 2)       $87,054                $84,578

Partners' Capital:
  General Partner                                500                    500
  Limited Partner                                100                    100
                                             -------                -------
           Total Partners' Capital               600                    600
                                             -------                -------

Total Liabilities and Partners' Capital      $87,654                $85,178
                                             =======                =======


See accompanying notes to the balance sheet.

                        WELLS REAL ESTATE FUND XI, L.P.
                        (a Georgia limited partnership)

                         Notes to Financial Statement
                                  (Unaudited)

                                August 31, 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION AND BUSINESS

   Wells Real Estate Fund XI, L.P. (the Partnership) is a limited partnership organized on June 20, 1996, under the laws of the State of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership. Upon subscription for units, each limited partner must elect whether to have his units treated as Class A Status Units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B Status Units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period. Limited partners owning a majority of the Units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of August 30, 1997.

   The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES

   The Partnership is not subject to federal or state income tax, and therefore, none have been provided for in the accompanying financial statement. The partners are required to include their respective share of profits and losses in their individual income tax returns.

   DISTRIBUTIONS OF NET CASH FROM OPERATIONS

   Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, such distributions first are paid to limited partners holding Class A Status Units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split between the limited partners holding Class A Status
   Units and the general partners on a basis of 90% and 10%,  respectively.   No
   such distributions will be made to the limited partners holding Class B Status Units.

   ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

   Net income of the Partnership will be allocated each year in the same proportions that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Status Units and 1% to the general partners.

   Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Status Units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

   Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners hold Class B Status Units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

   DISTRIBUTION OF SALES PROCEEDS

   Upon sales of properties, the net sales proceeds will be distributed in the following order:

   . To limited partners holding units which at any time have been treated as Class B Status Units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A Status Units;

   . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined;

   . To all limited partners on a per unit basis until they receive a cumulative
     10% per annum return on their net capital contribution, as defined;

   . To limited partners on a per unit basis until they receive an amount equal to their Preferential Limited Partner Return (defined as the sum of 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A Status Units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B Status Units);

   . To the general partners until they have received 100% of their capital contributions;

   . Then, if and only in the event that limited partners have received any Excess Limited Partner Distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their Preferential Limited Partner Return), to the general partners until they have received distributions equal to 20% of the sum of any such Excess Limited Partner Distributions plus distributions made to the general partners pursuant to this provision; and

   . Thereafter 80% to the limited partners on a per unit basis and 20% to the general partners.

(2)  DEFERRED OFFERING COSTS


   Organization and offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

   As of August 31, 1997, the Company had paid organization and offering expenses related to the Partnership of $87,054. A registration statement covering both the Partnership and Wells Real Estate Fund X, L.P. was filed with the Securities and Exchange commission ("SEC") on July 11, 1996. The registration statement of the Partnership has to be declared effective by the SEC, and the Partnership would need to receive approximately $1,741,080 in limited partners' contributions before the liability to the Company would be paid. At this time, the general partners believe that the registration statement for the Partnership will be declared effective and that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

(3)  RELATED-PARTY TRANSACTIONS


   The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

   The general partners are also general partners or advisors in other real estate programs. As such, there may exist conflicts of interest where the general partners while serving in the capacity as general partners or advisors for other real estate programs may be in competition with the Partnership for tenants in similar geographic markets.

(4)  INCOME TAXES

   The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such an opinion is not binding upon the Internal Revenue Service.

(5)  COMMITMENTS AND CONTINGENCIES

   Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may become subject to such litigation or claims.

                                   EXHIBIT A


                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES


     The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the General Partners or their Affiliates ("Prior Programs") which have investment objectives similar to the Partnership.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     INVESTORS IN THE PARTNERSHIP WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     These Tables present actual results of Prior Programs that have investment objectives similar to those of the Partnership. The Partnership's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The General Partners are responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     TABLE II - Compensation to Sponsor (in Dollars)

     TABLE III - Annual Operating Results of Prior Programs

     TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in TABLE VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

  "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

  This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1993. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.


                                                    Wells Real         Wells Real         Wells Real         Wells Real
                                                    Estate Fund        Estate Fund        Estate Fund        Estate Fund
                                                     VI, L.P.           VII, L.P.         VIII, L.P.          IX, L.P.
                                                 -----------------  -----------------  -----------------  -----------------
Dollar Amount Raised                             $25,000,000/(3)/   $24,180,174/(4)/   $32,042,689/(5)/   $35,000,000/(6)/
                                                 ================   ================   ================   ================
Percentage Amount Raised                              100.0%/(3)/        100.0%/(4)/        100.0%/(5)/        100.0%/(6)/

Less Offering Expenses
  Underwriting Fees                                    10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                               5.0%               5.0%               5.0%               5.0%
Reserves/(1)/                                           1.0%               1.0%               0.0%               0.0%
                                                       ----               ----               ----               ----
  Percent Available for Investment                     84.0%              84.0%              85.0%              85.0%
Acquisition and Development Costs
  Prepaid Items and Fees related
    to Purchase of Property                             0.3%               0.0%               0.0%               0.0%
  Cash Down Payment                                    40.4%              16.3%               6.3%               7.0%
  Acquisition Fees/(2)/                                 3.7%               3.5%               4.0%               4.0%
  Development and Construction Costs                   39.6%              64.2%              50.3%              30.0%
Reserve for Payment of Indebtedness                     0.0%               0.0%               0.0%               0.0%
                                                       ----               ----               ----               ----
Total Acquisition and Development Cost                 84.0%              84.0%              60.6%              41.0%
                                                       ----               ----               ----               ----
Percent Leveraged                                       0.0%               0.0%               0.0%               0.0%
                                                       ====               ====               ====               ====
Date Offering Began                                04/05/93           04/24/94           01/06/95             1/5/96
Length of Offering                                   12 mo.             12 mo.             12 mo.             12 mo.
Months to Invest 90% of Amount
  Available for Investment (Measured
  from Beginning of Offering)                        15 mo.             12 mo.                   /(7)/              /(8)/

Number of Investors                                   1,791              1,865              2,086              2,098
------------------------------------

(1) Does not include General Partner contributions held as part of reserves.

(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VI, L.P. closed its offering on April 4, 1994 and the total dollar amount raised was $25,000,000.
(4) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995 and the total dollar amount raised was $24,180,174.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996 and the total dollar amount raised was $32,042,689.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996 and the total dollar amount raised was $35,000,000.
(7) As of December 31, 1996, Wells Real Estate Fund VIII, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 44% of the total dollar amount raised.
(8) As of December 31, 1996, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 17% of the total dollar amount raised.

                                    TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

  The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1993. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1996.

                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                     VI, L.P.     VII, L.P.     VIII, L.P.     IX, L.P.    Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                04/05/93      04/06/94      01/06/95      01/05/96             --
Dollar Amount Raised                                $25,000,000   $24,180,174   $32,042,689   $35,000,000   $125,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   119,936   $   178,122   $   174,295   $   309,556   $    451,803
  Acquisition Fees
   Real Estate Commissions                                   --            --            --            --             --
   Acquisition and Advisory Fees/(3)/               $   932,216   $   846,306   $ 1,281,708   $ 1,400,000   $  7,099,169
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 2,780,262   $ 1,943,504   $ 1,228,747   $   161,427   $ 21,533,226
Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $    78,975   $    58,433   $    26,780   $       486   $    791,998
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $    92,825   $    90,160   $    48,429   $     8,332   $  1,138,583
 Leasing Commissions                                $    41,428   $    39,494   $    25,209   $     1,459   $    817,520
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --
Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --
Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --
----------------------------------

(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P. during the past three years. In addition to the amounts shown, the General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1996, the amount of such fees due the General Partners totaled $1,897,184.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VI, VII, VIII and IX, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $125,314 in net cash used by operating activities, $2,692,348 in distributions paid to limited partners and $213,228 in payments to sponsors for Wells Real Estate Fund VI, L.P.; $32,869 in net cash used by operating activities, $1,732,250 in distributions paid to limited partners and $188,087 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $2,443 in net cash used by operating activities, $1,130,772 in distributions paid to limited partners and $100,418 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $1,725 in net cash provided by operating activities, $149,425 in distributions paid to limited partners and $10,277 in payments to sponsor for Wells Real Estate Fund IX, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions paid to limited partners and $2,763,306 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The tables on the following five (5) pages set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1991. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                          1996         1995          1994           1993          1992
                                                      ------------  -----------  -------------  ------------  -------------
Gross Revenues/(1)/                                    $  590,839   $  764,624    $   656,958   $   458,213    $    58,640
Profit on Sale of Properties                                   --           --             --            --             --
Less: Operating Expenses/(2)/                              78,939       68,735         88,987        96,964         71,521
  Depreciation and Amortization/(3)/                        6,250        6,250          6,250         6,250          5,208
                                                       ----------   ----------    -----------   -----------    -----------
Net Income (Loss) GAAP Basis/(4)/                      $  505,650   $  689,639    $   561,721   $   354,999    $   (18,089)
                                                       ==========   ==========    ===========   ===========    ===========
Taxable Income (Loss): Operations                      $  666,780   $  676,367    $   528,025   $   280,000    $   (18,089)
                                                       ==========   ==========    ===========   ===========    ===========
Cash Generated (Used By):
  Operations                                              (65,728)     (46,235)       (10,395)      112,594        (33,006)
  Joint Ventures                                        1,072,835    1,020,905        653,729        54,154             --
                                                       ----------   ----------    -----------   -----------    -----------
                                                       $1,007,107   $  974,670    $   643,334   $   166,748    $   (33,006)
Less Cash Distributions to Investors:
  Operating Cash Flow                                   1,007,107      969,011        643,334       151,336             --
  Return of Capital                                            --           --         44,257            --             --
  Undistributed Cash Flow from
    Prior Year Operations                                   3,672           --         15,412
                                                       ----------   ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after
  Cash Distributions                                   $   (3,672)  $    5,659    $   (59,669)  $    15,412    $   (33,006)

Special Items (not including sales
 and financing):
  Source of Funds:
   General Partner Contributions                               --           --             --            --             --
   Increase in Limited Partner Contributions                   --           --             --     5,589,786     11,416,234
                                                       ----------   ----------    -----------   -----------    -----------
                                                       $       --   $    5,659    $   (59,699)  $ 5,605,198    $11,383,228
Use of Funds:
  Sales Commissions and Offering Expenses                                   --             --       764,599      1,377,645
  Return of Original Limited Partner's
   Investment                                                               --             --            --            100
  Property Acquisitions and Deferred
   Project Costs                                             (225)    (233,501)     2,366,507     7,755,116      4,181,338
                                                       ----------   ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items                      $   (3,897)  $ (227,842)   $(2,426,206)  $(2,914,517)   $ 5,824,145
                                                       ==========   ==========    ===========   ===========    ===========
Net Income and Distributions Data per
 $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                 71           73             58            29              0
    - Operations Class B Units                               (378)        (272)          (180)          (54)           (65)
   Capital Gain (Loss)                                                                      0             0              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                 69           69             55            36             --
    - Operations Class B Units                               (260)        (246)          (181)          (58)           (21)
   Capital Gain (Loss)                                                                     --            --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                            65           63             46            10             --
  - Return of Capital Class A Units                            --           --             --            --             --
  - Return of Capital Class B Units                            --           --             --            --             --
 Source (on Cash Basis)
  - Operations Class A Units                                   65           63             43            10             --
  - Return of Capital Class A Units                            --           --              3            --             --
  - Operations Class B Units                                   --           --             --            --             --
Amount (in Percentage Terms) Remaining
 Invested in Program  Properties at the
 end of the Last Year Reported in the Table                   100%

-----------------------------------------

(1) Includes $19,125 in equity in loss of joint ventures and $77,765 from investment of reserve funds in 1992; $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; and $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996. At December 31, 1996, the leasing status of all developed property was 92%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995 and $591,390 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $(17,908) to Class B Limited Partners and $(181) to General Partners for 1992; $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners and $(434,564) to Class B Limited Partners and $0 for 1995; and $1,095,296 to Class A Limited Partners and $(589,646) to Class B Limited Partners for 1996.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                   1996           1995           1994           1993       1992
                                                               ------------  --------------  -------------  -------------  ----
Gross Revenues/(1)/                                             $  675,782    $  1,002,567    $   819,535    $    82,723   N/A
Profit on Sale of Properties                                            --              --             --             --
Less: Operating Expenses/(2)/                                       80,479          94,489        112,389         46,608
  Depreciation and Amortization/(3)/                                 6,250           6,250          6,250          4,687
                                                                ----------    ------------    -----------    -----------
Net Income GAAP Basis/(4)/                                      $  589,053    $    901,828    $   700,896    $    31,428
                                                                ==========    ============    ===========    ===========
Taxable Loss: Operations                                        $  809,389    $    916,531    $   667,682    $    31,428
                                                                ==========    ============    ===========    ===========
Cash Generated (Used By):
  Operations                                                        (2,716)        278,728        276,376         (2,478)
  Joint Ventures                                                 1,044,891         766,212        203,543             --
                                                                ----------    ------------    -----------    -----------
                                                                $1,042,175    $  1,044,940    $   479,919    $    (2,478)
Less Cash Distributions to Investors:
  Operating Cash Flow                                            1,042,175       1,044,940        245,800             --
  Return of Capital                                                125,314              --             --             --
  Undistributed Cash Flow from Prior Year Operations                18,027         216,092             --             --
                                                                ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions            $ (143,341)   $   (216,092)   $   234,119    $    (2,478)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                        --              --             --             --
   Increase in Limited Partner Contributions                            --              --     12,163,461     12,836,539
                                                                ----------    ------------    -----------    -----------
                                                                $       --    $        --     $12,397,580    $12,834,061
Use of Funds:
  Sales Commissions and Offering Expenses                                               --      1,776,909      1,781,724
  Return of Original Limited Partner's Investment                                       --             --            100
  Property Acquisitions and Deferred Project Costs                 234,924      10,721,376      5,912,454      3,856,239
                                                                ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $ (378,265)   $(10,937,468)   $ 4,708,217    $ 7,195,998
                                                                ==========    ============    ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          59              57             43              9
    - Operations Class B Units                                        (160)            (60)           (12)            (5)
   Capital Gain (Loss)                                                  --              --             --              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          56              56             41              1
    - Operations Class B Units                                         (99)            (51)           (22)            --
   Capital Gain (Loss)                                                  --              --             --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     56              57             14             --
  - Return of Capital Class A Units                                     --               4             --             --
  - Return of Capital Class B Units                                     --              --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                            50              61             14             --
  - Return of Capital Class A Units                                      6              --             --             --
  - Operations Class B Units                                            --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                             100%


------------------------------------

(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995 and $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, and $264,866 for 1995
     and $648,478 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; and $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                   1996           1995           1994       1993  1992
                                                               ------------  --------------  -------------  ----  ----
Gross Revenues/(1)/                                              $ 543,291    $    925,246    $   286,371   N/A   N/A
Profit on Sale of Properties                                            --                             --
Less: Operating Expenses/(2)/                                       84,265         114,953         78,420
  Depreciation and Amortization/(3)/                                 6,250           6,250          4,688
                                                                 ---------    ------------    -----------
Net Income GAAP Basis/(4)/                                       $ 452,776    $    804,043    $   203,263
                                                                 =========    ============    ===========
Taxable Income: Operations                                       $ 657,443    $    812,402    $   195,067
                                                                 =========    ============    ===========
Cash Generated (Used By):
  Operations                                                        20,883         431,728         47,595
  Joint Ventures                                                   760,628         424,304         14,243
                                                                 ---------    ------------    -----------
                                                                 $ 781,511    $    856,032    $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                              781,511         856,032         52,195
  Return of Capital                                                 10,805          22,064             --
  Undistributed Cash Flow from Prior Year Operations                    --           9,643             --
                                                                 ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions             $ (10,805)   $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                        --             --
   Increase in Limited Partner Contributions                     $      --    $    805,212    $23,374,961
                                                                 ---------    ------------    -----------
                                                                 $      --    $    773,505    $23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                               --         244,207      3,351,569
  Return of Original Limited Partner's Investment                       --             100             --
  Property Acquisitions and Deferred Project Costs                 736,960      14,971,002      4,477,765
                                                                 ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $(747,765)   $(14,441,804)   $15,555,270
                                                                 =========    ============    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          62              57             29
    - Operations Class B Units                                         (98)            (20)            (9)
   Capital Gain (Loss)                                                                                 --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          55              55             28
    - Operations Class B Units                                         (58)            (16)            17
   Capital Gain (Loss)                                                  --              --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     43              52              7
  - Return of Capital Class A Units                                     --              --             --
  - Return of Capital Class B Units                                     --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                            42              51              7
  - Return of Capital Class A Units                                      1               1             --
  - Operations Class B Units                                            --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                      29              30              4
 - Return of Capital Class A Units                                      14              22              3
 - Return of Capital Class B Units                                      --              --             --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                             100%


------------------------------------------

(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, and $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995 and $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 90% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995 and $605,247 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; and $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $659,487.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                     1996          1995       1994  1993  1992
                                                                 ------------  -------------  ----  ----  ----
Gross Revenues/(1)/                                               $1,057,694    $   402,428   N/A   N/A   N/A
Profit on Sale of Properties                                              --
Less: Operating Expenses/(2)/                                        114,854        122,264
  Depreciation and Amortization/(3)/                                   6,250          6,250
                                                                  ----------    -----------
Net Income GAAP Basis/(4)/                                        $  936,590    $   273,914
                                                                  ==========    ===========
Taxable Income: Operations                                        $1,001,974    $   404,348
                                                                  ==========    ===========
Cash Generated (Used By):
  Operations                                                         623,268        204,790
  Joint Ventures                                                     279,984         20,287
                                                                  ----------    -----------
                                                                  $  903,252    $   225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                903,252             --
Return of Capital                                                      2,443             --
Undistributed Cash Flow from Prior Year Operations                   222,077             --
                                                                  ----------    -----------
Cash Generated (Deficiency) after Cash Distributions              $ (227,520)   $   225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --
   Increase in Limited Partner Contributions/(5)/                  1,898,147     30,144,542
                                                                  ----------    -----------
                                                                  $1,670,627    $30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                            464,760      4,310,028
  Return of Original Limited Partner's Investment                         --             --
  Property Acquisitions and Deferred Project Costs                 7,931,566      6,618,273
                                                                  ----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                   $6,725,699    $19,441,318
                                                                  ==========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            46             28
    - Operations Class B Units                                           (47)            (3)
   Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            46             17
    - Operations Class B Units                                           (33)            (3)
   Capital Gain (Loss)                                                    --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       43             --
  - Return of Capital Class A Units                                       --             --
  - Return of Capital Class B Units                                       --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              32             --
  - Return of Capital Class A Units                                       11             --
  - Operations Class B Units                                              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        33             --
 - Return of Capital Class A Units                                        10             --
 - Return of Capital Class B Units                                        --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table            100%
--------------------------------

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995 and $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995 and $265,259 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; and $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $250,776.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                   1996       1995  1994  1993  1992
                                                               -------------  ----  ----  ----  ----
Gross Revenues/(1)/                                             $   406,891   N/A   N/A   N/A   N/A
Profit on Sale of Properties                                             --
Less: Operating Expenses/(2)/                                       101,885
  Depreciation and Amortization/(3)/                                  6,250
                                                                -----------
Net Income GAAP Basis/(4)/                                      $   298,756
                                                                ===========
Taxable Income: Operations                                      $   304,552
                                                                ===========
Cash Generated (Used By):
  Operations                                                    $   151,150
  Joint Ventures                                                         --
                                                                -----------
                                                                $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                               149,425
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions            $     1,725

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --
   Increase in Limited Partner Contributions                     35,000,000
                                                                -----------
                                                                $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                         4,900,321
  Return of Original Limited Partner's Investment                        --
  Property Acquisitions and Deferred Project Costs                6,544,019
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $23,557,385
                                                                ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           28
    - Operations Class B Units                                          (11)
   Capital Gain (Loss)                                                   --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           26
    - Operations Class B Units                                          (48)
   Capital Gain (Loss)                                                   --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      13
  - Return of Capital Class A Units                                      --
  - Return of Capital Class B Units                                      --
 Source (on Cash Basis)
  - Operations Class A Units                                             13
  - Return of Capital Class A Units                                      --
  - Operations Class B Units                                             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       10
 - Return of Capital Class A Units                                        3
 - Return of Capital Class B Units                                       --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                              100%


---------------------------------------------

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $36,355.

                                   EXHIBIT B


                    FORM OF AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                        WELLS REAL ESTATE FUND XI, L.P.

                        WELLS REAL ESTATE FUND XI, L.P.

                  TABLE OF CONTENTS TO PARTNERSHIP AGREEMENT

Article                                                                                Page
-------                                                                                ----

I        FORMATION.................................................................... B-1

II       NAME......................................................................... B-1

III      DEFINITIONS.................................................................. B-1

IV       BUSINESS..................................................................... B-7

V        NAMES AND ADDRESSES OF PARTNERS.............................................. B-7

VI       TERM......................................................................... B-8

VII      PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT......................... B-8

VIII     CAPITAL CONTRIBUTIONS........................................................ B-8

IX       DISTRIBUTIONS................................................................ B-13

X        ALLOCATIONS.................................................................. B-16

XI       MANAGEMENT OF THE PARTNERSHIP................................................ B-20

XII      SERVICES TO PARTNERSHIP BY GENERAL PARTNERS.................................. B-29

XIII     TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP.................... B-31

XIV      INDEPENDENT ACTIVITIES OF PARTNERS........................................... B-32

XV       BOOKS, REPORTS, FISCAL AND TAX MATTERS....................................... B-32

XVI      RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS............................... B-36

XVII     WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
         ASSIGNABILITY OF GENERAL PARTNERS'
         AND LIMITED PARTNERS' INTERESTS.............................................. B-37

XVIII    LOANS TO PARTNERSHIP......................................................... B-40

XIX      POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS.......................... B-41

XX       DISSOLUTION AND TERMINATION OF THE PARTNERSHIP............................... B-43

XXI      DISTRIBUTION ON TERMINATION OF PARTNERSHIP................................... B-45

XXII     GENERAL PROVISIONS........................................................... B-46

                         FORM OF AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                        WELLS REAL ESTATE FUND XI, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 31st day of December, 1997, by and among LEO
F. WELLS, III, a Georgia resident, and WELLS PARTNERS, L.P., a Georgia limited partnership, as the General Partners, and BRIAN M. CONLON, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

     WHEREAS, on June 20, 1996, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq. (the "Act"); and

     WHEREAS, the parties hereto desire to amend, restate and supersede in its entirety the original partnership agreement pursuant to the terms and provisions of this Amended and Restated Agreement of Limited Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, and the limited partnership agreement of the Partnership shall hereafter be restated and amended in its entirety, as follows:


                                   ARTICLE I

                                   FORMATION

     The General Partners have executed and filed a Certificate of Limited Partnership dated June 20, 1996, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act, pursuant to which the parties hereto have previously formed the Partnership.


                                  ARTICLE II

                                     NAME

     The business of the Partnership shall be conducted under the name of "WELLS REAL ESTATE FUND XI, L.P." or such other name as the General Partners shall hereafter designate in their discretion from time to time.


                                  ARTICLE III

                                  DEFINITIONS

     3.1 "ACT" shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S)14-9-100, et seq.

     3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property notacquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

     3.4 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

     3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

     3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

     3.7 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

     3.8 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

     3.9 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

     3.10 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

     3.11 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     3.12 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed by the General Partners with the Secretary of State of Georgia dated June 20, 1996.

     3.13 "CLASS A STATUS UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Class A Status Unit for the applicable accounting period.

     3.14 "CLASS B STATUS UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Class B Status Unit for the applicable accounting period.

     3.15 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     3.16 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

     3.17 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

     3.18 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

     3.19 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

     3.20 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

     3.21 "EXPIRATION DATE" shall mean the date on which the Offering terminates as provided in the Prospectus.

     3.22 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     3.23 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

     3.24 "GENERAL PARTNERS" shall refer collectively to Leo F. Wells, III and Wells Partners, or any other Person or Persons who succeed any or all of them in that capacity.

     3.25 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

     3.26 "IRS" means Internal Revenue Service.

     3.27 "INITIAL LIMITED PARTNER" shall mean Brian M. Conlon.

     3.28 "INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

     3.29 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

     3.30 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

     3.31 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.32 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

     3.33 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

     3.34 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

     3.35 "MINIMUM OFFERING EXPIRATION DATE" shall mean six (6) months after the commencement of the Offering of the Units.

     3.36 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     3.37 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to

Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

     3.38 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision and the Repurchase Reserve, if any.

     3.39 "NET INCOME" or "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     3.40 "NONLIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.41 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

     3.42 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     3.43 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

     3.44 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     3.45 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

     3.46 "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

     3.47 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

     3.48 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's initial Capital Contribution was made to the Partnership.

     3.49 "PRIOR WELLS PUBLIC PROGRAMS" shall mean public real estate limited partnerships or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

     3.50 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

     3.51 "PURCHASE PRICE" shall mean the sum of the prices paid for all properties by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

     3.52 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

     3.53 "REPURCHASE RESERVE" shall mean the cash reserve established under
Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

     3.54 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

     3.55 "ROLL-UP" shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity's securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     3.56 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     3.57 "ROLL-UP TRANSACTION COSTS" shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

     3.58 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

     3.59 "SPONSOR" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

     3.60 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

     3.61 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Class A Status Units or Class B Status Units pursuant to the provisions of Section 8.16 hereof. All Units, whether they be treated as Class A Status Units or Class B Status Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

     3.62 "WELLS CAPITAL" shall mean Wells Capital, Inc., a Georgia corporation.

     3.63 "WELLS PARTNERS" shall mean Wells Partners, L.P., a Georgia limited partnership.


                                  ARTICLE IV

                                   BUSINESS

     4.1  PURPOSE.  The principal purpose of the Partnership is to acquire,
          -------
develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

     4.2  OBJECTIVES.  The business of the Partnership shall be conducted with
          ----------
the following objectives:

          (a) To maximize Net Cash From Operations;

          (b) To preserve, protect and return the Partners' investment in the Partnership; and

          (c) To realize appreciation in value of Partnership Properties.


                                   ARTICLE V

                        NAMES AND ADDRESSES OF PARTNERS

     The names of the General Partners are Wells Partners, L.P., a Georgia limited partnership, and Leo F. Wells, III. The name of the Initial Limited Partner is Brian M. Conlon. The business address of the General Partners and the Initial Limited Partner is 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                  ARTICLE VI

                                     TERM

     The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2026, unless sooner terminated as hereinafter provided.


                                  ARTICLE VII

             PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

     The principal and registered office of the Partnership shall be 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital, Inc.


                                 ARTICLE VIII

                             CAPITAL CONTRIBUTIONS

     8.1  CAPITAL ACCOUNTS.  A separate Capital Account shall be maintained for
          ----------------
each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

     8.2  GENERAL PARTNERS.  The General Partners shall make Capital
          ----------------
Contributions to the Partnership as follows:

                   Name                     Dollar Amount
                   ----                     -------------
               Wells Partners, L.P.             $400
               Leo F. Wells, III                 100
                                                ----

               Total                            $500

     8.3  GENERAL PARTNER PURCHASE OF UNITS.  The Capital Contributions of the
          ---------------------------------
General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

     8.4  INITIAL LIMITED PARTNER.  The Initial Limited Partner shall contribute
          -----------------------
$100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

     8.5  LIMITED PARTNER CONTRIBUTIONS.  The General Partners are authorized
          -----------------------------
and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 3,500,000 Units as follows:

          (a) Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

          (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

          (c) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership's account, as may then be appropriate under this Agreement.

          (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

     8.6  ADMISSION OF LIMITED PARTNERS.  No action or consent by any Limited
          -----------------------------
Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 3,500,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to
subscribers within 10 business days.   Subsequent subscribers shall be deemed
admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

     No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

     8.7  MINIMUM CAPITALIZATION.  The Offering will terminate if the
          ----------------------
Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

     8.8  ESCROW.  Until subscriptions for the Minimum Offering are received and
          ------
accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

     8.9  PUBLIC OFFERING.  Except as otherwise provided in this Agreement, the
          ---------------
General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

     8.10 RETURN AND WITHDRAWAL OF CAPITAL.
          --------------------------------

          (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 80% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

          (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

     8.11 REPURCHASE OF UNITS.  After one year following the termination of the
          -------------------
Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

          (a) In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

          (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

          (c) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

          (d) Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

          (e) The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

          (f) The purchase price for repurchased Units will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement, and 90% of the fair market value of the Units thereafter. Fair market value shall be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership.

          (g) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

          (h) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

          (i) In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

          (j) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

          (k) In addition to the restrictions set forth in Section 17.3(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Capital Contributions throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% of income or net worth during the year in which such repurchase occurs); and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements.

          (l) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

     8.12 INTEREST ON CAPITAL CONTRIBUTIONS.  No interest shall be paid on any
          ---------------------------------
Capital Contributions.

     8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL
          -----------------------------------------------------------------
PARTNERS.  No Limited Partner (other than a General Partner, in the event that
--------
he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

     8.14 DEFICIT CAPITAL ACCOUNTS.  The Limited Partners shall not be required
          ------------------------
to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

     8.15 DISTRIBUTION REINVESTMENT PLAN.
          ------------------------------

          (a) A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

          (b) If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which such transfer is effective.

          (c) Distributions may be reinvested in a subsequent limited partnership only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws;
(iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

          (d) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership, and if, at any time, he fails to meet the applicable limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current limited partnership prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

          (e) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

     8.16 CLASS A STATUS UNITS AND CLASS B STATUS UNITS.  Upon subscription for
          ---------------------------------------------
Units, each Limited Partner shall elect to have his Units treated either as Class A Status Units or Class B Status Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the Deferred Commission Option. Elections to be treated as Class A Status Units or Class B Status Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Class A Status Units with respect to an accounting period shall be referred to as herein as "Class A Status Units" for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Class B Status Units with respect to an accounting period shall be referred to herein as "Class B Status Units" for such accounting period. Limited Partners holding Class A Status Units and Limited Partners holding Class B Status Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their Units are treated as Class A Status Units or Class B Status Units. Limited Partners shall initially elect to have their Units treated as Class A Status Units or Class B Status Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the Class A Status or Class B Status treatment of their Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election. Any such election to be treated as Class A Status Units or Class B Status Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner's successors and assigns. Notwithstanding the foregoing, during the initial six years following termination of the Offering, Limited Partners purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, will be permitted to elect to have their Class A Status Units treated as Class B Status Units only to the extent that such Limited Partners at all times maintain a sufficient number of Class A Status Units during such initial six year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the Deferred Commission Option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Class B Status Units.


                                  ARTICLE IX

                                 DISTRIBUTIONS

     9.1  NET CASH FROM OPERATIONS.  Except as otherwise provided for in a
          ------------------------
liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners as follows:

          (a) First, to the Limited Partners holding Class A Status Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

          (b) Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

          (c) Thereafter, 90% to the Limited Partners holding Class A Status Units on a per Unit basis, and 10% to the General Partners.

     Notwithstanding the foregoing, Limited Partners holding Class A Status Units who purchased Units pursuant to the Deferred Commission Option, as defined in the Prospectus, shall for a period of six years following termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to said Deferred Commission Option, which amounts shall be used by the Partnership to pay deferred commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

     The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce Partners' Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Class B Status Units.

     The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

     9.2  NONLIQUIDATING NET SALE PROCEEDS.  Except as otherwise provided for in
          --------------------------------
Sections 9.3 and 9.4 hereof and except for the potential reinvestment of Nonliquidating Net Sale Proceeds as provided in Section 11.3(f) hereof, Nonliquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:

          (a) To Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Class A Status Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Class A Status Units, assuming such Limited Partners purchased an equivalent number of Units on the same date (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);

          (b) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totalling 100% of his Net Capital Contribution;

          (c) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

          (d) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.48 hereof;

          (e) Then, to the General Partners until the General Partners have received distributions totalling 100% of their Capital Contributions;

          (f) Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term "Excess Limited Partner Distributions" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

          (g) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term "NASAA Guidelines Resale Proceeds Maximum Amount" means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

     Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Class A Status Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Class B Status Units made pursuant to Sections 10.2(a) and 10.2(b) hereof.

     9.3  DISSOLUTION.  Upon dissolution, the Partnership shall proceed to
          -----------
liquidate its assets as follows:

          (a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

               (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

               (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

               (iii) Any fees due to the General Partners shall next be paid;
and

               (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

          (b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

     9.4  LIQUIDATING DISTRIBUTIONS.  After the payment of all Partnership debts
          -------------------------
and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

     9.5  DISTRIBUTION DATES.  Partnership distributions under this Article IX
          ------------------
will be made at least quarterly, but no more often than monthly, in the discretion of the General Partners (the "Distribution Period").

     9.6  ALLOCATION AMONG GENERAL PARTNERS.  All amounts distributed to the
          ---------------------------------
General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

     9.7  ALLOCATION AMONG LIMITED PARTNERS.  All allocations and distributions
          ---------------------------------
made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this
Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.



                                   ARTICLE X

                                  ALLOCATIONS

     10.1 NET LOSS.  Net Loss for each applicable accounting period shall be
          --------
allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Class B Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c)  Then, 100% to the General Partners.

     Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

     10.2 DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS.  All
          -------------------------------------------------------
deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Class B Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c)  Then, 100% to the General Partners.

     This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner's Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

     10.3 NET INCOME.  Subject to the Qualified Income Offset provisions of
          ----------
Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

          (a) To the General Partners and the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

          (b) Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

     10.4 GAIN ON SALE.  Gain on Sale for each applicable accounting period
          ------------
shall be allocated to the Partners as follows:

          (a) First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

          (b) Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

          (c) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

          (d) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

          (e) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner, after the allocation of Gain on Sale under this Section 10.4(e), distributions which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Class A Status Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Class A Status Units, assuming said Limited Partners purchased an equivalent number of Units on the same day (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

          (f) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of each Limited Partner's Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 8.10, 9.2(b) and 9.4 hereof;

          (g) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (h) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.48 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (i) Then, to the General Partners, until the General Partners have been allocated amounts equal to the excess of 100% of their Capital Contributions;

          (j) Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this Section 10.4(j); and

          (k) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

     Notwithstanding the foregoing, in the event that the Partnership sells the last remaining Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then, after the allocation of Gain on Sale derived from any such sale pursuant to Sections 10.4(a) and 10.4(b) above, and prior to the allocation of Gain on Sale pursuant to Section 10.4(c) above, Limited Partners holding Class A Status Units shall first be allocated Gain on Sale derived from any such sale in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Class B Status Units pursuant to Sections 10.2(a) and 10.2(b) hereof.

     10.5 QUALIFIED INCOME OFFSET.  Notwithstanding any provision to the
          -----------------------
contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

     10.6 ALLOCATION AMONG LIMITED PARTNERS.  Except as otherwise provided in
          ---------------------------------
this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. Except as otherwise provided in this Article X, all allocations made among Limited Partners holding Class A Status Units shall be apportioned according to a percentage, the numerator of which shall be the number of Class A Status Units held by each such Limited Partner, and the denominator of which shall be the total number of Class A Status Units held by all Limited Partners, and all allocations made among Limited Partners holding Class B Status Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Class B Status Units held by each such Limited Partner, and the denominator of which shall be the total number of Class B Status Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Class A Status Units or Class B Status Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Limited Partners in accordance with
Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

     10.7 ALLOCATION AMONG GENERAL PARTNERS.  All allocations made under this
          ---------------------------------
Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

     10.8 ITEM PRORATIONS.  Any fiscal year of the Partnership in which the
          ---------------
Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

     10.9  ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS.  If any Units are
           -------------------------------------------
transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

     10.10 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS.  If any Units are
           -------------------------------------------
repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

     10.11 DISPUTES.  Except with respect to matters as to which the General
           --------
Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).


                                   ARTICLE XI

                         MANAGEMENT OF THE PARTNERSHIP

     11.1  MANAGEMENT.  The General Partners shall conduct the business of the
           ----------
Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

     11.2  POWERS OF THE GENERAL PARTNERS.  The General Partners shall have full
           ------------------------------
charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

           (a) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

          (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

          (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

          (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

     11.3  LIMITATIONS ON POWERS OF THE GENERAL PARTNERS.  The General Partners
           ---------------------------------------------
shall observe the following policies in connection with Partnership operations:

          (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

          (b) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

          (c) All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership's records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

          (d) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

          (e) The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

          (f) The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties except that if the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such Person, the Partnership may either distribute the net proceeds of any sale of Partnership Property to the Partners or may reinvest such proceeds for the aforementioned purposes; provided, however, that in any event, a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale (assuming a 35% combined federal and state tax bracket) shall be distributed in time to pay such increase.

          (g) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

          (h) The Partnership may maintain reasonable reserves for normal repairs, replacements and contingencies in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves.
In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 8.11 hereof.

          (i) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

          The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

          The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

          (j) Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

          (k) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth;
(iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

          (l) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

          (m)  The Partnership shall not acquire property in exchange for Units.

          (n) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

          (o) The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

          (p) The Partnership shall not take back an "all-inclusive" or "wraparound" note in connection with the sale or other disposition of a Partnership Property.

          (q) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

          (r) The Partnership shall not invest in junior trust deeds and other similar obligations.

          (s) The General Partners shall not have the authority on behalf of the Partnership to:

               (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

               (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

          (t) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

          (u) The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

                (i) An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

                (ii) In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

                 (iii) Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners' rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

                 (iv) The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

                 (v) The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

                 (vi) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

                 (vii) The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

                 (viii) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

                 (ix) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

                 (x) The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, "management fee" means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

                 (xi) The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

                 (xii) The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation: (A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and (C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

     11.4  EXPENSES OF THE PARTNERSHIP.
           ---------------------------

          (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

          (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Partners, L.P. or Wells Capital, Inc. or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

     The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                         (I)    A review of the time records of individual
employees, the cost of whose services were reimbursed; and

                         (II)   A review of the specific nature of the work
performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the GeneralPartners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

          (c) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 3% of the gross proceeds of the Offering of Units.

          (d)  Subject to the provisions of paragraphs (b) and (c) of this
Section 11.4, the Partnership shall pay the following expenses of the
Partnership:

               (i) Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 3% of the gross proceeds of the Offering of Units;

               (ii) underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of .5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

               (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

               (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the

Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and
(M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

     11.5 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF
          -------------------------------------------------------------------
THE GENERAL PARTNERS.
--------------------

          (a) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

          (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

          (c) Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board with respect to indemnification for securities violations.

          (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

          (e) For purposes of this Section 11.5, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

                                  ARTICLE XII

                  SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

     12.1  ACQUISITION AND ADVISORY SERVICES.  The General Partners and their
           ---------------------------------
Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 3% of Capital Contributions, provided that such amount does not exceed the limitations set forth in Section
12.2 hereof. The Acquisition and Advisory Fee shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income-producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

     12.2  LIMITATIONS ON ACQUISITION FEES.
           -------------------------------

          (a) Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the lesser of the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property or an amount equal to 18% of Capital Contributions. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General

Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

               (i)     each acquisition made;

               (ii)    the purchase price paid;

               (iii) the aggregate of all Acquisition Fees paid on each transaction; and

               (iv) a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

           (b) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

     12.3  PROPERTY MANAGEMENT SERVICES.  The General Partners shall cause the
           ----------------------------
Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area, or (b) 4.5% of Gross Revenues of the properties managed. The foregoing limitation will include all leasing, re-leasing and leasing related services. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of Gross Revenues, except for a one time initial leasing fee of 3% of Gross Revenues on each lease payable over the first five full years of the original term of the lease. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property.

     12.4  INSURANCE SERVICES PROHIBITED.  Neither the General Partners nor any
           -----------------------------
of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

     12.5  DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED. Neither the General
           ------------------------------------------------
Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

     12.6  REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partners
           -----------------------------------------------
and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

     Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

     12.7 REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.
          ---------------------------------------------

          (a) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

          (b) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

     12.8 OTHER SERVICES.  Other than as specifically provided in this Agreement
          --------------
or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Article XII, in Articles IX, X or XI hereof or in the "Compensation of the General Partners and Affiliates" section of the Prospectus.


                                 ARTICLE XIII

           TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

     13.1 SALES AND LEASES TO THE PARTNERSHIP.  The Partnership shall not
          -----------------------------------
purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than 12 months prior to the commencement of the Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement.

     13.2 SALES AND LEASES TO THE GENERAL PARTNERS.  The Partnership shall not
          ----------------------------------------
sell or lease any Partnership Property to the General Partners or their Affiliates.

     13.3 LOANS.  No loans may be made by the Partnership to any of the General
          -----
Partners or their Affiliates.

     13.4 DEALINGS WITH RELATED PROGRAMS.  Except as permitted by Sections
          ------------------------------
11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

     13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION.  The Partnership shall
          -------------------------------------------
not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.


                                  ARTICLE XIV

                      INDEPENDENT ACTIVITIES OF PARTNERS

     Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.


                                  ARTICLE XV

                    BOOKS, REPORTS, FISCAL AND TAX MATTERS

     15.1 BOOKS.  The General Partners shall maintain full and complete books
          -----
and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. The books of account for income tax purposes shall be kept on a cash or an accrual basis, as determined in the discretion of the General Partners. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant

List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

     15.2 REPORTS.  The General Partners shall prepare or cause to be prepared
          -------
the following reports:

          (a)  ACQUISITION REPORTS.  At least quarterly within 60 days after the
               -------------------
end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners. Such report shall describe the real properties and all improvements contemplated to be developed thereon and include a description of the geographic locale and of the market upon which the General Partners are relying in projecting successful development and operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed, including the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property. The Acquisition Report shall also include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, a statement of the actual Purchase Price including terms of the purchase and an estimate of all proposed subsequent expenditures for development or other improvement of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on the property, a statement of the total amount of cash expended by the Partnership to acquire each Partnership Property, and a statement regarding the amount of proceeds of the Offering of Units (in both dollar amount and as a percentage of the net proceeds of the Offering of Units available for investment) which remain unexpended or uncommitted. In addition, the Acquisition Report shall identify any real properties, by location and a description of their general character, which the General Partners presently intend to be acquired by or leased to the Partnership.

          (b)  ANNUAL REPORT.  Within 120 days after the end of each fiscal year
               -------------
an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (c)  QUARTERLY REPORTS.  If and for as long as the Partnership is
               -----------------
required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (d)  REPORT OF FEES.  The Partnership's annual and quarterly reports
               --------------
on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth
(i) a statement of the services rendered, and (ii) the amount of fees received.

          (e)  TAX INFORMATION.  Within 75 days after the end of each fiscal
               ---------------
year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

          (f)  ERISA REPORT.  The General Partners shall furnish each Limited
               ------------
Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a holder thereof would receive if Partnership Properties were sold as of the close of the Partnership's fiscal year and if the proceeds therefrom (without reduction for selling expenses), together with any other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering the value of a Unit shall be deemed to be $10.00). In addition, the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

          (g)  PERFORMANCE REPORTING.  The Partnership's annual and quarterly
               ---------------------
reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

          (h)  EXPENSE REPORTING.  The notes to the Partnership's financial
               -----------------
statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

          (i)  OTHER REPORTS.  The General Partners shall cause to be prepared
               -------------
and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

          (j)  CESSATION OF REPORTS.  In the event the Securities and Exchange
               --------------------
Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

     15.3 FISCAL YEAR.  The Partnership shall adopt a fiscal year beginning on
          -----------
the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

     15.4 TAX ELECTIONS.
          -------------

          (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

          (b) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

     15.5 BANK ACCOUNTS.  The cash funds of the Partnership shall be deposited
          -------------
in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

     15.6 INSURANCE.  The Partnership shall at all times maintain comprehensive
          ---------
insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

     15.7 TAXATION AS PARTNERSHIP.  The General Partners, while serving as such,
          -----------------------
agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

     15.8 TAX MATTERS.
          -----------

          (a) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

          (b) Wells Partners is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation.

Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Partners from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Partners shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.


                                  ARTICLE XVI

                RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

     16.1 POWERS OF THE LIMITED PARTNERS.  The Limited Partners shall take no
          ------------------------------
part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

          (a)  Amend this Agreement, but not as to the matters specified in
Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

          (b)  Dissolve the Partnership;

          (c)  Remove a General Partner or any successor General Partner;

          (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

          (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

          (f) Change the business purpose or investment objectives of the Partnership.

     16.2 RESTRICTIONS ON POWER TO AMEND.  Notwithstanding Section 16.1 hereof,
          ------------------------------
this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

     16.3 LIMITED LIABILITY.  No Limited Partner shall be liable for any debts
          -----------------
or obligations of the Partnership in excess of his or its Capital Contribution.

     16.4 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.
          ------------------------------------------------

          (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

          (c) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.


                                 ARTICLE XVII

                  WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                      ASSIGNABILITY OF GENERAL PARTNERS'
                        AND LIMITED PARTNERS' INTERESTS

     17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR
          --------------------------------------------------------------------
ADDITIONAL GENERAL PARTNERS.
---------------------------

          (a) Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

          (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

          (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

          (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

          (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

          (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

     17.2 LIMITED  PARTNERS'  INTEREST.  Except as specifically provided in this
          ----------------------------
Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

     17.3 RESTRICTIONS ON TRANSFERS.
          -------------------------

          (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

          (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under
Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

          (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

          (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
     SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
     CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or
(iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

          (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or
(ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

          (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

          (h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

     17.4 SUBSTITUTED LIMITED PARTNERS.  Except as otherwise provided in this
          ----------------------------
Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION.
          ---------------------------------------------------------------
Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     17.6 WITHDRAWAL OF LIMITED PARTNER.  Except as otherwise specifically
          -----------------------------
permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER.  Upon the
          -----------------------------------------------------------
death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

     17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS.  Notwithstanding any of
          -------------------------------------------
the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.


                                 ARTICLE XVIII

                             LOANS TO PARTNERSHIP

     18.1 AUTHORITY TO BORROW.  The General Partners shall cause the Partnership
          -------------------
to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

     18.2 LOANS FROM PARTNERS.  If any Partner shall make any loan or loans to
          -------------------
the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.


                                  ARTICLE XIX

              POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

     19.1 POWER OF ATTORNEY.  Each Limited Partner, by becoming a Limited
          -----------------
Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

          (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

               (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

               (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

               (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

               (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

               (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

               (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

               (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

               (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

               (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

               (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

               (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

          (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

               (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

               (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

     Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     19.2 REQUIRED SIGNATURES.  Any writing to amend this Agreement to reflect
          -------------------
the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     19.3 ADDITIONAL DOCUMENTS.  Each Partner, upon the request of the others,
          --------------------
agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.


                                  ARTICLE XX

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     20.1 DISSOLUTION.  Except as otherwise provided in this Section 20.1, no
          -----------
Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

          (a)  The expiration of the term of the Partnership as specified in
Article VI hereof;

          (b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

          (c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

          (d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (g) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

          (h) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under

ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

     In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

     The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

     20.2 PROXY TO LIQUIDATE.  At any time commencing eight years after the
          ------------------
termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

     20.3 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP.
          -------------------------------------------------------------------
Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of
Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

     20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER.  Upon the retirement,
          -----------------------------------------------
removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

     20.5 TERMINATION OF EXECUTORY CONTRACTS.  Upon the removal or occurrence of
          ----------------------------------
an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.


                                  ARTICLE XXI

                  DISTRIBUTION ON TERMINATION OF PARTNERSHIP

     21.1 LIQUIDATION DISTRIBUTION.  Upon a dissolution and final termination of
          ------------------------
the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

     21.2 TIME OF LIQUIDATION.  A reasonable time shall be allowed for the
          -------------------
orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

     21.3 LIQUIDATION STATEMENT.  Each of the Partners shall be furnished with a
          ---------------------
statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

     21.4 NO LIABILITY FOR RETURN OF CAPITAL.  The General Partners shall not be
          ----------------------------------
personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

     21.5 NO RIGHT OF PARTITION.  The Partners and Assignees shall have no right
          ---------------------
to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

     21.6 PRIORITY; RETURN OF CAPITAL.  Except as provided in this Agreement, no
          ---------------------------
Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

     21.7 ESCHEAT OF DISTRIBUTIONS.  If, upon termination and dissolution of the
          ------------------------
Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.


                                 ARTICLE XXII

                              GENERAL PROVISIONS

     22.1 NOTICES.  Except as otherwise provided herein, any notice, payment,
          -------
distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

     22.2 SURVIVAL OF RIGHTS.  This Agreement shall be binding upon and inure to
          ------------------
benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

     22.3 AMENDMENT.  Except as specifically provided herein, following the
          ---------
admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     22.4 HEADINGS.  The captions of the articles and sections of this Agreement
          --------
are for convenience only and shall not be deemed part of the text of this Agreement.

     22.5  AGREEMENT IN COUNTERPARTS.  This Agreement, or any amendment hereto,
           -------------------------
may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

     22.6  GOVERNING LAW.  This Agreement shall be governed and construed
           -------------
according to the laws of the State of Georgia governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

     22.7  TIME.  Time is of the essence in this Agreement.
           ----

     22.8  PRONOUNS.  All pronouns and any variations thereof shall be deemed to
           --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.9  SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be
           --------------------------
considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

     22.10 NO MANDATORY ARBITRATION OF DISPUTES.  Except as may be permitted or
           ------------------------------------
required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.10 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership under seal as of the date and year first above written.

                              INITIAL LIMITED PARTNER:


                              _________________________________________(SEAL)
                              Brian M. Conlon


                              GENERAL PARTNERS:

                              WELLS PARTNERS, L.P.
                              A Georgia Limited Partnership

                              By:   WELLS CAPITAL, INC.
                                    A Georgia Corporation
Attest:                             (As General Partner)


By:______________________           By:______________________
By:______________________                Leo F. Wells, III
     Name:_______________                President
     Title:______________



                              _________________________________________(SEAL)
                              LEO F. WELLS, III

                                   EXHIBIT C


                       FORM OF SUBSCRIPTION AGREEMENT AND
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                                  EXHIBIT "C"

                             SUBSCRIPTION AGREEMENT



To:  WELLS REAL ESTATE FUND XI, L.P.
     3885 Holcomb Bridge Road
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest ("Units") in Wells Real Estate Fund XI, L.P., a Georgia limited partnership (the "Partnership"), set forth on such Subscription Agreement Signature Page. Payment for the Units is hereby made by check payable to "The Bank of New York, as Agent."

     Payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 Units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 Units ($2,500,000) from all investors.

     I hereby acknowledge receipt of the Prospectus of the Partnership dated December 31, 1997 (the "Prospectus"), which includes the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") in the form attached as Exhibit B to the Prospectus.

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the General Partners in their sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Units is restricted and will be governed by the Partnership Agreement and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Units, and accordingly, it may not be possible to readily liquidate an investment in the Partnership.

     I hereby constitute and appoint Wells Partners, L.P. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit
(a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit B to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                       CONDITIONS RESTRICTING TRANSFER OF
                           LIMITED PARTNERSHIP UNITS


          260.141.11 RESTRICTIONS ON TRANSFER.
                     ------------------------

          (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

              (1)  to the issuer;

              (2) pursuant to the order or process of any court;

              (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

              (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6) by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

              (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

             (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

             (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

             (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

          (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]



      SPECIAL NOTICE FOR MASSACHUSETTS, MAINE AND NEBRASKA RESIDENTS ONLY

          In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Massachusetts, Maine and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the General Partners within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS


     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL:  One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

3. TENANTS IN COMMON:  All parties must sign.

4. COMMUNITY PROPERTY:  Only one investor signature required.

5. PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10. KEOGH (HR 10):  Same rules as those applicable to IRAs.

11. UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):
    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO WELLS REAL ESTATE FUND XI, L.P. SUBSCRIPTION AGREEMENT

________________________________________________________________________________________________________
INVESTOR                 PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY.  FAILURE TO DO SO MAY RESULT IN THE
INSTRUCTIONS             REJECTION OF YOUR SUBSCRIPTION.  ALL INFORMATION ON THE SUBSCRIPTION
                         AGREEMENT SIGNATURE PAGE SHOULD BE COMPLETED AS FOLLOWS:
________________________________________________________________________________________________________


1.  INVESTMENT           A minimum investment of $1,000 (100 Units) is required, except for certain states which require a higher minimum investment.  A CHECK FOR THE FULL
                         PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE
                         MADE PAYABLE TO THE ORDER OF "THE BANK OF NEW YORK, AS
                         AGENT."  Investors who have satisfied the minimum purchase requirements in
                         Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-
                         OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells
                         Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate
                         Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX,
                         L.P. or Wells Real Estate Fund X, L.P. may invest as little as $25 (2.5 Units)
                         except for residents of Maine, Minnesota, Nebraska  or Washington. Units may be
                         purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "SUITABILITY STANDARDS." Please indicate the state in which the sale was made.
________________________________________________________________________________________________________
2.  CLASS STATUS OF      Please check the appropriate box to identify the status of Units (Class A or
    UNITS                Class B) desired.  These classes of Units entitle holders to different rights under the Partnership Agreement.  For a more complete description of the differences between the two classes of Units, see "DESCRIPTION OF THE UNITS" in the
                         Prospectus.  If electing Class A Status for some Units and Class B Status for the remaining Units being purchased, please complete a separate Subscription
                         Agreement Signature Page for each class of Units.
________________________________________________________________________________________________________
3.  TYPE OF OWNERSHIP    Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
________________________________________________________________________________________________________
4.  REGISTRATION NAME    Please enter the exact name in which the Units are to be held.  For joint tenants
    AND ADDRESS          with right of survivorship or tenants in common, include the names of both investors.  In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.  Trusts should include the name of the trustee.  All investors must complete the space provided for taxpayer identification number or social security number.  By signing in Section 6, the investor is certifying that this number is correct.  Enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a
                         Qualified Plan or trust, this will be the address of the trustee.  Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
________________________________________________________________________________________________________
5.  INVESTOR NAME AND    Complete this Section only if the investor's name and address is different from the
    ADDRESS              registration name and address provided in Section 4.  If the Units are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.
________________________________________________________________________________________________________
6.  SUBSCRIBER           Please separately initial each representation made by the investor where indicated.
    SIGNATURES           Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.  Each investor must sign and date this Section.  If title is to be held jointly, all parties must sign.  If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.  PLEASE NOTE THAT
                         THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
________________________________________________________________________________________________________

                                      C-5



7.  ADDITIONAL           Please check if you plan to make one or more additional investments in the
    INVESTMENTS          Partnership.  All additional investments must be in increments of at least $25 and, unless otherwise indicated on a new Subscription Agreement Signature Page, you
                         will be deemed to have elected the same status of Units (Class A or Class B) you check in Section 2. Additional investments by residents of Maine must be for the minimum amounts stated under "SUITABILITY STANDARDS" in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Partnership. If additional investments in the
                         Partnership are made, the investor agrees to notify the General Partners and the
                         Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the
                         Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed
                         7% of any such additional investments in the Partnership.
________________________________________________________________________________________________________


8.  DISTRIBUTIONS        a.  DISTRIBUTION REINVESTMENT PLAN: By electing the
                             Distribution Reinvestment Plan, the investor elects to reinvest all distributions of Net Cash From Operations in the Partnership and to have the option in the future to invest Net Cash From Operations in limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership.
                             Unless the General Partners are otherwise notified in writing, Units purchased pursuant to the Distribution Reinvestment Plan will initially be treated as Class A Status Units.  The investor agrees to notify the
                             General Partners and the Broker-Dealer named on the Subscription
                             Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or
                             Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the General Partners or their Affiliates.  The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any reinvested distributions.

                         b.  DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
________________________________________________________________________________________________________
9.  BROKER-DEALER        This Section is to be completed by the Registered Representative.  Please insert the Broker-Dealer number, the Registered Representative number and the Account number on the first page of the Subscription Agreement Signature Page and complete all BROKER-DEALER information contained in Section 9 including suitability certification.  SIGNATURE PAGE MUST BE SIGNED BY AN
                         AUTHORIZED REPRESENTATIVE.
---------------------------------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-448-1010

                                                Special Instructions:

SEE PRECEDING PAGE
FOR INSTRUCTIONS

                        WELLS REAL ESTATE FUND XI, L.P.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1. -------INVESTMENT-----------------------------------------------------------

                                            MAKE INVESTMENT CHECK PAYABLE TO:
----------     ------------------                THE BANK OF NEW YORK,
# of Units      Total $ Invested                       AS AGENT
  (# Units x $10 = $ Invested)         [ ] Initial Investment (Minimum $1,000)
                                       [ ] Additional Investment (Minimum $25)
Minimum purchase $1,000 or 100 Units         State in which sale was made


2.  ------CLASS STATUS OF UNITS-------------------------------------------------
  Check appropriate box.
  If electing both Class A Status and Class B Status, please complete a separate Signature page for each type of investment.
          [ ] CLASS A                          [ ] CLASS B
  (Entitled to first priority on distributions of cash flow from operations) (Allocated certain tax deductions but no distributions of cash flow from operations)

3.  ------TYPE OF OWNERSHIP-----------------------------------------------------

    [ ] IRA (06)                            [ ] Individual (01)
    [ ] Keogh (10)                          [ ] Joint Tenants With Right of Survivorship (02)
    [ ] Qualified Pension Plan (11)         [ ] Community Property (03)
    [ ] Qualified Profit Sharing Plan (12)  [ ] Tenants in Common (04)
    [ ] Other Trust______________________   [ ] Custodian: A Custodian for
        For the Benefit of_______________       the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act
    [ ] Partnership (15)                        of the State of ________________(08)
                                            [ ] Other

4.  ------REGISTRATION NAME AND ADDRESS-------------------------------------------
 Please print name(s) in which Units are to be registered.  Include trust name if applicable.
 [ ] Mr      [ ] Mrs       [ ] Ms            [ ] MD     [ ] PhD         [ ] DDS      [ ] Other_________________

________________________________________________      Taxpayer Identification Number  Social Security Number
________________________________________________      [ ][ ]-[ ][ ][ ][ ][ ][ ][ ]    [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
________________________________________________

Street Address ____________________________________________________________________________________________________
or P.O. Box    ____________________________________________________________________________________________________

City __________________________________________  State_________________________________ Zip Code __________________



Home         (    )                                    Business      (    )
Telephone No.________________________________________  Telephone No._______________________________________________


Birthdate____________________________________________ Occupation __________________________________________________

5.  ------INVESTOR NAME AND ADDRESS--------------------------------------------------------------------------------
        (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
 [ ] Mr      [ ] Mrs       [ ] Ms            [ ] MD     [ ] PhD         [ ] DDS      [ ] Other_________________

________________________________________________      Social Security Number
________________________________________________      [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
________________________________________________

Street Address ____________________________________________________________________________________________________
or P.O. Box    ____________________________________________________________________________________________________

City __________________________________________  State_________________________________ Zip Code __________________



Home         (    )                                    Business      (    )
Telephone No.________________________________________  Telephone No._______________________________________________


Birthdate____________________________________________ Occupation __________________________________________________


___________________________________________________________________________________________________________________
                        (REVERSE SIDE MUST BE COMPLETED)


6.  ------SUBSCRIBER SIGNATURES------------------------------------------------------------------

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the General
  Partners to accept this subscription, I hereby represent and warrant to you as follows:

                        (REVERSE SIDE MUST BE COMPLETED)
(a)  I have received the Prospectus and the Partnership Agreement.   ________    ________
                                                                     Initials    Initials

(b)  I accept and agree to be bound by the terms and conditions of
     the Partnership Agreement.                                      ________    ________
                                                                     Initials    Initials


(c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth
     (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under
     "SUITABILITY STANDARDS."                                        ________    ________
                                                                     Initials    Initials

(d)  If I am a California resident or if the Person to
     whom I subsequently propose to assign or transfer any
     Units is a California resident, I may not consummate a
     sale or transfer of my Units, or any interest therein,
     or receive any consideration therefor, without the
     prior written consent of the Commissioner of the
     Department of Corporations of the State of California,
     except as permitted in the Commissioner's Rules, and I
     understand that my Units, or any document evidencing
     my Units, will bear a legend reflecting the substance of
     the foregoing understanding.                                   ________    ________
                                                                    Initials    Initials

(e)  ARKANSAS AND TEXAS RESIDENTS ONLY: I am purchasing
     the Units for my own account and
     acknowledge that the investment is not liquid.                 ________    ________
                                                                    Initials    Initials

  I declare that the information supplied above is true and correct and may be relied upon by the General Partners in connection with my investment as a Limited Partner in the Partnership. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

_______________________________________     _______________________________________     ____________________
  Signature of Investor or Trustee          Signature of Joint Owner, if applicable            Date
        (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7.  ------ADDITIONAL INVESTMENTS-----------------------------------------------------
  Please check if you plan to make additional investments in the Partnership:  [ ]
  [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
  [All additional investments must be made in increments of at least $25.]

8.  ------DISTRIBUTIONS--------------------------------------------------------------
  8a.  Check the following box to participate in the Distribution Reinvestment Plan:  [ ]

  8b.  Complete the following section only to direct distributions to a party other than registered owner:
Name                        ______________________________________________________________
Account Number              ______________________________________________________________
Street Address or P.O. Box  ______________________________________________________________
City                        _________________________ State__________ Zip Code____________

9.  ------BROKER-DEALER----------------------------------------------------------------
                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

  The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Appendix F and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of Appendix F
  (Attachment No. 1 to Dealer Agreement).

  Broker-Dealer Name   ________________________________ Telephone No.________________________
  Broker-Dealer Street ______________________________________________________________________
  Address or P.O. Box  ______________________________________________________________________
  City                 _________________________________ State____________Zip Code___________

  Registered
  Representative Name  __________________________________Telephone No._______________________

  Reg. Rep. Street
  Address or P.O. Box  ______________________________________________________________________
  City                 _________________________________ State____________Zip Code___________

___________________________________________         _________________________________________
  Broker-Dealer Signature, if required                    Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to
                       The Bank of New York, as Agent to:
                       WELLS INVESTMENT SECURITIES, INC.
                         800-448-1010  or 770-449-7800

          Overnight address:                                       Mailing Address:
       3885 Holcomb Bridge Road                                     P.O. Box 926040
       Norcross, Georgia 30092                                 Norcross, Georgia 30092-9209


  FOR GENERAL PARTNER USE ONLY:
ACCEPTANCE BY GENERAL PARTNERS       Amount___________________________      Date___________________
Received and Subscription Accepted:  Check No.________________________      Certificate No.________
By:______________________________    Wells Real Estate Fund XI, L.P.

_____________________         ___________________________         _________________________
   Broker-Dealer #            Registered Representative #                 Account #
---------------------------------------------------------------------------------------------

================================================================================
                               ALPHABETICAL INDEX
                                                                            Page
                                                                            ----

Additional Information..................................................     100

Compensation of the General Partners and Affiliates.....................      30

Conflicts of Interest...................................................      32

Custodial Agency Agreement..............................................      55

Description of the Units................................................      24

Distributions and Allocations...........................................      88

Estimated Use of Proceeds...............................................      28

Experts.................................................................      99

Federal Income Tax Consequences.........................................      62

Fiduciary Duty of the General Partners..................................      36

Glossary................................................................     100

Investment by Tax-Exempt Entities and ERISA
     Considerations.....................................................      57

Investment Objectives and Criteria......................................      46

Legal Opinions..........................................................      99

Management..............................................................      42

Management's Discussion and Analysis of Financial
     Condition and Results of Operations................................      57

Plan of Distribution....................................................      94

Prior Performance Summary...............................................      37

Real Property Investments...............................................      56

Reports to Investors....................................................      93

Risk Factors............................................................       7

Suitability Standards...................................................      20

Summary of the Offering.................................................       1

Summary of Partnership Agreement........................................      79

Supplemental Sales Material.............................................      99

===========================================================================

============================================================================

UNTIL MARCH 31, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

                           -------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP OR THE GENERAL PARTNERS SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                           -------------------------

                        WELLS REAL ESTATE FUND XI, L.P.

                         MINIMUM OFFERING OF $1,250,000

                           --------------------------
                                   PROSPECTUS
                           --------------------------

                                WELLS INVESTMENT
                                SECURITIES, INC.


                               DECEMBER 31, 1997


================================================================================

                        WELLS REAL ESTATE FUND XI, L.P.

             SUPPLEMENT NO. 1 DATED APRIL 1, 1998 TO THE PROSPECTUS
                            DATED DECEMBER 31, 1997


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund XI, L.P. dated December 31, 1997 (the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund XI, L.P. (the "Partnership");

       (ii) Updated Financial Statements contained in Appendix I to the Prospectus and Prior Performance Tables included as Exhibit A to the Prospectus; and

      (iii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "EXPERTS" sections of the Prospectus.

STATUS OF THE OFFERING

     Pursuant to the Prospectus, the offering of Units in the Partnership commenced December 31, 1997. The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1998, the Partnership had raised a total of $1,742,818 in offering proceeds (174,282 Units), comprised of $1,391,634 raised from the sale of Class A Status Units (139,164 Class A Status Units) and $351,184 raised from the sale of Class B Status Units (35,118 Class B Status Units).

FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

     Balance Sheets of Wells Real Estate Fund XI, L.P. as of December 31, 1997 and 1996 and the financial statements of Wells Partners, L.P. and Wells Capital, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, are included in Appendix I to this Supplement.

     Prior Performance Tables dated as of December 31, 1997 are included as Exhibit A to this Supplement.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information contained on page 57 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          Wells Real Estate Fund XI, L.P. (the "Partnership") commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1998, the Partnership had raised a total of $1,742,818 in offering proceeds (174,282 Units), comprised of $1,391,634 raised from the sale of Class A Status Units (139,164 Class A Status Units) and $351,184 raised from the sale of Class B Status Units (35,118 Class B Status Units). After the payment of $60,999 in Acquisition and Advisory Fees, and the payment of $217,852 selling commissions and organizational and offering expenses, as of March 10, 1998, the Partnership was holding net offering proceeds of $1,463,967 available for investment in properties.

EXPERTS

     The information contained on pages 99 and 100 in the "EXPERTS" section of the Prospectus is revised as of the date of this Supplement by the insertion of the following sentence at the end of the first paragraph under the subheading "Audited Financial Statements":

          The balance sheets of Wells Real Estate Fund XI, L.P. as of December 31, 1997 and 1996 and the financial statements of Wells Partners, L.P. and Wells Capital, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, included in Appendix I to Supplement No. 1 to this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX I

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----

WELLS PARTNERS, L.P.
   Audited Financial Statements
      Report of Independent Public Accountants                                             I-1
      Balance Sheets as of December 31, 1997 and 1996                                      I-2
      Statements of Loss for the years ended December 31, 1997 and 1996                    I-3
      Statements of Partners' Capital for the years ended December 31, 1997 and 1996       I-4
      Statements of Cash Flows for the years ended December 31, 1997 and 1996              I-5
      Notes to Financial Statements                                                        I-6
      Schedule I - Market Value of Investment in Partnerships (Unaudited)                  I-8

WELLS CAPITAL, INC. AND SUBSIDIARIES
   Audited Financial Statements
      Report of Independent Public Accountants                                             I-9
      Consolidated Balance Sheets as of December 31, 1997 and 1996                        I-10
      Consolidated Statements of (Loss) Income for the years ended December
      31, 1997 and 1996                                                                   I-11
      Consolidated Statements of Stockholder's Equity for the years ended
      December 31, 1997 and 1996                                                          I-12
      Consolidated Statements of Cash Flows for the years ended December 31,
      1997 and 1996                                                                       I-13
      Notes to Consolidated Financial Statements                                          I-14

WELLS REAL ESTATE FUND XI, L.P.
   Audited Balance Sheets
      Report of Independent Public Accountants                                            I-19
      Balance Sheets as of December 31, 1997 and 1996                                     I-20
      Notes to Balance Sheets                                                             I-21


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Partners of
Wells Partners, L.P.:

We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1997 and 1996 and the related statements of loss, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.



                                              /s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
January 9, 1998

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                     ASSETS

                                                                                   1997           1996
                                                                                ---------       ---------
CASH                                                                            $      70       $      70

INVESTMENT IN PARTNERSHIPS                                                        127,665         128,618
                                                                                ---------       ---------
       Total assets                                                             $ 127,735       $ 128,688
                                                                                =========       =========

COMMITMENTS AND CONTINGENCIES


                               PARTNERS' CAPITAL

GENERAL PARTNER                                                                 $   6,761       $   6,771

LIMITED PARTNERS                                                                  120,974         121,917
                                                                                ---------       ---------
       Total partners' capital                                                  $ 127,735       $ 128,688
                                                                                =========       =========

      The accompanying notes are an integral part of these balance sheets.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)

                               STATEMENTS OF LOSS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                        1997         1996
                                                                                      --------     --------
EQUITY IN LOSS OF PARTNERSHIPS                                                        $   953      $  1,126
                                                                                      =======      ========



        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                     GENERAL         LIMITED
                                                                     PARTNER         PARTNERS          TOTAL
                                                                     -------        ---------        ---------
BALANCE AT DECEMBER 31, 1995                                         $ 5,982        $ 123,032        $ 129,014

 Capital contribution                                                    800                0              800
 Net loss                                                                (11)          (1,115)          (1,126)
                                                                     -------        ---------        ---------
BALANCE AT DECEMBER 31, 1996                                           6,771          121,917          128,688

 Net loss                                                                (10)            (943)            (953)
                                                                     -------        ---------        ---------
BALANCE AT DECEMBER 31, 1997                                         $ 6,761        $ 120,974        $ 127,735
                                                                     =======        =========        =========


        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                       1997          1996
                                                                                     --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                             $ (953)      $ (1,126)
 Adjustment to reconcile net loss to net cash used by operating activities:
     Equity in loss of partnerships                                                      953          1,126
                                                                                      ------       --------
       Net cash used by operating activities                                               0              0

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Investment in limited partnership                                                         0           (800)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 General partner contributions                                                             0            800
                                                                                      ------       --------
NET CHANGE IN CASH                                                                         0              0

CASH AT BEGINNING OF YEAR                                                                 70             70
                                                                                      ------       --------
CASH AT END OF YEAR                                                                   $   70       $     70
                                                                                      ======       ========

        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    ORGANIZATION AND BUSINESS

    Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

    Although, as set forth above, the Partnership is a general partner in the Funds, Wells Capital performs certain administrative services for the Funds on behalf of the Partnership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

 2. INVESTMENT IN PARTNERSHIPS

    The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed with the purpose to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at December 31, 1997 and 1996 includes the following:

                                                                                             1997            1996
                                                                                          ---------       ---------
                  18.8% ownership interest in Beaver Ruin                                 $  81,529       $  81,781
                  51.27% ownership interest in Carter Boulevard
                                                                                             45,535          45,873
                  Fund IX                                                                         0             164
                  Fund X                                                                        201             400
                  Fund XI                                                                       400             400
                                                                                          ---------       ---------
                                                                                          $ 127,665       $ 128,618
                                                                                          =========       =========

    The assets of Beaver Ruin consist primarily of a parcel of undeveloped land. The assets of Carter Boulevard are comprised primarily of an investment in Beaver Ruin. Carter Boulevard's ownership interest in Beaver Ruin is 12.3%. Wells Capital is also one of the general partners of Beaver Ruin.

    Fund IX owns all of its properties through an investment in two joint ventures which, as of December 31, 1997, owned an interest in five office buildings.

    Fund X owns an office building through an investment in a joint venture as of December 31, 1997.

    Fund XI had no operations during the year ended December 31, 1997.

    The Partnership is entitled to share in the allocation of cash distributions and net income (loss) of the Funds based on the ownership percentages outlined in the partnership agreements.

 3. INCOME TAXES

    The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status but such an opinion is not binding upon the Internal Revenue Service.

 4. COMMITMENTS AND CONTINGENCIES

    Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                   MARKET VALUE OF INVESTMENT IN PARTNERSHIPS

                            AS OF DECEMBER 31, 1997

                                  (UNAUDITED)







*    18.8% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.                   $   752,000

*    51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.                         252,000

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND X, L.P.                            201

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XI, L.P.                           400
                                                                             -----------
                                                                             $ 1,004,601
                                                                             ===========



       *The market value of the undeveloped land owned by Beaver Ruin and Carter
        Boulevard is based on an appraisal by an outside party.

         The accompanying notes are an integral part of this schedule.

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholder of
Wells Capital, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1997 and 1996 and the related consolidated statements of (loss) income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             /s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
January 9, 1998

                      WELLS CAPITAL, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                     ASSETS

                                                                                1997             1996
                                                                            -----------       -----------
CURRENT ASSETS:
 Cash                                                                       $   313,093       $   148,873
 Due from affiliates                                                            360,023           872,843
 Other receivables                                                                    0            31,300
                                                                            -----------       -----------
       Total current assets                                                     673,116         1,053,016

DEFERRED OFFERING COSTS                                                         328,333                 0

INVESTMENT IN PARTNERSHIPS                                                       16,898            16,995
                                                                            -----------       -----------
       Total assets                                                         $ 1,018,347       $ 1,070,011
                                                                            ===========       ===========


                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
 Accounts payable                                                           $    34,621       $   204,340
 Due to affiliates                                                              579,638                 0
                                                                            -----------       -----------
       Total liabilities                                                        614,259           204,340
                                                                            -----------       -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
 Common stock, $1 par value; 100,000 shares authorized, 600 shares
  issued and outstanding                                                            600               600

 Contributed capital                                                            306,541           306,541
 Retained earnings                                                               96,947           558,530
                                                                            -----------       -----------
       Total stockholder's equity                                               404,088           865,671
                                                                            -----------       -----------
       Total liabilities and stockholder's equity                           $ 1,018,347       $ 1,070,011
                                                                            ===========       ===========


The accompanying notes are an integral part of these consolidated balance sheets.

                      WELLS CAPITAL, INC. AND SUBSIDIARIES


                    CONSOLIDATED STATEMENTS OF (LOSS) INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                1997              1996
                                                                            -----------        -----------
REVENUES:
 Acquisition and advisory fees                                              $ 1,085,157        $ 1,608,952
 Equity in loss of limited partnerships                                             (10)                 0
                                                                            -----------        -----------
                                                                              1,085,147          1,608,952
EXPENSES:
 Salaries and wages                                                           1,086,698            811,754
 Occupancy                                                                       24,277             26,484
 General and administrative                                                     435,755            281,852
                                                                            -----------        -----------
                                                                              1,546,730          1,120,090
                                                                            -----------        -----------
NET (LOSS) INCOME                                                           $  (461,583)       $   488,862
                                                                            ===========        ===========


 The accompanying notes are an integral part of these consolidated statements.

                      WELLS CAPITAL, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                    COMMON STOCK                                                       TOTAL
                                                --------------------        CONTRIBUTED         RETAINED          STOCKHOLDER'S
                                                SHARES        AMOUNT          CAPITAL           EARNINGS             EQUITY
                                                --------------------        -----------        ----------         -------------
BALANCE, DECEMBER 31, 1995                        600          $ 600          $ 306,541        $   69,668            $  376,809

 Net income                                         0              0                  0           488,862               488,862
                                                -----          -----          ---------        ----------            ----------
BALANCE, DECEMBER 31, 1996                        600            600            306,541           558,530               865,671

 Net loss                                           0              0                  0          (461,583)             (461,583)
                                                -----          -----          ---------        ----------            ----------
BALANCE, DECEMBER 31, 1997                        600          $ 600          $ 306,541         $  96,947             $ 404,088
                                                =====          =====          =========         =========             =========


 The accompanying notes are an integral part of these consolidated statements.

                      WELLS CAPITAL, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                  1997             1996
                                                                               ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                                             $ (461,583)       $  488,862
                                                                               ----------        ----------
 Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Equity in loss of limited partnerships                                            10                 0
     Changes in assets and liabilities:
       Due from affiliates                                                        512,820          (566,614)
       Deferred offering costs                                                   (328,333)                0
       Other receivables                                                           31,300           (22,767)
       Accounts payable                                                          (169,719)          119,447
       Due to affiliates                                                          579,638                 0
                                                                               ----------        ----------
         Total adjustments                                                        625,716          (469,934)
                                                                               ----------        ----------
         Net cash provided by operating activities                                164,133            18,928
                                                                               ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Distributions from limited partnerships                                               87               288
 Additional investment in limited partnerships                                          0              (800)
                                                                               ----------        ----------
         Net cash provided by (used in) investing activities                           87              (512)
                                                                               ----------        ----------
NET INCREASE IN CASH                                                              164,220            18,416

CASH AT BEGINNING OF YEAR                                                         148,873           130,457
                                                                               ----------        ----------
CASH AT END OF YEAR                                                            $  313,093        $  148,873
                                                                               ==========        ==========

 The accompanying notes are an integral part of these consolidated statements.

                      WELLS CAPITAL, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1997 AND 1996


 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BUSINESS

    Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is primarily in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate Funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. The sole stockholder of the Company is Leo F. Wells, III.

    The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for all other Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"). Funds IV, V, VI, VII, VIII, IX, X and XI have the same investment objectives as Funds I, II, II-OW, and III.

    During 1997, the Company became the sole shareholder in Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation, that intends to qualify as a real estate investment trust, as well as the sole shareholder in Wells S&P REIT Index Fund ("Mutual Fund"). The Mutual Fund's objective is to provide investment results corresponding to the performance of the S&P Real Estate Investment Trust Composite Price Index (the "Index"). Wells REIT and Mutual Fund are in the initial stages of formation; neither entity had operations during 1997. Since the Company owns 100% of Wells REIT and Mutual Fund, these entities have been consolidated in the Company's financial statements, and the accompanying balance sheet includes all assets and liabilities of Wells REIT and Mutual Fund. All intercompany transactions and balances have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

    RECLASSIFICATIONS

    Certain prior year items have been reclassified to conform with current year financial statement presentation.

 2. RELATED-PARTY TRANSACTIONS

    The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners, the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, and Fund XI. Pursuant to the partnership agreements of Fund IV, Fund V, and Fund XI, these three partnerships can only pay up to 3% of total limited partners' contributions in organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions in organization and offering costs pursuant to the partnership agreements.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund VIII of $0 and $64,620, respectively. As of December 31, 1996, the Company had a receivable for unreimbursed acquisition and advisory fees (Note 4) related to Fund VIII totaling $152,501, which is included in due from affiliates; the entire receivable was collected during 1997. During 1997 and 1996, the Company expensed $0 and $66,684, respectively, of organization and offering costs related to Fund VIII, which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund IX of $24,486 and $1,785,104, respectively, of which $5,938 and $84,800, respectively, was paid to related parties. As of December 31, 1996, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees (Note 4) related to Fund IX totaling $422,996, which is included in due from affiliates; the entire receivable was collected during 1997. During 1997 and 1996, the Company expensed $24,486 and $73,296, respectively, of organization and offering costs related to Fund IX, which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund X of $1,516,779 and $97,691, respectively, of which $23,961 and $0, respectively, was paid to related parties. As of December 31, 1997 and 1996, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees (Note 4) related to Fund X totaling $105,008 and $97,691, respectively, which is included in due from affiliates. During 1997 and 1996, the Company expensed $258,023 and $0, respectively, of organization and offering costs related to Fund X which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund XI of $109,442 and $84,578, respectively, none of which was paid to related parties. As of December 31, 1997 and 1996, the Company had a receivable for unreimbursed organization and offering costs related to Fund XI of $194,020 and $84,578, respectively, which is included in due from affiliates. Fund X and Fund XI filed a registration statement with the Securities and Exchange Commission ("SEC") for the offering and sale of their limited partnership units, which became effective on December 31, 1996. Amendments to the registration statement covering only Fund XI were filed with the SEC during 1997 and were declared effective by the SEC on December 31, 1997. In order for the Company to be reimbursed for any portion of these expenses, Fund XI will need to receive approximately $1,250,000 in limited partners' contributions. At this time, the Company believes that all of the foregoing organization and offering expenses will be reimbursed.

    Due from affiliates at December 31, 1997 and 1996 represents primarily organization and offering expenses and acquisition and advisory fees paid by the Company on behalf of Fund VIII, Fund IX, Fund X, and Fund XI. In addition, Wells Investment Securities, Inc. agreed to reimburse the Company for a portion of Fund IX's organization and offering expenses totaling $104,037, which is included in due from affiliates at December 31, 1996. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates and receivable from the Company's shareholder. The following is a detail of due from affiliates at December 31:

                                                                           1997            1996
                                                                         ---------      ----------
               Fund VIII                                                 $       0       $ 152,501
               Fund IX                                                           0         422,996
               Fund X                                                      105,008          97,691
               Fund XI                                                     194,020          84,578
               Wells Management Company, Inc.                                    0           2,113
               Wells Investment Securities, Inc.                                 0         104,037
               Shareholder                                                  60,000               0
               Other affiliates                                                995           8,927
                                                                         ---------       ---------
                                                                         $ 360,023       $ 872,843
                                                                         =========       =========

    Due to affiliates includes advances from Wells Management Company, Inc., an affiliate of the Company. Of these advances, $279,638 was used to fund the general operations of the Company, and the remaining $300,000 was used to fund the Company's investment in Wells REIT and Mutual Fund. The Company anticipates repaying the entire obligation to Wells Management Company, Inc. during 1998.

    The Company's capital contribution to Wells REIT and Mutual Fund was $201,000 and $100,000, respectively, which is included in cash in the accompanying balance sheet. Certain regulations require the Company to maintain these cash balances at Wells REIT and Mutual Fund;

    consequently, $300,000 of the Company's total cash is not available to fund the general operations of the Company.

 3. INVESTMENT IN PARTNERSHIPS

    The following is a rollforward of the Company's investment in partnerships as of December 31, 1997 and 1996:

                                                                             1997            1996
                                                                           --------        --------

               Investment in partnerships, beginning of year               $ 16,995        $ 16,483
               Contribution to partnerships                                       0             800
               Equity in loss of partnerships                                   (10)              0
               Distributions from partnerships                                  (87)           (288)
                                                                           --------        --------
               Investment in partnerships, end of year                     $ 16,898        $ 16,995
                                                                           ========        ========

   The Company's investment in each partnership at December 31, 1997 and 1996 is as follows:

                                                                     1997           1996
                                                                   --------       --------
                           Fund I                                  $ 11,027       $ 11,027
                           Fund II                                    2,721          2,808
                           Wells Partners                             3,150          3,160
                                                                   --------       --------
                                                                   $ 16,898       $ 16,995
                                                                   ========       ========

    As of December 31, 1997 and 1996, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

    Fund II owns all of its properties through a joint venture, which, as of December 31, 1997 and 1996, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

 4. ACQUISITION AND ADVISORY FEES

    Acquisition and advisory fees totaling $1,085,517 were earned from Fund X in 1997, and acquisition and advisory fees of $218,897 and $1,390,055, respectively, were earned from Fund VIII and Fund IX in 1996. Pursuant to the partnership agreements of Fund VIII, Fund IX, and Fund X, total fees earned may not exceed 5% of limited partners' contributions. As of December 31, 1996, $152,501 of Fund VIII fees and $271,266 of Fund IX fees remained uncollected and are included in due from affiliate. As of December 31, 1997, $46,670 of Fund X fees remained uncollected and are included in due from affiliates.

 5. COMMITMENTS AND CONTINGENCIES

    The Company has guaranteed the indebtedness of an affiliate, Wells Management Company, Inc. ("Wells Management"), for an amount not to exceed $200,000. Management believes, however, that Wells Management has sufficient resources to pay its indebtedness and does not anticipate that it will incur a loss as a result of this guarantee.

    Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Wells Real Estate Fund XI, L.P.:

We have audited the accompanying balance sheets of WELLS REAL ESTATE FUND XI, L.P. (a Georgia public limited partnership) as of December 31, 1997 and 1996. These balance sheets are the responsibility of the Partnership's management.
Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Wells Real Estate Fund XI, L.P. as of December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


                                                 /s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
January 9, 1998

                        WELLS REAL ESTATE FUND XI, L.P.

                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                     ASSETS

                                                                                    1997            1996
                                                                                 ---------       --------
CASH                                                                             $     600       $    600

DEFERRED OFFERING COSTS                                                            194,020         84,578
                                                                                 ---------       --------
       Total assets                                                              $ 194,620       $ 85,178
                                                                                 =========       ========


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE                                                    $ 194,020       $ 84,578
                                                                                 ---------       --------
PARTNERS' CAPITAL:
 General partners                                                                      500            500
 Limited partner                                                                       100            100
                                                                                 ---------       --------
       TOTAL PARTNERS' CAPITAL                                                         600            600
                                                                                 ---------       --------
       Total liabilities and partners' capital                                   $ 194,620       $ 85,178
                                                                                 =========       ========

      The accompanying notes are an integral part of these balance sheets.

                        WELLS REAL ESTATE FUND XI, L.P.


                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                            NOTES TO BALANCE SHEETS


                           DECEMBER 31, 1997 AND 1996



 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    ORGANIZATION AND BUSINESS

    Wells Real Estate Fund XI, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units or Class B units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 1997.

    The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheets. The partners are required to include their respective share of profits and losses in their individual income tax returns.

   DISTRIBUTIONS OF NET CASH FROM OPERATIONS

   Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding Class A units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

   DISTRIBUTION OF SALES PROCEEDS

   Upon sales of properties, the net sales proceeds will be distributed in the following order:

        . To limited partners holding units which at any time have been treated as Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units

        . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined

        . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined

        . To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units)

        . To the general partners until they have received 100% of their capital contributions, as defined

        . Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision

        . Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners

    ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

    Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

    Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

    Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

 2. DEFERRED OFFERING COSTS

    Organization and offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

    As of December 31, 1997 and 1996, the Company had paid organization and offering expenses related to the Partnership of $194,020 and $84,578, respectively. A registration statement covering both the Partnership and Wells Real Estate Fund X, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership was declared effective by the SEC on December 31, 1996. An amendment to the registration statement covering only the Partnership was filed and declared effective by the SEC on December 31, 1997. The Partnership needs to receive approximately $1,250,000 in limited partners' contributions before any portion of the liability to the Company will be paid. At this time, the general partners believe that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

 3. RELATED-PARTY TRANSACTIONS

    The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership's properties, the Partnership will pay Wells Management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

    The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate Funds, may be in competition with the Partnership for tenants in similar geographic markets.

 4. INCOME TAXES

    The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion of legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service.

                                   EXHIBIT A


                           PRIOR PERFORMANCE TABLES

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES


     The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the General Partners or their Affiliates ("Prior Programs") which have investment objectives similar to the Partnership.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     INVESTORS IN THE PARTNERSHIP WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     These Tables present actual results of Prior Programs that have investment objectives similar to those of the Partnership. The Partnership's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The General Partners are responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     TABLE II - Compensation to Sponsor (in Dollars)

     TABLE III - Annual Operating Results of Prior Programs

     TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in TABLE VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

     "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1994. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

                                                          Wells Real          Wells Real          Wells Real          Wells Real
                                                          Estate Fund         Estate Fund         Estate Fund         Estate Fund
                                                           VII, L.P.          VIII, L.P.           IX, L.P.             X, L.P.
                                                       -----------------   -----------------   -----------------   -----------------

Dollar Amount Raised                                   $24,180,174/(3)/    $32,042,689/(4)/    $35,000,000/(5)/    $27,128,912/(6)/
                                                       ===========         ===========         ===========         ===========

Percentage Amount Raised                                    100.0%/(3)/         100.0%/(4)/         100.0%/(5)/         100.0%/(6)/
Less Offering Expenses
  Underwriting Fees                                          10.0%               10.0%               10.0%               10.0%
  Organizational Expenses                                     5.0%                5.0%                5.0%                5.0%
Reserves/(1)/                                                 1.0%                0.0%                0.0%                0.0%
                                                             ----                ----                ----                ----
  Percent Available for Investment                           84.0%               85.0%               85.0%               85.0%

Acquisition and Development Costs
  Prepaid Items and Fees related to Purchase of Property       0.0%                0.2%                0.0%                0.0%
  Cash Down Payment                                           16.3%               29.2%                0.0%                0.0%
  Acquisition Fees/(2)/                                        3.5%                4.5%                4.5%                4.5%
  Development and Construction Costs                          64.2%               48.0%               50.4%               14.4%

Reserve for Payment of Indebtedness                            0.0%                0.0%                0.0%                0.0%
                                                              ----                ----                ----                ----
Total Acquisition and Development Cost                        84.0%               81.9%               54.9%               18.9%
                                                              ----                ----                ----                ----
Percent Leveraged                                              0.0%                0.0%                0.0%               0.00%
                                                              ====                ====                ====                ====

Date Offering Began                                         04/05/94            01/06/95            01/05/96            12/31/96

Length of Offering                                            12 mo.              12 mo.              12 mo.              12 mo.

Months to Invest 90% of Amount Available for
 Investment (Measured from Beginning of Offering)             12 mo.              17 mo.               /(7)/               /(8)/

Number of Investors                                           1,917               2,242               2,115               1,806

--------------------------------------------

(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995, and the total dollar amount raised was $24,180,174.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996, and the total dollar amount raised was $32,042,689.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(7) As of December 31, 1997, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 70.3% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 83.5% of the total dollar amount raised.
(8) As of December 31, 1997, Wells Real Estate Fund X, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 17.7% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 32.8% of the total dollar amount raised.

                                    TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1994. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1997.

                                                      Wells Real     Wells Real     Wells Real     Wells Real        Other
                                                     Estate Fund    Estate Fund    Estate Fund    Estate Fund       Public
                                                      VII, L.P.      VIII, L.P.      IX, L.P.       X, L.P.      Programs/(1)/
                                                     ------------   ------------   ------------   ------------   -------------
Date Offering Commenced                                  04/05/94       01/06/95       01/05/96       12/31/96              --

Dollar Amount Raised                                  $24,180,174    $32,042,689    $35,000,000    $27,128,912    $150,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                              $   178,122    $   174,295    $   309,556    $   260,748    $    571,739
  Acquisition Fees
   Real Estate Commissions                                     --             --             --             --              --
   Acquisition and Advisory Fees/(3)/                 $   846,306    $ 1,281,708    $ 1,400,000    $ 1,085,157    $  8,031,385

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/            $ 3,850,827    $ 1,630,740    $ 1,305,840    $   438,195    $ 29,081,439

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                         $   124,934    $    85,523    $    19,539    $         0    $    857,695
 Partnership Management Fee                                    --             --             --             --              --
 Reimbursements                                       $   159,036    $   112,773    $    32,349    $    11,137    $  1,187,273
 Leasing Commissions                                  $    97,856    $    91,566    $    29,162    $         0    $    800,710
 General Partner Distributions                                 --             --             --             --          15,205
 Other                                                         --             --             --             --              --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                         --             --             --             --              --
  Notes                                                        --             --             --             --              --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                      --             --             --             --              --
  Incentive Fees                                               --             --             --             --              --
  Other                                                        --             --             --             --              --

---------------------------------

(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. during the past three years. In addition to the amounts shown, Affiliates of the General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1997, the amount of such fees due the General Partners totaled $2,088,727.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VII, VIII, IX and X, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $409,361 in net cash provided by operating activities, $3,059,640 in distributions to limited partners and $381,826 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $464,964 in net cash provided by operating activities, $875,914 in distributions to limited partners and $289,862 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $2,540 in net cash provided by operating activities, $1,221,764 in distributions to limited partners and $81,536 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $449,332 in net cash used by operating activities, $0 in distributions to limited partners and $11,137 in payments to sponsor for Wells Real Estate Fund X, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions to limited partners and $2,748,101 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The following six (6) tables set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1992. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                          1997            1996            1995            1994             1993
                                                          ----            ----            ----            ----             ----
Gross Revenues/(1)/                                     $  633,247      $  590,839     $  764,624      $   656,958      $   458,213
Profit on Sale of Properties                                    --              --             --               --               --
Less: Operating Expenses/(2)/                               72,404          78,939         68,735           88,987           96,964
  Depreciation and Amortization/(3)/                         1,042           6,250          6,250            6,250            6,250
                                                        ----------      ----------     ----------      -----------      -----------
Net Income (Loss) GAAP Basis/(4)/                       $  559,801      $  505,650     $  689,639      $   561,721      $   354,999
                                                        ==========      ==========     ==========      ===========      ===========
Taxable Income (Loss): Operations                       $  763,486      $  666,780     $  676,367      $   528,025      $   280,000
                                                        ==========      ==========     ==========      ===========      ===========
Cash Generated (Used By):
 Operations                                                (66,556)        (65,728)       (46,235)         (10,395)         112,594
  Joint Ventures                                         1,121,000       1,072,835      1,020,905          653,729           54,154
                                                        ----------      ----------     ----------      -----------      -----------
                                                        $1,054,444      $1,007,107     $  974,670      $   643,334      $   166,748
Less Cash Distributions to Investors:
  Operating Cash Flow                                    1,054,444       1,007,107        969,011          643,334          151,336
  Return of Capital                                          4,487              --             --           44,257               --
  Undistributed Cash Flow from Prior Year
   Operations                                                1,987           3,672             --           15,412               --
Cash Generated (Deficiency) after Cash                  ----------      ----------     ----------      -----------      -----------
 Distributions                                          $   (6,474)     $   (3,672)    $    5,659      $   (59,669)     $    15,412
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                --              --             --               --               --
   Increase in Limited Partner Contributions                    --              --             --               --        5,589,786
                                                        ----------      ----------     ----------      -----------      -----------
                                                      $         --      $   (3,672)    $    5,659      $   (59,669)     $ 5,605,198
Use of Funds:
  Sales Commissions and Offering Expenses                                       --             --               --          764,599
  Return of Original Limited Partner's Investment                               --             --               --               --
  Property Acquisitions and Deferred Project Costs        (154,131)           (225)      (233,501)       2,366,507        7,755,116
Cash Generated (Deficiency) after Cash                  ----------      ----------     ----------      -----------      -----------
 Distributions and Special Items                        $ (160,605)     $   (3,897)    $ (227,842)     $(2,426,176)     $(2,914,517)
                                                        ==========      ==========     ==========      ===========      ===========
Net Income and Distributions Data per $1,000
 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                  36              71             73               58               29
    - Operations Class B Units                                   0            (378)          (272)            (180)             (54)
   Capital Gain (Loss)                                          --              --             --               --               --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                  74              69             69               55               36
    - Operations Class B Units                                (256)           (260)          (246)            (181)             (58)
   Capital Gain (Loss)                                                                                          --               --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                             36              65             63               46               10
  - Return of Capital Class A Units                             32              --             --               --               --
  - Return of Capital Class B Units                             --              --             --               --               --
 Source (on Cash Basis)
  - Operations Class A Units                                    68              65             63               43               10
  - Return of Capital Class A Units                             --              --             --                3               --
  - Operations Class B Units                                    --              --             --               --               --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year                100%
 Reported in the Table


--------------------------
(1) Includes $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996; and $623,249 in equity in earnings of joint ventures and $9,998 from investment of reserve funds in 1997. At December 31, 1997, the leasing status of all developed property was 95%.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995, $592,281 for 1996, and $735,315 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners, $(434,564) to Class B Limited Partners and $0 to General Partners for 1995; $1,095,296 to Class A Limited Partners, $(589,646) to Class B Limited Partners and $0 to General Partners for 1996; and $559,801 to Class A Limited Partners, $0 to Class B Limited Partners and $0 to General Partners in 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                        1997            1996             1995             1994             1993
                                                        ----            ----             ----             ----             ----
Gross Revenues/(1)/                                   $  884,802      $  675,782      $  1,002,567     $   819,535      $    82,723
Profit on Sale of Properties                                  --              --                --              --               --
Less: Operating Expenses/(2)/                             82,898          80,479            94,489         112,389           46,608
  Depreciation and Amortization/(3)/                       6,250           6,250             6,250           6,250            4,687
                                                      ----------      ----------      ------------     -----------      -----------
Net Income GAAP Basis/(4)/                            $  795,654      $  589,053      $    901,828     $   700,896      $    31,428
                                                      ==========      ==========      ============     ===========      ===========
Taxable Loss: Operations                              $1,091,770      $  809,389      $    916,531     $   667,682      $    31,428
Cash Generated (Used By):                             ==========      ==========      ============     ===========      ===========
  Operations                                             (57,206)         (2,716)          278,728         276,376           (2,478)
  Joint Ventures                                       1,500,023       1,044,891           766,212      $  203,543               --
                                                      -----------     ----------      ------------      ----------      -----------
                                                      $1,442,817      $1,042,175      $  1,044,940      $  479,919      $    (2,478)
Less Cash Distributions to Investors:
  Operating Cash Flow                                 1,442,817       1,042,175         1,044,940         245,800               --
  Return of Capital                                       9,986         125,314                --              --               --
  Undistributed Cash Flow from Prior Year
   Operations                                                --          18,027      $    216,092              --               --
                                                      ----------      ----------      ------------      ----------      -----------
Cash Generated (Deficiency) after Cash
 Distributions                                        $   (9,986)     $ (143,341)         (216,092)      $ 234,119      $    (2,478)
Special Items (not including sales and
 financing):
  Source of Funds:
   General Partner Contributions                             --              --                --              --               --
   Increase in Limited Partner Contributions                 --              --                --       12,163,461       12,836,539
                                                      ----------      ----------      ------------     -----------      -----------
                                                      $   (9,986)     $ (143,341)     $   (216,092)    $12,397,580      $12,834,061

Use of Funds:
  Sales Commissions and Offering Expenses                                   --                --        1,776,909         1,781,724
  Return of Original Limited Partner's Investment                           --                --              --                100
  Property Acquisitions and Deferred Project
   Costs                                               310,759         234,924        10,721,376        5,912,454         3,856,239
                                                    ----------      ----------      ------------       ----------       -----------
Cash Generated (Deficiency) after Cash
 Distributions and Special Items                    $ (320,745)     $ (378,265)     $(10,937,468)      $ 4,708,217      $ 7,195,998
                                                    ==========      ==========      ============       ===========      ===========
Net Income and Distributions Data per $1,000
 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                78              59                57              43                9
    - Operations Class B Units                              (247)           (160)              (60)            (12)              (5)
   Capital Gain (Loss)                                        --              --                --              --                0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                75              56                56              41                1
    - Operations Class B Units                              (150)            (99)              (51)            (22)              --
   Capital Gain (Loss)                                        --              --                --              --               --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                           67              56                57              14               --
  - Return of Capital Class A Units                           --              --                 4              --               --
  - Return of Capital Class B Units                           --              --                --              --               --
 Source (on Cash Basis)
  - Operations Class A Units                                  67              50                61              14               --
  - Return of Capital Class A Units                            0               6                --              --               --
  - Operations Class B Units                                  --              --
Amount (in Percentage Terms) Remaining Invested
 in Program Properties at the end of the Last
 Year Reported in the Table                                  100%

----------------------------------
(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995, $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996, and $856,710 in equity in earnings of joint ventures and $28,092 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 94%.
(2) Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, $264,866 for 1995,
    $648,478 for 1996, and $896,753 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,677,826 to Class A Limited Partners, $(882,172) to Class B Limited Partners and $0 to the General Partners for 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                     1997          1996            1995            1994        1993
                                                                     ----          ----            ----            ----        ----
Gross Revenues/(1)/                                               $  816,237     $ 543,291     $    925,246     $   286,371    N/A
Profit on Sale of Properties                                              --                                             --
Less: Operating Expenses/(2)/                                         76,838        84,265          114,953          78,420
  Depreciation and Amortization/(3)/                                   6,250         6,250            6,250           4,688
                                                                  ----------     ---------     ------------     -----------
Net Income GAAP Basis/(4)/                                        $  733,149     $ 452,776     $    804,043     $   203,263
                                                                  ==========     =========     ============     ===========
Taxable Income: Operations                                        $1,008,368     $ 657,443     $    812,402     $   195,067
                                                                  ==========     =========     ============     ===========
Cash Generated (Used By):
  Operations                                                         (43,250)       20,883          431,728          47,595
  Joint Ventures                                                   1,420,126       760,628          424,304          14,243
                                                                  ----------     ---------     ------------     -----------
                                                                  $1,376,876     $ 781,511     $    856,032     $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                             1,376,876       781,511          856,032          52,195
  Return of Capital                                                   2,709        10,805           22,064              --
  Undistributed Cash Flow from Prior Year Operations                     --            --            9,643              --
Cash Generated (Deficiency) after Cash Distributions              $   (2,709)    $ (10,805)    $    (31,707)    $     9,643
                                                                  ----------     ---------     ------------     -----------
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                        --               --              --
   Increase in Limited Partner Contributions                      $       --     $      --     $    805,212     $23,374,961
                                                                  ----------     ---------      ------------     -----------
                                                                  $   (2,709)    $ (10,805)    $    773,505     $23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                                 --            --          244,207     $ 3,351,569
  Return of Original Limited Partner's Investment                         --            --              100              --
  Property Acquisitions and Deferred Project Costs                   169,172       736,960       14,971,002       4,477,765
                                                                  ----------     ---------     ------------     -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                   $ (171,881)    $(747,765)    $(14,441,804)    $15,555,270
                                                                  ==========     =========     ============     ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
  Ordinary Income (Loss)
    - Operations Class A Units                                            86            62               57              29
    - Operations Class B Units                                          (168)          (98)             (20)             (9)
   Capital Gain (Loss)                                                    --            --               --              --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
  Ordinary Income (Loss)
    - Operations Class A Units                                            78            55               55              28
    - Operations Class B Units                                          (111)          (58)             (16)             17
  Capital Gain (Loss)                                                     --            --               --              --
Cash Distributions to Investors:
  Source (on GAAP Basis)
  - Investment Income Class A Units                                      805            43               52               7
  - Return of Capital Class A Units                                       --            --               --              --
  - Return of Capital Class B Units                                       --            --               --              --
Source (on Cash Basis)
  - Operations Class A Units                                              70            42               51               7
  - Return of Capital Class A Units                                       --             1                1              --
  - Operations Class B Units                                              --            --               --              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                        54            29               30               4
 - Return of Capital Class A Units                                        16            14               22               3
 - Return of Capital Class B Units                                        --            --               --              --
Amount (in Percentage Terms) Remaining Invested in
  Program Properties at the end of the Last Year Reported in
  the Table                                                              100%


----------------------------------
(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, and $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 92% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996, and
    $877,869 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $972,030.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                        1997            1996            1995       1994   1993
                                                                        ----            ----            ----       ----   ----
Gross Revenues/(1)/                                                 $  1,204,018     $ 1,057,694    $   402,428    N/A    N/A
Profit on Sale of Properties                                                  --
Less: Operating Expenses/(2)/                                             95,201         114,854        122,264
  Depreciation and Amortization/(3)/                                       6,250           6,250          6,250
                                                                    ------------     -----------    -----------
Net Income GAAP Basis/(4)/                                          $  1,102,567     $   936,590        273,914
                                                                    ============     ===========    ===========
Taxable Income: Operations                                          $  1,213,524     $ 1,001,974        404,348
                                                                    ============     ===========    ===========
Cash Generated (Used By):
  Operations                                                               7,909         623,268        204,790
  Joint Ventures                                                       1,229,282         279,984         20,287
                                                                    ------------     -----------    -----------
                                                                    $  1,237,191     $   903,252        225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                  1,237,191         903,252             --
  Return of Capital                                                      183,315           2,443             --
  Undistributed Cash Flow from Prior Year Operations                          --         225,077             --
                                                                    ------------     -----------    -----------
Cash Generated (Deficiency) after Cash Distributions                $   (183,315)    $  (227,520)       225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                              --              --             --
   Increase in Limited Partner Contributions/(5)/                             --       1,898,147     30,144,542
                                                                    ------------     -----------    -----------
                                                                    $   (183,315)    $ 1,670,627     30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                     --         464,760      4,310,028
  Return of Limited Partner's Investment                                   8,600              --             --
  Property Acquisitions and Deferred Project Costs                    10,675,811       7,931,566      6,618,273
Cash Generated (Deficiency) after Cash Distributions and            ------------     -----------    -----------
  Special Items                                                     $(10,867,726)    $(6,725,699)    19,441,318
                                                                    ============     ===========    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                                73              46             28
    - Operations Class B Units                                              (150)            (47)            (3)
   Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                65              46             17
    - Operations Class B Units                                               (95)            (33)            (3)
   Capital Gain (Loss)                                                        --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                           54              43             --
  - Return of Capital Class A Units                                           --              --             --
  - Return of Capital Class B Units                                           --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                                  47              43             --
  - Return of Capital Class A Units                                            7               0             --
  - Operations Class B Units                                                  --              --             --
 Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                                           42              33             --
  - Return of Capital Class A Units                                           12              10             --
  - Return of Capital Class B Units                                           --              --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table                100%

----------------------------------
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, and $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 96% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, and $841,666 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; and $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $551,455.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                      1997            1996        1995   1994   1993
                                                                      ----            ----        ----   ----   ----
Gross Revenues/(1)/                                               $  1,199,300     $   406,891    N/A    N/A    N/A
Profit on Sale of Properties                                                --              --
Less: Operating Expenses/(2)/                                          101,284         101,885
  Depreciation and Amortization/(3)/                                     6,250           6,250
                                                                  ------------     -----------
Net Income GAAP Basis/(4)/                                        $  1,091,766     $   298,756
                                                                  ============     ===========
Taxable Income: Operations                                        $  1,083,824     $   304,552
                                                                  ============     ===========

Cash Generated (Used By):

  Operations                                                      $    501,390     $   151,150
  Joint Ventures                                                       527,390              --
                                                                  ------------     -----------
                                                                  $  1,028,780     $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                             $  1,028,780         149,425
  Return of Capital                                               $     41,834     $        --
  Undistributed Cash Flow From Prior Year Operations                     1,725              --
Cash Generated (Deficiency) after Cash Distributions              $    (43,559)    $     1,725
                                                                  ------------     -----------
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                            --              --
   Increase in Limited Partner Contributions                                --      35,000,000
                                                                  ------------     -----------
                                                                  $    (43,559)    $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                              323,039       4,900,321
  Return of Original Limited Partner's Investment                          100              --
  Property Acquisitions and Deferred Project Costs                  13,427,158       6,544,019
Cash Generated (Deficiency) after Cash Distributions and          ------------     -----------
  Special Items                                                   $(13,793,856)    $23,557,385
                                                                  ============     ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                              53              28
    - Operations Class B Units                                             (77)            (11)
   Capital Gain (Loss)                                                      --              --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                              46              26
    - Operations Class B Units                                             (47)            (48)
   Capital Gain (Loss)                                                      --              --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                         36              13
  - Return of Capital Class A Units                                         --              --
  - Return of Capital Class B Units                                         --              --
 Source (on Cash Basis)
  - Operations Class A Units                                                35              13
  - Return of Capital Class A Units                                          1              --
  - Operations Class B Units                                                --              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                          29              10
 - Return of Capital Class A Units                                           7               3
 - Return of Capital Class B Units                                          --              --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                                 100%


----------------------------------
(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 93% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, and $469,126 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; and $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $236,379.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                                     1997        1996   1995   1994   1993
                                                                 --------        ----   ----   ----   ----
Gross Revenues/(1)/                                               $   372,507    N/A    N/A    N/A    N/A
Profit on Sale of Properties                                               --
Less: Operating Expenses/(2)/                                          88,232
  Depreciation and Amortization/(3)/                                    6,250
                                                                  -----------
Net Income GAAP Basis/(4)/                                        $   278,025
                                                                  ===========
Taxable Income: Operations                                        $   382,543
                                                                  ===========
Cash Generated (Used By):
  Operations                                                      $   200,668
  Joint Ventures
                                                                  -----------
                                                                  $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                                      --
  Return of Capital                                                        --
  Undistributed Cash Flow From Prior Year Operations                       --
                                                                  -----------
Cash Generated (Deficiency) after Cash Distributions              $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                           --
   Increase in Limited Partner Contributions                       27,128,912
                                                                  -----------
                                                                  $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                           3,737,363
  Return of Original Limited Partner's Investment                         100
  Property Acquisitions and Deferred Project Costs                  5,188,485
Cash Generated (Deficiency) after Cash Distributions and          -----------
  Special Items                                                   $18,403,632
                                                                  ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                             28
    - Operations Class B Units                                             (9)
   Capital Gain (Loss)                                                     --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                             35
    - Operations Class B Units                                              0
   Capital Gain (Loss)                                                     --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                        __
  - Return of Capital Class A Units                                        --
  - Return of Capital Class B Units                                        --
 Source (on Cash Basis)
  - Operations Class A Units                                               __
  - Return of Capital Class A Units                                        --
  - Operations Class B Units                                               --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                         __
 - Return of Capital Class A Units                                         __
 - Return of Capital Class B Units                                         --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                                100%


----------------------------------
(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 67% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $0.

                        WELLS REAL ESTATE FUND XI, L.P.

            SUPPLEMENT NO. 2 DATED JUNE 30, 1998 TO THE PROSPECTUS
                            DATED DECEMBER 31, 1997

     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund XI, L.P. dated December 31, 1997, as supplemented and amended by Supplement No. 1 dated April 1, 1998 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund XI, L.P. (the "Partnership");

        (ii) Revisions to the "REAL PROPERTY INVESTMENTS" section of the Prospectus;

        (iii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus; and

        (iv) Inclusion of Audited and Pro Forma Financial Statements as described in the "Financial Statements" section of this Supplement.

STATUS OF THE OFFERING

     Pursuant to the Prospectus, the offering of Units in the Partnership commenced on December 31, 1997. The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of June 30, 1998, the Partnership had raised a total of $6,577,203 in offering proceeds (657,720 Units), comprised of $5,099,783 raised from the sale of Class A Status Units (509,978 Class A Status Units) and $1,477,420 raised from the sale of Class B Status Units (147,742 Class B Status Units).

REAL PROPERTY INVESTMENTS

     The information contained on page 56 in the "REAL PROPERTY INVESTMENTS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:

JOINT VENTURE AGREEMENT

     The Partnership entered into an Amended and Restated Joint Venture Agreement (the "Joint Venture Agreement") with Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), Wells Real Estate Fund X, L.P. ("Wells Fund X") and Wells Operating Partnership, L.P. ("Wells OP"), a Georgia limited partnership organized to own and operate properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT") known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "Joint Venture") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. Wells Fund IX, Wells Fund X and the Wells REIT are all Affiliates of the General Partners and the Partnership. The Joint Venture (formerly known as "Fund IX and X Associates") was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X, and on June 11, 1998, Wells OP and the Partnership were admitted as joint venturers to the Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and the Wells REIT are substantially identical to those of the Partnership.

     The Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the Joint Venture will be allocated and distributed between Wells Fund IX, Wells Fund X, Wells OP and the Partnership based on their respective capital contributions to the Joint Venture. As of June 30, 1998, Wells OP had made total capital contributions to the Joint Venture of $1,421,466 and held an equity percentage interest in the Joint Venture of 4.4%; Wells Fund IX had made total capital contributions to the Joint Venture of $14,571,686 and held an equity percentage interest in the Joint Venture of 45.8%; Wells Fund X had made total capital contributions to the Joint Venture of $13,360,540 and held an equity percentage interest in the Joint Venture of 42.0%; and the Partnership had made total capital contributions to the Joint Venture of $2,482,810 and held an equity percentage interest in the Joint Venture of 7.8%.

     The Joint Venture Agreement allows each joint venturer to make a buy/sell election upon receipt by any joint venturer of a bonafide third-party offer to purchase all or substantially all of the properties or the last remaining property of the Joint Venture. Upon receipt of notice of such third-party offer, each joint venturer must elect within thirty (30) days after receipt of the notice to either (i) purchase the entire interest of each venturer that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (ii) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

     On June 24, 1998, the Partnership contributed $2,482,810 in cash to the Joint Venture. Said $2,482,810 capital contribution by the Partnership was aggregated with cash contributions made by Wells Fund IX in the amount of $650,000, Wells Fund X in the amount of $950,000 and Wells OP in the amount of $1,421,466 to purchase a one-story office building located in Oklahoma City, Oklahoma (the "Lucent Building") from Wells Development, an Affiliate of the General Partners and the Partnership.

THE LUCENT BUILDING

     Purchase of the Oklahoma City Property.  On June 24, 1998, the Joint
     --------------------------------------
Venture acquired a one-story office building containing approximately 57,186 rentable square feet which was developed and constructed on certain real property located in Oklahoma City, Oklahoma (the "Oklahoma City Property") by Wells Development pursuant to that certain Agreement for the Purchase and Sale of Real Property (the "Contract") dated May 30, 1997 between Wells Development and the Joint Venture, as amended.

     Wells Development had acquired the Oklahoma City Property on May 30, 1997, for a purchase price of $695,636, plus $20,869 in real estate brokerage commissions and $58,000 in legal fees, title insurance premiums and other closing costs. Simultaneously with the acquisition of the Oklahoma City Property, Wells Development entered into the Contract with the Joint Venture for the sale of the Oklahoma City Property following the construction and development thereon of the Lucent Building, as described below.

     Pursuant to the terms of the Contract, the Joint Venture made an earnest money deposit to Wells Development in the amount of $1,600,000 consisting of a $650,000 contribution funded by Wells Fund IX and a $950,000 contribution funded by Wells Fund X. The earnest money deposit paid by the Joint Venture under the Contract was used by Wells Development to fund the purchase of the Oklahoma City Property, as described below, and to fund the initial costs of the construction and development of the Lucent Building. Wells Development also used part of the earnest money deposit to acquire an additional strip of land along the northern boundary of the Oklahoma City Property to expand the parking area for the property.

     In addition to the earnest money deposit, Wells Development obtained a loan in the amount of $3,900,000 from NationsBank, N.A. to fund the construction and development of the Lucent Building (the "Construction Loan"). As set forth below, the Construction Loan was paid off upon the sale of the Lucent Building to the Joint Venture, and Wells Development delivered title to the Joint Venture debt-free at closing.

     The purchase price of the Lucent Building was $5,504,276, which was equal to the aggregate cost to Wells Development of the acquisition, construction and development of the Lucent Building, including interest and other carrying costs, and accordingly, Wells Development made no profit from the sale of the Lucent Building to the Joint Venture.

     Description of the Building and the Site.  The Oklahoma City Property
     ----------------------------------------
contains a one-story office building with 57,186 net rentable square feet and 55,017 net useable square feet with a high tilt-up concrete panel exterior and steel framing. Construction of the Lucent Building was completed in January 1998. The parking area contains approximately 385 paved parking spaces.

     The Lucent Building is located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma. The site consists of approximately 5.3 acres located in the Quail Springs Office Park in the northwest sector of Oklahoma City. Oklahoma City is located near the center of the state and is the State Capitol of Oklahoma. Oklahoma City is currently the 42nd largest metropolitan area in the United States. The population of the Oklahoma City metropolitan area, which has been increasing steadily over the past two decades, is currently in excess of 1,000,000.

     The site is located approximately ten miles northwest of the central business district of Oklahoma City. Access is available from Memorial Road on the south and May Avenue on the east with all access streets being four lane concrete boulevards with curbs and gutters.

     The Lucent Lease.  On May 30, 1997, Wells Development entered into a Lease
     ----------------
Agreement (the "Lucent Lease") with Lucent Technologies Inc. ("Lucent Technologies"), pursuant to which Lucent Technologies agreed to lease all of the Lucent Building upon completion of the improvement thereof. At the closing of the sale of the Lucent Building to the Joint Venture, Wells Development transferred and assigned its interest in the Lucent Lease to the Joint Venture.

     Lucent Technologies is a telecommunications company which was spun off by AT&T in April of 1996. The company is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products. For the fiscal year ended September 30, 1997, Lucent Technologies, a public company traded on the New York Stock Exchange, reported net income of approximately $541 million dollars on revenues in excess of $26 billion dollars. As of March 31, 1998, Lucent Technologies had total assets of in excess of $24 billion dollars and a net worth of in excess of $5 billion dollars.

     The initial term of the Lucent Lease is ten years which commenced on January 5, 1998 (the "Rental Commencement Date"). Lucent Technologies has the option to extend the initial term of the Lucent Lease for two additional five year periods. Each extension option must be exercised by giving written notice to the landlord at least twelve months prior to the expiration date of the then current lease term.

     The annual base rent payable under the Lucent Lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Lucent Lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

     Under the Lucent Lease, the Joint Venture, as landlord, is responsible for
(a) all maintenance, repairs and replacements to the structural components of the Lucent Building, including without limitation, the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors, windows, skylights and lateral support, and (b) for the portion of the Lucent Lease term ending on the first anniversary of the Rental Commencement Date, all maintenance, repairs and replacements to the parking area surrounding the Lucent Building including lighting systems for the parking area. Under the Lucent Lease, Lucent Technologies is responsible for the payment of all property taxes, operating expenses and other repair and maintenance work relating to the Lucent Building. Lucent Technologies is also required to reimburse the landlord the cost of casualty insurance for the property.

     The landlord is responsible for a construction allowance of $857,790 (calculated at the rate of $15 per rentable square foot), which was funded by Wells Development prior to the sale of the Lucent Building to the Joint Venture and is included as a portion of the purchase price paid for the Lucent Building.

     Under the Lucent Lease, Lucent Technologies also has a one-time option to terminate the Lucent Lease on the seventh (7th) anniversary of the Rental Commencement Date, which is exercisable by written notice to the landlord at least twelve (12) months in advance of such 7th anniversary. If Lucent Technologies elects to exercise its option to terminate the Lucent Lease, Lucent Technologies would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as construction allowance and leasing commissions relating to the Lucent Lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately eighteen (18) months of monthly rental payments. It is currently anticipated that the termination payment required to be paid by Lucent Technologies, in the event it exercises its option to terminate the Lucent Lease on the 7th anniversary would be approximately $1,338,903 based upon certain assumptions.

     In addition, Lucent Technologies has a one-time option under the Lucent Lease to reduce the size of its leased premises by 15,000 square feet of useable area effective the last day of the month which is the second (2nd) anniversary of the Rental Commencement Date. Such option to reduce the leased premises is exercisable by providing at least 180 days prior written notice to the landlord and paying the landlord a reduction payment equal to $750,000 on the effective date of such reduction.

     There are no assurances that the Joint Venture will be able to attract or obtain suitable replacement tenants for the Lucent Building upon the expiration of the Lucent Lease or upon the 7th anniversary of the Lucent Lease if Lucent Technologies elects to exercise its option to terminate the Lucent Lease or for the unleased portion of the Lucent Building in the event that Lucent Technologies exercises its option to reduce the size of its leased premises.

     In connection with the execution of the Lucent Lease, Wells Development entered into agreements with each of two real estate brokers, one of which is a firm affiliated with ADEVCO Corporation, the developer of the Oklahoma City Property, for the payment of commissions in connection with services rendered in procuring the Lucent Lease. The commission agreements require Wells Development to pay a total of $330,764 in leasing commissions, $110,255 of which is payable to said affiliate of the developer. One-half of the leasing commissions were paid by Wells Development simultaneously with the closing of its acquisition of the Oklahoma City Property, with the remainder of the leasing commissions funded by Wells Development prior to the sale of the Lucent Building to the Joint Venture. The leasing commissions relating to the Lucent Lease were included as a portion of the purchase price paid for the Lucent Building by the Joint Venture. Neither broker is affiliated with Wells Development, Wells Fund IX, Wells Fund X, the Wells REIT, the Partnership or any affiliates thereof.

     As of June 30, 1998, the Partnership held a 4.4% ownership interest in each of the properties described below as a result of its ownership interest in the Joint Venture:

THE ABB BUILDING

     Description of the Building and the Site.  The Joint Venture owns certain
     ----------------------------------------
real property located in Knoxville, Tennessee (the "Knoxville Property"). The Knoxville Property contains a three-story steel framed office building with a reflective insulated glass and brick exterior containing approximately 87,000 gross square feet and 83,885 rentable square feet (the "ABB Building"). The Knoxville Property was originally purchased by Wells Fund IX on December 13, 1996, and was later contributed by Wells Fund IX to the Joint Venture on March 26, 1997. Construction of the ABB Building was completed in December 1997. The project site is approximately 5.622 acres and contains approximately 297 paved parking spaces.

     The ABB Building is located in an office park known as Center Point Business Park on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee approximately 10 miles west of the Knoxville central business district. The Pellissippi Parkway and the commercial area along the Interstate 40 and 75 corridor have evolved recently from a residential suburb into one of the area's fastest growing commercial and retail districts.

     The western portion of Knox County in which the Knoxville Property is located has experienced the most growth and development in the Knoxville metropolitan area during the past 10 years due primarily to available land and services. It is anticipated that the Knoxville metropolitan area will continue to grow into a major regional center of trade and tourism due to its location at the intersection of Interstates 40 and 75 and the recent extension of the Pellissippi Parkway to the Knoxville airport.

     The ABB Lease.  On December 10, 1996, Wells Fund IX entered into a Lease
     -------------
Agreement (the "ABB Lease") with ABB Flakt, Inc. ("ABB") pursuant to which ABB agreed to lease 55,000 rentable square feet of the ABB Building, comprising approximately 66% of the rentable square feet of the ABB Building. Wells Fund IX assigned its interest in the ABB Lease to the Joint Venture on March 26, 1997, simultaneously with the contribution of the Knoxville Property to the Joint Venture. The Joint Venture is currently negotiating lease terms with a major tenant for lease of the remainder of the ABB Building.

     ABB is a Delaware corporation which is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri, Ltd., a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group (the "ABB Group") which is comprised of approximately 1,000 companies around the world, including ABB. The ABB Group revenue is predominately provided by contracts with utilities and independent power producers for the design and engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive and other manufacturers. For the fiscal year ended December 31, 1997, the ABB Group reported net income of approximately $572 million dollars and net worth of approximately $5.2 billion dollars. ABB, Inc., the United States parent company of ABB, reported gross revenues in 1997 in excess of $4 billion dollars. The ABB Group's total number of employees for 1997 was approximately 213,000 worldwide and approximately 21,000 in the United States.

     As security for ABB's obligations under the Lease, ABB has provided to Wells Fund IX (and Wells Fund IX has in turn assigned to the Joint Venture), and agreed to maintain in full force and effect at all times during the 10 year period from the Rental Commencement Date, an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the

ABB Lease. Each letter of credit issued pursuant to the provisions of the ABB Lease is required to be in a form of an irrevocable credit, to be issued by an "approved issuer," to name the Joint Venture as the beneficiary and to specify that the Joint Venture, as beneficiary, may draw against the letter of credit upon the occurrence of a "drawing event." "Approved issuer" is defined to require that the letter of credit issuer shall have and maintain a Moody's Bank Credit Report Service rating of P-1 or its equivalent. "Drawing event" is defined to include any failure of ABB to pay any installment of rent or other charge or assessment pursuant to the terms of the ABB Lease within five days of notice thereof, or any other event of default with respect to which the Joint Venture has exercised or is exercising its remedies. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the Rental Commencement Date; $3,000,000 from the seventh anniversary of the Rental Commencement Date to the eighth anniversary of the Rental Commencement Date; $2,000,000 from the eighth anniversary of the Rental Commencement Date to the ninth anniversary of the Rental Commencement Date; and $1,000,000 from the ninth anniversary of the Rental Commencement Date to the tenth anniversary of the Rental Commencement Date. The original letter of credit which was delivered by ABB to Wells Fund IX simultaneously with the execution of the ABB Lease was issued by Svenska Handelsbanken, a Swedish bank which is the largest bank in the Nordic region with over $90 billion of assets and a credit rating issued by Moody's Bank Credit Report Service of P-1/Aa3, and was issued in the amount of $4,000,000 for a one year term. If the Joint Venture draws on the letter of credit, the Joint Venture shall apply the proceeds first toward the performance of the obligations which ABB has failed to perform under the ABB Lease, and the remainder, if any, shall be held by the Joint Venture in certain permitted investments as additional security for the performance by ABB of the ABB Lease.

     The initial term of the lease is nine years and eleven months which commenced on January 1, 1998 (the "Rental Commencement Date").

     The annual base rent payable under the ABB Lease is $646,250 payable in equal monthly installments of $53,854 during the first five years of the initial lease term, and $728,750 payable in equal monthly installments of $60,729 during the last four years and eleven months of the initial lease term.

     Under the ABB Lease, ABB is responsible for all expenses, costs and disbursements (excluding specific costs billed to specific tenants of the building) of every kind and nature relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the ABB Building, including compensation of employees engaged in the operation and management or maintenance of the ABB Building, supplies, equipment and materials, utilities, repairs and general maintenance, insurance, a management fee in the amount of 4% of the gross rental income from the ABB Building, and all taxes and governmental charges attributable to the ABB Building or its operations (excluding taxes imposed or measured on or by the income of the Joint Venture from operation of the ABB Building).

     Under the terms of the ABB Lease, the Joint Venture is responsible for a construction allowance of $976,600 (calculated at the rate of $19 per useable square foot of the premises). In addition, the Joint Venture has agreed to provide ABB on the fifth (5th) anniversary of the Rental Commencement Date a redecoration allowance of an amount equal to (i) $5.00 per square foot of useable area of the premises leased as of the 5th anniversary of the Rental Commencement Date which has been leased and occupied by ABB for at least three consecutive years ending with such 5th anniversary reduced by (ii) $177,000.

     The terms of the ABB Lease provide that ABB has the right of first refusal for the lease of any space in the ABB Building not initially leased by ABB. In the event that the Joint Venture has secured a potential tenant for any of such space, the Joint Venture has agreed to give ABB ten (10) business days to exercise its right to add such space to the leased premises. The base rent payable and other charges and any allowances shall be solely as set forth in the notice to ABB of the proposed terms of the lease for the potential tenant of such space. If ABB does not so exercise its right of first refusal within such 10 business day period, the Joint Venture will have the right to lease the space to the potential tenant, except that, after the expiration of any such lease to another party, such space will again become subject to ABB's right of first refusal.
The ABB Lease further provides that the Joint Venture agrees that during the term of the ABB Lease, no leases of space with other tenants for any space not initially leased by ABB pursuant to the ABB Lease shall have a term in excess of three years from the last day of the month in which such third-party tenant takes possession of such space.

     ABB has a one-time option to terminate the ABB Lease as of the seventh
(7th) anniversary of the Rental Commencement Date which is exercisable by written notice to the Joint Venture at least twelve (12) months in advance of such 7th anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the Joint Venture, on or before ninety (90) days prior to the 7th anniversary of the Rental Commencement Date, a termination payment intended to compensate the Joint Venture for the present value of certain sums which the Joint Venture has expended in connection with the ABB Lease amortized over and attributable to the remaining lease term and a rent payment equal to approximately fifteen (15) months of monthly base rental payments. It is currently anticipated that the termination payment required to be paid by ABB in the event it exercises its option to terminate the ABB Lease on the 7th anniversary would be approximately $1,818,000 based upon certain assumptions.

THE OHMEDA BUILDING

     Description of the Building and the Site.  The Joint Venture owns certain
     ----------------------------------------
real property located in Louisville, Boulder County, Colorado (the "Louisville Property"). The Louisville Property contains a two-story office building with approximately 106,750 rentable square feet (the "Ohmeda Building"). Construction of the Ohmeda Building was completed in January 1988.

     The Joint Venture purchased the Ohmeda Building on February 13, 1998, for a purchase price of $10,325,000, plus closing costs of approximately $6,644.

     The Ohmeda Building was designed to accommodate the needs of a high-technology tenant, and to provide the tenant substantial interior flexibility in order to accommodate new product developments, changes in electronics manufacturing techniques and the introduction of automated material handling systems. The Ohmeda Building is modular re-tan brick with flush mortar joints and energy efficient insulated solarban glass set in a clear aluminum mullion system. The office area represents approximately 47% of the building area, and the non-office area represents approximately 53%. The lower level has 17 foot high ceilings and is divided into three areas: the production area, the materials and finished goods handling area, and the support administration, exercise room and cafeteria area. The cafeteria and the exercise room contain a glass curtain wall offering panoramic views of the mountains to the west. The upper level on the west side contains managerial and financial offices, as well as research and employee amenity space.

     The site is approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver, situated near Highway 36 (Centennial Parkway), which is the main thoroughfare between Boulder and Denver. The site is a 15 acre tract of land in the Centennial Valley Business Park in Louisville, Colorado with scenic views both to and from the site. The Louisville Property is situated approximately 100 feet above Centennial Parkway with access by a "Z" curve roadway east of the site. All of the Ohmeda Building access points, including a glass vestibule entry court, are turned away from the strong winds from the west. The parking area, which contains approximately 500 parking spaces, is concealed from the view of Centennial Parkway and is open to the scenic views of the mountains.

     The Ohmeda Lease.  The entire 106,750 rentable square feet of the Ohmeda
     ----------------
Building is currently under a net Lease Agreement dated February 26, 1987, as amended by First Amendment to Lease dated December 3, 1987, and as amended by Second Amendment to Lease dated October 20, 1997 (the "Ohmeda Lease") with Ohmeda, Inc., a Delaware corporation ("Ohmeda"). The Ohmeda Lease currently expires in January 2005, subject to (i) Ohmeda's right to effectuate an early termination of the Ohmeda Lease under the terms and conditions described below, and (ii) Ohmeda's right to extend the Ohmeda Lease for two additional five year periods of time.

     Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

     Ohmeda was a wholly owned subsidiary of the BOC Group, Inc., a Nevada corporation ("BOC"), which is a wholly-owned subsidiary of BOC Holdings, whose ultimate parent is The BOC Group PLC, an English corporation. On April 3, 1998, BOC sold the division of Ohmeda that occupies the Ohmeda Building to Instrumentarium Corporation, a Finnish company ("Instrumentarium"). The obligations of Ohmeda under the Ohmeda Lease are currently guaranteed by both BOC and Instrumentarium. BOC, which is in the businesses of gases and related products, vacuum technology and health care, reported total consolidated sales of in excess of $2 billion for its fiscal year ended September 30, 1997, and a net worth of in excess of $462 million. Instrumentarium is an international healthcare company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

     The monthly base rental payable under the Ohmeda Lease is $83,710 through January 31, 2003; $87,891 from February 1, 2003 through January 31, 2004; and $92,250 from February 1, 2004 through January 31, 2005. Under the Ohmeda Lease, Ohmeda is responsible for all utilities, taxes, insurance and other operating costs with respect to the Ohmeda Building during the term of the Ohmeda Lease. In addition, Ohmeda shall pay a $21,000 per year management fee for maintenance and administrative services of the Ohmeda Building. The Joint Venture, as landlord, is responsible for maintenance of the roof, exterior and structural walls, foundations, other structural members and floor slab, provided that the landlord's obligation to make repairs specifically excludes items of cosmetic and routine maintenance such as the painting of walls.

     The Ohmeda Lease contains an early termination clause that allows Ohmeda the right to terminate the Ohmeda Lease, subject to certain conditions, on either January 31, 2001 or January 31, 2002. In order to exercise this early termination clause, Ohmeda must give the Joint Venture notice on or before 5:00 p.m. MST, January 31, 2000, and said notice must identify which early termination date Ohmeda is exercising. If Ohmeda exercises its right to terminate on January 31, 2001, then Ohmeda must tender $753,388 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2002 for the tax year 2001 based on the most recent assessment information available on the early termination date. If Ohmeda exercises its right to terminate on January 31, 2002, then Ohmeda must tender $502,259 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2003 for the tax year 2002 based on the most recent assessment information available on the early termination date. At the present time, real property taxes relating to this property are approximately $135,500 per year. The payment of these amounts by Ohmeda for early termination must be made on or before the 180th day prior to the appropriate early termination date. If the amount of the real property taxes actually assessed is greater or lesser than the amount paid by Ohmeda on the early termination date, then the difference shall be adjusted accordingly within thirty (30) days of notice of such difference.

     The Ohmeda Lease contains a provision whereby the tenant has the option to extend the primary lease term for up to two consecutive five year terms at the then current market rental rates.

     In addition, the Ohmeda Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the Joint Venture to expend funds necessary to acquire additional land, if such land is necessary to such expansion and available for purchase for said expansion purposes, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four (4) months' prior written notice to the Joint Venture. During the 4 months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the Joint Venture shall negotiate in good faith and enter into an amendment to the Ohmeda Lease for the construction and rental of the expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten (10) years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space. The base rental for the expansion space payable under the Ohmeda Lease shall be calculated to generate a rate of return to the Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, 10 year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3.0%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Ohmeda Lease from February 1, 2005 through the remaining balance of the new, extended 10 year primary lease term, shall be based on a combined rental rate equal to the sum of (i) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus
(ii) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous lease year plus an amount equal to 2% of the base rent payable during such previous lease year.

THE INTERLOCKEN BUILDING

     Description of the Building and the Site.  The Joint Venture owns certain
     ----------------------------------------
real property located in Broomfield, Boulder County, Colorado (the "Broomfield Property"). The Broomfield Property contains a three-story multi-tenant office building with 51,974 rentable square feet (the "Interlocken Building"). Construction of the Interlocken Building was completed in December 1996.

     The Joint Venture purchased the Interlocken Building on March 20, 1998, for a purchase price of $8,275,000, plus closing costs of approximately $18,000.

     The first floor of the Interlocken Building has multiple tenants and contains 15,599 rentable square feet; the second floor is leased to ODS Technologies, L.P. ("ODS") and contains 17,146 rentable square feet; and the third floor is leased to Transecon, Inc. ("Transecon") and contains 19,229 rentable square feet.

     The Broomfield Property fronts on Highway 36 (the Boulder-Denver Turnpike), which is the main thoroughfare between Boulder and Denver, and is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The site is a 5.1 acre tract of land in the Interlocken Business Park in Broomfield, Colorado. The Broomfield Property contains a parking lot surrounding the entire building with ample parking spaces available for tenants and visitors. The Interlocken Business Park is a 963-acre business park containing primarily advanced technology and research/development oriented companies. The Interlocken Conference Resort, which will contain a 430-room hotel, 57,000 square feet of conference space and a 27-hole championship golf course, is nearly complete and will border the Park's western boundary.

          Description of Leases.  As stated above, the entire third floor of the
          ---------------------
     Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to Transecon dated June 27, 1996 (the "Transecon Lease"). The Transecon Lease currently expires in October 2001, subject to Transecon's right to extend for one additional term of five years upon 180 days' notice.

          Transecon is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. Transecon was founded in 1989 and currently employs approximately 60 people.

          The monthly base rental payable under the Transecon Lease is approximately $24,000 for the initial term of the lease, and is calculated under the Transecon Lease based upon 18,011 rentable square feet. Under the Transecon Lease, Transecon is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the Transecon Lease. In addition, Transecon has a right of first refusal under the lease for any second floor space proposed to be leased by the landlord. If Transecon elects to extend the lease, the monthly base rental shall be a market rate, but no less than $24,000 and no more than $27,700. In accordance with the Transecon Lease, Golden Rule, Inc., an affiliate of Transecon, occupies 6,621 rentable square feet of the third floor. Transecon guarantees the entire payment due under the Transecon Lease.

          Transecon also leases 1,510 rentable square feet on the first floor. The monthly base rent payable for this space is approximately $2,000 through January 1999; approximately $2,100 through January 2000; approximately $2,150 through January 2001; and approximately $2,200 through October 2001.

          The entire second floor of the Interlocken Building containing 17,146 rentable square feet (33% of total rentable square feet) is currently under lease to ODS dated January 14, 1997 (the "ODS Lease"). The ODS Lease currently expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice.

          ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS has relocated its business to the Interlocken Building.

          The monthly base rental payable under the ODS Lease is approximately $22,150 through January 1999; approximately $22,600 through January 2000; approximately $23,100 through January 2001; approximately $23,550 through January 2002; approximately $24,050 through January 2003; and approximately $24,550 through September 2003. The rental payments to be made by the tenant under the ODS Lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease. Under the ODS Lease, ODS is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the ODS Lease. If ODS elects to extend the lease, the monthly base rental shall be a market rate as described in the ODS Lease.

          The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants whose leases expire in late 2001 or 2002. The aggregate monthly base rental payable under these leases for 1998 is approximately $21,250. Each lessee is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken

     Building during the term of its lease. Most of these leases contain a right to extend for one additional five year period upon 180 days' notice.

          In the event that Transecon, ODS or any of the first floor tenants fail to extend their respective leases, the Joint Venture will be required to find one or more new suitable tenants for the Interlocken Building at the then prevailing market rental rates.

     PROPERTY MANAGEMENT FEES

          Wells Management Company, Inc. ("Wells Management"), an Affiliate of the Partnership, has been retained to manage and lease all of the properties currently owned by the Joint Venture. While the Partnership and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since, as of June 30, 1998, Wells Fund IX and Wells Fund X held an aggregate 87.8% ownership percentage interest in the Joint Venture, while the Partnership and the Wells REIT held an aggregate 12.2% ownership percentage interest in the Joint Venture, 87.8% of the gross revenues of the Joint Venture are subject to a 6% property management and leasing fee, while 12.2% of the gross revenues of the Joint Venture are subject to a 4.5% property management and leasing fee. Wells Management has also received an initial lease fee equal to the first month's rent for the ABB Lease and the Lucent Lease. In addition, Wells Management is entitled to one-time initial lease-up fees equal to five percent (5%) of the gross revenues over the initial terms of the ABB Lease and the Lucent Lease (not to exceed five years).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

     The information contained on page 57 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of June 30, 1998, the Partnership
     had raised a total of $6,577,203 in offering proceeds (657,720 Units), comprised of $5,099,783 raised from the sale of Class A Status Units (509,978 Class A Status Units) and $1,477,420 raised from the sale of Class B Status Units (147,742 Class B Status Units). After the payment of $230,202 in acquisition and advisory fees and expenses, the payment of $822,150 in selling commissions and organizational and offering expenses and the payment of $2,482,810 in capital contributions to the Joint Venture, as of June 30, 1998, the Partnership was holding net offering proceeds of $3,042,041 available for investment in additional properties.

FINANCIAL STATEMENTS

     The financial statements of Fund IX and X Associates (the Joint Venture) as of December 31, 1997 and for the period from March 20, 1997 to December 31, 1997 and of the Lucent Building for the three months ended March 31, 1998, included herein as Appendix I to this Supplement No. 2, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said firm as experts in giving said reports. The interim financial information of Fund IX and X Associates (the Joint Venture) as of March 31, 1998 and for the three month period ended March 31, 1998, and the pro forma financial information for Wells Real Estate Fund XI, L.P. as of December 31, 1997 and for the three month period ended March 31, 1998, which are included in Appendix I to this Supplement No. 2, have not been audited.

                                                                      APPENDIX I

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
                                                                                                ----
FUND IX AND X ASSOCIATES
   Financial Statements
      Report of Independent Public Accountants                                                   I-1
      Balance Sheets as of March 31, 1998 (Unaudited) and
      December 31, 1997 (Audited)                                                                I-2
      Statements of Income (Loss) for the three months ended March 31, 1998
      (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited)  I-3
      Statements of Partners' Capital for the three months ended March 31, 1998
      (Unaudited) and the Period from Inception (March 20, 1997 to December 31, 1997 (Audited)   I-4
      Statements of Cash Flows for the three months ended March 31, 1998 (Unaudited) and
      the Period from Inception (March 20, 1997) to December 31, 1997 (Audited)                  I-5
      Notes to Financial Statements                                                              I-6

LUCENT BUILDING
   Audited Financial Statements
      Report of Independent Public Accountants                                                   I-10
      Statement of Revenues Over Operating Expenses for the three months ended March 31, 1998    I-11
      Notes to Statement of Revenues Over Operating Expenses for the three months ended
      March 31, 1998                                                                             I-12

WELLS REAL ESTATE FUND XI, L.P.
      Unaudited Pro Forma Financial Statements
      Summary of Unaudited Pro Forma Financial Statements                                        I-13
      Pro Forma Balance Sheet as of March 31, 1998                                               I-14
      Pro Forma Statement of Loss for the year ended December  31, 1998                          I-15
      Pro Forma Statement of Income for the three months ended March 31, 1998                    I-16

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Fund IX and X Associates:

We have audited the accompanying balance sheet of FUND IX AND X ASSOCIATES (a Georgia Joint Venture) as of December 31, 1997 and the related statements of loss, partners' capital, and cash flows for the period from inception (March 20, 1997) to December 31, 1997. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fund IX and X Associates as of December 31, 1997 and the results of its operations and its cash flows for the period from inception (March 20, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
January 9, 1998

                           FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                                BALANCE SHEETS

                     MARCH 31, 1998 AND DECEMBER 31, 1997



                                    ASSETS

                                                                            1998               1997
                                                                       ---------------    --------------
                                                                         (UNAUDITED)
REAL ESTATE ASSETS, AT COST:
  Land                                                                     $ 5,004,893        $  607,930
  Building and improvements, less accumulated
     depreciation of $205,915 in 1998 and $36,863 in 1997                   22,005,710         6,445,300
  Construction in progress                                                       6,498            35,622
                                                                       ---------------    --------------
         Total real estate assets                                           27,017,101         7,088,852

CASH AND CASH EQUIVALENTS                                                      390,276           289,171

ACCOUNTS RECEIVABLE                                                            150,402            40,512

PREPAID EXPENSES AND OTHER ASSETS                                              383,399           329,310
                                                                       ---------------    --------------
        Total assets                                                       $27,941,178        $7,747,845
                                                                       ===============    ==============

                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Accounts payable                                                         $   385,072        $  379,770
  Due to affiliates                                                              2,281             2,479
                                                                       ---------------    --------------
          Total liabilities                                                    387,353           382,249
                                                                       ---------------    --------------
PARTNERS' CAPITAL:
  Wells Real Estate Fund IX                                                 14,569,085         3,702,793
  Wells Real Estate Fund X                                                  12,984,740         3,662,803
                                                                       ---------------    --------------
          Total partners' capital                                           27,553,825         7,365,596
                                                                       ---------------    --------------
          Total liabilities and partners' capital                          $27,941,178        $7,747,845
                                                                       ===============    ==============

     The accompanying notes are an integral part of these balance sheets.

                           FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                          STATEMENTS OF INCOME (LOSS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997

                                                                                1998                 1997
                                                                           ---------------     ----------------
                                                                             (UNAUDITED)
REVENUES:
  Rental income                                                                 $351,203            $ 28,512
                                                                           ---------------     ----------------
EXPENSES:
  Depreciation and amortization                                                  178,881              36,863
  Management and leasing fees                                                     22,838               1,711
  Operating costs, net of reimbursements                                          24,052              10,118
  Property administration                                                          5,632                   0
                                                                           ---------------     ----------------
                                                                                 231,403              48,692
                                                                           ---------------     ----------------
NET INCOME (LOSS)                                                               $119,800            $(20,180)
                                                                           ===============     ================

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND IX                        $ 57,858            $(10,145)
                                                                           ===============     ================

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND X                         $ 61,942            $(10,035)
                                                                           ===============     ================

        The accompanying notes are an integral part of these statements.

                           FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                        STATEMENTS OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997




                                                         WELLS REAL           WELLS REAL                TOTAL
                                                           ESTATE               ESTATE                 PARTNERS'
                                                           FUND IX              FUND X                  CAPITAL
                                                        ------------         ------------            ------------
BALANCE, DECEMBER 31, 1996                              $          0         $          0            $         0

   Net loss                                                  (10,145)             (10,035)               (20,180)
   Partnership contributions                               3,712,938            3,672,838              7,385,776
                                                        -------------        -------------           ------------
BALANCE, DECEMBER 31, 1997                                 3,702,793            3,662,803              7,365,596

   Partnership distributions                                (100,863)            (101,419)              (202,282)
   Net income                                                 57,858               61,942                119,800
   Partnership contributions                              10,909,297            9,361,414             20,270,711
                                                        -------------        -------------           ------------
BALANCE, MARCH 31, 1998 (UNAUDITED)                     $ 14,569,085         $ 12,984,740            $27,553,825
                                                        -------------        -------------           ------------

       The accompanying notes are an integral part of these statements.

                           FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                           STATEMENTS OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997



                                                                                      1998                1997
                                                                                   --------------    --------------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                 $    119,800      $   (20,180)
                                                                                    --------------    --------------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation                                                                       178,881           36,863
      Changes in assets and liabilities:
        Accounts receivable                                                             (109,890)         (40,512)
        Prepaid expenses and other assets                                                (54,089)        (329,310)
        Accounts payable                                                                   5,302          379,770
        Due to affiliates                                                                   (198)           2,479
                                                                                    --------------    --------------
          Total adjustments                                                               20,006           49,290
                                                                                    --------------    --------------
          Net cash provided by operating activities                                      139,806           29,110
                                                                                    --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate from partners                                            (19,123,419)      (5,715,847)
                                                                                    --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to joint venture partners                                               (202,282)               0
  Contributions received from partners                                                19,287,000        5,975,908
                                                                                    --------------    --------------
        Net cash provided by financing activities                                     19,084,718
                                                                                    --------------    --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                101,105          289,171
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           289,171                0
                                                                                    --------------    --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $    390,276      $   289,171
                                                                                    --------------    --------------

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
  Deferred project costs applied by partners, net of deferred project costs
    transferred                                                                     $    983,711      $   318,981
                                                                                    --------------    --------------

  Contribution of real estate assets                                                $          0      $ 1,090,887
                                                                                    --------------    --------------



       The accompanying notes are an integral part of these statements.

                           FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                         NOTES TO FINANCIAL STATEMENTS

                     MARCH 31, 1998 AND DECEMBER 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION AND BUSINESS

   On March 20, 1997, Fund IX and X Associates (a joint venture between Wells Real Estate Fund IX, L.P. ("Fund IX") and Wells Real Estate Fund X, L.P. ("Fund X") was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Property, to Fund IX and X Associates (the "Joint Venture"). A 83,885-square-foot, three-story office building was constructed and commenced operations at the end of 1997.

   CASH AND CASH EQUIVALENTS

   For the purposes of the statements of cash flows, the Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

   USE OF ESTIMATES AND FACTORS AFFECTING THE PARTNERSHIP

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   The carrying values of the real estate assets are based on management's current intent to hold the real estate assets as long-term investments. The success of the Joint Venture's future operations and the ability to realize the investment in its assets will be dependent on the Joint Venture's ability to maintain an appropriate level of rental rates, occupancy, and operating expenses in future years. Management believes that the steps it is taking will enable the Joint Venture to realize its investment in its assets.

   INCOME TAXES

   The Joint Venture is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners of Fund IX and Fund X are required to include their respective shares of profits and losses in their individual income tax returns.

   REAL ESTATE ASSETS

   Real estate assets held by the Joint Venture are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All ordinary repairs and maintenance are expensed as incurred.


   Management continually monitors events and changes in circumstances which could indicate that the carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management believes that there has been no impairment in the carrying value of real estate assets held by the Joint Venture.

   Depreciation of buildings and land improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

   REVENUE RECOGNITION

   All leases on real estate assets held by the Joint Venture are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

   PARTNERS' DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS

   Cash available for distribution and allocations of profit and loss to Fund IX and Fund X by the Joint Venture are made in accordance with the terms of the joint venture agreement. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash distributions are generally paid by the Joint Venture to Fund IX and Fund X quarterly.

   DEFERRED LEASE ACQUISITION COSTS

   Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

2. DEFERRED PROJECT COSTS

   The Wells Real Estate Funds pay a percentage of limited partner contributions to Wells Capital, Inc., an affiliate of the Joint Venture, for acquisition and advisory services. These payments, as stipulated by the partnership agreement, can be up to 5% of the limited partner contributions, subject to certain overall limitations contained in the partnership agreement. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the Joint Venture.

3. FUTURE MINIMUM RENTAL INCOME

   The future minimum rental income due Fund IX and X Associates under noncancelable operating leases at December 31, 1997 is as follows:

           Year ending December 31:
             1998                              $  646,250
             1999                                 646,250
             2000                                 646,250
             2001                                 646,250
             2002                                 646,250
           Thereafter                           3,583,021
                                              -------------
                                               $6,814,271
                                              =============


4. COMMITMENTS AND CONTINGENCIES

   Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Joint Venture or its partners. In the normal course of business, the Joint Venture or its partners may become subject to such litigation or claims.

5. SUBSEQUENT EVENTS (UNAUDITED)

   On February 13, 1998, the Joint Venture acquired a two-story office building, the Ohmeda Building, a 106,750-square-foot office building located in Louisville, Colorado, for a cash purchase price of $10,325,000 plus acquisition expenses of $6,644. The building is 100% occupied by one tenant with an original lease term of ten years that commenced February 1, 1988.
   The lease term was extended for an additional seven years commencing February 1, 1998.

   On March 20, 1998, the Joint Venture acquired the Interlocken Building, a 51,974-square-foot three-story multitenant office building located in Broomfield, Colorado, for a cash purchase price of $8,275,000 plus acquisition expenses of $18,000.

   On June 11, 1998, Wells Operating Partnership, L.P. (of which Wells Real Estate Investment Trust, Inc. is the sole general partner) and Wells Real Estate Fund XI, L.P. were admitted to the Joint Venture. The Joint Venture agreement was restated and amended as such and was renamed the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

   On June 24, 1998, Fund IX, Fund X, Fund XI, and REIT Joint Venture acquired the Lucent Building, a one-story office building, from Wells Development Corporation, an affiliate of the Joint Venture, for a cash purchase price of $5,504,276 which equaled the book value of the building. The building is 100% occupied by one tenant with an original lease term of ten years that commenced January 1, 1998.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund IX, L.P.,
Wells Real Estate Fund X, L.P.,
Wells Real Estate Fund XI, L.P., and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over operating expenses for the LUCENT BUILDING for the three months ended March 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Lucent Building after acquisition by Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc. The accompanying statement of revenues over operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Lucent Building's revenues and expenses.

In our opinion, the statement of revenues over operating expenses presents fairly, in all material respects, the revenues over operating expenses (exclusive of expenses described in Note 2) of the Lucent Building for the three months ended March 31, 1998 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 30, 1998

                                LUCENT BUILDING


                          STATEMENT OF REVENUES OVER

                              OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998





REVENUES:
Rental revenue                          $137,817

OPERATING EXPENSES                           675
                                        --------

REVENUES OVER OPERATING EXPENSES        $137,142
                                        ========







         The accompanying notes are an integral part of this statement.

                                LUCENT BUILDING


                      NOTES TO STATEMENT OF REVENUES OVER

                              OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998



 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

    On June 24, 1998, Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc., through Fund IX, Fund X, Fund XI, and REIT Joint Venture (a Georgia joint venture), acquired the Lucent Building, a 57,186-square-foot one-story office building located in Oklahoma City, Oklahoma, for a cash purchase price of $5,504,276. The building is 100% occupied by one tenant with an original lease term of 10 years that commenced January 1, 1998. The lease is a triple net lease, whereby the terms require the tenant to pay all operating expenses relating to the building.

    RENTAL REVENUES

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2. BASIS OF ACCOUNTING

    The accompanying statement of revenues over operating expenses are presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Lucent Building after acquisition by Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P, Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc.

                        WELLS REAL ESTATE FUND XI, L.P.

                  (UNAUDITED PRO FORMA FINANCIAL STATEMENTS)



The following unaudited pro forma balance sheet as of March 31, 1998 and the pro forma statements of (loss) income for the year ended December 31, 1997 and the three months ended March 31, 1998 have been prepared to give effect to the following transactions as if each occurred as of March 31, 1998 with respect to the balance sheet and on January 1, 1997 with respect to the statements of
(loss) income: (i) Wells Real Estate Fund XI, L.P.'s acquisition of an equity the interest in the Fund IX, Fund X, Fund XI, and REIT Joint Venture (formerly Fund IX-Fund X Associates) and (ii) the Fund IX, Fund X, Fund XI, and REIT Joint Venture's acquisition of the Lucent Building which commenced operations in January 1998.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

The pro forma financial statements are based on available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                        WELLS REAL ESTATE FUND XI, L.P.


                            PRO FORMA BALANCE SHEET

                                MARCH 31, 1998

                                  (UNAUDITED)

                                            WELLS
                                         REAL ESTATE
                                          FUND XI,       PRO FORMA       PRO FORMA
                                             L.P.       ADJUSTMENTS         TOTAL
                                       --------------- --------------- ---------------
ASSETS:
  Investment in joint venture             $        0   $2,586,262 (a)     $2,586,262
  Cash and cash equivalents                2,325,013   (2,325,013)(b)              0
  Deferred project costs                     253,163     (103,452)(c)        149,711
  Deferred offering costs                     77,134            0             77,134
  Prepaid expenses and other assets            5,048            0              5,048
                                       --------------- --------------- ---------------
          Total assets                    $2,660,358   $  157,797         $2,818,155
                                       =============== =============== ===============
LIABILITIES:
   Sales commissions payable              $  116,320   $        0         $  116,320
   Due to affiliates                         289,029      157,797(b)         446,826
                                       --------------- --------------- ---------------
          Total liabilities                  405,349      157,797            563,146
                                       --------------- --------------- ---------------
PARTNERS' CAPITAL:
   General partners                              500            0                500
   Original limited partner                      100            0                100
   Limited partners:
     Class A                               1,840,373            0          1,840,373
     Class B                                 414,036            0            414,036
                                       --------------- --------------- ---------------
          Total partners' capital          2,255,009            0          2,255,009
                                       --------------- --------------- ---------------
          Total liabilities and
             partners' capital            $2,660,358   $  157,797         $2,818,155
                                       =============== =============== ===============

     (a) Reflects Wells Real Estate Fund XI's contribution to the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

     (b) Reflects Wells Real Estate Fund XI's portion of the $5,504,276 purchase price related to the Lucent Building.

     (c) Reflects the deferred project costs allocated to the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

                        WELLS REAL ESTATE FUND XI, L.P.


                          PRO FORMA STATEMENT OF LOSS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                           WELLS
                                        REAL ESTATE
                                          FUND XI,     PRO FORMA      PRO FORMA
                                            L.P.       ADJUSTMENT       TOTAL
                                       ------------- -------------- -------------
REVENUES:
 Equity in loss of joint venture          $0          $(1,574)(a)     $(1,574)
                                       ------------- -------------- -------------
NET LOSS ALLOCATED TO GENERAL
 PARTNERS                                 $0          $   (28)        $   (28)
                                       ------------- -------------- -------------
NET INCOME ALLOCATED TO CLASS A
 LIMITED PARTNERS                         $0          $ 1,301         $ 1,301
                                       ------------- -------------- -------------
NET LOSS ALLOCATED TO CLASS B
 LIMITED PARTNERS                         $0          $(2,847)        $(2,847)
                                       ------------- -------------- -------------

           (a) reflects Wells Real Estate Fund XI's 7.8% equity in earnings of Fund ix, Fund x,Fund XI, and REIT joint Venture.

                        WELLS REAL ESTATE FUND XI, L.P.


                         PRO FORMA STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)



                                          WELLS
                                       REAL ESTATE
                                          FUND XI,        PRO FORMA       PRO FORMA
                                            L.P.         ADJUSTMENTS        TOTAL
                                        -----------    --------------   -------------
REVENUES:
  Equity in income of joint venture         $    0        $ 16,454(a)     $  16,454
  Interest income                            7,005               0            7,005
                                        -----------    --------------    ------------
                                             7,005          16,454           23,459
                                        -----------    --------------    ------------
EXPENSES:
  Administrative salaries                    1,873               0            1,873
  Office expense                               393               0              393
  Postage                                       58               0               58
                                        -----------    --------------    ------------
                                             2,324               0            2,324
                                        -----------    --------------    ------------
NET INCOME                                  $4,681        $ 16,454        $  21,135
                                        ===========    ==============    ============

NET LOSS ALLOCATED TO GENERAL PARTNER       $    0        $   (134)       $    (134)
                                        ===========    ==============    ============
NET INCOME ALLOCATED TO CLASS A LIMITED
  PARTNERS                                  $4,681        $ 29,890        $  34,571
                                        ===========    ==============    ============

NET LOSS ALLOCATED TO CLASS B LIMITED
  PARTNERS                                  $    0        $(13,302)       $ (13,302)
                                        ===========    ==============    ============

NET INCOME PER WEIGHTED AVERAGE CLASS A
  LIMITED PARTNER UNIT                      $ 0.04        $   0.26        $    0.30
                                        ===========    ==============    ============

NET LOSS PER WEIGHTED AVERAGE CLASS B
  LIMITED PARTNER UNIT                      $ 0.00        $  (0.46)       $   (0.46)
                                        ===========    ==============    ============


          (a) Reflects Wells Real Estate Fund XI's 7.8% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture, including the Lucent Building on a pro forma basis.

                         WELLS REAL ESTATE FUND XI, L.P.

            SUPPLEMENT NO. 3 DATED AUGUST 12, 1998 TO THE PROSPECTUS
                             DATED DECEMBER 31, 1997

      This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund XI, L.P. dated December 31, 1997, as supplemented and amended by Supplement No. 1 dated April 1, 1998 and Supplement No. 2 dated June 30, 1998 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

      The purpose of this Supplement is to describe the following:

      (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund XI, L.P. (the "Partnership");

      (ii) The contribution of the Iomega Building located in Ogden, Weber County, Utah by Wells Real Estate Fund X, L.P. ("Wells Fund X") to the Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture");

      (iii) The Joint Venture Agreements entered into between Wells Development Corporation ("Wells Development") and Wells Operating Partnership, L.P. ("Wells OP") and the Joint Venture between the Partnership and Wells Fund X (the "Fund X-XI Joint Venture");

      (iv) The contracts between the Fund X-XI Joint Venture and Wells Development;

      (v) The acquisition of the Fairchild Building located in Fremont, Alameda County, California;

      (vi) The acquisition of the Cort Furniture Building located in Fountain Valley, Orange County, California;

      (vii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus; and

      (viii) Inclusion of Audited and Pro Forma Financial Statements as described in the "Financial Statements" section of this Supplement.

Status of the Offering

      Pursuant to the Prospectus, the offering of Units in the Partnership commenced on December 31, 1997. The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of August 10, 1998, the Partnership had raised a total of $8,283,613 in offering proceeds (828,361 Units), comprised of $6,669,723 raised from the sale of Class A Status Units (666,972 Class A Status Units) and $1,613,890 raised from the sale of Class B Status Units (161,389 Class B Status Units).

The Iomega Building

      Contribution of the Iomega Building. On July 1, 1998, Wells Fund X contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the IX-X-XI-REIT Joint Venture as a capital contribution. Wells Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus $25,425 in closing costs originally paid by Wells Fund X for the Iomega Building on April 1, 1998.

      As of August 1, 1998, Wells Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells OP had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and the Partnership had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

      Description of the Building and Site. The exterior of the Iomega Building is constructed of concrete tilt-up wall panels approximately 23 feet in height in the warehouse area with windows along the west and north sides of the building. The office portion of the Iomega Building on the north side is constructed of masonry block. Construction of the Iomega Building was completed in 1989. In 1997, the current tenant, Iomega Corporation, completed construction of a 16,000 square foot two-level office space addition inside the warehouse area on the west side of the Iomega Building. The Iomega Building contains an asphaltic concrete paved parking lot with 286 parking spaces. A railroad spur provides access to two rail docks on the east side of the Iomega Building. Access to the Iomega Building is controlled by on-site security guards. The IX-X-XI-REIT Joint Venture has no current plans to further develop, improve or renovate the Iomega Building.

      The Iomega Building is located at 2976 South Commerce Way in the Ogden Commercial and Industrial Park (the "Ogden Commercial Park") in Ogden City, Utah. The site is an 8.03 acre tract of land located in an area containing primarily light manufacturing and warehousing buildings. The Iomega Building is one of the largest and most modern warehouse and office buildings in the Ogden Commercial Park. Although the Ogden Commercial Park is a well established industrial park, there are vacant land parcels immediately adjacent to the Iomega Building on the north, west and south sides.

      The Ogden Commercial Park is located one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district. Interstate 15, a major north-south freeway through the state, and Interstate 84, a major east-west freeway through Weber County, are within one mile of the site.

      Description of Iomega Lease. The entire Iomega Building is currently under a net Lease Agreement dated April 9, 1996 (the "Iomega Lease") with Iomega Corporation ("Iomega"). Wells Fund X assigned its rights under the Iomega Lease to the IX-X-XI REIT Joint Venture in connection with the contribution of the Iomega Building on July 1, 1998. The Iomega Lease has a ten year lease term which commenced on August 1, 1996 and expires on July 31, 2006. The Iomega Lease contains no extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building. In the event that Iomega vacates the Iomega Building at the expiration of its current lease term, the IX-X-XI-REIT Joint Venture would be required to find one or more new suitable tenants for the Iomega Building at the then prevailing market rental rates.

      Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported total sales of in excess of $1.7 billion, net income of in excess of $115 million and a net worth of in excess of $400 million for its fiscal year ended December 31, 1997.

      The monthly base rent payable under the Iomega Lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the Iomega Lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the Iomega Lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. Under the Iomega Lease, Iomega is responsible for all utilities, taxes, insurance and other operating costs with respect to the Iomega Building during the term of the lease. Currently, the estimated annual real estate taxes on the Iomega Building are $56,280. The Joint Venture, as landlord, is responsible for maintenance of the structural soundness of the roof, foundation and exterior walls of the Iomega Building, reasonable wear and tear and uninsured losses and damages caused by Iomega excluded.

      Iomega has used all of its $500,000 tenant improvement allowance provided under the Iomega Lease for the construction of the 16,000 square foot two-level office space addition described above and the addition of an additional parking lot outside the south entrance of the Iomega Building.

      Under the terms of the Iomega Lease, the IX-X-XI-REIT Joint Venture is responsible for carrying and maintaining all risk liability insurance covering the full replacement cost of the Iomega Building. Iomega is responsible for carrying and maintaining all risk property insurance covering the full replacement cost of all property and improvements installed or placed on the premises by Iomega; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 for property damage, personal injuries or deaths occurring in or about the premises. The cost of the insurance paid by the landlord is billed on a monthly basis to the tenant at a rate of $334. Management believes that the Iomega Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

The Joint Ventures

      The Fremont Joint Venture. In July 1998, Wells OP, a Delaware limited partnership organized to own and operate properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"), entered into a Joint Venture Agreement known as Wells/Fremont Associates (the "Fremont Joint Venture") with Wells Development. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 58,424 rentable square feet located in Fremont, Alameda County, California (the "Fairchild Building").

      Wells Development had previously entered into that certain Agreement for the Purchase and Sale of Property dated June 8, 1998 with Rose Ventures V, Inc., a California corporation, and Thomas G. Haury and Carleen S. Haury to acquire the Fairchild Building (the "Fairchild Contract"). Prior to the closing of the Fairchild Building, Wells Development assigned its rights to the Fairchild Contract to the Fremont Joint Venture, and on July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building pursuant to the Fairchild Contract.

      The Cort Joint Venture. In July 1998, Wells OP entered into another Joint Venture Agreement with Wells Development known as Wells/Orange County Associates (the "Cort Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 52,000 rentable square feet located in Fountain Valley, Orange County, California (the "Cort Furniture Building").

      Wells Development had previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated June 12, 1998 with Spencer Fountain Valley Holdings, Inc., a California corporation ("Spencer"), to acquire the Cort Furniture Building (the "Cort Contract"). Prior to the closing of the Cort Furniture Building, Wells Development assigned its rights to the Cort Contract to the Cort Joint Venture, and on July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building pursuant to the Cort Contract.

      The Fund X-XI Joint Venture. In July 1998, the Partnership entered into a Joint Venture Agreement with Wells Fund X known as Fund X and Fund XI Associates (the "Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including, but not limited to, the acquisition of equity interests in the Fremont Joint Venture and the Cort Joint Venture (as described below).

      Wells OP is acting as the initial Administrative Venturer of both the Fremont Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of each of Wells OP and ultimately the Fund X-XI Joint Venture will be required for any major decision or any action which materially affects the Fremont Joint Venture or the Cort Joint Venture or its real property investments.

Contracts to Acquire Joint Venture Interests

      Acquisition of the Fremont Joint Venture Interest. On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Fremont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all Affiliates of the Partnership and the General Partners.

      At the time of entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). The Partnership contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution of $2,000,000, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

      The obligation of the Fund X-XI Joint Venture to purchase the Fremont JV Interest under the Fremont JV Contract is specifically conditioned upon the following items: (i) the Fremont Joint Venture shall have paid off the Fairchild Loan (described below) in full prior to the closing of the Fremont JV Interest and the Fremont Joint Venture shall own title to the Fairchild Building debt free at closing; (ii) the Fund X-XI Joint Venture shall have available to it at the date of closing sufficient funds raised by the Partnership and Wells Fund X from net offering proceeds available for investment in properties to fully fund the remainder of the purchase price of the Fremont JV Interest; (iii) Wells Development shall have complied with all of the representations and warranties set forth in the Fremont JV Contract including (a) that, at the closing of the Fremont JV Interest, the Fremont Joint Venture shall be the owner of good and marketable fee simple record title to the Fairchild Building subject only to certain permitted encumbrances, (b) that there are no actions, suits or proceedings pending, or to the best of Wells Development's knowledge, threatened by any organization, person, individual or governmental agency against Wells Development which would impair its ability to convey the Fremont JV Interest pursuant to the Fremont JV Contract or against the Fairchild Building, (c) that no person or entity has any right or option to acquire the Fremont JV Interest which will have any force or effect after the execution of the Fremont JV Contract, other than the Fund X-XI Joint Venture, and (d) that Wells Development owns the Fremont JV Interest free and clear of all liens, claims, pledges, options, adverse claims and charges of any nature whatsoever; (iv) the Fund X-XI Joint Venture shall receive evidence reasonably satisfactory to it that the land encompassing the Fairchild Building is free of Hazardous Materials; (v) the Fund X-XI Joint Venture shall receive evidence that Fairchild Technologies, USA, Inc. continues to occupy the Fairchild Building as a tenant pursuant to the Fairchild Lease (as described below) paying rent on a current basis and that neither the landlord nor the tenant is in default under the Fairchild Lease; and (vi) the Fund X-XI Joint Venture shall have received any necessary consents for the admission of the Fund X-XI Joint Venture as a joint venture partner in the Fremont Joint Venture. In the event that any of the foregoing conditions are not met on or prior to the date of closing of the Fremont JV Interest, the Fund X-XI Joint Venture has the right to terminate the Fremont JV Contract, in which event, it would be entitled to a refund of all of the Fremont Earnest Money, except $25.00. The obligation of Wells Development to refund the earnest money deposit is an unsecured obligation of Wells Development, however, and since Wells Development is thinly capitalized with no substantial assets, it is unlikely that Wells Development would have adequate assets available with which to refund such earnest money deposit. Although Wells Development's obligation to refund the Fremont Earnest Money under the Fremont JV Contract has been guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it is entitled to receive property management fees on a monthly basis. Accordingly, there are no assurances that either Wells Development or Wells Management would be able to refund the entire amount of the Fremont Earnest Money to the Fund X-XI Joint Venture upon the termination of the Fremont JV Contract by the Fund X-XI Joint Venture. (See "RISK FACTORS - Risks Relating to Acquisition of Properties from Wells Development Corporation" contained in the Prospectus.)

      Acquisition of the Cort JV Interest. On July 30, 1998, the Fund X-XI Joint Venture entered into another Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building.

      At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). The Partnership contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution of $1,500,000, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

      The obligation of the Fund X-XI Joint Venture to purchase the Cort JV Interest under the Cort JV Contract is specifically conditioned upon the following items: (i) the Cort Joint Venture shall have paid off the Cort Loan (described below) in full prior to the closing of the Cort JV Interest and the Cort Joint Venture shall own title to the Cort Furniture Building debt free at closing; (ii) the Fund X-XI Joint Venture shall have available to it at the date of closing sufficient funds raised by the Partnership and Wells Fund X from net offering proceeds available for investment in properties to fully fund the remainder of the purchase price of the Cort JV Interest; (iii) Wells Development shall have complied with all of the representations and warranties set forth in the Cort JV Contract including (a) that, at the closing of the Cort JV Interest, the Cort Joint Venture shall be the owner of good and marketable fee simple record title to the Cort Furniture Building subject only to certain permitted encumbrances, (b) that there are no actions, suits or proceedings pending, or to the best of Wells Development's knowledge, threatened by any organization, person, individual or governmental agency against Wells Development which would impair its ability to convey the Cort JV Interest pursuant to the Cort JV Contract or against the Cort Furniture Building, (c) that no person or entity has any right or option to acquire the Cort JV Interest which will have any force or effect after the execution of the Cort JV Contract, other than the Fund X-XI Joint Venture, and (d) that Wells Development owns the Cort JV Interest free and clear of all liens, claims, pledges, options, adverse claims and charges of any nature whatsoever; (iv) the Fund X-XI Joint Venture shall receive evidence reasonably satisfactory to it that the land encompassing the Cort Furniture Building is free of Hazardous Materials; (v) the Fund X-XI Joint Venture shall receive evidence that Cort Furniture Rental Corporation continues to occupy the Cort Furniture Building as a tenant pursuant to the Cort Furniture Lease (as described below) paying rent on a current basis and that neither the landlord nor the tenant is in default under the Cort Furniture Lease; and (vi) the Fund X-XI Joint Venture shall have received any necessary consents for the admission of the Fund X-XI Joint Venture as a joint venture partner in the Cort Joint Venture. In the event that any of the foregoing conditions are not met on or prior to the date of closing of the Cort JV Interest, the Fund X-XI Joint Venture has the right to terminate the Cort JV Contract, in which event, it would be entitled to a refund of all of the Cort Earnest Money, except $25.00. As with the Fremont Earnest Money, the obligation of Wells Development to refund the Cort Earnest Money is an unsecured obligation of Wells Development that is guaranteed by Wells Management. Since, as stated above, Wells Development and Wells Management have no substantial assets, there are no assurances that either Wells Development or Wells Management would be able to refund the entire amount of the Cort Earnest Money to the Fund X-XI Joint Venture. (See "RISK FACTORS - Risks Relating to Acquisition of Properties from Wells Development Corporation" contained in the Prospectus.)

The Fairchild Building

      Purchase of the Fairchild Building. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building pursuant to the Fairchild Contract for a purchase price of $8,900,000. The Fremont Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described above to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture also obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan").

      The Fairchild Loan. The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the London InterBank Offered Rate (the "LIBOR Rate") for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Fairchild Maturity Date occurs, the Fremont Joint Venture is required to pay to NationsBank monthly installments of principal in the amount of $10,498 plus accrued interest. The Fairchild Loan is secured by a first mortgage against the Fairchild Building. In addition, Leo F. Wells, III (one of the General Partners) and Wells Development, an Affiliate of the Partnership and the General Partners, are co-guarantors of the Fairchild Loan.

      Closing of the Fremont JV Interest. Under the Joint Venture Agreement of the Fremont Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Fremont Joint Venture based upon each entity's relative capital contribution to the Fremont Joint Venture. As of July 31, 1998, Wells OP held an approximately 33% equity interest and Wells Development held an approximately 67% equity interest in the Fremont Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Fremont Joint Venture, which will be utilized to pay down the Fairchild Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Fremont Joint Venture. Cash flow distributions payable by the Fremont Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

      At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Wells REIT, or a combination thereof, to pay off the Fairchild Loan, the Fund X-XI Joint Venture shall close the acquisition of the Fremont JV Interest. This closing shall take place on or before July 21, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Fairchild Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Fremont Joint Venture as a joint venturer partner in the place of Wells Development. The ultimate equity percentage interests in the Fremont Joint Venture to be owned by the Fund X-XI Joint Venture and Wells OP are dependent upon the amount of offering proceeds which are raised in the future by the Partnership and by the Wells REIT and, accordingly, are indeterminable at this time.

      Description of the Fairchild Building. The Fairchild Building is a two-story office and manufacturing building with 58,424 rentable square feet. The Fairchild Building is composed of painted concrete tilt-up wall panels, plaster walls with a clay tile covered mansard roof on the building's west and north sides and aluminum framed windows. Construction of the Fairchild Building was completed in 1985.

      The Fairchild Building is located at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California. The site is approximately 3.05 acres and is located in a commercial area composed of similar use buildings. The parking area surrounds the Fairchild Building and contains approximately 184 paved parking spaces.

      An independent appraisal of the Fairchild Building was prepared by CB Richard Ellis Appraisal Services, a division of CB Commercial, as of June 29, 1998, pursuant to which the market value of the land and the leased fee interest in the Fairchild Building subject to the Fairchild Lease (described below) was estimated to be $8,900,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Fairchild Building will continue operating at a stabilized level with Fairchild occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Fremont Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Fairchild Building was satisfactory.

      Fremont is considered Alameda County's extension of Silicon Valley as it is home to a large number of high-technology manufacturing and new product development companies. Fremont, which is the second largest city in Alameda County and the fourth largest city in the Bay Area with a population of approximately 190,000, is 25 miles south of Oakland and 15 miles north of San Jose along Interstate 880. Fremont encompasses approximately 94 square miles and is the largest source of current and future growth and development in Alameda County due to its abundance of land relative to other areas and its location on the fringe of Silicon Valley.

      The Fremont Joint Venture will experience competition for its current tenant from owners and managers of various other office and manufacturing buildings located in the immediate area of the Fairchild Building, which could adversely affect the Fremont Joint Venture's ability to retain Fairchild as a tenant, and if necessary in the future, to attract and retain other tenants.

      The Fairchild Lease. The entire 58,424 rentable square feet of the Fairchild Building is currently under a net lease agreement dated September 19, 1997 (the "Fairchild Lease") with Fairchild Technologies U.S.A., Inc. ("Fairchild"). Fairchild took early possession of the second floor of the Fairchild Building on October 1, 1997 at a monthly base rental of $22,456. The Fairchild Lease commenced on December 1, 1997 (the "Rental Commencement Date") and expires on November 30, 2004, subject to Fairchild's right to extend the Fairchild Lease for an additional five-year period. Fairchild must give written notice of its intention to exercise said option not more than 180 days and not less than 90 days before the last day of the initial term of the Fairchild Lease. In the event that Fairchild vacates the Fairchild Building at the expiration of its current lease term, the Fremont Joint Venture would be required to find one or more new suitable tenants for the Fairchild Building at the then prevailing market rental rates.

      Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

      Fairchild is a wholly-owned subsidiary of the Fairchild Corporation, a Delaware corporation ("Fairchild Corp"). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The aerospace fastener segment accounted for approximately 51.4% of the company's net sales and the aerospace parts distribution segment accounted for approximately 35.9% of the company's net sales in fiscal year 1997. The obligations of Fairchild under the Fairchild Lease are guaranteed by Fairchild Corp, which reported total consolidated sales of in excess of $680 Million and a net worth of in excess of $232 Million for its fiscal year ended June 30, 1997.

      The monthly base rent payable under the Fairchild Lease is $68,128 through November 30, 1998. On each one-year anniversary of the Rental Commencement Date, the monthly base rent in effect for the preceding year shall be adjusted upward by a 3% increase. The monthly base rent during the first year of the extended term of the Fairchild Lease, if exercised by Fairchild, shall be 95% of the then fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement. Under the Fairchild Lease, Fairchild is responsible for all utilities, taxes, insurance and other operating costs with respect to the Fairchild Building during the term of the Fairchild Lease. Currently, the annual real estate taxes for the Fairchild Building are approximately $37,000. The Fremont Joint Venture, as landlord, is responsible for the maintenance and repair of the structural elements of the roof, bearing walls and foundation of the Fairchild Building.

      Under the terms of the Fairchild Lease, Fairchild is required to carry and maintain, at its own cost and expense, certain types of insurance in form acceptable to the Fremont Joint Venture, naming the Fremont Joint Venture as an additional insured. With respect to insurance against loss or damage to the Fairchild Building, Fairchild is required to name the Fremont Joint Venture as loss payee under its policy. Among other types of insurance, the Fairchild Lease requires that Fairchild maintain liability insurance coverage covering the leased premises and Fairchild's use thereof against claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $2,000,000 per occurrence, and an equivalent form of insurance against loss or damage of the Fairchild Building, including earthquake insurance, in an amount not less than 100% of the actual replacement value of the building and improvements thereto. Management believes that the Fairchild Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

The Cort Furniture Building

      Purchase of the Cort Furniture Building. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building pursuant to the Cort Contract for a purchase price of $6,400,000. The Cort Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $63,000. In addition, at closing, the Cort Joint Venture paid $85,000 in real estate brokerage commissions to Collins Commercial and Daum Commercial Real Estate, neither of which are affiliated in any way with the Partnership or the General Partners. The Cort Joint Venture used the $1,668,000 aggregate capital contributions to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan").

      The Cort Loan. The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Cort Maturity Date occurs, the Cort Joint Venture is required to pay to Nationsbank monthly installments of principal in the amount of $8,587 plus accrued interest. The Cort Loan is secured by a first mortgage against the Cort Furniture Building. Leo F. Wells, III and Wells Development are also co-guarantors of the Cort Loan.

      Closing of the Cort JV Interest. Under the Joint Venture Agreement of the Cort Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Cort Joint Venture based upon each entity's relative capital contribution to the Cort Joint Venture. As of July

31, 1998, Wells Development held an approximately 90% equity interest and Wells OP held an approximately 10% equity interest in the Cort Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Cort Joint Venture, which will be utilized to pay down the Cort Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Cort Joint Venture. Cash flow distributions payable by the Cort Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Furniture Building prior to closing nor any potential liability on the Cort Loan, which shall be paid off prior to closing.

      At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Wells REIT, or a combination thereof, to pay off the Cort Loan on the Cort Furniture Building, the Fund X-XI Joint Venture shall close the acquisition of the Cort JV Interest. This closing shall take place on or before July 31, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Cort Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Cort Joint Venture as a joint venture partner in the place of Wells Development. The ultimate equity percentage interests in the Cort Joint Venture to be owned by the Fund X-XI Joint Venture and Wells OP are dependent upon the amount of offering proceeds which are raised in the future by the Partnership and by the Wells REIT and, accordingly, are indeterminable at this time.

      Description of the Cort Furniture Building. The Cort Furniture Building is a single-story office and warehouse building with 52,000 rentable squire feet comprised of an 18,000 square foot office and open showroom area and a 34,000 square foot warehouse area. The Cort Furniture Building's foundation is shallow reinforced concrete spread footings under load bearing columns with floor slabs consisting of four inch thick reinforced concrete slab. The exterior walls of the Cort Furniture Building are load bearing concrete tilt-wall panels. The roof framing is composed of one-half inch thick plywood decking supported by glu-lam beams and wood joyces. The main entrance of the Cort Furniture Building consists of covered walkways. The site contains approximately 150 paved parking spaces. Construction of the Cort Furniture Building was completed in 1975.

      An independent appraisal of the Cort Furniture Building was prepared by Cushman Wakefield, real estate appraisers and consultants, as of July 1, 1998, pursuant to which the market value of the land and the leased fee interest in the Cort Furniture Building subject to the Cort Furniture Lease (described below) was estimated to be $6,400,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Cort Furniture Building will continue operating at a stabilized level with Cort occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Cort Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Cort Furniture Building was satisfactory.

      The Cort Furniture Building is located at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405 (with good freeway exposure) located in the City of Fountain Valley, Orange County, California. The site consists of two parcels of land totalling approximately 3.65 acres and is located in an established, built-out industrial pocket within the southeastern region of the city.
The site is located approximately four miles West of the John Wayne Airport.

      Fountain Valley is considered an established bedroom community which is characterized by a family-oriented, affluent resident population. The city is located on the fringe of one of the county's major regional employment centers. Most development within the immediate area consists of mid-sized warehouse distribution facilities, garden office buildings, corporate headquarter facilities, small incubator industrial parks and various retail showroom buildings. Fountain Valley encompasses approximately 9.75 square miles and is considered to be in the stable stage of its life cycle with relatively little vacant land parcels available for development. While the population of Fountain Valley as of 1997 was approximately 55,000 residents, Orange County had a population in excess of

2.6 million. Orange County employs about 10% of the state's workers despite having only about 8% of the state's population.

      The Cort Joint Venture will experience competition for its current tenant from owners and managers from various other office and warehouse buildings located in the immediate area of the Cort Furniture Building which could adversely affect the Cort Joint Venture's ability to retain Cort as a tenant, and if necessary in the future, to attract and retain other tenants.

      The Cort Furniture Lease. The entire 52,000 rentable square feet of the Cort Furniture Building is currently under a net lease agreement dated October 25, 1988 (The "Cort Furniture Lease") with Cort Furniture Rental Corporation, a New York corporation ("Cort"). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. The Cort Furniture Building was originally developed for and occupied by Mary Kay Cosmetics as its regional corporate headquarters. In March 1988, the Cort Furniture Building was leased to Cort. Subsequently, Cort exercised an option to purchase the property in mid-1988. In October 1988, Cort sold the property to Spencer and leased back the property for a 15 year term at an initial lease rate of $0.914 per square foot per month (on a triple net basis).

      The Cort Furniture Lease commenced on November 1, 1988 (the "Rental Commencement Date") and contains a lease term of 15 years expiring on October 31, 2003. Cort has an option to extend the Cort Furniture Lease for an additional five-year period of time. Such option must be exercised by Cort in a written notice delivered to the Cort Joint Venture at least one year prior to the expiration of the then current lease term. In the event that Cort vacates the Cort Furniture Building at the expiration of its current lease term, the Cort Joint Venture would be required to find one or more suitable tenants for the Cort Furniture Building at the then prevailing market rental rates.

      Cort is a wholly owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ ("Cort Business Services"). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia, including 109 rental showrooms, 72 clearance centers and 72 distribution centers. The obligations of Cort under the Cort Furniture Lease are guaranteed by Cort Business Services, which reported net income of in excess of $22 million on total consolidated revenue of in excess of $287 million, and reported a net worth of in excess of $149 million for its fiscal year ended December 31, 1997.

      The monthly base rent payable under the Cort Furniture Lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort Furniture Lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value. Under the Cort Furniture lease, Cort is responsible for all utilities, taxes, insurance and other operating costs with respect to the Cort Furniture Building during the term of the Cort Furniture Lease. The estimated annual real estate taxes on the Cort Furniture Building are $38,040. The Cort Joint Venture, as landlord, is responsible for the maintenance and repair of the structural portions of the exterior walls and the foundation of the Cort Furniture Building, but shall not include painting or installing, maintaining or repairing wall or floor coverings.

      Under the terms of the Cort Furniture Lease, the Cort Joint Venture is responsible for carrying and maintaining liability insurance covering the leased premises including claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $1,000,000. The insurance against property damage to the Cort Furniture Building shall be in an amount not less than 100% of the actual replacement value of the building and improvements thereto. The cost of said insurance is billed on a monthly basis to the tenant. Cort is required to maintain property insurance for its personal property on the premises, including all inventory, equipment, fixtures and tenant improvements that have not become a part of the premises, in an amount equal to the full replacement value of such personal property. Pursuant to the terms of the Cort Loan, the Cort Joint Venture is required to carry and maintain earthquake insurance on the Cort Furniture Building for the full replacement value of the building. Management believes that the Cort Furniture Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

Property Management Fees

      Iomega Building. Wells Management Company, Inc. ("Wells Management"), an Affiliate of the General Partners and the Partnership, has been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture, including the Iomega Building. While the Partnership and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since, as of August 1, 1998, Wells Fund IX and Wells Fund X held an aggregate 89.4% ownership percentage interest in the IX-X-XI-REIT Joint Venture, while the Partnership and the Wells REIT held an aggregate 10.6% ownership percentage interest in the IX-X-XI-REIT Joint Venture, 89.4% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 6% property management and leasing fee, while 10.6% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 4.5% property management and leasing fee.

      Fairchild and Cort Furniture Buildings. Wells Management has also been retained to manage and lease the Fairchild Building and the Cort Furniture Building. The Cort Joint Venture and the Cort Joint Venture shall each pay 4.5% of gross revenues of these buildings to Wells Management for property management and leasing services.

Management's Discussion and Analysis of Financial Condition and Results of Operation

      The information contained on page 57 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

            The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of August 10, 1998, the Partnership had raised a total of $8,283,613 in offering proceeds (828,361 Units), comprised of $6,669,723 raised from the sale of Class A Status Units (666,972 Class A Status Units) and $1,613,890 raised from the sale of Class B Status Units (161,389 Class B Status Units). After the payment of $289,926 in acquisition and advisory fees and acquisition expenses, the payment of $1,035,452 in selling commissions and organizational and offering expenses, capital contributions of $2,482,810 to the IX-X-XI-REIT Joint Venture and capital contributions of $1,750,000 to the Fund X-XI Joint Venture, as of August 10, 1998, the Partnership was holding net offering proceeds of $2,725,425 available for investment in additional properties.

Financial Statements

      The financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the year ended December 31, 1997, included herein as Appendix I to this Supplement No. 3, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said firm as experts in giving said reports. The pro forma financial information for Wells Real Estate Fund XI, L.P. for the year ended December 31, 1997 and for the six month period ended June 30, 1998, and the financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the six month period ended June 30, 1998, which are included in Appendix I to this Supplement No. 3, have not been audited.

                                                                      APPENDIX F

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Iomega Building
    Audited Financial Statements
        Report of Independent Public Accountants                           F-1
        Statement of Revenues Over Certain Operating Expenses
        for the year ended December 31, 1997 (Audited) and for
        the six months ended June 30, 1998 (Unaudited)                     F-2
        Notes to Statement of Revenues Over Certain Operating
        Expenses for the year ended December 31, 1997 (Audited)
        and for the six months ended June 30, 1998 (Unaudited)             F-3

Cort Furniture Building
    Audited Financial Statements
        Report of Independent Public Accountants                           F-5
        Statement of Revenues Over Certain Operating Expenses
        for the year ended December 31, 1997 (Audited) and for
        the six months ended June 30, 1998 (Unaudited)                     F-6
        Notes to Statement of Revenues Over Certain Operating
        Expenses for the year ended December 31, 1997 (Audited)
        and for the six months ended June 30, 1998 (Unaudited)             F-7

Fairchild Building
    Audited Financial Statements
        Report of Independent Public Accountants                           F-9
        Statement of Revenues Over Certain Operating Expenses
        for the year ended December 31, 1997 (Audited) and for
        the six months ended June 30, 1998 (Unaudited)                    F-10
        Notes to Statement of Revenues Over Certain Operating
        Expenses for the year ended December 31, 1997 (Audited)
        and for the six months ended June 30, 1998 (Unaudited)            F-11

Wells Real Estate Fund XI, L.P.
    Unaudited Pro Forma Financial Statements
        Summary of Unaudited Pro Forma Financial Statements               F-13
        Pro Forma Balance Sheet as of June 30, 1998                       F-14
        Pro Forma Statement of Income for the year ended
        December 31, 1997                                                 F-15
        Pro Forma Statement of Income for the six months ended June
        30, 1998                                                          F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the IOMEGA BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Iomega Building after acquisition by Fund IX, X, XI, and REIT Joint Venture (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. and Wells Operating Partnership, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Iomega Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Iomega Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                  /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                                 IOMEGA BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        --------     --------
                                                                   (Unaudited)

RENTAL REVENUES                                         $552,828     $276,414

OPERATING EXPENSES, net of reimbursements                 (1,426)       9,750
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $554,254     $266,664
                                                        ========     ========

        The accompanying notes are an integral part of these statements.

                                 IOMEGA BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Description of Real Estate Property Acquired

    On July 1, 1998, Wells Real Estate Fund X, L.P. ("Fund X") contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("IX-X-XI-REIT Joint Venture") (a Georgia joint venture) as a capital contribution. Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus acquisition expenses of $25,425 originally paid by Fund X for the Iomega Building on April 1, 1998. As of August 1, 1998, Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells Operating Partnership, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and Wells Real Estate Fund XI, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

    The building is 100% occupied by one tenant with a ten year lease term that expires on July 31, 2006. The monthly base rent payable under the lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the IX-X-XI-REIT Joint Venture for certain operating expenses, as defined in the lease, related to the building.

    Rental Revenues

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.  BASIS OF ACCOUNTING

    The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Iomega Building after acquisition by the IX-X-XI-REIT Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the CORT FURNITURE BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Cort Furniture Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Cort Furniture Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                   /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                             CORT FURNITURE BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        --------     --------
                                                                   (Unaudited)

RENTAL REVENUES                                         $771,618     $385,809

OPERATING EXPENSES                                        16,408        4,104
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $755,210     $381,705
                                                        --------     --------

        The accompanying notes are an integral part of these statements.

                             CORT FURNITURE BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Description of Real Estate Property Acquired

    The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc, entered into a Joint Venture Agreement known as Wells/Orange County Associates ("Cort Joint Venture") with Wells Development Corporation. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building, a 52,000-square-foot warehouse and office building located in Fountain Valley, California, for a purchase price of $6,400,000 plus acquisition expenses of approximately $150,000. The Cort Joint Venture used the $1,668,000 aggregate capital contributions described below to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan"). The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for 30-day period plus 220 basis points.

    The building is 100% occupied by one tenant with a 15-year lease term that commenced on November 1, 1988 and expires on October 31, 2003. The monthly base rent payable under the lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the Cort Joint Venture for certain operating expenses, as defined in the lease, related to the building.

    Acquisition of the Cort Joint Venture Interest

    Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Cort Joint Venture.

    On July 30, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

    At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). Wells Fund XI contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

    Cash flow distributions allocable by the Cort Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Building prior to closing nor any potential liability on the Cort Loan, which will be paid off prior to closing.

    Rental Revenues

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.  BASIS OF ACCOUNTING

    The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the FAIRCHILD BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Fairchild Building after acquisition by the Fremont Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Fairchild Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Fairchild Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                   /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                               FAIRCHILD BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        --------     --------
                                                                    (Unaudited)

RENTAL REVENUES                                         $220,090     $440,178

OPERATING EXPENSES                                        67,573       10,420
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $152,517     $429,758
                                                        ========     ========

        The accompanying notes are an integral part of these statements.

                               FAIRCHILD BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Description of Real Estate Property Acquired

    The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., entered into a Joint Venture Agreement known as Wells/Fremont Associates ("Fremont Joint Venture") with Wells Development Corporation. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building, a 58,424-square-foot warehouse and office building located in Fremont, California, for a purchase price of $8,900,000 plus acquisition expenses of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described below to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan"). The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a 30-day period plus 220 basis points.

    The building is 100% occupied by one tenant with a seven-year lease term that commenced on December 1, 1997 (with an early possession date of October 1, 1997) and expires on November 30, 2004. The monthly base rent payable under the lease is $68,128 with a 3% increase on each anniversary of the commencement date. The lease is a triple net lease, whereby the terms require the tenant to reimburse Wells/Fremont for certain operating expenses, as defined in the lease, related to the building. Prior to October 1, 1997, the building was unoccupied and all operating expenses were paid by the former owner of the Fairchild Building.

    Acquisition of the Fremont Joint Venture Interest

    Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Fremont Joint Venture.

    On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Freemont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

    At the time of the entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). Wells Fund XI contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

    Cash flow distributions allocable by the Fremont Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

    Rental Revenues

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.  BASIS OF ACCOUNTING

    The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Fairchild Building after acquisition by Wells/Fremont.

                         WELLS REAL ESTATE FUND XI, L.P.

                   (Unaudited Pro Forma Financial Statements)

The following unaudited pro forma balance sheet as of June 30, 1998 and the pro forma statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to give effect to the following transactions as if each occurred as of June 30, 1998 with respect to the balance sheet and on January 1, 1997 with respect to the statements of income: (i) Wells Real Estate Fund XI's adjusted equity interest in the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Joint Venture") (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Operating Partnership, L.P. and formerly Fund IX-Fund X Associates) after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X, L.P. of the Iomega Building to the Joint Venture, (ii) the earnest money deposit to Wells/Fremont Associates relating to the acquisition of the Fairchild Building, and (iii) the earnest money deposit to Wells/Orange County Associates relating to the acquisition of the Cort Furniture Building.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

The pro forma financial statements are based on available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                         WELLS REAL ESTATE FUND XI, L.P.

                             PRO FORMA BALANCE SHEET

                                  JUNE 30, 1998

                                   (Unaudited)

                                          Wells
                                       Real Estate
                                         Fund XI,     Pro Forma         Pro Forma
                                           L.P.      Adjustments          Total
                                       -----------   -----------       -----------
ASSETS:
   Investment in joint venture         $ 2,571,107   $         0       $ 2,571,107
   Cash and cash equivalents             3,101,364    (1,750,000)(a)     1,351,364
   Deferred project costs                  126,751             0           126,751
   Deferred offering costs                 318,723             0           318,723
   Prepaid expenses and other assets        20,000     1,750,000(a)      1,770,000
   Due from affiliates                      26,736             0            26,736
                                       -----------   -----------       -----------
          Total assets                 $ 6,164,681             0       $ 6,164,681
                                       ===========   ===========       ===========

LIABILITIES:
   Sales commissions payable           $    29,029   $         0       $    29,029
   Due to affiliates                       329,307             0           329,307
                                       -----------   -----------       -----------
          Total liabilities                358,336             0           358,336
                                       -----------   -----------       -----------
PARTNERS' CAPITAL:
   General partners                            427             0               427
   Original limited partner                    100             0               100
   Limited partners:
     Class A                             4,524,824             0         4,524,824
     Class B                             1,280,994             0         1,280,994
                                       -----------   -----------       -----------
          Total partners' capital        5,806,345             0         5,806,345
                                       -----------   -----------       -----------
          Total liabilities and
            partners' capital          $ 6,164,681   $         0       $ 6,164,681
                                       ===========   ===========       ===========

    (a) Reflects a refundable earnest money deposit paid to Wells Development Corporation relating to the purchase of the Fairchild Building ($1,000,000) and the Cort Furniture Building ($750,000) by the Fremont Joint Venture and the Cort Joint Venture, respectively.

                         WELLS REAL ESTATE FUND XI, L.P.

                          PRO FORMA STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                   (Unaudited)

                                              Wells
                                            Real Estate                  Pro
                                             Fund XI,     Pro Forma     Forma
                                               L.P.      Adjustments    Total
                                            -----------  -----------   --------
REVENUES:

   Equity in income of joint venture         $      0     $ 21,202(a)  $ 21,202
                                             ========     ========     ========

NET LOSS ALLOCATED TO GENERAL PARTNERS       $      0     $   (156)    $   (156)
                                             ========     ========     ========

NET INCOME ALLOCATED TO CLASS A LIMITED
   PARTNERS                                  $      0     $ 36,774     $ 36,774
                                             ========     ========     ========

NET LOSS ALLOCATED TO CLASS B LIMITED
   PARTNERS                                  $      0     $(15,416)    $(15,416)
                                             ========     ========     ========

    (a) Reflects Wells Real Estate Fund XI's 6.7% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture, which totaled $316,445 after giving effect to the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation expense.

                         WELLS REAL ESTATE FUND XI, L.P.

                          PRO FORMA STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                   (Unaudited)

                                           Wells
                                         Real Estate                     Pro
                                          Fund XI,     Pro Forma        Forma
                                            L.P.      Adjustments       Total
                                         -----------  -----------     ---------
REVENUES:
   Equity in income of joint venture      $  11,581    $  57,289(a)   $  68,870
   Interest income                           77,028            0         77,028
                                          ---------    ---------      ---------
                                             88,609       57,289        145,898
                                          ---------    ---------      ---------
EXPENSES:
   Legal and accounting                      23,014            0         23,014
   Computer costs                               697            0            697
   Printing and notebooks                     4,592            0          4,592
   Other                                      2,345            0          2,345
   Administrative salaries                    4,732            0          4,732
   Office expense                             1,807            0          1,807
   Postage                                      730            0            730
                                          ---------    ---------      ---------
                                             37,917            0         37,917
                                          ---------    ---------      ---------
NET INCOME                                $  50,692    $  57,289      $ 107,981
                                          ---------    ---------      ---------

NET LOSS ALLOCATED TO GENERAL PARTNER     $     (73)   $    (404)     $    (477)

NET INCOME ALLOCATED TO CLASS A LIMITED
   PARTNERS                               $  57,947    $  97,734      $ 155,681
                                          =========    =========      =========

NET LOSS ALLOCATED TO CLASS B LIMITED
   PARTNERS                               $  (7,182)   $ (40,041)     $ (47,223)
                                          =========    =========      =========

NET INCOME PER WEIGHTED AVERAGE CLASS A
   LIMITED PARTNER UNIT                   $    0.22    $    0.37      $    0.59
                                          =========    =========      =========

NET LOSS PER WEIGHTED AVERAGE CLASS B
   LIMITED PARTNER UNIT                   $   (0.10)   $   (0.56)     $   (0.66)
                                          =========    =========      =========

    (a) Reflects Wells Real Estate Fund XI's 6.7% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture, which totaled $855,066 after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation expense.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Items 30 through 34 and Items 36 and 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-7979.

Item 35     Financial Statements and Exhibits.

            (a)   Financial Statements:

                  The following financial statements of Wells Real Estate Fund XI, L.P. are included in the Prospectus of Wells Real Estate Fund XI, L.P.:

                        Audited Balance Sheet

                        (1)   Report of Independent Public Accountants,
                        (2)   Balance Sheet as of December 31, 1996, and
                        (3)   Notes to Balance Sheet.

                        Unaudited Balance Sheets

                        (1) Balance Sheets as of August 31, 1997 and December 31, 1996, and
                        (2)   Notes to Financial Statement.

                  The following financial statements of Wells Real Estate Fund XI, L.P. are included in Supplement No. 1 to the Prospectus:

                        Audited Balance Sheets

                        (1)   Report of Independent Public Accountants,
                        (2) Balance Sheets as of December 31, 1997 and 1996, and
                        (3)   Notes to Balance Sheets.

                  The following financial statements of Wells Partners, L.P. are included in the Prospectus of Wells Real Estate Fund XI, L.P.:

                        Audited Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2)   Balance Sheets as of December 31, 1996 and 1995,
                        (3) Statements of Loss for the years ended December 31, 1996 and 1995,
                        (4) Statements of Partners' Capital for the years ended December 31, 1996 and 1995,
                        (5) Statements of Cash Flows for the years ended December 31, 1996 and 1995,
                        (6)   Notes to Financial Statements, and
                        (7) Schedule I - Market Value of Investments in Partnerships (Unaudited).

                        Unaudited Financial Statements

                        (1) Balance Sheets as of August 31, 1997 and December 31, 1996,
                        (2) Statements of Operations for the eight months ended August 31, 1997 and 1996,
                        (3) Statements of Partners' Capital for the eight months ended August 31, 1997 and the year ended December 31, 1996,
                        (4) Statements of Cash Flows for the eight months ended August 31, 1997 and 1996, and
                        (5)   Condensed Notes to Financial Statements.

                  The following financial statements of Wells Partners, L.P. are included in Supplement No. 1 to the Prospectus:

                        Audited Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2)   Balance Sheets as of December 31, 1997 and 1996,
                        (3) Statements of Loss for the years ended December 31, 1997 and 1996,
                        (4) Statements of Partners' Capital for the years ended December 31, 1997 and 1996,
                        (5) Statements of Cash Flows for the years ended December 31, 1997 and 1996,
                        (6)   Notes to Financial Statements, and
                        (7) Schedule I - Market Value of Investments in Partnerships (Unaudited).

                  The following financial statements of Wells Capital, Inc. are included in the Prospectus of Wells Real Estate Fund XI, L.P.:

                        Audited Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2)   Balance Sheets as of December 31, 1996 and 1995,
                        (3) Statements of Income for the years ended December 31, 1996 and 1995,
                        (4) Statements of Stockholder's Equity for the years ended December 31, 1996 and 1995,
                        (5) Statements of Cash Flows for the years ended December 31, 1996 and 1995, and
                        (6)   Notes to Financial Statements.

                        Unaudited Financial Statements

                        (1) Balance Sheets as of August 31, 1997 and December 31, 1996,
                        (2) Statements of Earnings for the eight months ended August 31, 1997 and 1996,
                        (3) Statements of Stockholder's Equity for the eight months ended August 31, 1997 and the year ended December 31, 1996,
                        (4) Statements of Cash Flows for the eight months ended August 31, 1997 and 1996, and
                        (5)   Condensed Notes to Financial Statements.

                  The following financial statements of Wells Capital, Inc. and Subsidiaries are included in Supplement No. 1 to the
                  Prospectus:

                        Audited Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2) Consolidated Balance Sheets as of December 31, 1997 and 1996,
                        (3) Consolidated Statements of (Loss) Income for the years ended December 31, 1997 and 1996,
                        (4) Consolidated Statements of Stockholder's Equity for the years ended December 31, 1997 and 1996,
                        (5) Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996, and
                        (6)   Notes to Consolidated Financial Statements.

                  The following financial statements of Fund IX and X Associates are filed as part of this Registration Statement and are included in Supplement No. 2 to the Prospectus:

                        Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2) Balance Sheets as of March 31, 1998 (Unaudited) and December 31, 1997 (Audited),
                        (3) Statements of Income (Loss) for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited),
                        (4) Statements of Partners' Capital for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited),
                        (5) Statements of Cash Flows for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited), and
                        (6)   Notes to Financial Statements.

                  The following financial statements relating to the acquisition of the Lucent Building by the Joint Venture are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

                        Audited Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Operating Expenses for the three months ended March 31, 1998, and
                        (3) Notes to Statement of Revenues Over Operating Expenses for the three months ended March 31, 1998.

                  The following unaudited pro forma financial statements of Wells Real Estate Fund XI, L.P. are filed as part of this Registration Statement and are included in Supplement No. 2 to the Prospectus:

                        Unaudited Pro Forma Financial Statements

                        (1)   Summary of Unaudited Pro Forma Financial
                              Statements,
                        (2)   Pro Forma Balance Sheet as of March 31, 1998,
                        (3) Pro Forma Statement of Loss for the year ended December 31, 1997, and
                        (4) Pro Forma Statement of Income for the three months ended March 31, 1998.

                  The following financial statements relating to the acquisition of the Iomega Building by the IX-X-XI-REIT Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

                  The following financial statements relating to the acquisition of the Cort Furniture Building by the Cort Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

                  The following financial statements relating to the acquisition of the Fairchild Building by the Fremont Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).


                  The following unaudited pro forma financial statements of Wells Real Estate Fund XI, L.P. are filed as part of this Registration Statement and are included in Supplement No. 3 to the Prospectus:

                        Unaudited Pro Forma Financial Statements

                        (1)   Summary of Unaudited Pro Forma Financial
                              Statements,
                        (2)   Pro Forma Balance Sheet as of June 30, 1998,
                        (3) Pro Forma Statement of Income for the year ended December 31, 1997, and
                        (4) Pro Forma Statement of Income for the six months ended June 30, 1998.

            (b)   Exhibits (See Exhibit Index):

Exhibit No. Description
----------- -----------

1 Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

3(a) Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XI, L.P. (included as Exhibit B to Prospectus)

3(b)        Certificate of Limited Partnership of Wells Real Estate Fund X, L.P.
            dated June 20, 1996 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

3(c) Certificate of Limited Partnership of Wells Real Estate Fund XI, L.P. dated June 20, 1996 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Prospectus)

5(a) Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund X, L.P. to be offered (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

5(b) Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XI, L.P. to be offered (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

8 Opinion of Holland & Knight LLP regarding tax matters (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(a) Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(b) New York Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(c) Pennsylvania Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(d) Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(e) Form of Management Agreement between Registrant and Wells Management Company, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(f) Custodial Agency Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(g) Joint Venture Agreement of Fund IX and Fund X Associates dated March 20, 1997, between Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(h) Lease Agreement dated December 10, 1996, between Wells Real Estate Fund IX, L.P. and ABB Flakt, Inc. (previously filed as Exhibit 10(kk) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(i) Development Agreement dated December 10, 1996, between Wells Real Estate Fund IX, L.P. and ADEVCO Corporation (previously filed as
            Exhibit 10(ll) and incorporated by reference to the

            Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(j) Owner-Contractor Agreement dated November 1, 1996, between Wells Real Estate Fund IX, L.P. and Integra Construction, Inc. (previously filed as Exhibit 10(mm) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(k) Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated May 30, 1997, between Fund IX and Fund X Associates and Wells Development Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(l) Net Lease Agreement dated May 30, 1997, between Wells Development Corporation and Lucent Technologies Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(m) Development Agreement relating to the Lucent Building dated May 30, 1997, between Wells Development Corporation and ADEVCO Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(n) Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture") dated June 11, 1998 (previously filed as Exhibit 10.4 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(o) Agreement for the Purchase and Sale of Real Property relating to the Ohmeda Building dated November 14, 1997 between Lincor Centennial, Ltd. and Wells Real Estate Fund X, L.P. (previously filed as Exhibit
            10.6 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(p) Agreement for the Purchase and Sale of Property relating to the Interlocken Building dated February 11, 1998 between Orix Prime West Broomfield Venture and Wells Development Corporation (previously filed as Exhibit 10.7 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(q) First Amendment to the Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated April 21, 1998 between Wells Development Corporation and the IX-X-XI- REIT Joint Venture (previously filed as Exhibit 10.8(a) and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(r) First Amendment to Net Lease Agreement for the Lucent Building dated March 30, 1998 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed as Exhibit 10.10(a) and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(s) Purchase and Sale Agreement relating to the Iomega Building dated February 4, 1998 between the IX-X-XI-REIT Joint Venture and SCI Development Services Incorporated (previously filed as Exhibit 10.11 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(t) Lease Agreement for the Iomega Building dated April 9, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Iomega Corporation (previously filed as Exhibit
            10.12 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(u) Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated June 8, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury (previously filed as
            Exhibit 10.13 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(v) Restatement of and First Amendment to Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated July 1, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen
            S. Haury (previously filed as Exhibit 10.14 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(w) Promissory Note for $5,960,000 from the Fremont Joint Venture to NationsBank, N.A. relating to the Fairchild Building dated July 16, 1998 (previously filed as Exhibit 10.15 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(x) Deed of Trust securing the Fairchild Building dated July 16, 1998 between the Fremont Joint Venture and NationsBank, N.A. (previously filed as Exhibit 10.16 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(y) Joint Venture Agreement of Wells/Fremont Associates (the "Fremont Joint Venture") dated July 15, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P. (previously filed as Exhibit 10.17 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(z) Joint Venture Agreement of Fund X and Fund XI Associates (the "X-XI Joint Venture") dated July 15, 1998 between the Registrant and Wells Real Estate Fund X, L.P. (previously filed as Exhibit 10.18 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(aa) Agreement for the Purchase and Sale of Joint Venture Interest relating to the Fremont Joint Venture dated July 17, 1998 between Wells Development Corporation and the X-XI Joint Venture (previously filed as Exhibit 10.19 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(bb) Lease Agreement for the Fairchild Building dated September 19, 1997 between the Fremont Joint Venture (as successor in interest by assignment) and Fairchild Technologies USA, Inc. (previously filed as Exhibit 10.20 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333- 32099)

10(cc) Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated June 12, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc. (previously filed as Exhibit 10.21 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(dd) First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated July 16, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc. (previously filed as Exhibit 10.22 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(ee) Promissory Note for $4,875,000 from the Cort Joint Venture to NationsBank, N.A. relating to the Cort Furniture Building dated July 30, 1998 (previously filed as Exhibit 10.23 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(ff) Deed of Trust securing the Cort Furniture Building dated July 30, 1998 between the Cort Joint Venture and NationsBank, N.A. (previously filed as Exhibit 10.24 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(gg) Joint Venture Agreement of Wells/Orange County Associates (the "Cort Joint Venture") dated July 27, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P. (previously filed as Exhibit 10.25 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(hh) Agreement for the Purchase and Sale of Joint Venture Interest relating to the Cort Joint Venture dated July 30, 1998 between
            Wells Development Corporation and the X-XI Joint Venture (previously filed as Exhibit 10.26 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

23(a)       Consent of Holland & Knight LLP (included in Exhibits 5(a), 5(b) and
            8)

23(b)       Consent of Arthur Andersen LLP

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                                      II-8

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 29th day of July, 1998.


                                    WELLS REAL ESTATE FUND XI, L.P.
                                    (Registrant)

                                    By:   Wells Partners, L.P.
                                          General Partner

                                          By:   Wells Capital, Inc.
                                                General Partner


                                          By:   /s/ Leo F. Wells, III
                                                --------------------------------
                                                Leo F. Wells, III
                                                President


                                    By:   /s/ Leo F. Wells, III
                                          --------------------------------------

                                          Leo F. Wells, III
                                          General Partner

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signatures                            Title                            Date
----------                            -----                            ----

/s/ Leo F. Wells, III  President (Chief Executive Officer),        July 29, 1998
---------------------  Treasurer (Chief Financial Officer) and
Leo F. Wells, III      Sole Director of Wells Capital, Inc., the
                       sole general partner of Wells Partners, L.P.

                                  EXHIBIT INDEX
Sequential
Exhibit No.
-----------

1 Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

3(a) Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XI, L.P. (included as Exhibit B to Prospectus)

3(b)        Certificate of Limited Partnership of Wells Real Estate Fund X, L.P.
            dated June 20, 1996 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

3(c) Certificate of Limited Partnership of Wells Real Estate Fund XI, L.P. dated June 20, 1996 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Prospectus)

5(a) Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund X, L.P. to be offered (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

5(b) Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XI, L.P. to be offered (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

8 Opinion of Holland & Knight LLP regarding tax matters (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(a) Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(b) New York Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(c) Pennsylvania Escrow Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(d) Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(e) Form of Management Agreement between Registrant and Wells Management Company, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(f) Custodial Agency Agreement between Wells Real Estate Fund XI, L.P. and The Bank of New York (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(g) Joint Venture Agreement of Fund IX and Fund X Associates dated March 20, 1997, between Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(h) Lease Agreement dated December 10, 1996, between Wells Real Estate Fund IX, L.P. and ABB Flakt, Inc. (previously filed as Exhibit 10(kk) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(i) Development Agreement dated December 10, 1996, between Wells Real Estate Fund IX, L.P. and ADEVCO Corporation (previously filed as
            Exhibit 10 (ll) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(j) Owner-Contractor Agreement dated November 1, 1996, between Wells Real Estate Fund IX, L.P. and Integra Construction, Inc. (previously filed as Exhibit 10(mm) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10(k) Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated May 30, 1997, between Fund IX and Fund X Associates and Wells Development Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(l) Net Lease Agreement dated May 30, 1997, between Wells Development Corporation and Lucent Technologies Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(m) Development Agreement relating to the Lucent Building dated May 30, 1997, between Wells Development Corporation and ADEVCO Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-7979)

10(n) Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI REIT Joint Venture") dated June 11, 1998 (previously filed as Exhibit 10.4 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(o) Agreement for the Purchase and Sale of Real Property relating to the Ohmeda Building dated November 14, 1997 between Lincor Centennial, Ltd. and Wells Real Estate Fund X, L.P. (previously filed as Exhibit
            10.6 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(p) Agreement for the Purchase and Sale of Property relating to the Interlocken Building dated February 11, 1998 between Orix Prime West Broomfield Venture and Wells Development Corporation (previously filed as Exhibit 10.7 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(q) First Amendment to the Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated April 21, 1998 between Wells Development Corporation and the IX-X-XI- REIT Joint Venture (previously filed as Exhibit 10.8(a) and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(r) First Amendment to Net Lease Agreement for the Lucent Building dated March 30, 1998 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed as Exhibit 10.10(a) and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(s) Purchase and Sale Agreement relating to the Iomega Building dated February 4, 1998 between the IX-X-XI-REIT Joint Venture and SCI Development Services Incorporated (previously filed as Exhibit 10.11 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(t) Lease Agreement for the Iomega Building dated April 9, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Iomega Corporation (previously filed as Exhibit
            10.12 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(u) Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated June 8, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury (previously filed as
            Exhibit 10.13 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(v) Restatement of and First Amendment to Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated July 1, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen
            S. Haury (previously filed as Exhibit 10.14 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(w) Promissory Note for $5,960,000 from the Fremont Joint Venture to NationsBank, N.A. relating to the Fairchild Building dated July 16, 1998 (previously filed as Exhibit 10.15 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(x) Deed of Trust securing the Fairchild Building dated July 16, 1998 between the Fremont Joint Venture and NationsBank, N.A. (previously filed as Exhibit 10.16 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(y) Joint Venture Agreement of Wells/Fremont Associates (the "Fremont Joint Venture") dated July 15, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P. (previously filed as Exhibit 10.17 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(z) Joint Venture Agreement of Fund X and Fund XI Associates (the "X-XI Joint Venture") dated July 15, 1998 between the Registrant and Wells Real Estate Fund X, L.P. (previously filed as Exhibit 10.18 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(aa) Agreement for the Purchase and Sale of Joint Venture Interest relating to the Fremont Joint Venture dated July 17, 1998 between Wells Development Corporation and the X-XI Joint Venture (previously filed as Exhibit 10.19 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(bb) Lease Agreement for the Fairchild Building dated September 19, 1997 between the Fremont Joint Venture (as successor in interest by assignment) and Fairchild Technologies USA, Inc. (previously filed as Exhibit 10.20 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333- 32099)

10(cc) Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated June 12, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc. (previously filed as Exhibit 10.21 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(dd) First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated July 16, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc. (previously filed as Exhibit 10.22 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(ee) Promissory Note for $4,875,000 from the Cort Joint Venture to NationsBank, N.A. relating to the Cort Furniture Building dated July 30, 1998 (previously filed as Exhibit 10.23 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(ff) Deed of Trust securing the Cort Furniture Building dated July 30, 1998 between the Cort Joint Venture and NationsBank, N.A. (previously filed as Exhibit 10.24 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(gg) Joint Venture Agreement of Wells/Orange County Associates (the "Cort Joint Venture") dated July 27, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P. (previously filed as Exhibit 10.25 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

10(hh) Agreement for the Purchase and Sale of Joint Venture Interest relating to the Cort Joint Venture dated July 30, 1998 between
            Wells Development Corporation and the X-XI Joint Venture (previously filed as Exhibit 10.26 and incorporated by reference to the Registration Statement on form S-11 of Wells Real Estate Investment Trust, Inc., as amended to date, Commission File No. 333-32099)

23(a)       Consent of Holland & Knight LLP (included in Exhibits 5(a), 5(b) and
            8)

23(b)       Consent of Arthur Andersen LLP, filed herewith

----------